EXHIBIT 4


                 Greenwich Capital Commercial Funding Corp.,
                                  as Depositor

                                       and

                      Wachovia Bank, National Association,
                               as Master Servicer

                                       and

                             Lennar Partners, Inc.,
                               as Special Servicer

                                       and

                       LaSalle Bank National Association,
                                   as Trustee

                                       and

                               ABN AMRO Bank N.V.,
                                 as Fiscal Agent

                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 30, 2002

                ------------------------------------------------

                                 $1,177,873,450

      Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust
                                    2002-C1,

                Commercial Mortgage Pass-Through Certificates,


                                 Series 2002-C1

                                TABLE OF CONTENTS




                                     ARTICLE

Section 1.01  Defined Terms
Section 1.02  General Interpretive Principles


                                   ARTICLE II
     CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL
                            ISSUANCE OF CERTIFICATES

Section 2.01  Creation of Trust; Conveyance of Mortgage Loans
Section 2.02  Acceptance of Trust Fund by Trustee
Section 2.03  Repurchase of Mortgage Loans for Document Defects and
               Breaches of Representations and Warranties
Section 2.04  Representations, Warranties and Covenants of the
               Depositor
Section 2.05  Acceptance of Grantor Trust Assets by Trustee; Issuance
               of the Class V Certificates
Section 2.06  Execution of Certificates; Issuance of Uncertificated
               Lower-Tier Interests


                                   ARTICLE III
                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

Section 3.01  Administration of the Loans
Section 3.02  Collection of Loan Payments
Section 3.03  Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts; Reserve Accounts
Section 3.04  Pool Custodial Account, Defeasance Deposit Account,
               Distribution Account, Class SWD-B Sub-Account, Interest Reserve Account and Excess Liquidation Proceeds Account
Section 3.04A. Loan Pair Custodial Account
Section 3.05  Permitted Withdrawals From the Pool Custodial Account,
               the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account
Section 3.05A. Permitted Withdrawals From the Loan Pair Custodial
               Account
Section 3.06  Investment of Funds in the Servicing Accounts, the
               Reserve Accounts, the Defeasance Deposit Account, the Custodial Accounts and the REO Accounts
Section 3.07  Maintenance of Insurance Policies; Errors and Omissions
               and Fidelity Coverage; Environmental Insurance
Section 3.08  Enforcement of Alienation Clauses
Section 3.09  Realization Upon Defaulted Loans; Required Appraisals;
               Appraisal Reduction Calculation
Section 3.10  Trustee and Custodian to Cooperate; Release of Mortgage
               Files
Section 3.11  Servicing Compensation; Payment of Expenses; Certain
               Matters Regarding Servicing Advances
Section 3.12  Property Inspections; Collection of Financial Statements;
               Delivery of Certain Reports
Section 3.12A. Delivery of Certain Reports to the Companion Loan
               Noteholders
Section 3.12B. Statements to the Companion Loan Noteholders
Section 3.13  Annual Statement as to Compliance
Section 3.14  Reports by Independent Public Accountants
Section 3.15  Access to Certain Information
Section 3.16  Title to REO Property; REO Accounts
Section 3.17  Management of REO Property
Section 3.18  Sale of Mortgage Loans and REO Properties
Section 3.19  Additional Obligations of the Master Servicer;
               Obligations to Notify Ground Lessors; the Special Servicer's Right to Request the Master Servicer to Make Servicing Advances
Section 3.20  Modifications, Waivers, Amendments and Consents;
               Defeasance
Section 3.21  Transfer of Servicing Between Master Servicer and Special
               Servicer; Record Keeping
Section 3.22  Sub-Servicing Agreements
Section 3.23  Representations and Warranties of the Master Servicer
Section 3.24  Representations and Warranties of the Special Servicer
Section 3.25  Certain Matters Regarding the Purchase of the Split
               Mortgage Loans
Section 3.26  Application of Default Charges


                                   ARTICLE IV
        PAYMENTS TO CERTIFICATEHOLDERS; REPORTS TO CERTIFICATEHOLDERS

Section 4.01  Distributions
Section 4.02  Statements to Certificateholders; CMSA Loan Periodic
               Update File
Section 4.03  P&I Advances
Section 4.03A. P&I Advances on the Split Mortgage and 311 South Wacker
               Drive Pari Passu Companion Loan
Section 4.04  Allocation of Realized Losses and Additional Trust Fund
               Expenses
Section 4.05  Calculations
Section 4.06  Use of Agents


                                    ARTICLE V
                                THE CERTIFICATES

Section 5.01  The Certificates
Section 5.02  Registration of Transfer and Exchange of Certificates
Section 5.03  Book-Entry Certificates
Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates
Section 5.05  Persons Deemed Owners


                                   ARTICLE VI
   THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                                DIRECTING HOLDER

Section 6.01  Liability of Depositor, Master Servicer and Special
               Servicer
Section 6.02  Continued Qualification and Compliance of Master
               Servicer; Merger, Consolidation or Conversion of Depositor, Master Servicer or Special Servicer
Section 6.03  Limitation on Liability of Depositor, Master Servicer and
               Special Servicer
Section 6.04  Resignation of Master Servicer and the Special Servicer  .
Section 6.05  Rights of Depositor, Trustee and the Companion Loan
               Noteholders in Respect of the Master Servicer and the Special Servicer
Section 6.06  Depositor, Master Servicer and Special Servicer to
               Cooperate with Trustee
Section 6.07  Depositor, Special Servicer and Trustee to Cooperate with
               Master Servicer
Section 6.08  Depositor, Master Servicer and Trustee to Cooperate with
               Special Servicer
Section 6.09  Designation of Special Servicer by the Directing Holder  .
Section 6.10  Master Servicer or Special Servicer as Owner of a
               Certificate
Section 6.11  Certain Powers of the Directing Holder


                                   ARTICLE VII
                                     DEFAULT

Section 7.01  Events of Default
Section 7.02  Trustee to Act; Appointment of Successor
Section 7.03  Notification to Certificateholders
Section 7.04  Waiver of Events of Default
Section 7.05  Additional Remedies of Trustee Upon Event of Default


                                  ARTICLE VIII
                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee
Section 8.02  Certain Matters Affecting Trustee
Section 8.03  Trustee and Fiscal Agent Not Liable for Validity or
               Sufficiency of Certificates or Loans
Section 8.04  Trustee and Fiscal Agent May Own Certificates
Section 8.05  Fees and Expenses of Trustee; Indemnification of and by
               Trustee
Section 8.06  Eligibility Requirements for Trustee
Section 8.07  Resignation and Removal of Trustee
Section 8.08  Successor Trustee
Section 8.09  Merger or Consolidation of Trustee and Fiscal Agent
Section 8.10  Appointment of Co-Trustee or Separate Trustee
Section 8.11  Appointment of Custodians
Section 8.12  Appointment of Authenticating Agents
Section 8.13  Appointment of Tax Administrators
Section 8.14  Access to Certain Information
Section 8.15  Reports to the Securities and Exchange Commission and
               Related Reports
Section 8.16  Representations and Warranties of Trustee
Section 8.17  The Fiscal Agent
Section 8.18  Representations and Warranties of Fiscal Agent


                                   ARTICLE IX
                                   TERMINATION

Section 9.01  Termination Upon Repurchase or Liquidation of All
               Mortgage Loans
Section 9.02  Additional Termination Requirements


                                    ARTICLE X
                            ADDITIONAL TAX PROVISIONS

Section 10.01 REMIC Administration
Section 10.02 Grantor Trust Administration


                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment
Section 11.02 Recordation of Agreement; Counterparts
Section 11.03 Limitation on Rights of Certificateholders and the
               Companion Loan Noteholders
Section 11.04 Governing Law; Consent to Jurisdiction
Section 11.05 Notices
Section 11.06 Severability of Provisions
Section 11.07 Grant of a Security Interest
Section 11.08 Streit Act
Section 11.09 Successors and Assigns; Beneficiaries
Section 11.10 Article and Section Headings
Section 11.11 Notices to Rating Agencies
Section 11.12 Global Opinions
Section 11.13 Complete Agreement

                             SCHEDULES AND EXHIBITS


Schedule No.           Schedule Description
--------------------------------------------
I     Mortgage Loan Schedule

II    Schedule of Exceptions to Mortgage File Delivery

III   Environmentally Insured Mortgage Loans

IVA   Class XP Reference Rate Schedule

IVB   Class XPB Reference Rate Schedule

V     Schedule of Initial Directing Holder For Each Loan Pair

VI    Supplemental Servicer Schedule

Exhibit No. Exhibit Description
-------------------------------

A-1   Form of Class [A-1][A-2][A-3][A-4] Certificate

A-2   Form of Class [XPB][XP][XC] Certificate

A-3   Form of Class [B][C] Certificate

A-4   Form of Class [D][E][F][G][H][J][SWD-B] Certificate

A-5   Form of Class [K][L][M][N][O][P][Q] Certificate

A-6   Form of Class [R-I][R-II] Certificate

A-7   Form of Class V Certificate

B     Form of Distribution Date Statement

C     Form of Custodial Certification

D-1   Form of Master Servicer Request for Release

D-2   Form of Special Servicer Request for Release

E     Form of Loan Payoff Notification Report

F-1   Form of Transferor Certificate for Transfers of Definitive
      Non-Registered Certificates

F-2A Form I of Transferee Certificate for Transfers of Definitive Non-Registered Certificates

F-2B Form II of Transferee Certificate for Transfers of Definitive Non-Registered Certificates

F-2C Form of Transferee Certificate for Transfers of Interests in Rule 144A Global Certificates

F-2D Form of Transferee Certificate for Transfers of Interests in Regulation S Global Certificates

G Form I of Transferee Certificate in Connection with ERISA (Definitive Non-Registered Certificates)

H-1 Form of Transfer Affidavit and Agreement regarding Residual Interest Certificates

H-2   Form of Transferor Certificate regarding Residual Interest Certificates

I-1   Form of Notice and Acknowledgment

I-2   Form of Acknowledgment of Proposed Special Servicer

J     Form of UCC-1 Financing Statement Schedule

K Sub-Servicers in respect of which Sub-Servicing Agreements are in effect or being negotiated as of the Closing Date

L     Form of Defeasance Certification

M     Form of Certification  to be provided to the Depositor

N     Form of Amendment to the Cottonwood Corners SC Mortgage Loan

            This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of December 30, 2002, among GREENWICH CAPITAL COMMERCIAL FUNDING CORP, as Depositor, WACHOVIA BANK, NATIONAL ASSOCIATION, as Master Servicer, LENNAR PARTNERS, INC., as Special Servicer, LASALLE BANK NATIONAL ASSOCIATION, as Trustee, and ABN AMRO BANK N.V., as Fiscal Agent.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell the Certificates, which are to be issued hereunder in multiple Classes and which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund.

                                  CERTIFICATES

                       INITIAL             ORIGINAL          ORIGINAL RATING
     CLASS        PASS-THROUGH RATE    CLASS PRINCIPAL          S&P/FITCH
  DESIGNATION        (PER ANNUM)           BALANCE          RATINGS/MOODY'S(1)
  -----------     -----------------    ----------------     ------------------
Class A-1                3.357%         $76,844,000            AAA/AAA/Aaa
Class A-2                4.112%         $90,000,000            AAA/AAA/Aaa
Class A-3                4.495%        $137,776,000            AAA/AAA/Aaa
Class A-4                4.948%        $608,235,000            AAA/AAA/Aaa
Class B                  5.104%         $46,515,000             AA/AA/Aa2
Class C                  5.183%         $11,629,000            AA-/AA-/Aa3
Class D                  5.252%         $14,536,000              A+/A+/A1
Class E                  5.301%         $20,350,000               A/A/A2
Class F                  5.380%         $15,990,000              A-/A-/A3
Class G                  5.803%         $15,989,000           BBB+/BBB+/Baa1
Class H                  5.903%         $17,443,000            BBB/BBB/Baa2
Class J                  6.306%         $14,536,000           BBB-/BBB-/Baa3
Class K                  5.500%         $20,350,000            BB+/BB+/Ba1
Class L                  5.500%         $20,351,000             BB/BB/Ba2
Class M                  5.500%          $8,721,000            BB-/BB-/Ba3
Class N                  5.500%          $5,815,000              B+/B+/B1
Class O                  5.500%          $8,721,000               B/B/B2
Class P                  5.500%          $4,361,000              B-/B/B3
Class Q                  5.500%         $24,711,450              NR/NR/NR
Class XPB                1.760%(2)     $381,443,000(3)         AAA/AAA/Aaa
Class XP                 2.059%(2)     $662,402,000(3)         AAA/AAA/Aaa
Class XC                 0.314%(2)   $1,162,873,450(3)         AAA/AAA/Aaa
Class SWD-B              5.857%         $15,000,000             BBB-/NR/NR
Class R-I              None(4)                None(4)             NR/NR
Class R-II             None(4)                None(4)             NR/NR

------------

(1) "NR" indicates that the Class of Certificates has not been rated by the applicable Rating Agency.

(2) The Pass-Through Rates for the Class XPB, Class XP and Class XC Certificates will be a variable rate per annum as set forth herein.

(3) The Class XPB, Class XP and Class XC Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. The Class XPB, Class XP and Class XC Certificates will have a Notional Amount as set forth herein.

(4) The Class R-I Certificates and Class R-II Certificates do not have a Class Principal Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Net Prepayment Consideration. Any Available Distribution Amount remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Distribution Amount shall be distributed to the Holders of the Class R-I Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date, if any, remaining in the Lower-Tier Distribution Account). Any Available Distribution Amount remaining in the Upper-Tier Distribution Account and the Class SWD-B Sub-Account, after all required distributions under this Agreement have been made to each other Class of Certificates, will be distributed to the Holders of the Class R-II Certificates.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the Mortgage Loans (exclusive of that portion of the interest payments thereon that constitutes Additional Interest) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Lower-Tier REMIC." The Class R-I Certificates will represent the sole class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions under federal income tax law.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Uncertificated Lower-Tier Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the " the Upper-Tier REMIC." The Class R-II Certificates will evidence the sole class of "residual interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the Regular Interest Certificates will be designated as a separate "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions under federal income tax law.

            The following table sets forth the Class or Component designation, the corresponding Uncertificated Lower-Tier Interest (the "Corresponding Uncertificated Lower-Tier Interest"), the corresponding components of the Class X Certificates (the "Corresponding Components"), if any, and the Original Class Principal Balance for each Class of Principal Balance Certificates (the "Corresponding Certificates").

                                                                   CORRESPONDING
                                  CORRESPONDING     ORIGINAL      COMPONENTS OF
                    ORIGINAL     UNCERTIFICATED  UNCERTIFICATED      CLASS X
 CORRESPONDING   CLASS PRINCIPAL   LOWER-TIER       PRINCIPAL     CERTIFICATES
  CERTIFICATES       BALANCE      INTERESTS(1)       BALANCE           (1)
--------------------------------------------------------------------------------
Class A-1        $76,844,000
                                     LA-1-1      $45,346,000        X-A-1-1
                                     LA-1-2      $31,498,000        X-A-1-2
Class A-2        $90,000,000
                                     LA-2-1      $19,016,000        X-A-2-1
                                     LA-2-2      $16,689,000        X-A-2-2
                                     LA-2-3      $15,850,000        X-A-2-3
                                     LA-2-4      $38,445,000        X-A-2-4
Class A-3        $137,776,000
                                     LA-3-1       $8,299,000        X-A-3-1
                                     LA-3-2      $37,798,000        X-A-3-2
                                     LA-3-3      $91,679,000        X-A-3-3
Class A-4        $608,235,000
                                     LA-4-1       $2,337,000        X-A-4-1
                                     LA-4-2      $23,864,000        X-A-4-2
                                     LA-4-3      $23,864,000        X-A-4-3
                                     LA-4-4      $23,725,500        X-A-4-4
                                     LA-4-5      $23,725,500        X-A-4-5
                                     LA-4-6     $255,359,500        X-A-4-6

                                                                   CORRESPONDING
                                  CORRESPONDING     ORIGINAL      COMPONENTS OF
                    ORIGINAL     UNCERTIFICATED  UNCERTIFICATED      CLASS X
 CORRESPONDING   CLASS PRINCIPAL   LOWER-TIER       PRINCIPAL     CERTIFICATES
  CERTIFICATES       BALANCE      INTERESTS(1)       BALANCE           (1)
--------------------------------------------------------------------------------
                                    LA-4-7      $255,359,500       X-A-4-7
Class B          $46,515,000
                                     LB-1        $23,257,500        X-B-1
                                     LB-2        $23,257,500        X-B-2
Class C          $11,629,000
                                     LC-1         $5,814,500        X-C-1
                                     LC-2         $5,814,500        X-C-2
Class D          $14,536,000
                                     LD-1         $7,268,000        X-D-1
                                     LD-2         $7,268,000        X-D-2
Class E          $20,350,000
                                     LE-1        $10,175,000        X-E-1
                                     LE-2        $10,175,000        X-E-2
Class F          $15,990,000
                                     LF-1         $7,995,000        X-F-1
                                     LF-2         $7,995,000        X-F-2
Class G          $15,989,000
                                     LG-1         $7,994,500        X-G-1
                                     LG-2         $7,994,500        X-G-2
Class H          $17,443,000
                                     LH-1         $5,157,500        X-H-1
                                     LH-2         $5,157,500        X-H-2
                                     LH-3         $3,564,000        X-H-3
                                     LH-4         $3,564,000        X-H-4
Class J          $14,536,000
                                     LJ-1         $4,803,500        X-J-1
                                     LJ-2         $4,803,500        X-J-2
                                     LJ-3         $2,464,500        X-J-3
                                     LJ-4         $2,464,500        X-J-4
Class K          $20,350,000
                                     LK-1        $13,357,000        X-K-1
                                     LK-2         $6,993,000        X-K-2
Class L          $20,351,000
                                     LL-1        $14,015,000        X-L-1
                                     LL-2         $6,336,000        X-L-2
Class M           $8,721,000
                                       LM         $8,721,000          X-M
Class N           $5,815,000
                                       LN         $5,815,000          X-N
Class O           $8,721,000
                                       LO         $8,721,000          X-O
Class P           $4,361,000
                                       LP         $4,361,000          X-P
Class Q          $24,711,450
                                       LQ        $24,711,450          X-Q
Class SWD-B      $15,000,000
                                   LSWD-B        $15,000,000          N/A

-----------------

(1)The Uncertificated Lower-Tier Interest and the Components of the Class X Certificates that correspond to any particular Class of Principal Balance Certificates also correspond to each other and, accordingly, constitute the "Corresponding Uncertificated Lower-Tier Interest" and the "Corresponding Components," respectively, with respect to each other.

            The portion of the Trust Fund consisting of the Additional Interest shall be treated as a grantor trust (the "Grantor Trust") for federal income tax purposes. As provided herein, the Trustee shall take all actions necessary to ensure that the portion of the Trust Fund consisting of the Grantor Trust Assets maintains its status as a "grantor trust" under federal income tax law and not be treated as part of the Lower-Tier REMIC or the Upper-Tier REMIC. The Class V Certificates represent undivided beneficial interests in the portion of the Grantor Trust representing Additional Interest as described herein.

            The Initial Trust Balance will be $1,177,873,450. The initial aggregate principal balance of the Uncertificated Lower-Tier Interests will be $1,177,873,450.

            There are seven Mortgage Loans (secured by Mortgages on the properties known as the 311 South Wacker Drive, Lake Merritt Plaza, Jamaica Center, 900 Tower on Nicollet Mall Mortgage Loan, Price Self-Storage Portfolio Mortgage Loan, Andante Apartments Mortgage and 4 Van De Graaff), with an aggregate unpaid principal amount of approximately $992,417,611 (each a "Split Mortgage Loan"), which are each part of a split loan structure, and are each secured by the same Mortgage that also secures another mortgage loan or loans in that split loan structure, which are each referred to as a "Companion Loan". One of such Loan Pairs, secured by a Mortgage on the property known as 311 South Wacker Drive (the "311 South Wacker Drive A/B Loan"), consists of three Loans, including one senior Split Mortgage Loan, which is included in the Trust Fund, in the outstanding principal amount of $72,500,000 as of the date hereof (the "311 South Wacker Drive Pooled A Loan"), one senior Companion Loan, which is not included in the Trust Fund, in the outstanding principal amount of $72,500,000 as of the date hereof (the "311 South Wacker Drive Pari Passu Companion Loan," and, together with the 311 South Wacker Drive Pooled A Loan, the "311 South Wacker Drive Senior Loans") and a subordinate Split Mortgage Loan, which is included in the Trust Fund, in the outstanding principal amount of $15,000,000 as of the date hereof (the "311 South Wacker Drive Non-Pooled B Loan"). Together each Split Mortgage Loan and the related Companion Loan is referred to as a "Loan Pair". The Companion Loans are not part of the Trust Fund. The relative rights of each holder of a Split Mortgage Loan and the related Companion Loan are set forth in the a co-lender agreement (each a "Loan Pair Co-Lender Agreement") between the holder of the Mortgage Note for the Split Mortgage Loan and the holder of the mortgage note for the related Companion Loan. Pursuant to each Loan Pair Co-Lender Agreement, the Loan Pairs are to be serviced and administered in accordance with this Agreement, by the Master Servicer and the Special Servicer hereunder.

            Capitalized terms used but not otherwise defined in this Preliminary Statement have the respective meanings assigned thereto in Section 1.01 of this Agreement.

            In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent hereby agree, in each case, as follows:


                                   ARTICLE I
                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

            Section 1.01      Defined Terms.
                              --------------

            Whenever used in this Agreement, including in the Preliminary Statement, unless the context otherwise requires:

            "30/360 Basis" shall mean the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "311 South Wacker Drive A/B Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "311 South Wacker Drive Non-Pooled B Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "311 South Wacker Drive Pari Passu Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "311 South Wacker Drive Pooled A Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "311 South Wacker Drive Senior Loans" shall have the meaning assigned thereto in the Preliminary Statement.

            "ABN AMRO" shall mean ABN AMRO Bank N.V. or its successor in interest.

            "Acceptable Insurance Default" shall mean, with respect to any Mortgage Loan, any default under the related loan documents resulting from (a) the exclusion of acts of terrorism from coverage under the related all risk casualty insurance policy maintained on the subject Mortgaged Property and (b) the related Mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but only if the Special Servicer has determined, in its reasonable judgment, that (i) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) such insurance is not available at any rate. Subject to the Servicing Standard, in making any of the determinations required in subclause (i) or (ii) of this definition, the Special Servicer shall be entitled to rely on the opinion of an insurance consultant.

            "Accrued Certificate Interest" shall mean the interest accrued from time to time with respect to any Class of Regular Interest Certificates, the amount of which interest shall equal: (a) in the case of any Class of Principal Balance Certificates for any Interest Accrual Period, one-twelfth of the product of (i) the Pass-Through Rate applicable to such Class of Certificates for such Interest Accrual Period, multiplied by (ii) the Class Principal Balance of such Class of Certificates outstanding immediately prior to the related Distribution Date; and (b) in the case of each Class of the Class X Certificates for any Interest Accrual Period, the sum of the Accrued Component Interest for all of the Components of such Class for such Distribution Date.

            "Accrued Component Interest" shall mean, with respect to each Component of the Class XPB, Class XP and Class XC Certificates for any Distribution Date, one twelfth of the product of (i) the Class XPB Strip Rate, Class XP Strip Rate or Class XC Strip Rate applicable to such Component for such Distribution Date, and (ii) the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date.

            "Acquisition Date" shall mean, with respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury regulations section 1.856-6(b)(1), which shall be the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

            "Actual/360 Basis" shall mean the accrual of interest calculated on the basis of the actual number of days elapsed during any interest accrual period in a year assumed to consist of 360 days.

            "Additional Designated Servicing Information" shall have the meaning assigned thereto in Section 8.15(a).

            "Additional Information" shall have the meaning assigned thereto in
Section 4.02(a).

            "Additional Interest" shall mean, with respect to the ARD Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of the ARD Loan at the Additional Interest Rate and, if so provided in the related loan documents, compounded at the related Mortgage Rate (the payment of which interest shall, under the terms of the ARD Loan, be deferred until the entire outstanding principal balance thereof has been paid). For purposes of this Agreement, Additional Interest on the ARD Loan or any successor REO Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of the ARD Loan or any successor REO Loan with respect thereto, notwithstanding that the terms of the related loan documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall, for purposes of this Agreement, be deemed to be deferred interest (regardless of whether it is added to principal outstanding with respect to the ARD Loan in accordance with the related loan documents).

            "Additional Interest Rate" shall mean, with respect to the ARD Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such loan resulting from the passage of such Anticipated Repayment Date.

            "Additional Trust Fund Expense" shall mean any expense incurred with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss that would result in the Holders of Regular Interest Certificates receiving less than the full amount of principal and/or Distributable Certificate Interest to which they are entitled on any Distribution Date.

            "Administered REO Property" shall mean any REO Property that is, as contemplated by Section 3.01, to be administered by the Special Servicer hereunder.

            "Administrative Cost Rate" shall mean, with respect to each Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), the rate per annum specified as the "Administrative Cost Rate" on the Mortgage Loan Schedule, which, for each such other Mortgage Loan (or successor REO Mortgage Loan) is equal to the sum of the related Master Servicing Fee Rate and the Trustee Fee Rate.

            "Advance" shall mean any P&I Advance or Servicing Advance.

            "Adverse Grantor Trust Event" shall mean any endangerment to the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions or any imposition of a tax on the Grantor Trust or any of its assets or transactions.

            "Adverse Rating Event" shall mean, with respect to any Class of Certificates or any class of Companion Loan Securities, as of any date of determination, the qualification, downgrade or withdrawal of any rating then assigned to such Class of Certificates or such class of Companion Loan Securities by either Rating Agency.

            "Adverse REMIC Event" shall mean, with respect to either REMIC Pool, any endangerment of the status of such REMIC Pool as a REMIC under the REMIC Provisions or, except as permitted by Section 3.17(a), any imposition of a tax on such REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on prohibited contributions set forth in Section 860G(d) of the Code).

            "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement" shall mean this Pooling and Servicing Agreement, together with all amendments hereof and supplements hereto.

            "Annual Accountants' Report" shall have the meaning assigned thereto in Section 3.14.

            "Annual Performance Certification" shall have the meaning assigned thereto in Section 3.13.

            "Anticipated Repayment Date" shall mean, with respect to the ARD Loan, the date specified in the related Mortgage Note after which the Mortgage Rate for the ARD Loan will increase as specified in the related Mortgage Note.

            "Appraisal Reduction Amount" shall mean, with respect to any Required Appraisal Loan, an amount (calculated initially as of the Determination Date immediately following the later of the date on which the subject Mortgage Loan or Loan Pair became a Required Appraisal Loan and the date on which the applicable Required Appraisal was obtained) equal to the excess, if any, of: (a) the sum of, without duplication, (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Required Appraisal Loan through the most recent Due Date prior to the date of calculation (exclusive of any portion thereof that represents Additional Interest and/or Default Interest), (iii) all accrued and unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of (plus all accrued interest on such Advances payable to) the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent with respect to such Required Appraisal Loan, (v) any other unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan, and (vi) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents, and any unfunded improvement or other applicable reserves, in respect of the related Mortgaged Property or REO Property, as the case may be (in each case, net of any amounts escrowed with the Master Servicer or the Special Servicer for such items); over (b) the Required Appraisal Value. Notwithstanding the foregoing, if (i) any Mortgage Loan or Loan Pair becomes a Required Appraisal Loan, (ii) either (A) no Required Appraisal or update thereof has been obtained or conducted, as applicable, in accordance with Section 3.09(a), with respect to the related Mortgaged Property during the 12-month period prior to the date such Mortgage Loan or Loan Pair became a Required Appraisal Loan or (B) there shall have occurred since the date of the most recent Required Appraisal or update thereof a material change in the circumstances surrounding the related Mortgaged Property that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property, and (iii) no new Required Appraisal is obtained or conducted, as applicable, in accordance with Section 3.09(a), within 60 days after such Mortgage Loan or Loan Pair became a Required Appraisal Loan, then (x) until such new Required Appraisal is obtained or conducted, as applicable, in accordance with Section 3.09(a), the Appraisal Reduction Amount shall equal 25% of the Stated Principal Balance of such Required Appraisal Loan, and (y) upon receipt or performance, as applicable, in accordance with Section 3.09(a), of such Required Appraisal or update thereof by the Special Servicer, the Appraisal Reduction Amount for such Required Appraisal Loan shall be recalculated in accordance with the preceding sentence of this definition. For purposes of this definition, each Required Appraisal Loan that is part of a Cross-Collateralized Group shall be treated separately for the purposes of calculating any Appraisal Reduction Amount.

            "Appraised Value" shall mean, with respect to each Mortgaged Property or Administered REO Property, the appraised value thereof based upon the most recent appraisal or update thereof prepared by an Independent Appraiser that is contained in the related Servicing File or, in the case of any such property with or that had, as the case may be, an allocated loan amount of, or securing a Loan or relating to an REO Loan, as the case may be, with a Stated Principal Balance of, less than $2,000,000, either (a) the most recent appraisal or update thereof that is contained in the related Servicing File or (b) the most recent "desktop" value estimate performed by the Special Servicer that is contained in the related Servicing File.

            "ARD Loan" shall mean the Mortgage Loan (or any successor REO Loan with respect thereto) that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such Loan (or successor REO Loan) will accrue additional interest at the rate specified in the related Mortgage Note and the related Mortgagor is required to apply certain excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Loan.

            "Assignment of Leases" shall mean, with respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Loan.

            "Assumed Monthly Payment" shall mean: (a) with respect to any Balloon Mortgage Loan (or the 311 South Wacker Drive Pari Passu Companion Loan) delinquent in respect of its Balloon Payment, for each Due Date coinciding with or following its Stated Maturity Date as of which such Mortgage Loan remains outstanding and part of the Trust Fund, or, in the case of the 311 South Wacker Drive Pari Passu Companion Loan, the related Mortgage Loans remain part of the Trust Fund (provided that such Loan was not paid in full, and no other Liquidation Event occurred in respect thereof, before the end of the Collection Period in which the related Stated Maturity Date occurs), the scheduled monthly payment of principal and/or interest deemed to be due in respect of such Loan on such Due Date equal to the amount that would have been due in respect thereof on such Due Date if such Loan had been required to continue to accrue interest (other than Default Interest) in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any) in effect immediately prior to, and without regard to the occurrence of, the related Stated Maturity Date; (b) with respect to any REO Loan, for any Due Date as of which the related REO Property remains part of the Trust Fund, or the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Loan described in clause (a) of this definition, the Assumed Monthly Payment) that was due (or deemed due) in respect of the related Loan on the last Due Date prior to its becoming an REO Loan.

            "ASTM" shall mean the American Society for Testing and Materials.

            "Authenticating Agent" shall mean any authenticating agent appointed pursuant to Section 8.12 (or, in the absence of any such appointment, the Trustee).

            "Available Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to: (a) the sum, without duplication, of the following amounts (other than any such amounts that relate to the 311 South Wacker Drive Non-Pooled B Loan) (i) the aggregate amount of all payments and other collections on or with respect to the Mortgage Loans and any REO Properties that (A) were Received as of the end of the related Collection Period and (B) are on deposit in the Distribution Account as of 12:00 noon (New York City time) on such Distribution Date, (ii) the aggregate amount of any P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent for distribution on the Certificates on such Distribution Date pursuant to Section
4.03 and Section 4.03A, (iii) the aggregate amount deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to
Section 3.19(a) in connection with Prepayment Interest Shortfalls, (iv) to the extent not included in clause (a)(i) of this definition, the aggregate amount transferred from the Excess Liquidation Proceeds Account to the Distribution Account pursuant to Section 3.05(d) in respect of such Distribution Date and (v) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date occurs during March of 2003 or any year thereafter, the aggregate of the Interest Reserve Amounts transferred from the Interest Reserve Account to the Distribution Account in respect of the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans for distribution on such Distribution Date; net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following: (i) Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses (ii) through (vii) of Section 3.05(b), (iii) Prepayment Premiums, Yield Maintenance Charges and/or Additional Interest, (iv) if such Distribution Date occurs during January of 2003 or of any year thereafter that is not a leap year or during February of 2003 or any year thereafter, the Interest Reserve Amounts with respect to the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans to be withdrawn from the Distribution Account and deposited into the Interest Reserve Account in respect of such Distribution Date and held for future distribution, all pursuant to Section 3.04(c), and (v) amounts deposited in the Distribution Account in error.

            "Available SWD-B Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to: (a) the sum, without duplication, of
(i) the aggregate amount of all payments and other collections on or with respect to the 311 South Wacker Drive Non-Pooled B Loan and any collections on any REO Property with respect to the 311 South Wacker Drive A/B Loan allocable to the 311 South Wacker Drive Non-Pooled B Loan that (A) were Received as of the end of the related Collection Period and (B) are on deposit in the Class SWD-B Sub-Account as of 12:00 noon (New York City time) on such Distribution Date,
(ii) the aggregate amount of any P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent with respect to the 311 South Wacker Drive Non-Pooled B Loan for distribution on the Class SWD-B Certificates on such Distribution Date pursuant to Section 4.03A, (iii) the aggregate amount deposited by the Master Servicer in the Class SWD-B Sub-Account for such Distribution Date pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls, (iv) to the extent not included in clause (a)(i) of this definition, the aggregate amount transferred from the Excess Liquidation Proceeds Account (with respect to the 311 South Wacker Drive Non-Pooled B Loan) to the Distribution Account pursuant to Section 3.05(d) in respect of such Distribution Date and (v) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date occurs during March of 2003 or any year thereafter, the aggregate of the Interest Reserve Amounts transferred from the Interest Reserve Account to the Class SWD-B Sub-Account in respect of the 311 South Wacker Drive Non-Pooled B Loan for distribution on such Distribution Date; net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following: (i) Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from the Class SWD-B Sub-Account pursuant to clauses (ii) through (vii) of Section 3.05(b), (iii) Prepayment Premiums, Yield Maintenance Charges and/or Additional Interest, (iv) if such Distribution Date occurs during January of 2003 or of any year thereafter that is not a leap year or during February of 2003 or of any year thereafter, the Interest Reserve Amounts with respect to the 311 South Wacker Drive Non-Pooled B Loan to be withdrawn from the Class SWD-B Sub-Account and deposited into the Interest Reserve Account in respect of such Distribution Date and held for future distribution, all pursuant to Section 3.04(c), and
(v) amounts deposited in the Class SWD-B Sub-Account in error.

            "Balloon Loan" shall mean any Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the Scheduled Payment due on its Stated Maturity Date is significantly larger than the Scheduled Payment due on the Due Date next preceding its Stated Maturity Date.

            "Balloon Mortgage Loan" shall mean any Mortgage Loan that is a Balloon Loan.

            "Balloon Payment" shall mean, with respect to any Balloon Loan as of any date of determination, the payment, other than any regularly scheduled monthly payment, due with respect to such Loan at maturity.

            "Bid Allocation" shall mean, with respect to the Master Servicer or any Sub-Servicer and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicer Fee Amount for the Master Servicer or such Sub-Servicer, as the case may be, as of such date of determination, over (b) the aggregate of the Servicer Fee Amounts for the Master Servicer and all of the Sub-Servicers as of such date of determination.

            "Book-Entry Certificate" shall mean any Certificate registered in the name of the Depository or its nominee.

            "Book-Entry Non-Registered Certificate" shall mean any Non-Registered Certificate that constitutes a Book-Entry Certificate.

            "Breach" shall have the meaning assigned thereto in Section 2.03(a).

            "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or in any of the cities in which the Corporate Trust Office of the Trustee, the Primary Servicing Office of the Master Servicer or the Primary Servicing Office of the Special Servicer are located, are authorized or obligated by law or executive order to remain closed.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificates" shall mean any of the Class A-1, Class A-2, Class A-3, Class A-4, Class XPB, Class XP, Class XC, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class SWD-B, Class V, Class R-I or Class R-II Certificates, as applicable.

            "Certificate Factor" shall mean, with respect to any Class of Regular Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to six places, the numerator of which is the then current Class Principal Balance or Notional Amount, as the case may be, of such Class of Regular Interest Certificates, and the denominator of which is the Original Class Principal Balance or initial Notional Amount, as the case may be, of such Class of Regular Interest Certificates.

            "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Principal Balance" shall mean, with respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal balance of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

            "Certificate Register" shall mean the register maintained pursuant to Section 5.02.

            "Certificate Registrar" shall mean the registrar appointed pursuant to Section 5.02.

            "Certificateholder" shall mean the Person in whose name a Certificate is registered in the Certificate Register, except that: (i) neither a Disqualified Organization nor a Disqualified Non-United States Tax Person shall be Holder of a Residual Interest Certificate for any purpose hereof; and
(ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to the rights and/or obligations of any of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee in its respective capacity as such, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee, as the case may be, or any Certificate registered in the name of any of its Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Certificateholder Reports" shall mean, collectively, the Distribution Date Statement, the Mortgage Pool Data Update Report, the Loan Payoff Notification Report and the CMSA Investor Reporting Package.

            "Certification Parties" shall have the meaning assigned to such term in Section 8.15(d).

            "Certifying Person" shall have the meaning assigned to such term in
Section 8.15(d).

            "Class" shall mean, collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

            "Class A Certificates" shall mean the Class A-1, Class A-2, Class A-3, and Class A-4 Certificates.

            "Class A-1/A-3 Percentage" shall mean a fraction the numerator of which shall be the sum of the Class Principal Balance of the Class A-1 and Class A-3 Certificates and the denominator of which shall be the sum of the Class Principal Balance of the Class A-1, Class A-2 and Class A-3 Certificates, provided that such fraction shall at all times be greater than zero and less than one.

            "Class A-1 Certificate" shall mean any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-2 Certificate" shall mean any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-2 Percentage" shall mean a fraction the numerator of which shall be the Class Principal Balance of the Class A-2 Certificates and the denominator of which shall be the sum of the Class Principal Balance of the Class A-1, Class A-2 and Class A-3 Certificates, provided that such fraction shall at all times be greater than zero and less than one.

            "Class A-3 Certificate" shall mean any one of the Certificates with a "Class A-3" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-4 Certificate" shall mean any one of the Certificates with a "Class A-4" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A Principal Distribution Cross-Over Date" shall mean the first Distribution Date as of the commencement of business on which (i) the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, or any two or more of such Classes, remain outstanding and (ii) the aggregate of the Class Principal Balances of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates have been reduced to zero as a result of the allocation of Realized Losses and Additional Trust Fund Expenses pursuant to Section 4.04(a).

            "Class B Certificate" shall mean any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class C Certificate" shall mean any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class D Certificate" shall mean any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class E Certificate" shall mean any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class F Certificate" shall mean any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class G Certificate" shall mean any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class H Certificate" shall mean any of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class J Certificate" shall mean any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class K Certificate" shall mean any of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class L Certificate" shall mean any of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class M Certificate" shall mean any of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class N Certificate" shall mean any of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class O Certificate" shall mean any of the Certificates with a "Class O" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class P Certificate" shall mean any of the Certificates with a "Class P" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class Principal Balance" shall mean the aggregate principal balance of any Class of Principal Balance Certificates outstanding as of any date of determination. As of the Closing Date, the Class Principal Balance of each Class of Principal Balance Certificates shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be permanently reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01 or 9.01, as applicable, and shall be further permanently reduced by the amount of any Realized Losses and Additional Trust Fund Expenses deemed allocated thereto on such Distribution Date pursuant to
Section 4.04(a).

            "Class Q Certificate" shall mean any of the Certificates with a "Class Q" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class R-I Certificate" shall mean any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a portion of the sole class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions.

            "Class R-II Certificate" shall mean any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a portion of the sole class of "residual interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class SWD-B Certificate" shall mean any of the Certificates with a "Class SWD-B" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class SWD-B Principal Distribution Amount" shall mean an amount calculated in the same manner as the Principal Distribution Amount, but solely with respect to the 311 South Wacker Drive Non-Pooled B Loan, and without regard to the proviso with respect to the 311 South Wacker Drive Non-Pooled B Loan set forth in the definition of "Principal Distribution Amount."

            "Class SWD-B Sub-Account" shall mean a sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and the Lower-Tier REMIC.

            "Class V Certificate" shall mean any of the Certificates with a "Class V" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a pro rata undivided interest in the Grantor Trust Assets.

            "Class V Sub-Account" shall mean a sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and the Grantor Trust, but not an asset of either REMIC Pool.

            "Class X Certificates" shall mean the Class XPB Certificates, the Class XP Certificates and the Class XC Certificates.

            "Class XC Certificate" shall mean any one of the Certificates with a "Class XC" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing the Components and a "regular interest" in the Upper-Tier REMIC.

            "Class XC Notional Amount" shall mean, with respect to the Class XC Certificates and any date of determination, the sum of the then Component Notional Amounts of all of the Components.

            "Class XC Strip Rate" shall mean, with respect to any Class of Components (other than the Class XP Components and the Class XPB Components on or before their Class XP Component Crossover Date or Class XPB Component Crossover Date, as applicable) for any Distribution Date, a rate per annum equal to (i) the Weighted Average Net Mortgage Rate for such Distribution Date, minus
(ii) the Pass-Through Rate for the Corresponding Certificates. In the case of the Class XP Components (i) for any Distribution Date occurring on or before the related Class XP Component Crossover Date, (x) the Weighted Average Net Mortgage Rate for such Distribution Date minus (y) the sum of the Pass-Through Rate for the Corresponding Certificates for such Distribution Date and the Class XP Strip Rate for such Component for such Distribution Date, and (ii) for any Distribution Date occurring after the related Class XP Component Crossover Date, a rate per annum equal to (x) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Corresponding Certificates. In the case of the Class XPB Components (i) for any Distribution Date occurring on or before the related Class XPB Component Crossover Date, (x) the Weighted Average Net Mortgage Rate for such Distribution Date minus (y) the sum of the Pass-Through Rate for the Corresponding Certificates for such Distribution Date and the Class XPB Strip Rate for such Component for such Distribution Date, and (ii) for any Distribution Date occurring after the related Class XPB Component Crossover Date, if such Component is not a Class XP Component, then the applicable rate described in the first sentence of this paragraph, and if such Component is a Class XP Component, then the applicable rate described in the second sentence of this paragraph. In no event shall any Class XC Strip Rate be less than zero.

            "Class XP Certificate" shall mean any one of the Certificates with a "Class XP" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing the Class XP Components and a "regular interest" in the Upper-Tier REMIC.

            "Class XP Component Crossover Date" shall mean (i) with respect to Component X-A-1-2, Component X-A-2-2 and Component X-A-3-1, the Distribution Date occurring in December 2004, (ii) with respect to Component X-A-2-3, Component X-A-3-2 and Component X-L-1, the Distribution Date occurring in December 2005, (iii) with respect to Component X-A-2-4, Component X-A-3-3, Component X-K-1 and Component X-L-2, the Distribution Date occurring in December 2006, (iv) with respect to Component X-A-4-2, Component X-A-4-3, Component X-J-1, Component X-J-2 and Component X-K-2, the Distribution Date occurring in December 2007, (v) with respect to Component X-A-4-4, Component X-A-4-5, Component X-H-1, Component X-H-2, Component X-J-3 and Component X-J-4, the Distribution Date occurring in December 2008, and (vi) with respect to Component X-A-4-6, Component X-A-4-7, Component X-B-1, Component X-B-2, Component X-C-1, Component X-C-2, Component X-D-1, Component X-D-2, Component X-E-1, Component X-E-2, Component X-F-1, Component X-F-2, Component X-G-1, Component X-G-2, Component X-H-3 and Component X-H-4, the Distribution Date in December 2009.

            "Class XP Components" shall mean each of Component X-A-1-2, Component X-A-2-2, Component X-A-2-3, Component X-A-2-4, Component X-A-3-1, Component X-A-3-2, Component X-A-3-3, Component X-A-4-2, Component X-A-4-3, Component X-A-4-4, Component X-A-4-5, Component X-A-4-6, Component X-A-4-7, Component X-B-1, Component X-B-2, Component X-C-1, Component X-C-2, Component X-D-1, Component X-D-2, Component X-E-1, Component X-E-2, Component X-F-1, Component X-F-2, Component X-G-1, Component X-G-2, Component X-H-1, Component X-H-2, Component X-H-3, Component X-H-4, Component X-J-1, Component X-J-2, Component X-J-3, Component X-J-4, Component X-K-1, Component X-K-2, Component X-L-1 and Component X-L-2.

            "Class XP Notional Amount" shall mean, as of any date of determination on or before the Class XPB Component Crossover Date, the sum of the then Component Notional Amounts of the Class XP Components that are not also Class XPB Components; provided, however, that, solely for federal income tax purposes, the Class XP Notional Amount for any date of determination shall equal the sum of the then Component Notional Amounts of the Class XP and Class XPB Components. As of any date of determination after the Class XPB Component Crossover Date, the sum of the then Component Notional Amounts of the Class XP Components.

            "Class XP Reference Rate" shall mean, for any Distribution Date, the rate per annum corresponding to such Distribution Date on Schedule IV.

            "Class XP Strip Rate" shall mean, with respect to each of the Class XP Components that are not also Class XPB Components for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the related Class XP Component Crossover Date, (x) the lesser of (I) the Weighted Average Net Mortgage Rate for such Distribution Date and (II) the Class XP Reference Rate for such Distribution Date minus (y) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class XP Strip Rate be less than zero) and (ii) for any Distribution Date occurring after the related Class XP Component Crossover Date, 0% per annum. With respect to each of the Class XP Components that are also Class XPB Components for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or prior to the Class XPB Component Crossover Date, 0% per annum and (ii) for any Distribution Date occurring after the Class XPB Component Crossover Date, the then applicable Class XP Strip Rate described in the previous sentence for a Class XP Component that is not also a Class XPB Component on or before its related Class XP Component Crossover Date.

            "Class XPB Certificate" shall mean any one of the Certificates with a "Class XPB" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing the Class XPB Components and a "regular interest" in the Upper-Tier REMIC.

            "Class XPB Component Crossover Date" shall mean, with respect to Component X-A-4-2, Component X-A-4-4, Component X-A-4-6, Component X-B-2, Component X-C-2, Component X-D-2, Component X-E-2, Component X-F-2, Component X-G-2, Component X-H-2, Component X-H-4, Component X-J-2 and Component X-J-4, the Distribution Date occurring in December 2007.

            "Class XPB Components" shall mean each of Component X-A-4-2, Component X-A-4-4, Component X-A-4-6, Component X-B-2, Component X-C-2, Component X-D-2, Component X-E-2, Component X-F-2, Component X-G-2, Component X-H-2, Component X-H-4, Component X-J-2 and Component X-J-4.

            "Class XPB Notional Amount" shall mean, as of any date of determination, the sum of the then Component Notional Amounts of the Class XPB Components.

            "Class XPB Reference Rate" shall mean, for any Distribution Date, the rate per annum corresponding to such Distribution Date on Schedule IV.

            "Class XPB Strip Rate" shall mean, with respect to each of the Class XPB Components for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the related Class XPB Component Crossover Date, (x) the lesser of (A) the Weighted Average Net Mortgage Rate for such Distribution Date and (B) the Class XPB Reference Rate for such Distribution Date minus (y) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class XPB Strip Rate be less than zero), and (ii) for any Distribution Date occurring after the related Class XPB Component Crossover Date, 0% per annum.

            "Clearstream" shall mean Clearstream Banking, Societe Anonyme or any successor.

            "Closing Date" shall mean December 30, 2002.

            "CMSA" shall mean the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Directing Holder.

            "CMSA Bond Level File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Bond Level File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

            "CMSA Collateral Summary File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

            "CMSA Comparative Financial Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Delinquent Loan Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Financial File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Financial File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable. The initial data for this report shall be provided by the Mortgage Loan Seller.

            "CMSA Historical Liquidation Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Historical Loan Modification Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Investor Reporting Package" shall mean, collectively:

            (a) the following six electronic files: (i) CMSA Loan Setup File,
      (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File and (vi) CMSA Collateral Summary File; and

            (b) the following eight supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List and (viii) CMSA NOI Adjustment Worksheet.

            "CMSA Loan Periodic Update File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and the Trustee. The initial data for this report shall be provided by the Mortgage Loan Seller.

            "CMSA Loan Setup File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and the Trustee.

            "CMSA NOI Adjustment Worksheet" shall mean a report prepared by the Master Servicer with respect to all the Performing Serviced Loans, and by the Special Servicer with respect to Specially Serviced Loans and REO Loans, which report shall be substantially in the form of, and contain the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, is acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Operating Statement Analysis Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer.

            "CMSA Property File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Property File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA REO Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Servicer Watch List" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or Special Servicer, as applicable, and in any event, identifying as of the Determination Date immediately preceding the delivery of such report each Performing Serviced Loan
(i) with a debt service coverage ratio of less than 1.05x, (ii) that has a Stated Maturity Date occurring in the next 60 days, (iii) that is delinquent in respect of its real estate taxes, (iv) for which any outstanding Advances exist,
(v) that has been a Specially Serviced Loan in the past 90 days, (vi) for which the debt service coverage ratio has decreased by more than 10% in the prior 12 months, (vii) for which any lease relating to more than 25% of the related Mortgaged Property has expired, been terminated, is in default or will expire within the next three months (with no replacement tenant having occupied or reasonably expected, within the next 45 days, to occupy the space on comparable terms), (viii) that has been late in making its Monthly Payment three or more times in the preceding twelve months, (ix) with an expired material deferred maintenance at the related Mortgaged Property, (x) that is 30 or more days delinquent, (xi) to the extent the Master Servicer has actual knowledge thereof, with respect to which a tenant or tenants occupying 25% of the related Mortgaged Property are involved in bankruptcy or insolvency proceedings, or (xii) in respect of which an inspection carried out pursuant to Section 3.12(a) revealed a problem reasonably expected to materially and adversely affect the cash flow of the related Mortgaged Property.

            "CMSA Website" shall mean the CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "Code" shall mean the Internal Revenue Code of 1986 and regulations promulgated thereunder, including temporary regulations and proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Certificates.

            "Collection Period" shall mean, with respect to any Distribution Date or Master Servicer Remittance Date, the period commencing on the day immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date or Master Servicer Remittance Date, as the case may be, occurs (or, in the case of each of the initial Distribution Date and the initial Master Servicer Remittance Date, commencing immediately following the Cut-off Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date or Master Servicer Remittance Date, as the case may be, occurs.

            "Commission" shall mean the Securities and Exchange Commission or any successor agency.

            "Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Companion Loan Noteholder" shall mean, with respect to any Loan Pair, the Holder of the Mortgage Note for the related Companion Loan.

            "Companion Loan Securities" shall mean, with respect to any Loan Pair, for so long as the related Split Mortgage Loan or a successor REO Mortgage Loan is part of the Trust Fund, any class of securities backed by the related Companion Loan.

            "Components" shall mean each of Component X-A-1-1, Component X-A-1-2, Component X-A-2-1, Component X-A-2-2, Component X-A-2-3, Component X-A-2-4, Component X-A-3-1, Component X-A-3-2, Component X-A-3-3, Component X-A-4-1, Component X-A-4-2, Component X-A-4-3, Component X-A-4-4, Component X-A-4-5, Component X-A-4-6, Component X-A-4-7, Component X-B-1, Component X-B-2, Component X-C-1, Component X-C-2, Component X-D-1, Component X-D-2, Component X-E-1, Component X-E-2, Component X-F-1, Component X-F-2, Component X-G-1, Component X-G-2, Component X-H-1, Component X-H-2, Component X-H-3, Component X-H-4, Component X-J-1, Component X-J-2, Component X-J-3, Component X-J-4, Component X-K-1, Component X-K-2, Component X-L-1, Component X-L-2, Component X-M, Component X-N, Component X-O, Component X-P and Component X-Q.

            "Component X-A-1-1" shall mean one of 45 Components of the Class XC Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LA-1-1.

            "Component X-A-1-2" shall mean one of 45 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LA-1-2.

            "Component X-A-2-1" shall mean one of 45 Components of the Class XC Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LA-2-1.

            "Component X-A-2-2" shall mean one of 45 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LA-2-2.

            "Component X-A-2-3" shall mean one of 45 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LA-2-3.

            "Component X-A-2-4" shall mean one of 45 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LA-2-4.

            "Component X-A-3-1" shall mean one of 45 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LA-3-1.

            "Component X-A-3-2" shall mean one of 45 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LA-3-2.

            "Component X-A-3-3" shall mean one of 45 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LA-3-3.

            "Component X-A-4-1" shall mean one of 45 Components of the Class XC Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LA-4-1.

            "Component X-A-4-2" shall mean one of 45 components of the Class XC Certificates, one of the 37 components of the Class XP Certificates and one of the 13 components of the Class XPB Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current \ Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LA-4-2.

            "Component X-A-4-3" shall mean one of 45 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LA-4-3.

            "Component X-A-4-4" shall mean one of 45 components of the Class XC Certificates, one of the 37 components of the Class XP Certificates and one of the 13 components of the Class XPB Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LA-4-4.

            "Component X-A-4-5" shall mean one of 45 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LA-4-5.

            "Component X-A-4-6" shall mean one of 45 components of the Class XC Certificates, one of the 37 components of the Class XP Certificates and one of the 13 components of the Class XPB Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LA-4-6.

            "Component X-A-4-7" shall mean one of 45 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LA-4-7.

            "Component X-B-1" shall mean one of 45 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LB-1.

            "Component X-B-2" shall mean one of 45 components of the Class XC Certificates, one of the 37 components of the Class XP Certificates and one of the 13 components of the Class XPB Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LB-2.

            "Component X-C-1" shall mean one of 45 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LC-1.

            "Component X-C-2" shall mean one of 45 components of the Class XC Certificates, one of the 37 components of the Class XP Certificates and one of the 13 components of the Class XPB Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LC-2.

            "Component X-D-1" shall mean one of 45 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LD-1.

            "Component X-D-2" shall mean one of 45 components of the Class XC Certificates, one of the 37 components of the Class XP Certificates and one of the 13 components of the Class XPB Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LD-2.

            "Component X-E-1" shall mean one of 45 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LE-1.

            "Component X-E-2" shall mean one of 45 components of the Class XC Certificates, one of the 37 components of the Class XP Certificates and one of the 13 components of the Class XPB Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LE-2.

            "Component X-F-1" shall mean one of 45 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LF-1.

            "Component X-F-2" shall mean one of 45 components of the Class XC Certificates, one of the 37 components of the Class XP Certificates and one of the 13 components of the Class XPB Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LF-2.

            "Component X-G-1" shall mean one of 45 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LG-1.

            "Component X-G-2" shall mean one of 45 components of the Class XC Certificates, one of the 37 components of the Class XP Certificates and one of the 13 components of the Class XPB Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LG-2.

            "Component X-H-1" shall mean one of 45 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LH-1.

            "Component X-H-2" shall mean one of 45 components of the Class XC Certificates, one of the 37 components of the Class XP Certificates and one of the 13 components of the Class XPB Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LH-2.

            "Component X-H-3" shall mean one of 45 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LH-3.

            "Component X-H-4" shall mean one of 45 components of the Class XC Certificates, one of the 37 components of the Class XP Certificates and one of the 13 components of the Class XPB Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LH-4.

            "Component X-J-1" shall mean one of 45 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LJ-1.

            "Component X-J-2" shall mean one of 45 components of the Class XC Certificates, one of the 37 components of the Class XP Certificates and one of the 13 components of the Class XPB Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LJ-2.

            "Component X-J-3" shall mean one of 45 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LJ-3.

            "Component X-J-4" shall mean one of 45 components of the Class XC Certificates, one of the 37 components of the Class XP Certificates and one of the 13 components of the Class XPB Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LJ-4.

            "Component X-K-1" shall mean one of 45 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LK-1.

            "Component X-K-2" shall mean one of 45 components of the Class XC Certificates, one of the 37 components of the Class XP Certificates and one of the 13 components of the Class XPB Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LK-2.

            "Component X-L-1" shall mean one of 45 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LL-1.

            "Component X-L-2" shall mean one of 45 components of the Class XC Certificates, one of the 37 components of the Class XP Certificates and one of the 13 components of the Class XPB Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LL-2.

            "Component X-M" shall mean one of 45 Components of the Class XC Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LM.

            "Component X-N" shall mean one of 45 Components of the Class XC Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LN.

            "Component X-O" shall mean one of 45 Components of the Class XC Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LO.

            "Component X-P" shall mean one of 45 Components of the Class XC Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LP.

            "Component X-Q" shall mean one of 45 Components of the Class XC Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of Uncertificated Lower-Tier Interest LQ.

            "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then current Uncertificated Principal Balance of its Corresponding Uncertificated Lower-Tier Interest.

            "Condemnation Proceeds" shall mean all cash amounts Received in connection with the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage.

            "Control Appraisal Event" shall mean with respect to any Loan Pair that the initial balance of the related Companion Loan (or, in the case of the 311 South Wacker Drive A/B Loan, the initial balance of the 311 South Wacker Drive Non-Pooled B Loan) net of any principal payments, Appraisal Reduction Amounts and (without duplication), Realized Losses allocated to such Loan is less than 25% of the initial balance of such Companion Loan (or, in the case of the 311 South Wacker Drive A/B Loan, the initial balance of the 311 South Wacker Drive Non-Pooled B Loan) net of principal payments allocated to such Loan. Upon allocation of an Appraisal Reduction Amount that would result in a Control Appraisal Event, the Companion Loan Holder (or in the case of the 311 South Wacker Drive Non-Pooled B Loan, the Holder or Holders of more than 50% of the Class Principal Balance of the Class SWD-B Certificates) shall have the right to direct the Special Servicer to appoint an Appraiser reasonably satisfactory to the Companion Loan Holder (or in the case of the 311 South Wacker Drive Non-Pooled B Loan, to the Holder or Holders of more than 50% of the Class Principal Balance of the Class SWD-B Certificates) to prepare a second Appraisal of the Mortgaged Property at the expense of the Companion Loan Holder (or in the case of the 311 South Wacker Drive Non-Pooled B Loan, at the expense of the Holder or Holders of more than 50% of the Class Principal Balance of the Class SWD-B Certificates). If the appraised value of the Mortgaged Property determined by the second Appraisal does not differ from that used in determining the Appraisal Reduction Amount by more than 10%, the first Appraisal shall be utilized to determine the Appraisal Reduction Amount. If the Appraised Value of the Mortgaged Property determined by the second Appraisal differs from that used in determining the Appraisal Reduction Amount by more than 10%, the Special Servicer shall direct the Appraisers to jointly appoint a third Appraiser, at the expense of the related Companion Loan Holder, to reconcile the differences between the appraised values determined under each Appraisal. The determination of such third Appraiser shall be the final and binding determination of the appraised value of the Mortgaged Property for purposes of this definition until the preparation of a new Appraisal in accordance with the terms of this Agreement. Until such time as the Special Servicer determines to change the Appraisal Reduction Amount as a result of any Appraisal requested by the Companion Loan Holder (or in the case of the 311 South Wacker Drive Non-Pooled B Loan, by the Holder or Holders of more than 50% of the Class Principal Balance of the Class SWD-B Certificates), the original Control Appraisal Event shall remain in effect.

            "Controlling Class" shall mean the Class of Certificates (other than the Residual Interest Certificates) with the latest alphabetical Class designation that has a then-aggregate Class Principal Balance that is not less than (a) 25% of the Original Class Principal Balance of such Class and (b) 1% of the Original Class Principal Balance of the Principal Balance Certificates (other than the Class SWD-B Certificates); provided that if no Class of Principal Balance Certificates has, as of such date of determination, a Class Principal Balance that meets the requirements of clause (a) and (b) herein, then the Controlling Class shall be the then outstanding Class of Principal Balance Certificates bearing the latest alphabetic Class designation that has a Class Principal Balance greater than zero; and provided, further, that, for purposes of determining the Controlling Class, the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates shall be deemed a single Class of Certificates. As of the Closing Date, the Controlling Class will be the Class Q Certificates. If the Controlling Class consists of Book-Entry Certificates, then the rights of the Holders of the Controlling Class set forth in this Agreement may be exercised directly by the relevant Certificate Owners, provided that the identity of such Certificate Owners has been confirmed to the Trustee to its reasonable satisfaction.

            "Controlling Class Certificateholder" shall mean any Holder of a Certificate of the Controlling Class.

            "Controlling Class Directing Holder" shall mean the Holder or Holders of greater than 50% of the Voting Rights assigned to the Controlling Class; provided that no Holder of Voting Rights allocated to the Controlling Class may exercise any rights of such Class with respect to any Loan as to which such Holder is a Mortgagor Affiliate Holder.

            "Corporate Trust Office" shall mean the principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group - Greenwich Capital Commercial Funding Corp. Commercial Mortgage Trust Series 2002-C1.

            "Corrected Loan" shall mean any Mortgage Loan that had been a Specially Serviced Loan but has ceased to be such in accordance with the definition of "Specially Serviced Loan" (other than by reason of a Liquidation Event occurring in respect of such Loan or the related Mortgaged Property's becoming an REO Property).

            "Corresponding Certificate" shall have the meaning assigned thereto in the Preliminary Statement with respect to any Corresponding Component or any Corresponding Uncertificated Lower-Tier Interest.

            "Corresponding Component" shall have the meaning assigned thereto in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding Uncertificated Lower-Tier Interest.

            "Corresponding Uncertificated Lower-Tier Interest" shall have the meaning assigned thereto in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding Component.

            "Cross-Collateralized Group" shall mean any group of Cross-Collateralized Mortgage Loans.

            "Cross-Collateralized Mortgage Loan" shall mean any Mortgage Loan that is cross-defaulted and cross-collateralized with any other Mortgage Loan.

            "Custodial Account" shall mean either of the Pool Custodial Account or any Loan Pair Custodial Account.

            "Custodian" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, the Mortgage Loan Seller or an Affiliate of the Depositor or the Mortgage Loan Seller. If no such custodian has been appointed, or if such custodian has been so appointed but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

            "Cut-off Date" shall mean December 1, 2002.

            "Cut-off Date Balance" shall mean, with respect to any Loan (other than the Town Square Shopping Center Mortgage Loan, identified on the Mortgage Loan Schedule as loan number 27, with respect to which the Cut-off Date Balance shall mean the outstanding principal balance of such Loan as of December 2,
2002), the outstanding principal balance of such Loan as of the Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date.

            "Default Charges" shall mean Default Interest and/or late payment charges that are paid or payable, as the context may require, to the Trust in respect of any Serviced Loan or any successor REO Loan with respect thereto.

            "Default Interest" shall mean, with respect to any Serviced Loan or any successor REO Loan with respect thereto, any amounts Received thereon (other than late payment charges, Prepayment Premiums or Yield Maintenance Charges) that represent penalty interest (arising out of a default) in excess of: (i) interest accrued on the principal balance of such Loan (or successor REO Loan), at the related Mortgage Rate (net of any applicable Additional Interest Rate); and (ii) in the case of the ARD Loan after the related Anticipated Repayment Date, any Additional Interest.

            "Defaulting Party" shall have the meaning assigned thereto in
Section 7.01(b).

            "Defeasance Certificate" shall have the meaning assigned thereto in
Section 3.20(k).

            "Defeasance Collateral" shall mean, with respect to any Defeasance Loan, the Government Securities required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof in order to obtain a release of the related Mortgaged Property.

            "Defeasance Deposit Account" shall have the meaning assigned thereto in Section 3.04(a).

            "Defeasance Loan" shall mean any Loan which requires the related Mortgagor (or permits the holder of such loan to require the related Mortgagor) to pledge Defeasance Collateral to the holder of such loan in lieu of prepayment.

            "Definitive Certificate" shall have the meaning assigned thereto in
Section 5.03(a).

            "Definitive Non-Registered Certificate" shall mean any Non-Registered Certificate that has been issued as a Definitive Certificate.

            "Depositor" shall mean Greenwich Capital Commercial Funding Corp.

            "Depository" shall mean The Depository Trust Company or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant" shall mean a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Determination Date" shall mean the seventh calendar day of each month (or, if such seventh day is not a Business Day, the Business Day immediately following such seventh day), commencing in January 2003.

            "Directing Holder" shall mean with respect to any Loan Pair, the person selected by the related Loan Pair Directing Holder, and with respect to any other Mortgage Loan, the person selected by the Controlling Class Directing Holder; provided, however, that (i) absent such selection, or (ii) until a Directing Holder is so selected or (iii) upon receipt of a notice from the Controlling Class Directing Holder or Loan Pair Directing Holder, as applicable, that a Directing Holder is no longer designated, the Controlling Class Directing Holder and/or the Loan Pair Directing Holder, as applicable, will be the Directing Holder; provided, further, that, in the case of a Directing Holder selected by the Controlling Class Directing Holder, in order for the Trustee to certify the status of such Directing Holder, the Directing Holder must provide notice and certification to the Trustee as to its status as Directing Holder, and the Trustee shall provide written notice to the Controlling Class Certificateholders as to the designation of such Directing Holder. No Mortgagor Affiliate Holder may be a Directing Holder. The Trustee acknowledges and agrees that with respect to each Loan Pair the Person set forth on Schedule V shall be designated as the initial Directing Holder with respect to the related Loan Pair, and that no further notice of such selection is required. In addition, the parties to this Agreement hereby acknowledge that a Loan Pair Directing Holder may appoint itself (or any of its affiliates) to act as Directing Holder. In the event that a Loan Pair Directing Holder appoints a third party (including any affiliate) to act as Directing Holder, none of the parties to this Agreement shall be obligated to recognize such appointment unless such Loan Pair Directing Holder shall have delivered to each party to this Agreement a certification regarding such appointment. Any Loan Pair Directing Holder that is a Directing Holder may, in its capacity as Directing Holder, only control, direct, prohibit or be consulted with respect to the enforcement of the related Mortgage or the servicing and administration of the related Loan Pair to the extent set forth in this Agreement. The Directing Holder shall be required to keep all non-public information received by it in such capacity pursuant to this Agreement confidential and, upon its designation as such, shall deliver to the Trustee a confirmation to such effect.

            "Directly Operate" shall mean, with respect to any Administered REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale or lease, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Lower-Tier REMIC other than through an Independent Contractor;
provided, however, that the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an Administered REO Property solely because the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

            "Discount Rate" shall mean, with respect to any prepaid Mortgage Loan or REO Mortgage Loan, for purposes of allocating any Prepayment Premium or Yield Maintenance Charge Received with respect thereto among the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates, a rate equal to the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date or, in the case of the ARD Loan, the anticipated repayment date for such prepaid Mortgage Loan or REO Mortgage Loan, as published in Federal Reserve Statistical Release H.15 (519) published by the Federal Reserve Board; provided that if there are two such U.S. Treasury issues
(a) with the same coupon, the issue with the lower yield shall apply, and (b) with maturity dates equally close to the maturity date for such prepaid Mortgage Loan or REO Mortgage Loan, the issue with the earliest maturity date shall apply.

            "Disqualified Non-United States Tax Person" shall mean, with respect to any Residual Interest Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual Interest Certificate and, for purposes of Treasury Regulations Section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury Regulations Section 1.860E-1(c)(4)(ii), as a Holder of such Residual Interest Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Interest Certificate and intends to pay taxes associated with holding such Residual Interest Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Interest Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such Transfer of such Residual Interest Certificate will not be disregarded for United States federal income tax purposes.

            "Disqualified Organization" shall mean any of the following: (i) the United States, any State or any political subdivision thereof, any foreign government, international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business income); (iii) rural electric and telephone cooperatives described in Section 1381 of the Code; or (iv) any other Person so designated by the Trustee or the Tax Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

            "Disqualified Partnership" shall mean any domestic entity classified as a partnership under the Code if any of its beneficial owners are Disqualified Non-United States Tax Persons.

            "Distributable Certificate Interest" shall mean, with respect to any Class of Regular Interest Certificates for any Distribution Date, an amount of interest equal to the amount of Accrued Certificate Interest in respect of such Class of Certificates for the related Interest Accrual Period, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall (or, in the case of the Class SWD-B Certificates, the Net SWD-B Prepayment Interest Shortfall) for such Distribution Date allocated to such Class of Certificates as provided below. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among the respective Classes of Regular Interest Certificates (other than the Class SWD-B Certificates) on a pro rata basis in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Certificates for the related Interest Accrual Period.

            "Distribution Account" shall mean the segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b), which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage Pass-Through Certificates, Series 2002-C1" which account shall be deemed to consist of, collectively, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Class SWD-B Sub-Account, the Class V Sub-Account and the Interest Reserve Account.

            "Distribution Date" shall mean the date each month, commencing in January 2003, on which, among other things, the Trustee is to make distributions on the Certificates, which date shall be the eleventh day of the month, or if such eleventh day is not a Business Day, then the Business Day immediately following such eleventh day, provided that the Distribution Date will be at least four Business Days following the related Determination Date.

            "Distribution Date Statement" shall have the meaning assigned thereto in Section 4.02(a).

            "Document Defect" shall have the meaning assigned thereto in Section 2.03(a).

            "Due Date" shall mean: (i) with respect to any Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Loan is scheduled to be first due;
(ii) with respect to any Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Loan had been scheduled to be first due; and (iii) with respect to any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Loan had been scheduled to be first due.

            "EDGAR" shall mean the Commission's Electronic Data Gathering, Analysis and Retrieval system.

            "Eligible Account" shall mean any of: (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or unsecured debt obligations of which are rated at least "AA-" by Fitch Ratings, Aa3 by Moody's and at least "AA-" (or, if such depository institution or trust company has short-term unsecured debt obligations rated at least "A-1" by S&P, at least "A+") by S&P (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates and, in the case of an account that relates solely to any Loan Pair, with respect to any class of Companion Loan Securities, as evidenced in writing by such Rating Agency) at any time such funds are on deposit therein (if such funds are to be held for more than 30 days), or the short-term deposits of which are rated at least "F-1" by Fitch Ratings, "P-1" by Moody's and at least "A-1" by S&P (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates and, in the case of an account that relates solely to any Loan Pair, with respect to any class of Companion Loan Securities, as evidenced in writing by such Rating Agency) at any time such funds are on deposit therein (if such funds are to be held for 30 days or less); or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity (which may be the Trustee), which has a combined capital and surplus of at least $50,000,000, is subject to supervision or examination by federal or state authority and, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b); or (iii) any other account, the use of which would not, in and of itself, cause an Adverse Rating Event with respect to any Class of Certificates and, in the case of an account that relates solely to any Loan Pair, with respect to any class of Companion Loan Securities, as evidenced in writing by each Rating Agency.

            "Environmental Assessment" shall mean a "Phase I assessment" as described in and meeting the criteria of Chapter 5 of the Fannie Mae Multifamily Guide and the ASTM Standard for Environmental Site Assessments, each as amended from time to time.

            "Environmental Insurance Policy" shall mean, with respect to any Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

            "Environmentally Insured Mortgage Loans" shall mean the Mortgage Loans identified on Schedule III hereto.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Payment" shall mean any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other items for which an escrow has been created in respect of the related Mortgaged Property.

            "Euroclear" shall mean The Euroclear System or any successor.

            "Event of Default" shall have the meaning assigned thereto in
Section 7.01(a).

            "Excess Liquidation Proceeds" shall mean the excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Mortgage Loan or Administered REO Property, net of (i) interest on any related Advances, (ii) any related Servicing Advances and (iii) any Liquidation Fee payable from such Net Liquidation Proceeds, over (b) the amount needed to pay off the Mortgage Loan or related REO Loan in full.

            "Excess Liquidation Proceeds Account" shall mean the segregated account created and maintained by the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered Holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage Pass-Through Certificates, Series 2002-C1".

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Exchange Act Reports" shall have the meaning assigned thereto in
Section 8.15(a).

            "Exemption-Favored Party" shall mean any of (i) Greenwich Capital Markets, (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Greenwich Capital Markets, and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and (ii) is a manager or co-manager with respect to a Class of Investment Grade Certificates.

            "Fannie Mae" shall mean the Federal National Mortgage Association or any successor.

            "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

            "FHLMC" shall mean the Federal Home Loan Mortgage Corporation or any successor.

            "Final Distribution Date" shall mean the Distribution Date on which the final distribution is to be made with respect to the Certificates in connection with a termination of the Trust Fund pursuant to Article IX.

            "Final Recovery Determination" shall mean a determination by the Special Servicer with respect to any Specially Serviced Loan or Administered REO Property that there has been a recovery of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable; provided that the term Final Recovery Determination shall not apply to: (i) a Loan that was paid in full; or (ii) a Loan or REO Property, as the case may be, that was purchased by (A) the Mortgage Loan Seller pursuant to Section 2.03(a) and the Mortgage Loan Purchase Agreement, (B) a Purchase Option Holder or its assignee pursuant to Section 3.18, (C) the Depositor, the Mortgage Loan Seller, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, (D) the holder of a related mezzanine loan in connection with a Loan default, as set forth in the related intercreditor agreement, or (E) in the case of the Split Mortgage Loans, the related Companion Loan Noteholder or its designee (or, in the case of the 311 South Wacker Drive A/B Loan, the Holder or Holders of more than 50% of the Class Principal Balance of the Class SWD-B Certificates or their designee) pursuant to the Loan Pair Co-Lender Agreement.

            "Fiscal Agent" shall mean ABN AMRO, in its capacity as fiscal agent hereunder, or any successor fiscal agent appointed as herein provided.

            "Fitch Ratings" shall mean Fitch, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, and specific ratings of Fitch, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "FV Bid" shall have the meaning assigned thereto in Section 3.18(d).

            "FV Price" shall have the meaning assigned thereto in Section
3.18(c).

            "GAAP" shall mean generally accepted accounting principles in the United States of America.

            "Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, either the related Rule 144A Global Certificate or the Regulation S Global Certificate.

            "Global Opinion" shall have the meaning assigned thereto in Section 11.12.

            "Government Securities" shall mean "Government Securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940, excluding any such securities that are not acceptable to either Rating Agency as Defeasance Collateral.

            "Grantor Trust" shall mean that certain "grantor trust" (within the meaning of the Grantor Trust Provisions) consisting of the Grantor Trust Assets.

            "Grantor Trust Assets" shall mean any Additional Interest Received with respect to the ARD Loan after its Anticipated Repayment Date.

            "Grantor Trust Provisions" shall mean subpart E, Part I of subchapter J of the Code, including Treasury regulation section
301.7701-4(c)(2).

            "Greenwich Capital Markets" shall mean Greenwich Capital Markets, Inc. or its successor in interest.

            "Ground Lease" shall mean, with respect to any Mortgage Loan for which the related Mortgagor has a leasehold interest in the related Mortgaged Property, the lease agreement(s) (including any lease agreement with respect to a master space lease) creating such leasehold interest.

            "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products and urea formaldehyde.

            "Holder" shall mean a Certificateholder.

            "HUD-Approved Servicer" shall mean a servicer that is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

            "Independent" shall mean, when used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, the Companion Loan Noteholder (and, in the case of the 311 South Wacker Drive A/B Loan, any Holder of the Class SWD-B Certificates) and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, the Companion Loan Noteholder (and, in the case of the 311 South Wacker Drive A/B Loan, any Holder of the Class SWD-B Certificates) or any Affiliate thereof, and (iii) is not connected with the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, the Companion Loan Noteholder (and, in the case of the 311 South Wacker Drive A/B Loan, any Holder of the Class SWD-B Certificates) or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, a Controlling Class Certificateholder, the Companion Loan Noteholder (and, in the case of the 311 South Wacker Drive A/B Loan, any Holder of the Class SWD-B Certificates) or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, such Controlling Class Certificateholder, the Companion Loan Noteholder (and, in the case of the 311 South Wacker Drive A/B Loan, any Holder of the Class SWD-B Certificates) or any Affiliate thereof, as the case may be, provided that such ownership constitutes less than 1% of the total assets owned by such Person.

            "Independent Appraiser" shall mean an Independent professional real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and
(iii) has a minimum of five years experience in the subject property type and market.

            "Independent Contractor" shall mean: (a) any Person that would be an "independent contractor" with respect to the Lower-Tier REMIC within the meaning of Section 856(d)(3) of the Code if the Lower-Tier REMIC were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, delivered to the Trustee (and, if any of the Loan Pairs are affected, to the Companion Loan Noteholder, and, in the case of the 311 South Wacker Drive A/B Loan, the Holders of the Class SWD-B Certificates), provided that (i) such REMIC Pool does not receive or derive any income from such Person and (ii) the relationship between such Person and such REMIC Pool is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5); or
(b) any other Person upon receipt by the Trustee (and, if any of the Loan Pairs are affected, by the related Companion Loan Noteholder, and, in the case of the 311 South Wacker Drive A/B Loan, by the Holders of the Class SWD-B Certificates) of an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor, will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property, due to such Person's failure to be treated as an Independent Contractor.

            "Initial Bidder" shall have the meaning assigned thereto in Section 3.18(d).

            "Initial Deposit" shall mean with respect to the Town Square Shopping Center Mortgage Loan, identified on the Mortgage Loan Schedule as loan number 27, an amount equal to $59,675, which represents the aggregate amount of interest that would have accrued at the related Mortgage Rate on the Cut-off Date Balance of such Mortgage Loan had such Mortgage Loan been originated on the Cut-off Date, for the period from and including the Cut-off Date to but excluding the initial Distribution Date.

            "Initial Trust Balance" shall be as set forth in the Preliminary Statement hereto and shall equal the aggregate Cut-off Date Balances of the Mortgage Loans.

            "Institutional Accredited Investor" or "IAI" shall mean an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

            "Insurance Policy" shall mean, with respect to any Loan, any hazard insurance policy, flood insurance policy, title policy, Environmental Insurance Policy or other insurance policy that is maintained from time to time in respect of such Loan or the related Mortgaged Property.

            "Insurance Proceeds" shall mean the proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

            "Insured Environmental Event" shall have the meaning assigned thereto in Section 3.07(d).

            "Interest Accrual Basis" shall mean the basis on which interest accrues in respect of any Loan, any Uncertificated Lower-Tier Interests or any Class of Regular Interest Certificates or the Class XPB, Class XP and Class XC Certificates, in each case consisting of one of the following: (i) a 360-day year consisting of twelve 30-day months; (ii) actual number of days elapsed in a 360-day year; (iii) actual number of days elapsed in a 365-day year; or (iv) actual number of days elapsed in an actual calendar year (taking account of leap year).

            "Interest Accrual Period" shall mean with respect to any Class of Regular Interest Certificates or Uncertificated Lower-Tier Interests and any Distribution Date, the period beginning on the first day of the calendar month preceding the calendar month in which the related Distribution Date occurs and ending on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs, calculated assuming that each month has 30 days and each year has 360 days (or with respect to the Class SWD-B Certificates or its Corresponding Uncertificated Lower-Tier Interest, calculated assuming a 360-day year and the actual number of days elapsed in such month).

            "Interested Person" shall mean the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, any Certificateholder, or any Affiliate of any such Person.

            "Interest Reserve Account" shall mean the sub-account of the Distribution Account, which is created and maintained by the Trustee pursuant to
Section 3.04(c) in trust for Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage Pass-Through Certificates, Series 2002-C1".

            "Interest Reserve Amount" shall mean, with respect to each Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan, for any Distribution Date that occurs during February of 2003 or February of any year thereafter or during January of 2003 or January of any year thereafter that is not a leap year, an amount equal to one day's interest accrued at the related Mortgage Rate (net of the related Additional Interest Rate in the case of the ARD Loan or related REO Mortgage Loan after the related Anticipated Repayment
Date) on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts due on such Due Date), to the extent that a Monthly Payment is Received in respect thereof for such Due Date as of the related Determination Date or a P&I Advance is made under this Agreement in respect thereof for such Due Date by such Distribution Date.

            "Interest Reserve Mortgage Loan" shall mean any Mortgage Loan (other than the 311 South Wacker Drive Non-Pooled B Loan) that accrues interest on an Actual/360 Basis.

            "Interest Reserve REO Mortgage Loan" shall mean any REO Mortgage Loan that relates to a predecessor Interest Reserve Mortgage Loan.

            "Investment Account" shall have the meaning assigned thereto in
Section 3.06(a).

            "Investment Grade Certificate" shall mean, as of any date of determination, a Certificate that is rated in one of the four highest generic rating categories by at least one Rating Agency.

            "IRS" shall mean the Internal Revenue Service or any successor agency.

            "Late Collections" shall mean: (a) with respect to any Loan, all amounts Received in connection therewith during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Loan due or deemed due on a Due Date in a previous Collection Period, or on a Due Date coinciding with or preceding the Cut-off Date, and not previously recovered; and (b) with respect to any REO Loan, all amounts Received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Loan, or the principal and/or interest portions of an Assumed Monthly Payment in respect of such REO Loan, due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

            "Liquidation Event" shall mean: (a) with respect to any Loan, any of the following events(i) such Loan is paid in full, (ii) a Final Recovery Determination is made with respect to such Loan, (iii) such Loan is repurchased by the Mortgage Loan Seller pursuant to Section 2.03(a) and the Mortgage Loan Purchase Agreement, (iv) such Loan is purchased by a Purchase Option Holder or its assignee pursuant to Section 3.18, (v) such Loan is purchased by the Depositor, the Special Servicer, the Mortgage Loan Seller, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, (vi) such Loan is purchased by the holder of a related mezzanine loan on behalf of the related Mortgagor in connection with a Loan default, as set forth in the related intercreditor agreement, or (vii) in the case of any of the Split Mortgage Loans, such Loan is purchased by the related Companion Loan Noteholder or its designee (or, in the case of the 311 South Wacker Drive A/B Loan, the Holder or Holders of more than 50% of the Class Principal Balance of the Class SWD-B Certificates or their designee) pursuant to the Loan Pair Co-Lender Agreement; and (b) with respect to any REO Property (and the related REO Loan), any of the following events(i) a Final Recovery Determination is made with respect to such REO Property, or (ii) such REO Property is purchased by the Depositor, the Special Servicer, the Mortgage Loan Seller, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01.

            "Liquidation Expenses" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Loan or REO Property pursuant to Sections 3.09 or 3.18 (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

            "Liquidation Fee" shall mean the fee designated as such in, and payable to the Special Servicer in connection with certain specified events in respect of a Specially Serviced Loan or an Administered REO Property pursuant to, Section 3.11(c).

            "Liquidation Fee Rate" shall mean, with respect to each Specially Serviced Loan or Administered REO Property as to which a Liquidation Fee is payable, 1.0%.

            "Liquidation Proceeds" shall mean all cash amounts (other than Insurance Proceeds and REO Revenues) Received in connection with: (i) the full or partial liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) the purchase of a Specially Serviced Mortgage Loan by a Purchase Option Holder or its assignee pursuant to Section 3.18; (iv) the repurchase of a Mortgage Loan by the Mortgage Loan Seller pursuant to Section 2.03(a) and the Mortgage Loan Purchase Agreement; (v) the purchase of a Mortgage Loan or REO Property by the Depositor, the Mortgage Loan Seller, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01; (vi) the purchase of a Loan by the holder of a related mezzanine loan on behalf of the related Mortgagor in connection with a Loan default, as set forth in the related intercreditor agreement; or (vii) in the case of any of the Split Mortgage Loans, the purchase of such Mortgage Loan by the related Companion Loan Noteholder or its designee (or in the case of the 311 South Wacker Drive Non-Pooled B Loan, by the Holder or Holders of more than 50% of the Class Principal Balance of the Class SWD-B Certificates) pursuant to the Loan Pair Co-Lender Agreement.

            "Loan" shall mean any Mortgage Loan or Companion Loan.

            "Loan Pair" shall have the meaning assigned thereto in the Preliminary Statement (and shall include any successor REO Loans).

            "Loan Pair Co-Lender Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

            "Loan Pair Custodial Account" shall mean, with respect to any Loan Pair, the segregated account or sub-accounts created and maintained by the Master Servicer pursuant to Section 3.04A on behalf of the Holders of such Loan Pair, which shall be entitled "Wachovia Bank, National Association, as Master Servicer, in trust for LaSalle Bank National Association, as Trustee, for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage Pass-Through Certificates, Series 2002-C1, and COMPANION LOAN NOTEHOLDERS, as their interests may appear."

            "Loan Pair Directing Holder" with respect to any Loan Pair, (i) for so long as a Control Appraisal Event does not exists and the holders of more than 50% of the related Companion Loan (or in the case of the 311 South Wacker Drive A/B Loan, the Holders of more than 50% of the Class Principal Balance of the Class SWD-B Certificates) are not Mortgagor Affiliate Holders, the Loan Pair Directing Holder will be the holder or holders of greater than 50% of the unpaid principal amount of the related Companion Loan (or, in the case of the 311 South Wacker Drive A/B Loan, the Holders of more than 50% of the Class Principal Balance of the Class SWD-B Certificates) and (ii) if a Control Appraisal Event does exist or if the holders of more than 50% of the related Companion Loan (or in the case of the 311 South Wacker Drive A/B Loan, the Holders of more than 50% of the Class Principal Balance of the Class SWD-B Certificates) are Mortgagor Affiliate Holders, the Loan Pair Directing Holder will the Controlling Class Directing Holder. For purposes of this definition, in calculating the holders of more than 50% of a Companion Loan (or in the case of the 311 South Wacker Drive A/B Loan, the Holders of more than 50% of the Certificate Principal Balance of the Class SWD-B Certificates), the unpaid principal amount of the related Companion Loan (or in the case of the 311 South Wacker Drive A/B Loan, the Certificate Principal Balance of the Class SWD-B Certificates) held by a Mortgagor Affiliate Holder shall be deemed to be zero, except with respect to determining whether Holders of more 50% of the related Companion Loan (or in the case of the 311 South Wacker Drive A/B Loan, the Holders of more than 50% of the Certificate Principal Balance of the Class SWD-B Certificates) are not Mortgagor Affiliate Holders.

            "Loan Pair Mortgaged Property" shall mean any of the properties securing a Loan Pair.

            "Loan Pair Noteholders" shall mean, with respect to each Loan Pair, the Trustee, as Holder of the Mortgage Note or Mortgage Notes for the related Split Mortgage Loan and the related Companion Loan Noteholder.

            "Loan Pair Remittance Amount" shall mean, with respect to any Master Servicer Remittance Date and each Loan Pair, an amount equal to: (a) the aggregate amount of (i) all payments and other collections on or with respect to the applicable Loan Pair and the related Mortgaged Property (if it becomes an REO Property) that (A) were received as of the close of business on the immediately preceding Determination Date and (B) are on deposit or are required to be on deposit in the related Loan Pair Custodial Account as of 12:00 noon (New York City time) on such Master Servicer Remittance Date, including any such payments and other collections transferred to the related Loan Pair Custodial Account from the related Loan Pair REO Account (if established), and (ii) any and all P&I Advances made with respect to the Split Mortgage Loan in such Loan Pair (or the 311 South Wacker Drive Pari Passu Companion Loan, if applicable) that is available for remittance to the Pool Custodial Account (or, in the case of the 311 South Wacker Drive Non-Pooled B Loan, the Class SWD-B Sub-Account); net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following--(i) Monthly Payments that are due on a Due Date following the end of the related Collection Period,
(ii) any amount payable or reimbursable to any Person from the related Loan Pair Custodial Account pursuant to clauses (ii) through (xv) of Section 3.05A, and
(iii) any amounts deposited in the related Loan Pair Custodial Account in error.

            "Loan Pair REO Account" shall mean the segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Certificateholders and the related Companion Noteholders, which shall be entitled "Lennar Partners, Inc., as Special Servicer, in trust for LaSalle Bank National Association, as Trustee, for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage Pass-Through Certificates, Series 2002-C1, and for [NAMES OF COMPANION LOAN NOTEHOLDERS], as their interests may appear."

            "Loan Pair REO Property" shall mean the Loan Pair Mortgaged Property, if such Mortgaged Property becomes an REO Property hereunder.

            "Loan Pair Servicing Reports" shall mean, with respect to any Loan Pair, each of the CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification Report, CMSA Historical Liquidation Report, CMSA REO Status Report, Loan Payoff Notification Report, CMSA Loan Periodic Update File, CMSA Property File, CMSA Financial File, CMSA Loan Setup File, CMSA Servicer Watch List, CMSA Operating Statement Analysis, CMSA NOI Adjustment Worksheet and CMSA Comparative Financial Status Report, each as may be modified to reflect the fact that a single Mortgaged Property or REO Property, as the case may be, is the subject of such report.

            "Loan Payoff Notification Report" shall mean a report containing substantially the information described in Exhibit E attached hereto, and setting forth for each Serviced Loan as to which written notice of anticipated payoff has been received by the Master Servicer as of the Determination Date preceding the delivery of such report, among other things, the mortgage loan number, the property name, the ending scheduled loan balance for the Collection Period ending on such Determination Date, the expected date of payment, the expected related Distribution Date and the estimated amount of the Yield Maintenance Charge or Prepayment Premium due (if any).

            "Lockout Period" shall mean, with respect to any Loan that prohibits the Mortgagor from prepaying such loan until a date specified in the related Mortgage Note or other loan document, the period from the Closing Date until such specified date.

            "Lower-Tier Distribution Account" shall mean the sub-account deemed to be a part of the Distribution Account and maintained by the Trustee pursuant to Section 3.04(b).

            "Lower-Tier Distribution Amount" as defined in Section 4.01(i).

            "Lower-Tier REMIC" shall mean the segregated pool of assets constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made, and consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received by the Trust after the Closing Date (other than scheduled payments of interest and principal due on or before the Cut-off Date, and other than Additional Interest Received in respect of the ARD Loan after its Anticipated Repayment Date), together with all documents included in the related Mortgage Files; (ii) any REO Properties as from time to time are subject to this Agreement and all income and proceeds therefrom (to the extent not allocable to a Companion Loan); and (iii) such funds or assets as from time to time are deposited in the Pool Custodial Account each Loan Pair Custodial Account (to the extent related to the Mortgage Loans), the Lower-Tier Distribution Account, the Class SWD-B Sub-Account, the Interest Reserve Account and, if established, the Pool REO Account and each Loan Pair REO Account (to the extent related to the Mortgage Loans).

            "Master Servicer" shall mean Wachovia Bank, National Association, in its capacity as master servicer hereunder, or any successor master servicer appointed as herein provided.

            "Master Servicer Class SWD-B Remittance Amount" shall mean, with respect to any Master Servicer Remittance Date, the portion of the Loan Pair Remittance Amount for the 311 South Wacker Drive A/B Loan equal to: (a) the aggregate amount of (i) all payments and other collections on or with respect to the 311 South Wacker Drive Non-Pooled B Loan and any collections on any REO Property with respect to the 311 South Wacker Drive A/B Loan allocable to the 311 South Wacker Drive Non-Pooled B Loan that (A) were Received as of the close of business on the immediately preceding Determination Date and (B) are on deposit or are required to be on deposit in the related Loan Pair Custodial Account as of 12:00 noon (New York City time) on such Master Servicer Remittance Date, including any such payments and other collections transferred to the applicable Loan Pair Custodial Account from the related Loan Pair REO Account (if established) and (ii) any and all P&I Advances made with respect to the 311 South Wacker Drive Non-Pooled B Loan that are available for remittance to the Class SWD-B Sub-Account on such Master Servicer Remittance Date; net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following--(i) Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amount payable or reimbursable to any Person from the related Loan Pair Custodial Account pursuant to clauses (ii) through (xv) of Section 3.05A, (iii) any Excess Liquidation Proceeds and (iv) any amounts deposited in the related Loan Pair Custodial Account in error.

            "Master Servicer Remittance Amount" shall mean, with respect to any Master Servicer Remittance Date, an amount equal to: (a) the aggregate amount of all payments and other collections on or with respect to the Serviced Mortgage Loans and any related REO Properties (other than amounts that relate to the 311 South Wacker Drive Non-Pooled B Loan) that (A) were Received as of the close of business on the immediately preceding Determination Date and (B) are on deposit or are required to be on deposit in the Pool Custodial Account as of 12:00 noon (New York City time) on such Master Servicer Remittance Date, including any such payments and other collections transferred to the Pool Custodial Account from the Pool REO Account (if established); net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following--(i) Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amount payable or reimbursable to any Person from the Pool Custodial Account pursuant to clauses (ii) through (xvii) of Section 3.05(a), (iii) any Excess Liquidation Proceeds and (iv) any amounts deposited in the Pool Custodial Account in error.

            "Master Servicer Remittance Date" shall mean the date each month, commencing in January 2003, on which, among other things, the Master Servicer is required to (i) make P&I Advances and (ii) transfer the Master Servicer Remittance Amount, the Master Servicer Class SWD-B Remittance Amount and any Excess Liquidation Proceeds to the Trustee, which date shall be the Business Day immediately preceding each Distribution Date.

            "Master Servicing Fee" shall mean, with respect to each Serviced Loan (and any successor REO Loan with respect thereto), the fee designated as such and payable to the Master Servicer pursuant to Section 3.11(a).

            "Master Servicing Fee Rate" shall mean (a) with respect to each Mortgage Loan and REO Mortgage Loan, a rate per annum equal to the related Administrative Cost Rate minus the Trustee Fee Rate; and (b) with respect to each of the Companion Loans and any related REO Loan, 0.05% per annum;

            "Material Breach" shall have the meaning assigned thereto in Section 2.03(a).

            "Material Document Defect" shall have the meaning assigned thereto in Section 2.03(a).

            "Modified Loan" shall mean any Serviced Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

            (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to such Loan);

            (b) except as expressly contemplated by the related loan documents, results in a release of the lien of the related Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely); or

            (c) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Loan or materially reduces the likelihood of timely payment of amounts due thereon.

            "Monthly Payment" shall mean, with respect to any Loan, as of any Due Date, the scheduled monthly debt service payment (or, in the case of the ARD Loan after its Anticipated Repayment Date, the monthly debt service payment required to be paid on a current basis) on such Loan that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, including any Balloon Payment payable in respect of such Loan on such Due Date; provided that the Monthly Payment due in respect of any Loan shall not include Default Interest; and provided, further, that the Monthly Payment due in respect of the ARD Loan after its Anticipated Repayment Date shall not include Additional Interest.

            "Moody's" shall mean Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Mortgage" shall mean, with respect to any Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the related Mortgage Note and creates a lien on the related Mortgaged Property.

            "Mortgage File" shall mean:

            (a) with respect to any Mortgage Loan and, in the case of any Loan Pair, any Companion Loan, the following documents collectively (which, in the case of a Loan Pair, except for the Mortgage Note referred to in clause (i) and clause (vi) of this definition, relates to an entire Loan
      Pair):

                  (i)(A) the original executed Mortgage Note for such Mortgage
            Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of "LaSalle Bank National Association, as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage Pass-Through Certificates, Series 2002-C1" or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is not the Mortgage Loan Seller) (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note), and (B) in the case of a Loan Pair, a copy of the executed Mortgage Note for the related Companion Loan;

                  (ii) an original or copy of the Mortgage, together with
            originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

                  (iii) an original or copy of any related Assignment of Leases
            (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

                  (iv) an original executed assignment, in recordable form
            (except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage Pass-Through Certificates, Series 2002-C1" (or, in each case, a copy thereof, certified to be the copy of such assignment submitted for recording);

                  (v) an original or copy of the assignment of all unrecorded documents relating to the Mortgage Loan, in favor of "LaSalle Bank National Association, as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage Pass-Through Certificates, Series 2002-C1";

                  (vi) originals or copies of final written modification
            agreements in those instances where the terms or provisions of the Mortgage Note for such Mortgage Loan (or, if applicable, either Mortgage Note of a Loan Pair) or the related Mortgage have been modified as to a monetary term or other material term thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

                  (vii) the original or a copy of the policy or certificate of lender's title insurance issued in connection with such Mortgage Loan (or, if such policy has not been issued, a "marked-up" pro forma title policy marked as binding and countersigned by the title insurer or its authorized agent, or an irrevocable, binding commitment to issue such title insurance policy);

                  (viii) with respect to Mortgage Loans secured by hospitality properties only, filed copies (with evidence of filing) of any prior effective UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and an original UCC-2 or UCC-3 assignment thereof, as appropriate, in form suitable for filing, in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage Pass-Through Certificates, Series 2002-C1";

                  (ix) an original or copy of the related Ground Lease relating to such Mortgage Loan, if any;

                  (x) an original or copy of the related loan agreement, if any;

                  (xi) an original of the related guaranty of payment under, or a copy of the original letter of credit in connection with, such Mortgage Loan, if any;

                  (xii) an original or copy of the lock-box agreement or cash management agreement relating to such Mortgage Loan, if any;

                  (xiii) an original or copy of the environmental indemnity from the related Mortgagor, if any;

                  (xiv) an original or copy of the related security agreement
            (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof;

                  (xv) an original assignment of the related security agreement
            (if such item is a document separate from the Mortgage and if such item is not included in the assignment described in clause (v)), in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage Pass-Through Certificates, Series 2002-C1";

                  (xvi) in the case of a Loan Pair, a copy of the related Loan
            Pair Co-Lender Agreement;

                  (xvii)in the case of any Loan as to which there exists a
            related mezzanine loan, the related intercreditor agreement; and

                  (xviii) an original or copy of any related Environmental
            Insurance Policy;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or a Custodian on its behalf for documents described in clauses (a)(vi) and (a)(ix) through (a)(xviii) of this definition, shall be deemed to include such documents only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence.

            "Mortgage Loan" shall mean each of the mortgage loans listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File or otherwise held on behalf of the Trust.

            "Mortgage Loan Purchase Agreement" shall mean the Mortgage Loan Purchase Agreement dated as of December 30, 2002 and entered into by and between the Depositor and the Mortgage Loan Seller.

            "Mortgage Loan Schedule" shall mean the list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Schedule I (and also delivered to the Trustee and the Master Servicer in a computer readable format). Such list shall set forth the following information with respect to each Mortgage Loan:

                  (i) the Mortgage Loan number;

                  (ii) the street address (including city, state and zip code)
            and name of the related Mortgaged Property;

                  (iii) the Cut-off Date Balance;

                  (iv) the amount of the Monthly Payment due on the first Due
            Date following the Closing Date;

                  (v) the original Mortgage Rate;

                  (vi) the (A) remaining term to stated maturity and (B) Stated
            Maturity Date;

                  (vii) in the case of a Balloon Mortgage Loan, the remaining amortization term;

                  (viii) the Interest Accrual Basis;

                  (ix) the (A) Administrative Cost Rate and (B) primary
            servicing fee rate;

                  (x) whether the Mortgage Loan is secured by a Ground Lease;

                  (xi) the Mortgage Loan Seller;

                  (xii) whether the related Mortgage Loan is a Defeasance Loan;

                  (xiii) whether such Mortgage Loan is an ARD Loan and, if so, the Anticipated Repayment Date and Additional Interest Rate;

                  (xiv) whether the Mortgage Loan is a Cross-Collateralized
            Mortgage Loan and the Cross-Collateralized Group to which it belongs; and

                  (xv) whether such Mortgage Loan is part of a Loan Pair, in which case the information required by clauses (iii), (iv), (v),
            (vi), (vii), (viii) and (ix)(B) shall also be set forth for the Companion Loan in such Loan Pair.

            "Mortgage Loan Seller" Greenwich Capital Financial Products, Inc.

            "Mortgage Note" shall mean the original executed note evidencing the indebtedness of a Mortgagor under a Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

            "Mortgage Pool" shall mean all of the Mortgage Loans and any successor REO Mortgage Loans (in each case other than the 311 South Wacker Drive Non-Pooled B Loan), collectively. The Mortgage Pool does not include any Companion Loan or any related REO Loan or the 311 South Wacker Drive Non-Pooled B Loan or any related REO Loan.

            "Mortgage Pool Data Update Report" shall mean, with respect to any Distribution Date, a report (which may be included as part of the Distribution Date Statement), prepared by the Trustee, containing information regarding the Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Loans set forth on Annex A to the Prospectus Supplement (calculated, where applicable, on the basis of the most recent relevant information provided by the Mortgagors to the Master Servicer or the Special Servicer, as the case may be, and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee), and which information shall be presented in tabular format substantially similar to the format utilized on such annex and shall also include a loan-by-loan listing (in descending balance order) showing loan number, property type, location, unpaid principal balance, Mortgage Rate, paid-through date, maturity date, gross interest portion of the Monthly Payment, principal portion of the Monthly Payment, and any Prepayment Premium or Yield Maintenance Charge received.

            "Mortgage Rate" shall mean, with respect to each Loan (and any successor REO Loan with respect thereto), the related annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in accordance with Section 3.20 or in connection with a bankruptcy, insolvency or similar proceeding involving the related Mortgagor. In the case of the ARD Loan, the related Mortgage Rate shall increase in accordance with the related Mortgage Note if the particular loan is not paid in full by its Anticipated Repayment Date. Notwithstanding the foregoing, if any Mortgage Loan (other than the 311 South Wacker Drive Non-Pooled B Loan) does not accrue interest on the basis of a 360 day year consisting of twelve 30--day months, then, solely for purposes of calculating Pass--Through Rates, the Mortgage Rate of such Mortgage Loan for any one--month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360--day year consisting of twelve 30--day months in order to produce the aggregate amount of interest actually accrued (exclusive of Additional Interest or Default Interest) in respect of such Mortgage Loan during such one--month period at the related Mortgage Rate; provided, however, that with respect to any Mortgage Loan (other than the 311 South Wacker Drive Non-Pooled B Loan) accruing interest based on a 360--day year and the actual number of days elapsed, the Mortgage Rate for the one month period (A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in February in any year which is a leap year will be determined exclusive of the Interest Reserve Amount withheld from that month, and (B) preceding the Due Date in March will be determined inclusive of the amounts withheld from the immediately preceding February and, if applicable, January. "Mortgaged Property" shall mean the real property subject to the lien of a Mortgage.

            "Mortgagor" shall mean, individually and collectively, as the context may require, the obligor or obligors under a Loan, including any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Loan.

            "Mortgagor Affiliate Holder" any Companion Loan Noteholder or Certificateholder that is a Mortgagor or an Affiliate of the Mortgagor (including any Companion Loan Noteholder, its Affiliate, a Certificateholder or its Affiliate, in each case, that was a lender of the Mortgagor and has foreclosed on the equity interests in the Mortgagor or any Companion Loan Noteholder or Certificateholder that acquires, directly or through an Affiliate, a direct equity interest in the Mortgaged Property).

            "Net Aggregate Prepayment Interest Shortfall" shall mean, with respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments and/or, insofar as they result from the application of Insurance Proceeds and/or Condemnation Proceeds, other early recoveries of principal Received on the Mortgage Loans (including Specially Serviced Mortgage Loans) during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to Section 3.19(a) in connection with such Prepayment Interest Shortfalls.

            "Net Default Charges" shall have the meaning assigned thereto in
Section 3.26(a).

            "Net Investment Earnings" shall mean, with respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such interest or other income payable to a Mortgagor in accordance with the related loan documents and applicable law), exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06 (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Mortgagor).

            "Net Investment Loss" shall mean, with respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account in accordance with Section
3.06 (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Mortgagor), exceeds the aggregate of all interest and other income realized during such Collection Period on such funds (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such interest or other income payable to a Mortgagor in accordance with the related loan documents and applicable law).

            "Net Liquidation Proceeds" shall mean the excess, if any, of all Liquidation Proceeds received with respect to any Specially Serviced Loan or REO Property, over the amount of all Liquidation Expenses incurred with respect thereto.

            "Net Mortgage Rate" shall mean with respect to any Mortgage Loan or REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect (excluding, if applicable, the portion thereof comprised of the Additional Interest Rate following the related Anticipated Repayment Date), minus the Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Mortgagor.

            "Net Prepayment Consideration" shall mean the Prepayment Consideration Received with respect to any Mortgage Loan or REO Mortgage Loan, net of any Workout Fee or Liquidation Fee payable therefrom.

            "Net SWD-B Prepayment Interest Shortfall" shall mean, with respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments and/or, insofar as they result from the application of Insurance Proceeds and/or Condemnation Proceeds, other early recoveries of principal Received on the 311 South Wacker Drive Non-Pooled B Loan (including if such Loan is a Specially Serviced Mortgage Loan) during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Class SWD-B Sub-Account for such Distribution Date pursuant to Section 3.19(a) in connection with such Prepayment Interest Shortfalls.

            "New Lease" shall mean any lease of Administered REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Trustee and, in the case of any Loan Pair, the related Companion Loan Noteholder.

            "Nonrecoverable Advance" shall mean any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

            "Nonrecoverable P&I Advance" shall mean with respect to any Mortgage Loan or the 311 South Wacker Drive Pari Passu Companion Loan, any P&I Advance previously made or proposed to be made in respect of such Loan or a related REO Loan by the Master Servicer, the Trustee or the Fiscal Agent, which P&I Advance such party has determined in its reasonable, good faith judgment, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Loan or REO Loan, as the case may be.

            "Nonrecoverable Servicing Advance" shall mean any Servicing Advance previously made or proposed to be made in respect of a Loan or REO Property by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, which Servicing Advance such party has determined, in its reasonable, good faith judgment, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Loan or REO Property, as the case may be. With respect to any Mortgage Loan or the 311 South Wacker Drive Pari Passu Companion Loan that is not an REO Loan, to the extent that any Servicing Advance is for an expense for which the Mortgagor is not liable under the related Mortgage Loan documents, such Servicing Advance will be deemed to be a Nonrecoverable Servicing Advance immediately after such Servicing Advance has been made.

            "Non-Registered Certificate" shall mean any Certificate that has not been the subject of registration under the Securities Act. As of the Closing Date, the Class XPB, Class XP, Class XC, Class D, Class E, Class F, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class SWD-B, Class R-I, Class R-II and Class V Certificates are Non-Registered Certificates.

            "Non-United States Tax Person" shall mean any Person other than a United States Tax Person.

            "Notional Amount" means, as of any date of determination: (i) with respect to all of the Class XPB, Class XP or Class XC Certificates as a Class, the Class XPB Notional Amount, Class XP Notional Amount or Class XC Notional Amount, as applicable, as of such date of determination; and (ii) with respect to any Class XPB, Class XP or Class XC Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class XPB Notional Amount, Class XP Notional Amount or Class XC Notional Amount, as applicable, as of such date of determination.

            "Officer's Certificate" shall mean a certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be or by a Responsible Officer of the Trustee or the Fiscal Agent, as the case may be, and shall mean with respect to any other Person, a certificate signed by any of the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President or Managing Director, an Assistant Vice President or any other authorized officer (however denominated) or another officer customarily performing functions similar to those performed by any of the above designated officers or, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "Opinion of Counsel" shall mean a written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer or the Special Servicer, acceptable in form and delivered to the Trustee or any other specified Person, as the case may be, except that any opinion of counsel relating to (a) the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, (b) compliance with the REMIC Provisions, (c) qualification of the Grantor Trust as a grantor trust, (d) whether any act or event would cause an Adverse REMIC Event or Adverse Grantor Trust Event, as may be applicable, or (e) the resignation of the Master Servicer or the Special Servicer pursuant to this Agreement, must be a written opinion of Independent counsel acceptable to and delivered to the Trustee or any other specified Person, as the case may be.

            "Original Class Principal Balance" shall mean, with respect to any Class of Principal Balance Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

            "Ownership Interest" shall mean, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance" shall mean, as to any Mortgage Loan or the 311 South Wacker Drive Pari Passu Companion Loan or a related REO Loan, any advance made by the Master Servicer, the Trustee or the Fiscal Agent pursuant to Section 4.03 or Section 4.03A, as applicable.

            "Pass-Through Rate" shall mean:

            (a) with respect to the Class A-1 Certificates for any Interest Accrual Period, 3.357% per annum;

            (b) with respect to the Class A-2 Certificates for any Interest Accrual Period, 4.112% per annum;

            (c) with respect to the Class A-3 Certificates for any Interest Accrual Period, 4.495% per annum;

            (d) with respect to the Class A-4 Certificates for any Interest Accrual Period, 4.948% per annum;

            (e) with respect to the Class B Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.104% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

            (f) with respect to the Class C Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.183% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

            (g) with respect to the Class D Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.252% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

            (h) with respect to the Class E Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.301% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

            (i) with respect to the Class F Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.380% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

            (j) with respect to the Class G Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.803% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

            (k) with respect to the Class H Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.903% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

            (l) with respect to the Class J Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 6.306% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

            (m) with respect to the Class SWD-B Certificates for any Interest Accrual Period an annual rate equal to the Net Mortgage Rate of the 311 South Wacker Drive Non-Pooled B Loan;

            (n) with respect to each of the Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.50% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

            (o) with respect to the Class XC Certificates, for the initial Distribution Date, 0.314% per annum, and for any subsequent Distribution Date, the weighted average of the Class XC Strip Rates for the Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date);

            (p) with respect to the Class XP Certificates for the initial Distribution Date, 2.059% per annum, and for any subsequent Distribution Date, the weighted average of the Class XP Strip Rates for the respective Class XP Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date); and

            (q) with respect to the Class XPB Certificates for the initial Distribution Date, 1.760% per annum, and for any subsequent Distribution Date, the weighted average of the Class XPB Strip Rates for the respective Class XPB Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

            "Percentage Interest" shall mean: (a) with respect to any Regular Interest Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or initial Notional Amount, as the case may be, of the relevant Class; and (b) with respect to a Class V or Residual Interest Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Performance Certification" shall have the meaning assigned to such term in Section 8.15(d).

            "Performing Party" shall have the meaning assigned to such term in
Section 8.15(d).

            "Performing Serviced Loan" shall mean any Corrected Loan and any Serviced Loan as to which a Servicing Transfer Event has never occurred.

            "Performing Serviced Mortgage Loan" shall mean any Serviced Mortgage Loan that is a Performing Serviced Loan.

            "Permitted Encumbrances" shall have the meaning assigned thereto in
Section 2.04(b)(viii).

            "Permitted Investments" shall mean any one or more of the following obligations or securities (including obligations or securities of the Trustee if otherwise qualifying hereunder):

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                  (ii) repurchase obligations with respect to any security
            described in clause (i) of this definition (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase such obligations are rated in the highest rating category of each of Fitch Ratings, S&P and Moody's (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates and, in the case of an investment being made with funds that relate solely to any Loan Pair, with respect to any class of related Companion Loan Securities, as evidenced in writing by such Rating Agency). In addition, any such item by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                  (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating category of each of Fitch Ratings, S&P and Moody's (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates and, in the case of an investment being made with funds that relate solely to any Loan Pair, with respect to any class of related Companion Loan Securities, as evidenced in writing by such Rating Agency). In addition, any such item by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                  (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each of Fitch Ratings, S&P and Moody's (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates and, in the case of an investment being made with funds that relate solely to any Loan Pair, with respect to any class of related Companion Loan Securities, as evidenced in writing by such Rating Agency). In addition, such commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                  (v) units of money market funds rated in the highest
            applicable rating category of each of Fitch Ratings, S&P and Moody's (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates and, in the case of an investment being made with funds that relate solely to any Loan Pair, with respect to any class of related Companion Loan Securities, as evidenced in writing by such Rating Agency) and which seeks to maintain a constant net asset value; and

                  (vi) any other obligation or security that (A) is acceptable to each Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the Trustee, and (B) constitutes a "cash flow investment" (within the meaning of the REMIC Provisions), as evidenced by an Opinion of Counsel obtained at the expense of the Person that wishes to include such obligation or security as a Permitted Investment;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and (3) no investment described hereunder may have a "r" highlighter or other comparable qualifier attached to its rating.

            "Permitted Transferee" shall mean any Transferee of a Residual Interest Certificate other than (a) a Disqualified Organization, (b) any Person as to whom, as determined by the Trustee (based upon an Opinion of Counsel, obtained at the request of the Trustee at the expense of such Person or the Person seeking to Transfer a Residual Interest Certificate, supporting such determination), the Transfer of a Residual Interest Certificate may cause either REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding, (c) a Disqualified Non-United States Tax Person, (d) a Disqualified Partnership, or (e) a United States Tax Person with respect to whom interest is attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of such Person or any other United States Tax Person.

            "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan" shall have the meaning assigned thereto in Section 5.02(c).

            "Plurality Residual Interest Certificateholder" shall mean, as to any taxable year of each REMIC Pool, the Holder of Certificates entitled to the largest percentage of the Voting Rights allocated to the related Class of Residual Interest Certificates.

            "Pool Custodial Account" shall mean the segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Wachovia Bank, National Association, as Master Servicer, on behalf of LaSalle Bank National Association, as Trustee, in trust for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage Pass-Through Certificates, Series 2002-C1."

            "Pool REO Account" shall mean the segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Lennar Partners, Inc., as Special Servicer, on behalf of LaSalle Bank National Association, as Trustee, in trust for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage Pass-Through Certificates, Series 2002-C1."

            "Pooled Mortgage Loans" means the Mortgage Loans other than the 311 South Wacker Drive Non-Pooled B Loan.

            "Pooled REO Mortgage Loans" means the REO Mortgage Loans other than any REO Mortgage Loan with respect to the 311 South Wacker Drive Non-Pooled B Loan.

            "Prepayment Assumption" shall mean, for purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, the assumption that no Mortgage Loan is prepaid prior to stated maturity, except that it is assumed that the ARD Loan is repaid on its Anticipated Repayment Date.

            "Prepayment Consideration" shall mean any Prepayment Premium or Yield Maintenance Charge.

            "Prepayment Consideration Entitlement" shall mean, with respect to
(i) any Distribution Date on which any Net Prepayment Consideration Received on any Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), other than the 311 South Wacker Drive Non-Pooled B Loan or any REO Loan with respect thereto, is distributable and (ii) each of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) such Net Prepayment Consideration, multiplied by (b) a fraction (not greater than 1.0 or less than 0.0), the numerator of which is equal to the excess, if any, of the Pass-Through Rate for such Class of Principal Balance Certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for such Mortgage Loan (or REO Mortgage Loan) over the relevant Discount Rate, and further multiplied by (c) a fraction, the numerator of which is equal to the amount of principal to be distributed on such Class of Principal Balance Certificates on such Distribution Date pursuant to Section 4.01(a) or 9.01, as applicable, and the denominator of which is equal to the Principal Distribution Amount for such Distribution Date.

            "Prepayment Interest Excess" shall mean with respect to any Serviced Loan that was subject to a Principal Prepayment in full or in part made (or, if resulting from the application of Insurance Proceeds or Condemnation Proceeds, any other early recovery of principal received) after its Due Date in any Collection Period, any payment of interest (net of related Master Servicing
Fees) actually collected from the related Mortgagor or otherwise and intended to cover interest accrued on such Principal Prepayment during the period from and after such Due Date (exclusive, however, of any related Prepayment Premium or Yield Maintenance Charge that may have been collected and, in the case of the ARD Loan after its Anticipated Repayment Date, further exclusive of any Additional Interest).

            "Prepayment Interest Shortfall" shall mean with respect to any Serviced Loan that was subject to a Principal Prepayment in full or in part made (or, if resulting from the application of Insurance Proceeds or Condemnation Proceeds, any other early recovery of principal received) prior to its Due Date in any Collection Period, the amount of interest, to the extent not collected from the related Mortgagor or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued at a rate per annum equal to the related Mortgage Rate (net of the sum of the related Master Servicing Fee Rate and, in the case of the ARD Loan after its Anticipated Repayment Date, the related Additional Interest Rate) on the amount of such Principal Prepayment during the period from the date to which interest was paid by the related Mortgagor to, but not including, such Due Date.

            "Prepayment Premium" shall mean any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, as a result of a Principal Prepayment on, or other early collection of principal of, a Loan.

            "Primary Servicing Office" shall mean the offices of the Master Servicer or the Special Servicer, as the context may require, that are primarily responsible for such party's servicing obligations hereunder. As of the Closing Date, the Primary Servicing Office of the Master Servicer is located at NC 1075, 8739 Research Drive, URP-4, Charlotte, North Carolina 28288-1075, and the Primary Servicing Office of the Special Servicer is located at 760 N.W. 107th Avenue, Miami, Florida 33172.

            "Prime Rate" shall mean the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate," then the Trustee shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Fiscal Agent, the Master Servicer, the Special Servicer and all Companion Loan Noteholders and the Holders of the Class SWD-B Certificates in writing of its selection.

            "Principal Balance Certificate" shall mean any Regular Interest Certificate (other than the Class X Certificates).

            "Principal Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to the aggregate (without duplication) of the following:

            (a) the aggregate of all payments of principal (other than Principal Prepayments) Received with respect to the Serviced Mortgage Loans during the related Collection Period, in each case exclusive of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made under this Agreement for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Cut-off Date or on a Due Date subsequent to the related Collection Period;

            (b) the aggregate of the principal portions of all Monthly Payments due in respect of the Serviced Mortgage Loans for their respective Due Dates occurring during the related Collection Period, that were Received prior to the related Collection Period;

            (c) the aggregate of all Principal Prepayments Received on the Serviced Mortgage Loans during the related Collection Period;

            (d) the aggregate of all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds Received with respect to any Serviced Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of such Mortgage Loans, in each case exclusive of any portion of such proceeds that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date;

            (e) the aggregate of all Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Revenues Received with respect to any Administered REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Mortgage Loans, in each case exclusive of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date; and

            (f) the aggregate of the principal portions of all P&I Advances made under this Agreement with respect to the Mortgage Loans and any REO Mortgage Loans for such Distribution Date;

provided that none of the amounts set forth in clauses (a) to (f) above shall represent amounts received, due or advanced on or in respect of the 311 South Wacker Drive Non-Pooled B Loan or any successor REO Loan thereto or any Companion Loan or any successor REO Loan thereto.

            "Principal Prepayment" shall mean any voluntary payment of principal made by the Mortgagor on a Loan that is Received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Prohibited Transaction Exemption" shall mean Prohibited Transaction Exemption 90-59 granted to Greenwich Capital Markets by the United States Department of Labor, as such Prohibited Transaction Exemption may be amended from time to time.

            "Proposed Plan" shall have the meaning assigned thereto in Section 3.17(a)(iii).

            "Prospectus" shall mean the prospectus dated November 25, 2002, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

            "Prospectus Supplement" shall mean the prospectus supplement dated December 11, 2002, relating to the Registered Certificates.

            "Purchase Option Holders" shall have the meaning assigned thereto in
Section 3.18(b).

            "Purchase Price" shall mean, with respect to any Mortgage Loan (or REO Property), a cash price equal to the aggregate of: (a) the outstanding principal balance of such Mortgage Loan (or the related REO Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Mortgage Loan (or the related REO Loan) to, but not including, the Due Date in the Collection Period of purchase (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest or, in the case of the ARD Loan after its Anticipated Repayment Date, Additional Interest), (c) all related unreimbursed Servicing Advances, if any, (d) all accrued and unpaid interest, if any, in respect of related Advances in accordance with, as applicable, Section 3.11(g), Section 4.03(d) and/or Section 4.03A(d), and (e) in the case of a repurchase by the Mortgage Loan Seller pursuant to Section 2.03(a) and the Mortgage Loan Purchase Agreement, (i) to the extent not otherwise included in the amount described in clause (d) of this definition, any unpaid Special Servicing Fees and other Additional Trust Fund Expenses with respect to such Mortgage Loan (or REO Property), including any Liquidation Fee payable because the subject repurchase occurred more than 180 days beyond the earlier of notice to or discovery by the party effecting the repurchase of the subject Material Document Defect or Material Breach that gave rise to the repurchase, and (ii) to the extent not otherwise included in the amount described in clause (c) of this definition, any costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee (on behalf of the Trust) in enforcing the obligation of such Person to purchase such Mortgage Loan; provided, that, in the case of an REO Property that relates to any Loan Pair, the Purchase Price for such REO Property shall instead equal the greater of (x) the fair market value of such REO Property, based on a recent appraisal meeting the criteria for a Required Appraisal, and (y) the aggregate of the amounts described in clauses (a), (b),
(c), (d) and, if applicable, (e) above with respect to all REO Loans comprising such Loan Pair.

            "Qualified Bidder" shall have the meaning assigned thereto in
Section 7.01(c).

            "Qualified Institutional Buyer" or "QIB" shall mean a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

            "Qualified Insurer" shall mean an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

            "Rated Final Distribution Date" shall mean: (a) with respect to the Class A-1 Certificates, the Distribution Date in January 2013; (b) with respect to the Class A-2 and Class A-3 Certificates, the Distribution Date in January 2017; (c) with respect to the Class SWD-B Certificates, the Distribution Date in November 2019; and (c) with respect to the other Classes of Certificates, other than the Class Q, Class R-I, Class R-II and Class V Certificates, the Distribution Date in January 2035.

            "Rating Agency" shall mean each of Fitch Ratings, S&P and Moody's.

            "Realized Loss" shall mean: (1) with respect to each Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to the excess, if any, of (a) the sum of (i) the unpaid principal balance of such Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (ii) without taking into account the amount described in subclause (1)(b) of this definition, all accrued but unpaid interest on such Loan or such REO Loan, as the case may be, to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest or, in the case of the ARD Loan after its Anticipated Repayment Date, Additional Interest), over (b) all payments and proceeds, if any, Received in respect of such Loan or, to the extent allocable to such REO Loan, the related REO Property, as the case may be, during the Collection Period in which such Final Recovery Determination was made, insofar as such payments and proceeds are allocable to interest (other than Default Interest and Additional Interest) on or principal of such Loan or REO Loan; (2) with respect to each Loan as to which any portion of the principal or previously accrued interest payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of such principal and/or interest (other than Default Interest and, in the case of the ARD Loan after its Anticipated Repayment Date, Additional Interest) so canceled; and (3) with respect to each Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment); provided, however, that any Loan Pair shall be deemed to be a single Loan for purposes of this definition.

            "Received" shall mean in the case of any Loan or REO Property, received by the Master Servicer or any of its Sub-Servicers, the Special Servicer or any of its Sub-Servicers or the Trustee, as the case may be, in any event on behalf of the Trust and/or the Companion Loan Noteholders.

            "Record Date" shall mean: with respect to the initial Distribution Date, the Closing Date; and, with respect to any other Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Recording/Filing Agent" shall have the meaning assigned thereto in
Section 2.01(c).

            "Reference Rate" shall mean, with respect to any Interest Accrual Period, the rate per annum set forth on the Reference Rate Schedule.

            "Registered Certificate" shall mean any Certificate that has been the subject of registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class C Certificates are Registered Certificates.

            "Regular Interest Certificate" shall mean any Certificate other than a Class V Certificate, Class R-I Certificate or Class R-II Certificate.

            "Regulation S" shall mean Regulation S under the Securities Act.

            "Regulation S Global Certificates" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside of the United States in reliance on Regulation S, one or more global Certificates, collectively, in definitive, fully registered form without interest coupons, each of which Certificates bears a Regulation S Legend.

            "Regulation S Legend" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such Certificates may not be offered, sold, pledged or otherwise transferred in the United States or to a United States Securities Person prior to the date that is 40 days after the later of (a) the commencement of the offering to Persons other than distributors in reliance on Regulation S, and (b) the date of closing of the offering, except pursuant to an exemption from the registration requirements of the Securities Act.

            "Regulation S Restricted Certificate": Any Certificate that is not rated in one of the four highest generic ratings categories by a Rating Agency.

            "Reimbursement Rate" shall mean the rate per annum applicable to the accrual of interest, compounded monthly, on Servicing Advances in accordance with Section 3.11(g) and on P&I Advances in accordance with, as applicable,
Section 4.03(d) or Section 4.03A(d), which rate per annum is equal to the Prime Rate.

            "Release Date" shall have the meaning assigned thereto in Section 5.02(b).

            "REMIC" shall mean a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

            "REMIC Pool" shall mean either of the Lower-Tier REMIC and/or the Upper-Tier REMIC, as applicable.

            "REMIC Provisions" shall mean the provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property" shall mean, with respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account" shall mean either of the Pool REO Account or the applicable Loan Pair REO Account.

            "REO Acquisition" shall mean the acquisition of any REO Property pursuant to Section 3.09.

            "REO Disposition" shall mean the sale or other disposition of any REO Property pursuant to Section 3.18.

            "REO Extension" shall have the meaning assigned thereto in Section 3.16(a).

            "REO Loan" shall mean the mortgage loan (or, if any Loan Pair is involved, either of the two mortgage loans, or in the case of the 311 South Wacker Drive A/B Loan, any of the three mortgage loans, comprising such Loan
Pair) deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Loan (such terms and conditions to be applied without regard to the default on such predecessor Loan and the acquisition of the related REO Property as part of the Trust Fund). Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Loan as of the date of the related REO Acquisition. All Monthly Payments (other than a Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. Amounts Received with respect to each REO Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer or the Special Servicer for the payment of, the costs of operating, managing and maintaining the related REO Property or for the reimbursement of the Master Servicer or the Special Servicer for other related Servicing Advances) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt (exclusive, however, in the case of an REO Loan that relates to the ARD Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Additional Interest); second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; third, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan (exclusive, however, in the case of an REO Loan that relates to the ARD Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Additional Interest); and fourth, in the case of an REO Loan that relates to an ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Additional Interest on such REO Loan; provided that if the Loans comprising a Loan Pair become REO Loans, amounts Received with respect to such REO Loans shall be applied to amounts due and owing in respect of such REO Loans as provided in Section 4 of the related Loan Pair Co-Lender Agreement. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of the predecessor Loan as of the date of the related REO Acquisition, including any unpaid Servicing Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of such Servicing Advances and P&I Advances in accordance with Sections 3.11(g), 4.03(d) and 4.03A(d), respectively, shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, in respect of an REO Loan.

            "REO Mortgage Loan" shall mean any REO Loan that relates to a predecessor Mortgage Loan.

            "REO Property" shall mean a Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders (or, in the case of the Loan Pair Mortgaged Properties, for the benefit of the Certificateholders and the Companion Loan Noteholders, as their interests may appear), through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Loan.

            "REO Revenues" shall mean all income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

            "REO Tax" shall have the meaning assigned thereto in Section
3.17(a).

            "Request for Release" shall mean a request signed by a Servicing Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.

            "Required Appraisal" shall mean, with respect to each Required Appraisal Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the party required or authorized to obtain such appraisal hereunder, which appraisal shall be prepared in accordance with 12 CFR ss. 225.62 and conducted in accordance with the standards of the Appraisal Institute or, in the case of a Required Appraisal Loan having a Stated Principal Balance of, or in the case of a Mortgaged Property that has an allocated loan amount of, less than $2,000,000, if no satisfactory (as determined by the Special Servicer pursuant to Section 3.09(a)) appraisal meeting the foregoing criteria was obtained or conducted within the prior 12 months, a "desktop" value estimate performed by the Special Servicer.

            "Required Appraisal Loan" shall mean any Mortgage Loan or Loan Pair
(i) that becomes a Modified Loan, (ii) that is 60 days or more delinquent in respect of any Monthly Payment, except for a Balloon Payment, (iii) that is delinquent in respect of its Balloon Payment, if any, for (A) 20 days, or (B) if the related Mortgagor shall have delivered a refinancing commitment acceptable to the Special Servicer prior to the date the subject Balloon Payment was due, 30 days, (iv) with respect to which the related Mortgaged Property has become an REO Property, (v) with respect to which a receiver or similar official is appointed and continues for 60 days in such capacity in respect of the related Mortgaged Property, (vi) with respect to which the related Mortgagor is subject to a bankruptcy, insolvency or similar proceedings, which, in the case of an involuntary bankruptcy, insolvency or similar proceeding, has not been dismissed within 60 days of the commencement thereof, or (vii) that remains outstanding five (5) years following any extension of its maturity date pursuant to Section
3.20. Any Required Appraisal Loan (other than a Mortgage Loan that became a Required Appraisal Loan pursuant to clause (vii) above) shall cease to be such at such time as it has become a Corrected Loan (except if such Required Appraisal Loan had not become a Specially Serviced Loan at the time the applicable event(s) described in any of clauses (i) through (vii) above ceased to exist), it has remained current for at least three (3) consecutive Monthly Payments, and no other event described in clauses (i) through (vii) above has occurred with respect thereto during the preceding three-month period; provided that the term "Required Appraisal Loan" shall include any successor REO Loan(s); and provided, further, that any Loan Pair shall, upon the occurrence of any of the events described in clauses (i) through (vii) of this definition in respect of either such Loan, be deemed to be a single "Required Appraisal Loan."

            "Required Appraisal Value" shall mean, with respect to any Mortgaged Property securing (or REO Property relating to) a Required Appraisal Loan, an amount equal to the sum of: (a) the excess, if any, of (i) 90% of the Appraised Value of such Mortgaged Property (or REO Property) as determined by the most recent Required Appraisal or any letter update of such Required Appraisal, over
(ii) the amount of any obligations secured by liens on such Mortgaged Property (or REO Property) that are prior to the lien of the related Required Appraisal Loan; plus (b) the amount of Escrow Payments and Reserve Funds held by the Master Servicer in respect of such Required Appraisal Loan that (i) are not being held in respect of any real estate taxes and assessments, insurance premiums or, if applicable, ground rents, (ii) are not otherwise scheduled to be applied or utilized (except to pay debt service on such Required Appraisal Loan) within the twelve-month period following the date of determination and (iii) may be applied towards the reduction of the principal balance of such Required Appraisal Loan; plus (c) the amount of any letter of credit constituting additional security for such Required Appraisal Loan and that may be applied towards the reduction of the principal balance of such Required Appraisal Loan.

            "Reserve Account" shall mean any account established by the Master Servicer, pursuant to Section 3.03(d), as to which Reserve Funds shall be deposited.

            "Reserve Funds" shall mean, with respect to any Loan, any amounts delivered by the related Mortgagor to be held by or on behalf of the mortgagee representing reserves for repairs, capital improvements and/or environmental remediation in respect of the related Mortgaged Property or debt service on such Loan.

            "Residual Interest Certificate" shall mean a Class R-I or Class R-II Certificate.

            "Responsible Officer" shall mean: (a) when used with respect to the Trustee, any Vice President, any Assistant Vice President, any Trust Officer, any Assistant Secretary or any other officer of the Trustee's Asset-Backed Services Trust Group customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement; and (b) when used with respect to the Fiscal Agent, any officer thereof.

            "Review Package" shall mean a package of documents consisting of a memorandum outlining the analysis and recommendation (in accordance with the Servicing Standard) of the Master Servicer or the Special Servicer, as the case may be, with respect to the matters that are the subject thereof, and copies of all relevant documentation.

            "Rule 144A Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, one or collectively more global certificates representing such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, none of which certificates bears a Regulation S Legend, and each of which certificates has a Rule 144A CUSIP number.

            "Sarbanes-Oxley Certification" shall have the meaning assigned to such term in Section 8.15(d).

            "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, and specific ratings of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Scheduled Payment" shall mean, with respect to any Loan, for any Due Date following the Cut-off Date as of which it is outstanding, the Monthly Payment on such Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Loan granted or agreed to by the Special Servicer pursuant to
Section 3.20, and assuming that the full amount of each prior Scheduled Payment has been made in a timely manner.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Serviced Loan" shall mean any Loan (including a Specially Serviced Loan, but excluding an REO Loan) that is, as contemplated by Section 3.01, to be serviced and administered by the Master Servicer and/or the Special Servicer hereunder.

            "Serviced Mortgage Loan" shall mean any Mortgage Loan that is a Serviced Loan.

            "Servicer Fee Amount" shall mean: (a) with respect to each Sub-Servicer, as of any date of determination, the aggregate of the products obtained by multiplying, for each Serviced Loan primary serviced by such Sub-Servicer, (i) the principal balance of such Loan as of the end of the immediately preceding Collection Period and (ii) the sub-servicing fee rate specified in the related Sub-Servicing Agreement for such Loan; and (b) with respect to the Master Servicer, as of any date of determination, the aggregate of the products obtained by multiplying, for each Serviced Loan, (i) the principal balance of such Loan as of the end of the immediately preceding Collection Period and (ii) the excess, if any, of the Master Servicing Fee Rate for such Loan, over the sub-servicing fee rate (if any) applicable to such Loan, as specified in any Sub-Servicing Agreement related to such Loan.

            "Servicer Reports" shall mean each of the files and reports comprising the CMSA Investor Reporting Package (excluding the CMSA Bond Level File, the CMSA Collateral Summary File) and the Supplemental Report.

            "Servicing Account" shall have the meaning assigned thereto in
Section 3.03(a).

            "Servicing Advances" shall mean all customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and fees and expenses of real estate brokers) incurred by the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee in connection with the servicing and administration of a Serviced Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred with respect thereto, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee, if any, set forth in Section 3.03(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds,
(d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, (e) any Required Appraisal or any other appraisal or update thereof expressly permitted or required to be obtained hereunder, (f) the operation, management, maintenance and liquidation of any REO Property, and (g) obtaining any related ratings confirmation; provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer, the Special Servicer or the Trustee, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs and expenses incurred by any such party in connection with its purchase of any Loan or REO Property pursuant to any provision of this Agreement, or the applicable Loan Pair Co-Lender Agreement.

            "Servicing Fees" shall mean with respect to each Serviced Loan (and any successor REO Loan with respect thereto), the Master Servicing Fee and the Special Servicing Fee.

            "Servicing File" shall mean, collectively, any and all documents (other than documents required to be part of the related Mortgage File) in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Serviced Loan, including any original letter of credit, appraisals, surveys, engineering reports, environmental reports, escrow agreements, property management agreements and franchise agreements.

            "Servicing Officer" shall mean any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Serviced Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

            "Servicing-Released Bid" shall have the meaning assigned thereto in
Section 7.01(c).

            "Servicing-Retained Bid" shall have the meaning assigned thereto in
Section 7.01(c).

            "Servicing Standard" shall mean, with respect to the Master Servicer or the Special Servicer, to service and administer the Serviced Loans and any Administered REO Properties that such party is obligated to service and administer pursuant to this Agreement: (i) in accordance with the higher of the following standards of care: (A) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios (giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties), and (B) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, services and administers comparable mortgage loans owned by the Master Servicer or Special Servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement and the terms of the respective Serviced Loans; (ii) with a view to: the timely recovery of all payments of principal and interest, including Balloon Payments, under the Serviced Loans or, in the case of any such Serviced Loan that is (1) a Specially Serviced Loan or (2) a Serviced Loan as to which the related Mortgaged Property has become an REO Property, the maximization of recovery on the Mortgage Loan to the Certificateholders (as a collective whole) (or, if any Loan Pair is involved, with a view to the maximization of recovery on such Loan Pair to the Certificateholders and the related Companion Loan Noteholders (as a collective whole)) of principal and interest, including Balloon Payments, on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, in the case of any Loan Pair, to the Certificateholders and the related Companion Noteholders) to be performed at the related Mortgage Rate (or, in the case of any Loan Pair, at the weighted average of the Mortgage Rates for such Loan Pair), in each case, in the case of the ARD Loan or related REO Loan after its Anticipated Repayment Date, net of the related Additional Interest Rate; and
(iii) without regard to (A) any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, may have with any of the related Mortgagors, or any Affiliate thereof, or any other party to this Agreement; (B) the ownership of any Certificate (or any Companion Loan or Companion Loan Security) by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof;
(C) the obligation of the Master Servicer or the Special Servicer, as the case may be, to make Advances; (D) the right of the Master Servicer or the Special Servicer, as the case may be, or any Affiliate of either of them, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction; and (E) the ownership, servicing or management for others of any other mortgage loan or real property not subject to this Agreement by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof.

            "Servicing Transfer Event" shall mean, with respect to any Serviced Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of "Specially Serviced Loan."

            "Similar Law" shall have the meaning assigned thereto in Section 5.02(c).

            "Single Certificate" shall mean, for purposes of Section 4.02, a hypothetical Regular Interest Certificate evidencing an initial $1,000 denomination.

            "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents and/or the related loan documents provide substantially to the effect that: (i) it was formed or organized solely for the purpose of either owning and operating the Mortgaged Property or Properties securing one or more Loans, or owning and pledging Defeasance Collateral in connection with the defeasance of a Defeasance Loan, as the case may be, (ii) it may not engage in any business unrelated to such Mortgaged Property or Properties or such Defeasance Collateral, as the case may be, (iii) it will not have any assets other than those related to its interest in and operation of such Mortgaged Property or such Defeasance Collateral, as the case may be, (iv) it may not incur indebtedness other than incidental to its ownership and operation of the applicable Mortgaged Property or Properties or Defeasance Collateral, as the case may be, (v) it will maintain its own books and records and accounts separate and apart from any other Person, (vi) it will hold itself out as a legal entity, separate and apart from any other Person, and
(vii) in the case of such an entity whose sole purpose is owning or operating a Mortgaged Property, it will have an independent director or, if such entity is a partnership or a limited liability company, at least one general partner or limited liability company member thereof, as applicable, which shall itself be a "single purpose entity" (having as its sole asset its interest in the Single Purpose Entity) with an independent director.

            "Special Servicer" shall mean Lennar Partners, Inc., in its capacity as special servicer hereunder, or any successor special servicer appointed as herein provided.

            "Special Servicing Fee" shall mean, with respect to each Specially Serviced Loan and each REO Loan, the fee designated as such in, and payable to the Special Servicer pursuant to, Section 3.11(c).

            "Special Servicing Fee Rate" shall mean, with respect to each Specially Serviced Loan and each REO Loan, 0.25% per annum.

            "Specially Serviced Loan" shall mean any Serviced Loan as to which any of the following events has occurred:

            (a) the related Mortgagor has failed to make when due any Monthly Payment (including a Balloon Payment), which failure continues, or the Master Servicer determines, in its reasonable, good faith judgment, will continue, unremedied (without regard to any grace period) (i) except in the case of a Balloon Loan delinquent in respect of its Balloon Payment, for 60 days beyond the date on which the subject payment was due, or (ii) solely in the case of a delinquent Balloon Payment, (A) for one Business Day beyond the date on which the subject Balloon Payment was due or (B) in the case of a Balloon Loan as to which the related Mortgagor shall have delivered a refinancing commitment acceptable to the Special Servicer prior to the date the subject Balloon Payment was due, for 30 days beyond the date on which the subject Balloon Payment was due (or for such shorter period beyond the date on which the subject Balloon Payment was due during which the refinancing is scheduled to occur);

            (b) the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the applicable Directing Holder, provided however, that if the Directing Holder shall withhold such consent, the Special Servicer shall ignore and act without regard to any such objection that the Special Servicer has determined, in its reasonable, good faith judgment, would require or cause the Special Servicer to violate any provision of this Agreement (including the Special Servicer's obligation to act in accordance with the Servicing Standard)) shall have determined, in its good faith, reasonable judgment, based on communications with the related Mortgagor, that a default in the making of a Monthly Payment on such Serviced Loan, including a Balloon Payment, is likely to occur and is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated by clause
      (a) of this definition; or

            (c) there shall have occurred a default (other than as described in clause (a) above and other than an Acceptable Insurance Default) that (i) materially impairs the value of the related Mortgaged Property as security for such Serviced Loan or otherwise materially adversely affects the interests of Certificateholders (or, in the case of any Companion Loan, the related Companion Loan Noteholders), and (ii) continues unremedied for the applicable grace period under the terms of such Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related Mortgage Loan documents shall be deemed not to have a grace period; and provided, further, that any default requiring a Servicing Advance shall be deemed to materially and adversely affect the interests of Certificateholders or, in the case of any Companion Loan, the related Companion Loan Noteholders; or

            (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force and not dismissed for a period of 60 days; or

            (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Serviced Loan will cease to be a Specially Serviced Loan, when a Liquidation Event has occurred with respect to such Serviced Loan, when the related Mortgaged Property has become an REO Property or, so long as at such time no circumstance identified in clauses (a) through (g) above exists that would cause the Serviced Loan to continue to be characterized as a Specially Serviced Loan, when:

            (w) with respect to the circumstances described in clause (a) of this definition, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20);

            (x) with respect to the circumstances described in clauses (b), (d),
(e) and (f) of this definition, such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

            (y) with respect to the circumstances described in clause (c) of this definition, such default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

            (z) with respect to the circumstances described in clause (g) of this definition, such proceedings are terminated.

            The Special Servicer may conclusively rely on the Master Servicer's determination as to whether a Servicing Transfer Event has occurred giving rise to a Serviced Loan's becoming a Specially Serviced Loan. If a Serviced Loan that is part of any Loan Pair becomes a Specially Serviced Loan, then the other Serviced Loan or Serviced Loans in the Loan Pair shall also become a Specially Serviced Loan.

            "Specially Serviced Mortgage Loan" shall mean a Serviced Mortgage Loan that constitutes a Specially Serviced Loan.

            "Split Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Startup Day" shall mean, with respect to each REMIC Pool, the day designated as such in Section 10.01(c).

            "Stated Maturity Date" shall mean, with respect to any Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of such Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Loan granted or agreed to by the Special Servicer pursuant to Section 3.20 and, in the case of the ARD Loan, without regard to its Anticipated Repayment Date.

            "Stated Principal Balance" shall mean: (a) with respect to any Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the Cut-off Date Balance of such Mortgage Loan, as permanently reduced on each Distribution Date (to not less than zero) by (i) that portion, if any, of the Principal Distribution Amount (or in the case of the 311 South Wacker Drive Non-Pooled B Loan, the Class SWD-B Principal Distribution Amount) for such Distribution Date allocable to such Mortgage Loan (or any such successor REO Mortgage Loan with respect thereto) and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or, if such Mortgage Loan is part of a Loan Pair, any Realized Loss incurred in respect of such Loan Pair and allocated to such Mortgage Loan) (or any such successor REO Mortgage Loan with respect thereto) during the related Collection Period; and (b) with respect to any Companion Loan (and any successor REO Loan with respect thereto), the Cut-off Date Balance of such Loan, as permanently reduced on each Master Servicer Remittance Date (to not less than zero) by (i) any principal payments or collections in respect of such Loan (or any such successor REO Loan with respect thereto), including, in the case of the 311 South Wacker Drive Pari Passu Companion Loan, the principal portion of any P&I Advance, distributed to the related Companion Loan Noteholder on such Master Servicer Remittance Date, and (ii) the principal portion of any Realized Loss incurred in respect of the related Loan Pair and allocated to such Loan (or any such successor REO Loan with respect thereto) during the related Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Loan or REO Property, then the "Stated Principal Balance" of such Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

            "Sub-Servicer" shall mean any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement" shall mean the written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Serviced Loans as provided in Section 3.22.

            "Subsequent Exchange Act Reports" shall have the meaning assigned thereto in Section 8.15(a).

            "Successful Bidder" shall have the meaning assigned thereto in
Section 7.01(c).

            "Supplemental Report" shall mean have the meaning assigned thereto in Section 4.02(a).

            "Supplemental Servicer Schedule": With respect to the Loans to be serviced by the Master Servicer, a list attached hereto as Schedule VI, which list sets forth the following information with respect to each Loan:

                  (i) the Mortgagor's name;

                  (ii) property type;

                  (iii) the revised rate with respect to the ARD Loan;

                  (iv) the original balance;

                  (v) the original and remaining amortization term;

                  (vi) whether such Mortgage Loan has a guarantor;

                  (vii) whether such Mortgage Loan is secured by a letter of credit;

                  (viii) the current balance and monthly amount of any reserve or escrowed funds;

                  (ix) the grace period with respect to both default payments and late payments;

                  (x) whether such Mortgage Loan is insured by RVI, lease
            enhancement policy or environmental policies;

                  (xi) whether an operation and maintenance plan exists and, if so, what repairs are required;

                  (xii) whether a cash management agreement or lock-box
            agreement is in place; and

                  (xiii) the number of units or square feet of the Mortgage
            Property.

Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Tax Administrator" shall mean any tax administrator appointed pursuant to Section 8.13 (or, in the absence of any such appointment, the Trustee).

            "Tax Matters Person" shall mean, with respect to each REMIC Pool, the Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1, which Person shall be the Plurality Residual Interest Certificateholder in respect of the related Class of Residual Interest Certificates.

            "Tax Returns" shall mean the federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return to be filed on behalf of the Grantor Trust due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state and local tax law.

            "Transfer" shall mean any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit and Agreement" shall have the meaning assigned thereto in Section 5.02(d)(i)(B).

            "Transfer Date" shall have the meaning assigned thereto in Section 5.02(b).

            "Transferee" shall mean any Person who is acquiring, by Transfer, any Ownership Interest in a Certificate.

            "Transferor" shall mean any Person who is disposing of, by Transfer, any Ownership Interest in a Certificate.

            "Trust" shall mean the common law trust created hereunder.

            "Trust Fund" shall mean, collectively, all of the assets of Lower-Tier REMIC, Upper-Tier REMIC and the Grantor Trust.

            "Trustee" shall mean LaSalle Bank National Association, in its capacity as trustee hereunder, or any successor trustee appointed as herein provided.

            "Trustee Fee" shall mean, with respect to each Distribution Date, an amount equal to one-twelfth of the product of (i) the Trustee Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the Mortgage Pool and the Stated Principal Balance of the 311 South Wacker Drive Non-Pooled B Loan outstanding immediately prior to such Distribution Date.

            "Trustee Fee Rate" shall mean 0.002% per annum.

            "Trustee Liability" shall have the meaning assigned thereto in
Section 8.05(b).

            "UCC" shall mean the Uniform Commercial Code in effect in the applicable jurisdiction.

            "UCC Financing Statement" shall mean a financing statement executed (if required by the UCC) and filed pursuant to the UCC.

            "Uncertificated Lower-Tier Interests" shall mean any of the 45 separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a "regular interest" in the Lower-Tier REMIC. Each Uncertificated Lower-Tier Interest shall accrue interest at the Weighted Average Net Mortgage Rate (or in the case of the Class LSWD-B Uncertificated Lower-Tier Interest, at the Net Mortgage Rate of the 311 South Wacker Drive Non-Pooled B Loan), and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective Uncertificated Lower-Tier Interests are set forth in the Preliminary Statement hereto.

            "Uncertificated Principal Balance" shall mean the principal balance of any Uncertificated Lower-Tier Interest outstanding as of any date of determination. As of the Closing Date: the Uncertificated Principal Balance of each Uncertificated Lower-Tier Interest shall equal the amount set forth in the Preliminary Statement hereto. On each Distribution Date, the Uncertificated Principal Balance of each Uncertificated Lower-Tier Interest shall be permanently reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(i), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b).

            "Underwriters"  shall  mean  Greenwich  Capital  Markets,   Credit
Suisse First Boston Corporation, Lehman Brothers Inc. and their respective successors in interest.

            "United States Tax Person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a)(30) of the Code.

            "United States Securities Person" shall mean any "U.S. person" as defined in Rule 902(k) of Regulation S.

            "Upper-Tier Distribution Account" shall mean the subaccount deemed to be a part of the Distribution Account and maintained by the Trustee pursuant to Section 3.04(b).

            "Upper-Tier REMIC" One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

            "Voting Rights" shall mean the portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 99% of the Voting Rights shall be allocated among the Holders of the various Classes of the Principal Balance Certificates (other than the Class SWD-B Certificates) in proportion to the respective Class Principal Balances of their Certificates, and 1% of the Voting Rights shall be allocated to the Holders of the Class XPB, Class XP and Class XC Certificates, pro rata, based on the Class XPB Notional Amount, Class XP Notional Amount and Class XC Notional Amount, respectively. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. No Voting Rights shall be allocated to the Class R-I, Class R-II, Class SWD-B and/or Class V Certificates.

            "Weighted Average Net Mortgage Rate" shall mean, with respect to any Distribution Date, the weighted average of the Net Mortgage Rates of the Pooled Mortgage Loans as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

            "Workout Fee" shall mean the fee designated as such in, and payable to the Special Servicer with respect to certain collections on each Corrected Loan pursuant to, Section 3.11(c).

            "Workout Fee Rate" shall mean, with respect to each Corrected Loan as to which a Workout Fee is payable, 1.0%.

            "Yield Maintenance Charge" shall mean the payments paid or payable, as the context requires, as the result of a Principal Prepayment on, or other early collection of principal of, a Loan, which payments are not otherwise due thereon in respect of principal or interest and have been calculated (based on scheduled payments of interest and/or principal on such Loan) to compensate the Holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges". In the event that a Yield Maintenance Charge shall become due for any particular Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage Note, provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer shall be required to use those U.S. Treasuries which shall generate the lowest discount rate or reinvestment yield for the purposes thereof. Accordingly, if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield Maintenance Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the Loan or the actual term remaining through the related Stated Maturity Date or Anticipated Repayment Date, as applicable), the Master Servicer shall use the applicable U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12 X [{(1+ "BEY"/2) ^1/6}-1]) X 100, where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 X [{(1+ .055/2) ^ 0.16667}- 1]) X
100 where .055 is the decimal version of the percentage 5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.

            Section 1.02      General Interpretive Principles.
                              --------------------------------

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

            (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (iv) a reference to a Subsection without further reference to a
      Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (v) the words "herein," "hereof," "hereunder," "hereto," "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

            (vi) the terms "include" or "including" shall mean without limitation by reason of enumeration.


                                   ARTICLE II
               CONVEYANCE OF MORTGAG E LOANS; REPRESENTATIONS AND
                 WARRANTIES; ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01   Creation of Trust; Conveyance of Mortgage
                           Loans.
                           ----------------------------------------------------

            (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and that such trust be designated as "Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage Pass-Through Certificates, Series 2002-C1." LaSalle Bank National Association is hereby appointed, and does hereby agree, to act as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee in trust, without recourse, for the benefit of the Certificateholders, all the right, title and interest of the Depositor in, to and under (i) the Mortgage Loans,
(ii) the Mortgage Loan Purchase Agreement, and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-off Date and, in the case of each Split Mortgage Loan, is subject to the related Loan Pair Co-Lender Agreement.

            The parties hereto acknowledge and agree that, notwithstanding
Section 11.07, the transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by them to constitute a sale.

            (b) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall direct the Mortgage Loan Seller (pursuant to the Mortgage Loan Purchase Agreement) to deliver to and deposit with the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File for each Mortgage Loan, with copies of the related Mortgage Note, Mortgage(s) and reserve and cash management agreements for such Mortgage Loan to be delivered to the Master Servicer and the Special Servicer. None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by the Mortgage Loan Seller to comply with the document delivery requirements of the Mortgage Loan Purchase Agreement and this
Section 2.01(b).

            After the Depositor's transfer of the Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust's ownership of the Mortgage Loans.

            (c) The Depositor hereby represents and warrants that the Mortgage Loan Seller has covenanted in the Mortgage Loan Purchase Agreement that it shall bear the costs related to recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each related assignment of Mortgage and assignment of Assignment of Leases, in favor of the Trustee referred to in clause (a)(iv) of the definition of "Mortgage File" and each related UCC-2 and UCC-3 assignment referred to in clause (a)(viii) of the definition of "Mortgage File" and the Trustee shall promptly undertake to record or file any such document upon its receipt thereof.

            The Depositor hereby represents and warrants that the Mortgage Loan Seller has covenanted in the Mortgage Loan Purchase Agreement as to each Mortgage Loan, that if it cannot deliver or cause to be delivered the documents and/or instruments referred to in clauses (a)(ii), (a)(iii), (a)(vi) (if recorded) and (a)(viii) of the definition of "Mortgage File" solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, a copy of the original certified by the Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording, shall be forwarded to the Trustee. Each assignment referred to in the prior two paragraphs that is recorded by the Trustee shall reflect that it should be returned by the public recording office to the Trustee or its agent following recording, and each UCC-2 and UCC-3 assignment referred to in the prior two paragraphs that is filed by the Trustee shall reflect that the file copy thereof should be returned to the Trustee or its agent following filing; provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Trustee shall obtain therefrom a certified copy of the recorded original. On a monthly basis, at the expense of the Mortgage Loan Seller, the Trustee shall forward to the Master Servicer a copy of each of the aforementioned assignments following the Trustee's receipt thereof.

            If any of the aforementioned assignments is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Trustee shall direct the Mortgage Loan Seller (pursuant to the Mortgage Loan Purchase Agreement) promptly to prepare or cause the preparation of a substitute therefor or to cure such defect, as the case may be, and to deliver to the Trustee the substitute or corrected document. The Trustee shall upon receipt from the Mortgage Loan Seller cause the same to be duly recorded or filed, as appropriate.

            (d) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall direct the Mortgage Loan Seller (pursuant to the Mortgage Loan Purchase Agreement) to deliver to and deposit with the Master Servicer on or before the Closing Date, such specified documents and records in the possession of the Mortgage Loan Seller that (A) relate to each Mortgage Loan (including the Supplemental Servicer Schedule), (B) are not required to be a part of the related Mortgage File in accordance with the definition thereof, (C) are reasonably requested by the Master Servicer in connection with its duties under this Agreement and (D) are reasonably necessary for the servicing of such Mortgage Loan, together with (i) all unapplied Escrow Payments and Reserve Funds in the possession of the Mortgage Loan Seller that relate to such Mortgage Loan and (ii) a statement indicating which Escrow Payments and Reserve Funds are allocable to such Mortgage Loan, provided that the Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting or due diligence analyses or data or internal worksheets, memoranda, communications or evaluations. In addition, on the Closing Date, the Depositor shall deliver the Initial Deposit to the Master Servicer for deposit in the Pool Custodial Account. The Master Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders (and, insofar as they also relate to the Companion Loans, on behalf of and for the benefit of the applicable Companion Loan Noteholder).

            (e) It is not intended that this Agreement create a partnership or a joint-stock association.

            Section 2.02   Acceptance of Trust Fund by Trustee.
                           ------------------------------------

            (a) The Trustee, by its execution and delivery of this Agreement, hereby accepts receipt, directly or through a Custodian on its behalf, of (i) the Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents subsequently received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans and such other assets, together with any other assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. To the extent that the Mortgage File for a Split Mortgage Loan relates to the related Companion Loan, the Trustee shall also hold such Mortgage File in trust for the use and benefit of the related Companion Loan Noteholder. In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto, the Mortgage Loan Seller and each Underwriter that, as to each Mortgage Loan and the 311 South Wacker Drive Non-Pooled B Loan, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as Schedule II, (i) all documents specified in clause (a)(i) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, and (ii) the original Mortgage Note (or, if accompanied by a lost note affidavit, the copy of such Mortgage Note) received by it or any Custodian with respect to such Mortgage Loan and the 311 South Wacker Drive Non-Pooled B Loan has been reviewed by it or by such Custodian on its behalf and
(A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appears to have been executed (where appropriate) and (C) purports to relate to such Mortgage Loan and the 311 South Wacker Drive Non-Pooled B Loan.

            (b) On or about the 60th day following the Closing Date (and, if any exceptions are noted, again on or about the 90th day following the Closing Date and monthly thereafter until the earliest of (i) the second anniversary of the Closing Date, (ii) the day on which all material exceptions have been removed and (iii) the day on which the Depositor has repurchased the last affected Mortgage Loan), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Mortgage Loan and the 311 South Wacker Drive Non-Pooled B Loan, and the Trustee shall, subject to Sections 2.01, 2.02(c) and 2.02(d), certify in writing (substantially in the form of Exhibit C hereto) to each of the other parties hereto, the Mortgage Loan Seller and each Underwriter (and, in the case of a Split Mortgage Loan, to the related Companion Loan Noteholder) that, as to each Mortgage Loan and the 311 South Wacker Drive Non-Pooled B Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification):
(i) all documents specified in clauses (a)(i) through (a)(v), (a)(vii) and
(a)(viii) (without regard to the second parenthetical in such clause (a)(viii)) of the definition of "Mortgage File"); (ii) the recordation/filing contemplated by Section 2.01(c) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (v) and
(vi)(B) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File. If the Trustee's obligation to deliver the certifications contemplated in this subsection terminates because two years have elapsed since the Closing Date, the Trustee shall deliver a comparable certification to any party hereto, the applicable Companion Loan Noteholder and any Underwriter on request.

            (c) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

            (d) It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (a)(i) through (a)(v), (a)(vii) and (a)(viii) of the definition of "Mortgage File" have been received and such additional information as will be necessary for delivering the certifications required by Sections 2.02(a) and (b) above.

            (e) If, after the Closing Date, the Depositor comes into possession of any documents or records that constitute part of the Mortgage File or Servicing File for any Mortgage Loan, the Depositor shall promptly deliver such document to the Trustee (if it constitutes part of the Mortgage File) or the Master Servicer (if it constitutes part of the Servicing File), as applicable.

            Section 2.03 Repurchase of Mortgage Loans for Document Defects and Breaches of Representations and Warranties.
                           -----------------------------------------------------

            (a) If any party hereto discovers that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty of the Mortgage Loan Seller made pursuant to Section 5 of the Mortgage Loan Purchase Agreement with respect to any Mortgage Loan (a "Breach"), such party shall give prompt written notice thereof to each of the Rating Agencies, the Mortgage Loan Seller and the other parties hereto. If any such Document Defect or Breach with respect to any Mortgage Loan materially and adversely affects the interests of the Certificateholders therein, then such Document Defect shall constitute a "Material Document Defect" or such Breach shall constitute a "Material Breach," as the case may be. Promptly upon becoming aware of any such Material Document Defect or Material Breach (including through a written notice given by any party hereto, as provided above), the Trustee shall require the Mortgage Loan Seller, not later than 90 days from the earlier of the Mortgage Loan Seller's discovery or receipt of notice of such Material Document Defect or Material Breach, as the case may be (or, in the case of a Material Document Defect or Material Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than 90 days of any party discovering such Material Document Defect or Material Breach), cure the same in all material respects (which cure shall include payment of losses and any Additional Trust Fund Expenses associated therewith) or, if such Material Document Defect or Material Breach, as the case may be, cannot be cured within such 90-day period, repurchase the affected Mortgage Loan or any related REO Property at the applicable Purchase Price by wire transfer of immediately available funds to the Pool Custodial Account (or, in the case of a Split Mortgage Loan or an REO Property that relates to a Split Mortgage Loan, to the related Loan Pair REO Account); provided, however, that if (i) such Material Document Defect or Material Breach is capable of being cured but not within such 90-day period,
(ii) such Material Document Defect or Material Breach is not related to any Mortgage Loan's not being a "qualified mortgage" within the meaning of the REMIC Provisions and (iii) the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within such 90-day period, then the Mortgage Loan Seller shall have an additional 90 days to complete such cure or, in the event of a failure to so cure, to complete such repurchase (it being understood and agreed that, in connection with the Mortgage Loan Seller's receiving such additional 90-day period, the Mortgage Loan Seller shall deliver an Officer's Certificate to the Trustee setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period and what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such Material Document Defect or Material Breach will be cured within such additional 90-day period); and provided, further, that, if any such Material Document Defect is still not cured after the initial 90-day period and any such additional 90-day period solely due to the failure of the Mortgage Loan Seller to have received the recorded document, then the Mortgage Loan Seller shall be entitled to continue to defer its cure and repurchase obligations in respect of such Document Defect so long as the Mortgage Loan Seller certifies to the Trustee every 30 days thereafter that the Document Defect is still in effect solely because of its failure to have received the recorded document and that the Mortgage Loan Seller is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure or repurchase may continue beyond the second anniversary of the Closing Date.

            If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased by the Mortgage Loan Seller as contemplated by this Section 2.03(a), then, prior to the subject repurchase, the Mortgage Loan Seller or its designee shall use its reasonable efforts, subject to the terms of the related Mortgage Loan(s), to prepare and, to the extent necessary and appropriate, have executed by the related Mortgagor and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loan(s) in such Cross-Collateralized Group that are to be repurchased, on the one hand, and the remaining Mortgage Loan(s) therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until the Controlling Class Directing Holder acting as the Directing Holder, if one is then acting, has consented (which consent shall not be unreasonably withheld and shall be deemed to have been given if no written objection is received by the Mortgage Loan Seller within 10 days of such Directing Holder's receipt of a written request for such consent) and the Trustee has received from the Mortgage Loan Seller (i) an Opinion of Counsel to the effect that such termination would not cause an Adverse REMIC Event to occur with respect to either REMIC Pool or an Adverse Grantor Trust Event to occur with respect to the Grantor Trust and (ii) written confirmation from each Rating Agency that such termination would not cause an Adverse Rating Event to occur with respect to any Class of Certificates; and provided, further, that the Mortgage Loan Seller may, at its option, purchase the entire subject Cross-Collateralized Group in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee or any Person on its behalf pursuant to this paragraph shall be included in the calculation of the Purchase Price for the Mortgage Loan(s) to be repurchased. If the cross-collateralization of any Cross-Collateralized Group is not or cannot be terminated as contemplated by this paragraph, then, for purposes of (i) determining the materiality of any Breach or Defect, as the case may be, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

            (b) In connection with any repurchase of a Mortgage Loan pursuant to this Section 2.03, and subject to Section 3.25, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the repurchasing entity, upon delivery to each of them of a receipt executed by the repurchasing entity, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the repurchasing entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer's Certificate to the effect that the requirements for repurchase have been satisfied. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03(b), and such other instruments as may be necessary or appropriate to transfer title to an REO Property in connection with the repurchase of an REO Loan and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer.

            (c) The Mortgage Loan Purchase Agreement and Section 2.03(a) provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to any Mortgage Loan.

            Section 2.04   Representations, Warranties and Covenants  of
                           the Depositor.
                           ----------------------------------------------------

            (a) The Depositor hereby represents, warrants and covenants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Fiscal Agent, the Master Servicer and the Special Servicer, as of the Closing Date, that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

            (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

            (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement; and

            (v) The Depositor is the lawful owner of the Mortgage Loans free and clear of all liens, claims, encumbrances and other interests with the full right to transfer the Mortgage Loans to the Trust and the Mortgage Loans have been validly transferred to the Trust.

            The representations, warranties and covenants of the Depositor set forth in this Section 2.04 shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of such representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties.

            Section 2.05 Acceptance of Grantor Trust Assets by Trustee; Issuance of the Class V Certificates.
                           ----------------------------------------------------

            It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Additional Interest Received on the ARD Loan and any successor REO Mortgage Loan constitute a grantor trust for federal income tax purposes. The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the Grantor Trust Assets and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class V Certificates. Concurrently with the assignment to it of the Grantor Trust Assets, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class V Certificates in authorized denominations evidencing, in the aggregate, the entire beneficial ownership of the Grantor Trust. The rights of Holders of the Class V Certificates, to receive distributions from the proceeds of the Grantor Trust Assets, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement. The Class V Certificates shall evidence the entire beneficial ownership of the Grantor Trust.

            Section 2.06 Execution of Certificates; Issuance of Uncertificated Lower-Tier Interests.
                           ----------------------------------------------------

            The Trustee hereby acknowledges the assignment to it of the Mortgage Loans, and, subject to Sections 2.01 and 2.02, the delivery to it or a Custodian on its behalf of the Mortgage Files and a fully executed original counterpart of the Mortgage Loan Purchase Agreement, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery and in exchange therefor, the Trustee (i) acknowledges the issuance of the Uncertificated Lower-Tier Interests to or upon the order of the Depositor,
(ii) acknowledges and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Holders of the Certificates (other than the Class V and Class R-I Certificates) and (iii) acknowledges the authentication and delivery of the Class R-I Certificates to or upon the order of the Depositor, in exchange for the Mortgage Loans receipt of which is hereby acknowledged, and immediately thereafter, the Trustee acknowledges that it has caused the Certificate Registrar to execute and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Uncertificated Lower-Tier Interests, the Regular Interest Certificates and the Class R-II Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of such Certificates in authorized denominations evidencing the entire beneficial ownership of the Upper-Tier REMIC.

                                   ARTICLE III
                ADMINISTRATION AND SERVICING OF THE TRUST FUND

            Section 3.01   Administration of the Loans.
                           ----------------------------

            (a) All of the Serviced Loans and Administered REO Properties are to be serviced and administered by the Master Servicer and/or the Special Servicer hereunder. Each of the Master Servicer and the Special Servicer shall service and administer the Serviced Loans and REO Properties that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders (or, in the case of the Companion Loans, on behalf of the related Companion Loan Noteholders), as determined in the good faith and reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, in accordance with: (i) any and all applicable laws; (ii) the express terms of this Agreement, the respective Serviced Loans and, in the case of the Loan Pairs, the related Loan Pair Co-Lender Agreement; and (iii) to the extent consistent with the foregoing, the Servicing Standard. The Master Servicer or the Special Servicer, as applicable in accordance with this Agreement, shall service and administer each Cross-Collateralized Group as a single Mortgage Loan as and when necessary and appropriate consistent with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21,
(i) the Master Servicer shall service and administer all of the Performing Serviced Loans and shall render such services with respect to the Specially Serviced Loans as are specifically provided for herein, and (ii) the Special Servicer shall service and administer each Specially Serviced Loan and Administered REO Property and shall render such services with respect to the Performing Serviced Loans as are specifically provided for herein. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

            (b) Subject to Section 3.01(a) and Section 6.11 (taking account of
Section 6.11(b)), the Master Servicer and the Special Servicer shall each have full power and authority, acting alone or through sub-servicers, to do or cause to be done any and all things in connection with the servicing and administration contemplated by Section 3.01(a) that it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Serviced Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders, the Trustee and the Companion Loan Noteholders or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Section 3.20 and Section 6.11 (taking account of Section 6.11(b)), any and all modifications, extensions, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File;
(iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge or of assignment, and all other comparable instruments; and (iv) any and all instruments that such party may be required to execute on behalf of the Trustee in connection with the defeasance of a Serviced Loan as contemplated in this Agreement. Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee's written consent:
(i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            (c) The parties hereto acknowledge that the Loan Pairs are subject to the terms and conditions of the applicable Loan Pair Co-Lender Agreement. The parties hereto further recognize the respective rights and obligations of the Note A Holder (and the holder of 311 South Wacker Drive Pari Passu Companion
Loan) and Note B Holder under the applicable Loan Pair Co-Lender Agreement, including with respect to (i) the allocation of collections on or in respect of the Loan Pairs in accordance with Sections 3 and 4 of each Loan Pair Co-Lender Agreement, (ii) the making of payments to the Note A Holder and Note B Holder in accordance with Sections 3 and 4 of the applicable Loan Pair Co-Lender Agreement, (iii) the purchase of the Split Mortgage Loans by the related Companion Loan Noteholders or their designees (or in the case of the 311 South Wacker Drive A/B Loan, the purchase of the 311 South Wacker Drive Senior Loans by the Holder or Holders of more than 50% of the Certificate Principal Balance of the Class SWD-B Certificates) in accordance with Section 8 of the applicable Loan Pair Co-Lender Agreement, and (iv) in the case where a Companion Loan Holder is the Directing Holder (or in the case of the 311 South Wacker Drive A/B Loan, the Holder or Holders of more than 50% of the Certificate Principal Balance of the Class SWD-B Certificates is the Directing Holder), the right of such Directing Holder to cure a default of the related Mortgagor in accordance with Section 18(g) of the applicable Loan Pair Co-Lender Agreement.

            Notwithstanding the foregoing, if, at such time as any Split Mortgage Loan shall no longer be part of the Trust Fund, a separate servicing agreement with respect to the related Loan Pair has not been entered into or the rating confirmation from the applicable Rating Agency, as referred to above, has not been obtained, then, until such time as a separate servicing agreement is entered into and such rating confirmation is obtained, and notwithstanding that such Split Mortgage Loan is no longer part of the Trust Fund, the Master Servicer and, if applicable, the Special Servicer shall continue to service such Loan Pair or any related Loan Pair REO Properties, as the case may be, under this Agreement as if it were a separate servicing agreement, for the benefit of the Note A Holder and Note B Holder under each Loan Pair Co-Lender Agreement, with: (i) such Loan Pair and the related Loan Pair Mortgaged Properties constituting the sole assets thereunder; and (ii) references to the "Trustee," "Trust," "Certificateholders" (or any sub-group thereof) and the "Controlling Class Directing Holder" being construed to refer to the new "Note A Holder" under each Loan Pair Co-Lender Agreement.

            (d) The relationship of each of the Master Servicer and the Special Servicer to the Trustee and the Companion Loan Noteholders under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            Section 3.02   Collection of Loan Payments.
                           ----------------------------

            (a) Each of the Master Servicer and the Special Servicer shall undertake reasonable efforts to collect all payments required under the terms and provisions of the Serviced Loans it is obligated to service hereunder and shall follow such collection procedures as are consistent with the Servicing Standard; provided, however, that neither the Master Servicer nor the Special Servicer shall, with respect to the ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Additional Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under the ARD Loan is, in the good faith and reasonable judgment of the Special Servicer, necessary, appropriate and consistent with the Servicing Standard or
(ii) all other amounts due under the ARD Loan have been paid, the payment of such Additional Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest accrued on Advances. The Special Servicer shall ensure that, with respect to Specially Serviced Loans, the Mortgagors make payments directly to the Master Servicer; provided that, in the event the Special Servicer receives a payment that should have been made directly to the Master Servicer, the Special Servicer shall promptly forward such payment to the Master Servicer. Upon receipt of any such payment with respect to a Specially Serviced Loan, the Master Servicer shall promptly notify the Special Servicer, and the Special Servicer shall direct the Master Servicer as to the proper posting of such payment. Consistent with the foregoing, the Special Servicer, with regard to a Specially Serviced Loan, or the Master Servicer, with regard to a Performing Serviced Loan, may waive or defer any Default Charges in connection with collecting any late payment on a Serviced Loan; provided that without the consent of the Special Servicer in the case of a proposed waiver by the Master Servicer, no such waiver or deferral may be made by the Master Servicer pursuant to this Section 3.02 if any Advance has been made as to such delinquent payment.

            (b) All amounts Received with respect to any Cross-Collateralized Group in the form of payments from Mortgagors, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among the Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related loan documents and, in the absence of such express provisions or to the extent that such payments and other collections may be applied at the discretion of the lender, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each such Mortgage Loan. Except in the case of the Loan Pairs, amounts Received in respect of or allocable to any particular Mortgage Loan (whether or not such Mortgage Loan constitutes part of a Cross-Collateralized Group) in the form of payments from Mortgagors, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions or to the extent that such payments and other collections may be applied at the discretion of the lender, as follows: first, as a recovery of any related and unreimbursed Servicing Advances; second, as a recovery of accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to, but not including, the date of receipt (or, in the case of a full Monthly Payment from any Mortgagor, through the related Due Date), exclusive, however, in the case of the ARD Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Additional Interest; third, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred with respect to such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums (including premiums on any Environmental Insurance Policy), ground rents (if applicable) and similar items; fifth, unless a Liquidation Event has occurred with respect to such Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan; seventh, as a recovery of any Default Charges then due and owing under such Mortgage Loan; eighth, as a recovery of any assumption fees, modification fees and extension fees then due and owing under such Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan (other than remaining unpaid principal and, in the case of the ARD Loan after its Anticipated Repayment Date, other than Additional Interest); tenth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of the ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Additional Interest on the ARD Loan to but not including the date of receipt.

            All amounts Received with respect to any Loan Pair shall be applied to amounts due and owing under such Loan Pair (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Notes, the related Mortgage, the related loan agreement, if any, and the related Loan Pair Co-Lender Agreement.

            Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts.
                           ----------------------------------------------------

            (a) The Master Servicer shall, as to all Mortgage Loans, establish and maintain one or more accounts, in which all related Escrow Payments shall be deposited and retained (each a "Servicing Account"). Subject to the terms of the related loan documents, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected from a Servicing Account may be made (to the extent of amounts on deposit therein in respect of the related Loan or, in the case of clauses (iv) and (v) below, to the extent of interest or other income earned on such amounts) only for the following purposes: (i) consistent with the related loan documents, to effect the payment of real estate taxes, assessments, insurance premiums (including premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the respective Mortgaged Properties; (ii) insofar as the particular Escrow Payment represents a late payment that was intended to cover an item described in the immediately preceding clause (i) for which a Servicing Advance was made, to reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for such Servicing Advance; (iii) to refund to Mortgagors any sums as may be determined to be overages; (iv) to pay interest, if required and as described below, to Mortgagors on balances in such Servicing Account; (v) to pay the Master Servicer interest and investment income on balances in such Servicing Account as described in Section 3.06(b), if and to the extent not required by law or the terms of the related loan documents to be paid to the Mortgagor; or
(vi) to clear and terminate such Servicing Account at the termination of this Agreement in accordance with Section 9.01. To the extent permitted by law or the applicable loan documents, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in the related Servicing Accounts, if required by law or the terms of the related Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding.

            (b) The Master Servicer shall, as to each and every Serviced Loan,
(i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, if the subject Serviced Loan requires the related Mortgagor to escrow for such items, shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Serviced Loan (or, if such Serviced Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to comply with the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items). Subject to Section 3.11(h), the Master Servicer shall timely make a Servicing Advance to cover any such item which is not so paid, including any penalties or other charges arising from the Mortgagor's failure to timely pay such items.

            (c) The Master Servicer shall, as to each and every Serviced Loan, make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies (including Environmental Insurance Policies), in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05(a) or 3.05A. No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes of this Agreement, including the Trustee's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Serviced Loans, notwithstanding that the terms of such Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

            (d) The Master Servicer shall, as to all Mortgage Loans, establish and maintain, as applicable, one or more accounts ("Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made (i) for the specific purposes for which the particular Reserve Funds were delivered, in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any other agreement with the related Mortgagor governing such Reserve Funds, and (ii) to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts as described below. To the extent permitted in the applicable loan documents, funds in the Reserve Accounts may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Subject to the related loan documents, all Reserve Accounts shall be Eligible Accounts. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing Reserve Funds by which any required repairs, capital improvements and/or environmental remediation at the related Mortgaged Property must be completed; provided that any waiver, any extension for more than 120 days and any subsequent extension may only be granted with the consent of the Special Servicer.

            Section 3.04 Pool Custodial Account, Defeasance Deposit Account, Distribution Account, Class SWD-B Sub-Account, Interest Reserve Account and Excess Liquidation Proceeds Account.
                           ---------------------------------------------------

            (a) The Master Servicer shall establish and maintain one or more separate accounts (collectively, the "Pool Custodial Account"), in which the amounts described in clauses (i) through (viii) below (which shall not include any amounts allocable to the Companion Loans or the 311 South Wacker Drive Non-Pooled B Loan) shall be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Pool Custodial Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Pool Custodial Account, within one Business Day of receipt (in the case of payments by Mortgagors or other collections on the Serviced Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Serviced Mortgage Loans due and payable on or before the Cut-off Date, which amounts shall be delivered promptly to the Depositor or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse, and other than amounts required to be deposited in the Defeasance Deposit Account), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal of the Serviced Mortgage Loans, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor or any related guarantor, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

            (ii) all payments on account of interest on the Serviced Mortgage Loans, including Default Interest and Additional Interest, and regardless of whether those payments are made by the related Mortgagor or any related guarantor, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

            (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges received in respect of any Serviced Mortgage Loan;

            (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of any Serviced Mortgage Loan;

            (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Pool Custodial Account;

            (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

            (vii) any amounts required to be transferred from an REO Account pursuant to Section 3.16(c); and

            (viii) insofar as they do not constitute Escrow Payments, any amounts paid by a Mortgagor specifically to cover items for which a Servicing Advance has been made;

provided that any amounts described in clauses (i) through (iv) and (vi) through
(viii) above that relate to the Split Mortgage Loans or any related REO Property (other than Liquidation Proceeds derived from the sale of the Split Mortgage Loans to or through the Companion Loan Noteholders pursuant to the Loan Pair Co-Lender Agreement or as a Specially Serviced Mortgage Loan pursuant to Section
3.18 or the repurchase of a Split Mortgage Loan by the Mortgage Loan Seller) shall be deposited in the applicable Loan Pair Custodial Account, and, in any such case, shall thereafter be transferred to the Pool Custodial Account as provided in Section 3.05A (except in the case of amounts relating to the 311 South Wacker Drive Non-Pooled B Loan which shall be transferred to the Class SWD-B Sub-Account as provided in Section 3.05A).

            The foregoing requirements for deposit in the Pool Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing a Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees not expressly referred to in the prior paragraph need not be deposited by the Master Servicer in the Pool Custodial Account. If the Master Servicer shall deposit in the Pool Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Pool Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof), and other transaction fees received by the Master Servicer to which the Special Servicer is entitled pursuant to such section upon receipt of a written statement (on which the Master Servicer is entitled to rely) of a Servicing Officer of the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). The Pool Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

            Upon receipt of any of the amounts described in clauses (i) through
(iv) and (viii) above with respect to any Mortgage Loan (other than the Split Mortgage Loans), the Special Servicer shall promptly, but in no event later than two Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Pool Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property (other than an REO Property that relates to a Loan
Pair) shall be deposited by the Special Servicer into the Pool REO Account and thereafter remitted to the Master Servicer for deposit into the Pool Custodial Account as and to the extent provided in Section 3.16(c).

            If and when any Mortgagor under a Defeasance Loan elects to defease all or any part of its Loan and, pursuant to the provisions of the related loan documents, delivers cash to the Master Servicer to purchase the required Defeasance Collateral, the Master Servicer shall establish and maintain one or more separate segregated accounts (collectively, the "Defeasance Deposit Account"), in which the Master Servicer shall deposit such cash within one Business Day of receipt by the Master Servicer. The Master Servicer shall retain such cash in the Defeasance Deposit Account pending its prompt application to purchase Defeasance Collateral. The Master Servicer shall hold such cash and maintain the Defeasance Deposit Account on behalf of the Borrower, as beneficial owner of the Defeasance Collateral, and the Trustee and, in the case of the Loan Pairs, the Companion Loan Noteholders, to secure payment on the related Defeasance Loan. The Defeasance Deposit Account shall be an Eligible Account. To the extent permitted by law or the applicable Defeasance Loan, prior to the purchase of Defeasance Collateral, funds in the Defeasance Deposit Account may be invested only in Permitted Investments in accordance with the provisions of
Section 3.06. The Master Servicer shall pay or cause to be paid to the related Mortgagor(s) interest, if any, earned on the investment of funds in the Defeasance Deposit Account, if required by law or the terms of the related Loan(s).

            (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Distribution Account shall be an Eligible Account. The Distribution Account shall be deemed to consist of five separate sub-accounts, which shall be established and maintained on a book-entry basis: the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Class SWD-B Sub-Account, the Class V Sub-Account and the Interest Reserve Account. The Class SWD-B Sub-Account shall be deemed to be held in trust of the benefit of the Holders of the Class SWD-B Certificates. The Class V Sub-Account shall be deemed to be held in trust for the benefit of the Holders of the Class V Certificates. The Master Servicer shall deliver to the Trustee each month on or before the Master Servicer Remittance Date therein, for deposit in the Lower-Tier Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date, together with, in the case of the final Distribution Date, any additional amounts contemplated by the second paragraph of Section 9.01. The Master Servicer shall deliver to the Trustee each month on or before the Master Servicer Remittance Date therein, for deposit in the Class SWD-B Sub-Account, an aggregate amount of immediately available funds equal to the Master Servicer Class SWD-B Remittance Amount for such Master Servicer Remittance Date, together with, in the case of the final Distribution Date, any additional amounts with respect to the 311 South Wacker Drive Non-Pooled B Loan contemplated by the second paragraph of
Section 9.01. Immediately upon deposit of the Master Servicer Remittance Amount for any Master Servicer Remittance Date into the Distribution Account, any portion thereof that represents Additional Interest shall be deemed to have been deposited into the Class V Sub-Account.

            Notwithstanding anything herein to the contrary, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Class SWD-B Sub-Account, the Class V Sub-Account and the Interest Reserve Account shall be maintained as part of a single Distribution Account. Amounts actually deposited into or distributed from the Distribution Account will be deemed to be deposited or distributed from the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Class SWD-B Sub-Account, the Class V Sub-Account and the Interest Reserve Account, as applicable.

            In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee (without duplication) for deposit in the Lower-Tier Distribution Account:

            (i)any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a); and

            (ii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls.

            In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee (without duplication) for deposit in the Class SWD-B Sub-Account any amounts required to be deposited by the Master Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls on the 311 South Wacker Drive Non-Pooled B Loan.

            The Trustee shall, upon receipt, deposit in the Lower-Tier Distribution Account, the Class SWD-B Sub-Account or the Class V Sub-Account, as applicable, any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein.

            Promptly on each Distribution Date, the Trustee shall be deemed to withdraw from the Lower-Tier Distribution Account and the Class SWD-B Sub-Account and deposit in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount, the Available SWD-B Distribution Amount and the amount of any Net Prepayment Consideration for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Sections 4.01(i) and 4.01(j), respectively.

            In the event that the Master Servicer fails, on any Master Servicer Remittance Date, to remit to the Trustee any amount(s) required to be so remitted to the Trustee hereunder by such date, the Master Servicer shall pay the Trustee, for the account of the Trustee, interest, calculated at the Prime Rate, on such amount(s) not timely remitted, from and including that Master Servicer Remittance Date, to but not including the related Distribution Date.

            On the Master Servicer Remittance Date in March of each year (commencing in March 2003), the Trustee shall transfer from the Interest Reserve Account to the Lower-Tier Distribution Account (or as to amounts with respect to the 311 South Wacker Drive Non-Pooled B Loan, to the Class SWD-B Sub-Account) all Interest Reserve Amounts then on deposit in the Interest Reserve Account with respect to the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans.

            As and when required pursuant to Section 3.05(d), the Trustee shall transfer monies from the Excess Liquidation Proceeds Account to the Distribution Account.

            (c) The Trustee shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account"), which may be a sub-account of the Distribution Account, to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On each Distribution Date in February and, during a year that is not a leap year, in January, prior to any distributions being made in respect of the Certificates on such Distribution Date, the Trustee shall withdraw from the Lower-Tier Distribution Account (or as to amounts with respect to the 311 South Wacker Drive Non-Pooled B Loan, from the Class SWD-B Sub-Account) and deposit in the Interest Reserve Account with respect to each Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan, an amount equal to the Interest Reserve Amount, if any, in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, for such Distribution Date.

            Notwithstanding that the Interest Reserve Account may be a sub-account of the Distribution Account for reasons of administrative convenience, the Interest Reserve Account and the Distribution Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the Trustee to perform its duties and obligations hereunder as if such accounts were separate. The provisions of this paragraph shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

            (d) If any Excess Liquidation Proceeds are received on the Mortgage Pool, the Trustee shall establish and maintain one or more accounts (collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Pool Custodial Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received during the Collection Period ending on the Determination Date immediately prior to such Master Servicer Remittance Date.

            (e) Funds in the Pool Custodial Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. Funds in the Distribution Account (and all subaccounts thereof) and the Excess Liquidation Proceeds Account shall remain uninvested. The Master Servicer shall give notice to the Trustee, the Special Servicer and the Rating Agencies of the location of the Pool Custodial Account as of the Closing Date and of the new location of the Pool Custodial Account prior to any change thereof. As of the Closing Date, the Distribution Account (and all subaccounts thereof) and the Excess Liquidation Proceeds Account shall be located at the Trustee's offices in Chicago, Illinois. The Trustee shall give notice to the Master Servicer, the Special Servicer and the Rating Agencies of any change in the location of the Distribution Account (and all subaccounts thereof), the Interest Reserve Account or the Excess Liquidation Proceeds Account prior to any change thereof.

            Section 3.04A. Loan Pair Custodial Account.
                           ----------------------------

            (a) The Master Servicer shall establish and maintain, with respect to each Loan Pair, one or more separate accounts, which may be sub-accounts of a single account (with respect to each Loan Pair, the "Loan Pair Custodial Account") in which the amounts described in clauses (i) through (ix) below shall be deposited and held in trust for the benefit of the related Loan Pair Noteholders, as their interests may appear. Each of the Loan Pair Custodial Accounts shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the applicable Loan Pair Custodial Account, within one Business Day of receipt (in the case of payments or other collections on the such Loan Pair) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf with respect to the related Loan Pair subsequent to the Cut-off Date (other than in respect of principal and interest on such Loan Pair due and payable on or before the Cut-off Date, which payments shall be held pursuant to the terms of the related Loan Pair Co-Lender Agreement, and other than amounts required to be deposited in the Defeasance Deposit Account):

            (i) all payments on account of principal of the applicable Loan Pair, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor or any related guarantor, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

            (ii) all payments on account of interest on the applicable Loan Pair, including Default Interest and Additional Interest, and regardless of whether those payments are made by the related Mortgagor or any related guarantor, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

            (iii) all Prepayment Premiums, Yield Maintenance Charges and/or late payment charges received in respect of the applicable Loan Pair;

            (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the applicable Loan Pair (other than Liquidation Proceeds derived from the sale of any Split Mortgage Loans to or through the related Companion Loan Noteholder (or in the case of the 311 South Wacker Drive Pooled A Loan, from the sale thereof to or through the Holders of the Class SWD-B Certificates, pursuant to the Loan Pair Co-Lender Agreement or as a Specially Serviced Mortgage Loan pursuant to
      Section 3.18) or the repurchase of a Split Mortgage Loan by the Mortgage Loan Seller, which shall be deposited directly into the Pool Custodial Account;

            (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the applicable Loan Pair Custodial Account;

            (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to the applicable Loan Pair resulting from a deductible clause in a blanket hazard policy;

            (vii) any amounts required to be transferred from the related Loan Pair REO Account pursuant to Section 3.16(c);

            (viii) insofar as they do not constitute Escrow Payments, any amounts paid by the related Mortgagor with respect to the applicable Loan Pair specifically to cover items for which a Servicing Advance has been made; and

            (ix) any P&I Advances required to be made by the Master Servicer with respect to a Split Mortgage Loan in the related Loan Pair or the 311 South Wacker Drive Pari Passu Companion Loan in accordance with Section 4.03A.

            The foregoing requirements for deposit in the applicable Loan Pair Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from the related Mortgagor in respect of all Loan Pairs in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing such Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees not expressly referred to in the prior paragraph need not be deposited by the Master Servicer in the applicable Loan Pair Custodial Account. If the Master Servicer shall deposit into a Loan Pair Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Loan Pair Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by the Master Servicer with respect to all Loan Pairs, to which the Special Servicer is entitled pursuant to such section, upon receipt of a written statement of a Servicing Officer of the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). Each Loan Pair Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

            Upon receipt of any of the amounts described in clauses (i) through
(iv) and (viii) above with respect to a Loan Pair, the Special Servicer shall promptly, but in no event later than two Business Days after receipt, remit such amounts to the Master Servicer for deposit into the related Loan Pair Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property that relates to any Loan Pair shall initially be deposited by the Special Servicer into the related REO Account and thereafter remitted to the Master Servicer for deposit into the related Loan Pair Custodial Account, all in accordance with Section 3.16(c).

            (b) If and when the related Mortgagor elects to defease a Loan Pair, the provisions of the last paragraph of Section 3.04(a) relating to the Defeasance Deposit Account shall apply.

            (c) The Master Servicer shall give notice to the Trustee, the related Companion Loan Noteholders and the Special Servicer of the location of the related Loan Pair Custodial Account when first established and of the new location of such Custodial Account prior to any change thereof.

            Section 3.05 Permitted Withdrawals From the Pool Custodial Account, the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account.
                           ----------------------------------------------------

            (a) The Master Servicer may, from time to time, make withdrawals from the Pool Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so deposited pursuant to the first paragraph of
      Section 3.04(b), and any amounts that may be applied to make P&I Advances pursuant to Section 4.03(a);

            (ii) to reimburse the Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances made thereby with respect to the Mortgage Pool (exclusive of the Split Mortgage Loans and any related REO Mortgage Loans), the Fiscal Agent's, the Trustee's and Master Servicer's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any such P&I Advance being limited to amounts on deposit in the Pool Custodial Account that represent Late Collections of interest and principal (net of the related Master Servicing Fees and any related Workout Fees or Liquidation Fees) received in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance was made;

            (iii) to pay to itself earned and unpaid Master Servicing Fees with respect to the Mortgage Pool (exclusive of the Split Mortgage Loans and any related REO Mortgage Loans), the Master Servicer's right to payment pursuant to this clause (iii) with respect to any such Master Servicing Fees being limited to amounts on deposit in the Pool Custodial Account that are allocable as a recovery of interest on or in respect of the Mortgage Loan or REO Mortgage Loan as to which such Master Servicing Fees were earned;

            (iv) to pay (A) to the Special Servicer, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Mortgage Loan (other than, if applicable, the Split Mortgage Loans and/or any related REO Mortgage Loans) and (B) to itself, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any Master Servicing Fee earned in respect of any Mortgage Loan or REO Mortgage Loan (other than the Split Mortgage Loans and/or any related REO Mortgage Loans) that remains unpaid in accordance with clause (iii) above following a Final Recovery Determination made with respect to such Mortgage Loan or the related REO Property and the deposit into the Pool Custodial Account of all amounts received in connection with such Final Recovery Determination;

            (v) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) any earned and unpaid Workout Fees and Liquidation Fees in respect of each

Specially Serviced Mortgage Loan, Corrected Loan and/or REO Mortgage Loan (other than, if applicable, the Split Mortgage Loans and/or any related REO Mortgage Loans), as applicable, in the amounts and from the sources specified in Section 3.11(c);

            (vi) to reimburse the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to any Mortgage Loan or REO Property (other than the Split Mortgage Loans and/or any related REO Properties), the Fiscal Agent's, the Trustee's, the Master Servicer's and the Special Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to amounts on deposit in the Pool Custodial Account that represent payments made by the related Mortgagor to cover the item for which such Servicing Advance was made, and to amounts on deposit in the Pool Custodial Account that represent Liquidation Proceeds (net of Liquidation Fees payable therefrom), Condemnation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

            (vii) to reimburse the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, for any unreimbursed Advances (other than unreimbursed P&I Advances with respect to the 311 South Wacker Drive Pari Passu Companion Loan or any successor REO Loan, but including unreimbursed P&I Advances with respect to the 311 South Wacker Drive Non-Pooled B Loan) that have been or are determined to be Nonrecoverable Advances;

            (viii) to pay the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, any interest accrued and payable in accordance with Section 3.11(g), 4.03(d) or 4.03A(d), as applicable, on any Advance made thereby with respect to the Mortgage Pool (exclusive of the Split Mortgage Loans and any related REO Mortgage Loans), the Fiscal Agent's, the Trustee's, the Master Servicer's and the Special Servicer's respective rights to payment pursuant to this clause (viii) with respect to interest on any such Advance being limited to amounts on deposit in the Pool Custodial Account that represent Default Charges collected on or in respect of the Mortgage Pool during the Collection Period in which such Advance is reimbursed, as and to the extent contemplated by Sections 3.26(a) and (b);

            (ix) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, any interest accrued and payable in accordance with Section 3.11(g), 4.03(d) or 4.03A(d), as applicable, on any Advance made thereby with respect to the Mortgage Pool or the 311 South Wacker Drive Non-Pooled B Loan, but only to the extent that such Advance has been reimbursed and the interest thereon is not otherwise payable as contemplated by the immediately preceding clause
      (viii) or Section 3.05A, as applicable;

            (x) to pay, out of amounts on deposit in the Pool Custodial Account that represent Default Charges collected on or in respect of the Mortgage Pool and not otherwise applied as contemplated by clause (viii) above, any unpaid expense (other than interest accrued on Advances, which is payable pursuant to clause (viii) above, and other than Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to any Mortgage Loan or REO Mortgage Loan (including the 311 South Wacker Drive Non-Pooled B Loan, to the extent no funds are available therefor in the related Loan Pair Custodial Account) that, if paid from a source other than Default Charges, would constitute an Additional Trust Fund Expense, as and to the extent contemplated by Sections 3.26(a) and (b);

            (xi) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, for (A) costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance), (B) the cost of an independent appraiser or other expert in real estate matters retained pursuant to Sections 3.11(h), 3.18(g), or 4.03(c), and (C) the fees of any Independent Contractor retained with respect to any related REO Property pursuant to Section 3.17(d) (to the extent that it has not paid itself such fees prior to remitting collections on such REO Property to the Special Servicer); provided that, in the case of a Loan Pair Mortgaged Property, such payment pursuant to this clause (xi) is to be made only to the extent that it would not ultimately be payable out of collections on or in respect of the related Loan Pair;

            (xii) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts held in the Pool Custodial Account as provided in
      Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Pool Custodial Account for any Collection Period, (B) Prepayment Interest Excesses collected on the Mortgage Pool (exclusive of the Split Mortgage Loans) and (C) Net Default Charges (after application pursuant to Sections 3.26(a) and (b)) actually collected that accrued in respect of Mortgage Loans (other than the Split Mortgage Loans) that are not Specially Serviced Mortgage Loans, and to pay the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), Net Default Charges (after application pursuant to Sections 3.26(a) and (b)) actually collected that accrued in respect of Specially Serviced Mortgage Loans and REO Mortgage Loans (other than the Split Mortgage Loans and/or any related REO Mortgage Loans);

            (xiii) to pay itself, the Special Servicer, the Depositor, or any of their respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any amounts payable to any such Person pursuant to Section 6.03; provided that such payment does not relate solely to the Companion Loans;

            (xiv) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, for (A) the cost of the Opinion of Counsel contemplated by Section 11.02(a), (B) the cost of an Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, and (C) the cost of recording this Agreement in accordance with Section 11.02(a);

            (xv) to pay itself, the Special Servicer, the Depositor, any Controlling Class Certificateholder or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase that have been deposited in the Pool Custodial Account;

            (xvi) to pay, in accordance with Section 3.11(i), out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any servicing expenses, that would, if advanced, constitute Nonrecoverable Servicing Advances (other than servicing expenses that relate solely to the Companion Loans or any related REO Loans), but including servicing expenses that relate to the 311 South Wacker Drive Non-Pooled B Loan, to the extent no funds are available therefor in the related Loan Pair Custodial Account;

            (xvii) on each Master Servicer Remittance Date, to transfer Excess Liquidation Proceeds in respect of the Mortgage Pool to the Trustee, for deposit in the Excess Liquidation Proceeds Account, in accordance with
      Section 3.04(d); and

            (xviii) to clear and terminate the Pool Custodial Account at the termination of this Agreement pursuant to Section 9.01.

            The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from the Pool Custodial Account pursuant to clauses (ii) through
(xvii) above.

            The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trustee or the Fiscal Agent from the Pool Custodial Account, amounts permitted to be paid to the Special Servicer (or to any such third party contractor), the Trustee or the Fiscal Agent therefrom promptly upon receipt of a written statement of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee or the Fiscal Agent describing the item and amount to which the Special Servicer (or such third party contractor), the Trustee or the Fiscal Agent, as applicable, is entitled (unless such payment to the Special Servicer, the Trustee (for example, the Trustee Fee) or the Fiscal Agent, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein.

            The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan basis, for the purpose of justifying any request for withdrawal from the Pool Custodial Account. With respect to each Mortgage Loan for which it makes an Advance, each of the Trustee and Fiscal Agent shall keep and maintain separate accounting, on a loan-by-loan basis, for the purpose of justifying any request for withdrawal from the Pool Custodial Account for reimbursements of Advances or interest thereon.

            (b) The Trustee may, from time to time, make withdrawals from the Distribution Account for any of the following purposes (in no particular order of priority); provided, that no withdrawals under clauses (ii) through (v) and
(vii) below shall be made from the Class SWD-B Sub-Account unless such withdrawal is solely related to the 311 South Wacker Drive Non-Pooled B Loan, and any withdrawals that relate to the 311 South Wacker Drive Non-Pooled B Loan pursuant to such clauses shall be made first from the Class SWD-B Sub-Account and then, to the extent not available therein, the remainder of the Distribution
Account:

            (i) to make distributions to Certificateholders from the applicable subaccount on each Distribution Date pursuant to Section 4.01 or 9.01, as applicable;

            (ii) to pay (A) the Trustee, the Fiscal Agent or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Loans on deposit in the Distribution Account, any amounts payable or reimbursable to any such Person pursuant to Section 7.01(b) and/or Section 8.05, as applicable, and
      (B) as and when contemplated by Section 8.08, the cost of the Trustee's transferring Mortgage Files and other documents to a successor after being terminated by Certificateholders pursuant to Section 8.07(c) without cause;

            (iii) to pay, out of general collections on the Mortgage Loans on deposit in the Distribution Account, for the cost of the Opinions of Counsel sought by the Trustee or the Tax Administrator (A) as provided in clause (iv) of the definition of "Disqualified Organization," (B) as contemplated by Sections 10.01(i) and 10.02(e), or (C) as contemplated by
      Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

            (iv) to pay, out of general collections on the Mortgage Loans on deposit in the Distribution Account, any and all federal, state and local taxes imposed on either REMIC Pool or on the assets or transactions of either such REMIC Pool, together with all incidental costs and expenses, to the extent none of the Trustee, the Tax Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(j) or Section 10.02(f);

            (v) to pay the Tax Administrator, out of general collections on the Mortgage Loans on deposit in the Distribution Account, any amounts reimbursable to it pursuant to Section 10.01(f) or Section 10.02(b);

            (vi) to pay the Master Servicer any amounts deposited by the Master Servicer in the Distribution Account in error;

            (vii) to transfer Interest Reserve Amounts in respect of the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans to the Interest Reserve Account as and when required by Section 3.04(c); and

            (viii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            On or prior to a Distribution Date, the Trustee shall be entitled to withdraw amounts that are payable or reimbursable as set forth in clauses (ii) through (vii) above from the Distribution Account prior to making distributions to Certificateholders on such Distribution Date.

            (c) On each Master Servicer Remittance Date in March (commencing in March 2003), the Trustee shall withdraw from the Interest Reserve Account and deposit in the Distribution Account (or in the case of amounts with respect to the 311 South Wacker Drive Non-Pooled B Loan, into the Class SWD-B Sub-Account) all Interest Reserve Amounts that have been deposited in the Interest Reserve Account in respect of the Interest Reserve Loans and any Interest Reserve REO Mortgage Loans during February and/or January of the same year in accordance with Section 3.04(c).

            (d) On each Master Servicer Remittance Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on the following Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable with respect to the Regular Interest Certificates on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Master Servicer Remittance Date immediately prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account.

            Section 3.05A. Permitted   Withdrawals   From  the   Loan   Pair
                           Custodial Accounts.
                           ----------------------------------------------------

            The Master Servicer may, from time to time, make withdrawals from the applicable Loan Pair Custodial Account, for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to make remittances each month on or before the Master Servicer Remittance Date therein, in an aggregate amount of immediately available funds equal to the applicable Loan Pair Remittance Amount, to the related Companion Loan Noteholder and to the Trust (as holder of the Split Mortgage Loans or any related REO Mortgage Loans), in accordance with
      Section 3 or Section 4 of the related Loan Pair Co-Lender Agreement, as applicable, such remittances to be made into the Pool Custodial Account, or in the case of the portion of the Loan Pair Remittance Amount for the 311 South Wacker Drive A/B Loan that constitutes the Master Servicer Class SWD-B Remittance Amount, to the Trustee for deposit into the Class SWD-B Sub-Account;

            (ii) to reimburse, first, the Fiscal Agent, second, the Trustee, and last, itself, in that order, for unreimbursed P&I Advances made by such party (with its own funds) with respect to the related Split Mortgage Loan or the 311 South Wacker Drive Pari Passu Companion Loan, any such party's rights to reimbursement pursuant to this clause (ii) with respect to any such P&I Advance being limited to amounts on deposit in the applicable Loan Pair Custodial Account that represent late collections of interest and principal (net of the related Master Servicing Fees and any related Workout Fees or Liquidation Fees) received in respect of the particular Split Mortgage Loan or the 311 South Wacker Drive Pari Passu Companion Loan (as allocable thereto pursuant to the related loan documents and the related Loan Pair Co-Lender Agreement);

            (iii) to pay to itself earned and unpaid Master Servicing Fees with respect to the related Loan Pair (or any successor REO Loans), the Master Servicer's respective rights to payment pursuant to this clause (iii) with respect to either Loan (or any successor REO Loan) in the Loan Pair being limited to amounts on deposit in the related Loan Pair Custodial Account that were received on or in respect of such Loan (or successor REO Loan) and are allocable as a recovery of interest thereon;

            (iv) to reimburse, first, the Fiscal Agent, second, the Trustee, and last itself, in that order, for any unreimbursed P&I Advances made by such party (with its own funds) with respect to the related Split Mortgage Loan or the 311 South Wacker Drive Pari Passu Companion Loan that such party has determined are Nonrecoverable Advances, such party's rights to reimbursement pursuant to this clause (iv) with respect to any such P&I Advance being limited to amounts on deposit in the applicable Loan Pair Custodial Account that were received in respect of the particular Split Mortgage Loan or the 311 South Wacker Drive Pari Passu Companion Loan, as applicable (as allocable thereto pursuant to the related loan documents and the related Loan Pair Co-Lender Agreement), in the Loan Pair as to which such P&I Advance was made;

            (v) to pay to the Special Servicer earned and unpaid Special Servicing Fees in respect of the related Loan Pair while either Loan in the Loan Pair constitutes a Specially Serviced Loan and after the Loan Pair Mortgaged Properties become REO Properties;

            (vi) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Workout Fees and Liquidation Fees in respect of the related Loan Pair, in the amounts and from the sources specified in Section 3.11(c);

            (vii) to reimburse first, the Fiscal Agent, second, the Trustee, third, itself and, last, the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to the related Loan Pair or any related REO Properties, any such party's respective rights to reimbursement pursuant to this clause (vii) with respect to any Servicing Advance being limited to amounts on deposit in the applicable Loan Pair Custodial Account that represent payments made by the related Mortgagor to cover the item for which such Servicing Advance was made, and to amounts on deposit in the related Loan Pair Custodial Account that represent Liquidation Proceeds (net of Liquidation Fees payable therefrom), Condemnation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the related Loan Pair or related Loan Pair REO Properties as to which such Servicing Advance was made;

            (viii) to pay first, the Fiscal Agent, second, the Trustee, third, itself and, last the Special Servicer, in that order, any interest accrued on any Advance made thereby with respect to the Split Mortgage Loan in the related Loan Pair or with respect to the related Loan Pair Mortgaged Properties, any such party's respective right to payment pursuant to this clause (viii) with respect to interest on any Advance being permitted to be satisfied (A) first, out of any amounts on deposit in the applicable Loan Pair Custodial Account that represent Default Charges collected on or in respect of the Companion Loans during the same Collection Period in which such Advance is reimbursed, as and to the extent contemplated by
      Section 3.26(c), (B) second, out of any amounts on deposit in the applicable Loan Pair Custodial Account that represent Default Charges collected on or in respect of the Split Mortgage Loans during the same Collection Period in which such Advance is reimbursed, as and to the extent contemplated by Sections 3.26(a) and (b) and (C) third, to the extent that the Default Charges described in the immediately preceding clauses (A) and (B) are insufficient, but only if such Advance is being reimbursed at the same time or if such Advance has been previously reimbursed, out of any amounts on deposit in the applicable Loan Pair Custodial Account that represent any other collections on or in respect of the related Loan Pair; provided that interest on P&I Advances made with respect to the 311 South Wacker Drive Pari Passu Companion Loan may be paid solely pursuant to clauses (A) and (C) above, from Default Charges or other collections received on or in respect of the 311 South Wacker Drive Pari Passu Companion Loan;

            (ix) to pay for (A) costs and expenses incurred with respect to the Loan Pair Mortgaged Properties pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance), (B) the costs and expenses of obtaining appraisals of the Loan Pair Mortgaged Properties pursuant to
      Section 3.11(h) or 4.03A(c), as applicable, and (C) the fees of any Independent Contractor retained with respect to any related Loan Pair REO Property pursuant to Section 3.17(d) (to the extent that it has not paid itself such fees prior to remitting collections on such REO Property to the Special Servicer);

            (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts held in the applicable Loan Pair Custodial Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the applicable Loan Pair Custodial Account for any Collection Period and (B) Net Default Charges (after application pursuant to Section 3.26(c)) actually collected that accrued in respect of the Companion Loans during a period that they were not Specially Serviced Loans and the Loan Pair Mortgaged Properties were not REO Properties, and to pay the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), Net Default Charges (after application pursuant to Section 3.26(c)) actually collected that accrued in respect of the Companion Loans during a period that they were Specially Serviced Loans or the Loan Pair Mortgaged Properties were REO Properties;

            (xi) to pay itself, the Special Servicer, or any of their respective members, managers, directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, to the extent such amounts relate to the related Loan Pair;

            (xii) to pay for the cost of recording the Loan Pair Co-Lender Agreement and any required opinion of counsel related thereto and, to the extent applicable pursuant to Section 11.02(a), the allocable portion of the cost of the Opinion of Counsel contemplated by Section 11.02(a) and solely with respect to the 311 South Wacker Drive Non-Pooled B Loan, to pay its allocable share (based on the ratio of the Stated Principal Balance of such Mortgage Loan to the Stated Principal Balance of all the Mortgage Loans) of any Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders; provided that such amendment protects or is in furtherance of the rights and interests of the Class SWD-B Certificateholders generally to the same extent as for other Certificateholders;

            (xiii) with respect to the 311 South Wacker Drive Non-Pooled B Loan, if previously purchased by any Person from the Trust Fund pursuant to this Agreement, to pay such Person all amounts received thereon subsequent to the date of purchase that have been deposited in the related Loan Pair Custodial Account;

            (xiv) to pay, in accordance with Section 3.11(i), out of collections on the related Loan Pair on deposit in the related Loan Pair Custodial Account, any servicing expenses with respect to the related Loans, that would, if advanced, constitute Nonrecoverable Servicing Advances (provided that servicing expenses that relate solely to the 311 South Wacker Drive Pari Passu Companion Loan or any related REO Loans will be paid solely from funds allocable thereto);

            (xv) to transfer to the Pool Custodial Account all amounts representing Default Charges actually collected that accrued in respect of the Split Mortgage Loans or any successor REO Mortgage Loans in respect of the Split Mortgage Loans, to the extent such Default Charges were not applied to offset interest on Advances pursuant to clause (viii)(B) above (to be applied in accordance with Sections 3.26(a) and (b)); and

            (xvi) to clear and terminate the applicable Loan Pair Custodial Account at the termination of this Agreement pursuant to Section 9.01.

            The Master Servicer shall keep and maintain separate accounting records in connection with each Loan Pair Custodial Account, including but not limited to, any withdrawal from each Loan Pair Custodial Account, pursuant to clauses (ii) through (xvi) above.

            The Master Servicer shall pay to each of the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trustee and the Fiscal Agent, as applicable, from the applicable Loan Pair Custodial Account, amounts permitted to be paid thereto from such account promptly upon receipt of a written statement of a Servicing Officer of the Special Servicer or a Responsible Officer of the Trustee or the Fiscal Agent, as the case may be, describing the item and amount to which the Special Servicer (or such third party contractor), the Trustee or the Fiscal Agent, as the case may be, is entitled (unless such payment to the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein. The parties seeking payment pursuant to this section shall each keep and maintain separate accounting for the purpose of justifying any request for withdrawal from each Loan Pair Custodial Account, on a loan-by-loan basis.

            In the event that the Master Servicer fails, on any Master Servicer Remittance Date, to remit to the Companion Loan Noteholders any amount(s) required to be so remitted to the Companion Loan Noteholders hereunder by such date, the Master Servicer shall pay the Companion Loan Noteholders, for the account of the Companion Loan Noteholders, interest, calculated at the Prime Rate, on such amount(s) not timely remitted, from and including that Master Servicer Remittance Date, to but not including the related distribution date for the Companion Loan Securities.

            Section 3.06 Investment of Funds in the Servicing Accounts, the Reserve Accounts, the Defeasance Deposit Account, the Custodial Accounts and the REO Accounts.
                           ----------------------------------------------------

            (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Defeasance Deposit Account or a Custodial Account (each, for purposes of this Section 3.06, an "Investment Account"), and the Special Servicer may direct in writing any depository institution maintaining an REO Account (also, for purposes of this Section 3.06, an "Investment Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement; provided that in the case of any Servicing Account, any Reserve Account or the Defeasance Deposit Account, such investment direction shall be subject to the related loan documents and applicable law. Funds in the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account will remain uninvested. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) and, in the case of a Permitted Investment in any Investment Account solely related to a Loan Pair, the related Companion Loan Noteholders. The Master Servicer (with respect to Permitted Investments of amounts in the Servicing Accounts, the Reserve Accounts, the Defeasance Deposit Account and the Custodial Accounts) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Accounts), on behalf of the Trustee and, in the case of any Investment Account solely related to a Loan Pair, the related Companion Loan Noteholders, shall (and the Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is a "certificated security," "uncertificated security" or "deposit account." For purposes of this Section 3.06(a), (i) the terms "entitlement holder," "security entitlement," "control" (except with respect to deposit accounts), "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and the terms "control" (with respect to deposit accounts) and "deposit account" shall have the meanings given such terms in Revised Article 9 (1998 Revision) of the UCC, and (ii) "control" of any Permitted Investment in any Investment Account by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee and, in the case of any Investment Account solely related to a Loan Pair, the related Companion Loan Noteholders, for purposes of Revised Article 8 (1994 Revision) of the UCC or Revised Article 9 (1998 Revision) of the UCC, as applicable. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Custodial Accounts, the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account) or the Special Servicer (in the case of the REO Accounts) shall:

            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to at least the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts, the Defeasance Deposit Account or the Custodial Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each such Investment Account for each Collection Period (and, in the case of Servicing Accounts, Reserve Accounts and the Defeasance Deposit Account, to the extent not otherwise payable to Mortgagors under applicable law or the related loan documents), shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.03(a), 3.03(d), 3.04(a), 3.05(a) or 3.05A, as applicable. Whether or not the Special Servicer directs the investment of funds in either of the REO Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of (i) the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account (except to the extent that any investment of funds with respect thereto is at the direction of a Mortgagor in accordance with the related loan documents or applicable law) and (ii) the Custodial Accounts) and the Special Servicer (in the case of the REO Accounts) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Investment Account for such Collection Period. Notwithstanding any of the foregoing provisions of this
Section 3.06, no party shall be required under this Agreement to deposit any loss on a deposit of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company with which such deposit was maintained so long as such depository institution or trust company satisfied the conditions set forth in the definition of "Eligible Account" at the time such deposit was made and also as of a date no earlier than 30 days prior to the insolvency.

            (c) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and subject to Section 8.02, upon the request of Certificateholders entitled to a majority of the Voting Rights allocated to a Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including the calculation of the Available Distribution Amount, the Master Servicer Remittance Amount and the Loan Pair Remittance Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

            Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage; Environmental Insurance.
                           ----------------------------------------------------

            (a) The Master Servicer shall, consistent with the Servicing Standard, cause to be maintained for each Mortgaged Property that is not an REO Property, all insurance coverage as is required under the related Mortgage (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance Default); provided that, if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer or Special Servicer, as the case may be, shall exercise such discretion in a manner consistent with the Servicing Standard; and provided, further, that, if and to the extent that a Mortgage so permits, the Master Servicer or Special Servicer, as the case may be, shall use reasonable best efforts to require the related Mortgagor to obtain the required insurance coverage from Qualified Insurers that have a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P, "A" from Fitch Ratings and "A2" by Moody's (or, in the case of any such Rating Agency, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by such Rating Agency); and provided, further, that the Master Servicer shall cause to be maintained for any such Mortgaged Property any such insurance that the related Mortgagor is required but fails to maintain, only to the extent that the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of a Loan Pair Mortgaged Property, the related Companion Loan Noteholders) has an insurable interest, and such insurance is available at a commercially reasonable rate and the subject hazards are at the time commonly insured against by prudent owners of properties similar to the Mortgaged Property located in or around the region in which such Mortgaged Property is located (or, in the case of all-risk insurance or other insurance that covers acts of terrorism, the Master Servicer shall not be required to cause to be maintained for any such Mortgaged Property any such insurance that the related Mortgagor is required but fails to maintain if the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of a Loan Pair Mortgaged Property, the related Companion Loan Noteholders) does not have an insurable interest or the Special Servicer has determined (in its reasonable judgment and in accordance with the Servicing Standard) that either (i) such insurance is not available at a commercially reasonable rate and the subject hazards are at the time commonly insured against by prudent owners of properties similar to the Mortgaged Property located in or around the region in which such Mortgaged Property is located or (ii) such insurance is not available at any rate). Any Controlling Class Certificateholder, or (i) in the case of a Loan Pair, the holder of the related Companion Loan (or, in the case of the 311 South Wacker Drive A/B Loan, the Loan Pair Directing Holder, unless a Control Appraisal Event has occurred, in which case the Loan Pair Directing Holder may request such earthquake insurance be obtained only at the expense of the Holders of the Class SWD-B Certificates) may request that earthquake insurance be secured for one or more Mortgaged Properties by the related Mortgagor, to the extent such insurance may reasonably be obtained and provided the related loan documents and applicable law give the mortgagee the right to request such insurance coverage and such loan documents require the Mortgagor to obtain earthquake insurance at the request of the mortgagee. Subject to Section 3.17(a), the Special Servicer, in accordance with the Servicing Standard, shall also cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage; provided that such insurance is available at commercially reasonable rates and the subject hazards are at the time commonly insured against by prudent owners of properties similar to the REO Property located in or around the region in which such REO Property is located (or, in the case of all-risk insurance or other insurance that covers acts of terrorism, such insurance is available at a commercially reasonable rate or the subject hazards are at the time commonly insured against by prudent owners of properties similar to the REO Property located in or around the region in which such REO Property is located); and provided, further, that all such insurance shall be obtained from Qualified Insurers that, if they are providing casualty insurance, shall have a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P, "A" from Fitch Ratings and "A2" from Moody's (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by such Rating Agency). All such insurance policies shall contain (if they insure against loss to property and do not relate to an REO Property) a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of insurance maintained in respect of Loans, including Specially Serviced Loans), and shall be in the name of the Special Servicer (in the case of insurance maintained in respect of REO Properties), on behalf of the Trustee; and, in each case, such insurance shall be issued by a Qualified Insurer. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the applicable Custodial Account in accordance with
Section 3.04(a) or 3.04A(a), as the case may be, in the case of amounts received in respect of a Loan, or in the applicable REO Account in accordance with
Section 3.16(b), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance (including any earthquake insurance maintained at the request of a Controlling Class Certificateholder, the Majority Holders of the Class SWD-B Certificates, or the related Companion Loan Noteholders) shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Loan or REO Loan, notwithstanding that the terms of such loan so permit, but shall be recoverable by the Master Servicer and the Special Servicer as a Servicing Advance.

            (b) If either the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy insuring against hazard losses on all of the Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having (or whose obligations are guaranteed or backed, in writing, by an entity having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P, "A2" from Moody's and "A" from Fitch Ratings (if then rated by Fitch Ratings, and if not then rated by Fitch Ratings, then a rating of "A:IX" or better by A.M. Best's Key Rating Guide or an equivalent rating to a rating of "A-" by Fitch Ratings by at least one nationally recognized statistical rating agency besides S&P) (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by such Rating Agency), and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO Properties. Such blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property an individual hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such individual policy, promptly deposit into the applicable Custodial Account from its own funds the amount not otherwise payable under the blanket policy because of the deductible clause therein, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Loan (or in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and the Certificateholders and, in the case of a Loan Pair Mortgaged Property, the related Companion Loan Noteholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

            (c) Subject to the third paragraph of this Section 3.07(c), each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Loans and/or REO Properties are part of the Trust Fund) keep in force with Qualified Insurers having (or whose obligations are guaranteed or backed, in writing, by entities having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P, "A2" from Moody's and "A" from Fitch Ratings (or, if not then rated by Moody's, then at least "A:IX" by A.M. Best's Key Rating Guide) (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by such Rating Agency), a fidelity bond, which fidelity bond shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.

            Subject to the third paragraph of this Section 3.07(c), each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Loans and/or REO Properties are part of the Trust Fund) also keep in force with Qualified Insurers having (or whose obligations are guaranteed or backed, in writing, by entities having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P, "A2" from Moody's and "A" from Fitch Ratings (or, if not rated by Moody's, then at least "A:IX" by A.M. Best's Key Rating Guide) (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by such Rating Agency), a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.

            Notwithstanding the foregoing, for so long as the long-term debt obligations of the Master Servicer or Special Servicer, as the case may be, are rated at least "AA-" from Fitch Ratings (if then rated by Fitch Ratings, and if not then rated by Fitch Ratings, then an equivalent rating by at least one additional nationally recognized statistical rating agency besides S&P), "A2" by Moody's and "A" from S&P (or, in the case of any such Rating Agency, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by such Rating Agency), such Person may self-insure with respect to the risks described in this Section 3.07(c).

            (d) In the event that either of the Master Servicer or the Special Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Environmentally Insured Mortgage Loan for which the Mortgagor has not filed a claim or in respect of an REO Property, the Master Servicer shall notify the Special Servicer if such Loan is a Specially Serviced Loan, and the Special Servicer shall notify the Master Servicer in all cases. Upon becoming aware of such Insured Environmental Event, the Master Servicer, in the case of a non-Specially Serviced Loan, and the Special Servicer, in the case of a Specially Serviced Loan or an REO Property, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standard, shall timely make a claim thereunder with the appropriate insurer and shall take such other actions necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders. With respect to each Environmental Insurance Policy in respect of an Environmentally Insured Mortgage Loan, the Master Servicer (in the case of any such Loan that is a non-Specially Serviced Loan) and the Special Servicer (in the case of any such Loan that is a Specially Serviced Loan or in the case of an REO Property) shall each review and familiarize itself with the terms and conditions relating to enforcement of claims and shall, in the event the Master Servicer or the Special Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy, monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders.

            The Master Servicer (in the case of non-Specially Serviced Loans) and the Special Servicer (in the case of Specially Serviced Loans and REO Properties) shall each abide by the terms and conditions precedent to payment of claims under the Environmental Insurance Policies with respect to the Environmentally Insured Mortgage Loans and take all such actions as may be required to comply with the terms and provisions of such policies in order to maintain such policies in full force and effect and to make claims thereunder.

            In the event that either the Master Servicer or the Special Servicer receives notice of a termination of any Environmental Insurance Policy with respect to an Environmentally Insured Mortgage Loan, then the party receiving such notice shall, within five Business Days after receipt thereof, provide written notice of such termination to the other such party and the Trustee. Upon receipt of such notice, the Master Servicer, with respect to a Performing Serviced Loan, or the Special Servicer, with respect to a Specially Serviced Loan or an REO Property, shall address such termination in accordance with
Section 3.07(a). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with enforcing the obligations of the Mortgagor under any Environmental Insurance Policy or a resolution of such termination of an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

            The Master Servicer (with respect to Performing Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) shall monitor the actions, and enforce the obligations, of the related Mortgagor under each Environmentally Insured Mortgage Loan insofar as such actions/obligations relate to (i) to the extent consistent with Section 3.07(a), the maintenance (including, without limitation, any required renewal) of an Environmental Insurance Policy with respect to the related Mortgaged Property or (ii) environmental testing or remediation at the related Mortgaged Property.

            Section 3.08   Enforcement of Alienation Clauses.
                           ----------------------------------

            (a) In the event that the Master Servicer receives a request from a Mortgagor pursuant to the provisions of any Performing Serviced Loan that expressly permit, with the lender's consent, subject to the conditions described in the loan documents, the transfer of the related Mortgaged Property to, and assumption of such Loan by, another Person or transfers of certain interests in such Mortgagor, the Master Servicer shall promptly obtain relevant information for purposes of evaluating such request. If the Master Servicer recommends to approve such transfer and/or assumption, the Master Servicer shall promptly provide to the Special Servicer a copy of such recommendation (which shall include the reason therefor) and the materials upon which such recommendation is based. The Special Servicer shall have the right hereunder, within 15 days of receipt of such recommendation and supporting materials and any other materials reasonably requested by the Special Servicer, to reasonably withhold or, subject to Section 3.08(d) and Section 6.11, grant consent to any such request for such transfer and/or assumption in accordance with the terms of the Loan and this Agreement, including, without limitation, the Servicing Standard. If the Special Servicer does not respond within such 15-day period, the Special Servicer's consent shall be deemed granted. If the Special Servicer consents or is deemed to have consented to such proposed transfer and/or assumption, the Master Servicer shall process such request of the related Mortgagor; and, in the case of a transfer of the related Mortgaged Property to, and assumption of such Loan by, another Person, the Master Servicer shall be authorized to enter into an assumption or substitution agreement with the Person, which shall be a Single Purpose Entity, to whom the related Mortgaged Property has been or is proposed to be conveyed and/or release the original Mortgagor from liability under the related Loan and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the Master Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or Adverse Grantor Trust Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. The Master Servicer shall notify the Trustee, the Special Servicer, each Rating Agency and, in the case of a Loan Pair, the related Companion Loan Noteholders, and, in the case of the 311 South Wacker Drive A/B Loan, the Holders of the Class SWD-B Certificates, of any assumption or substitution agreement executed pursuant to this Section 3.08(a) and shall forward thereto a copy of such agreement together with a Review Package. Subject to the terms of the related loan documents, no assumption of a Cross-Collateralized Mortgage Loan shall be made without the assumption of all other Mortgage Loans making up the related Cross-Collateralized Group. Further, subject to the terms of the related loan documents and applicable law, no assumption of a Loan shall be made or transfer of interest in a Mortgagor approved, unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor.

            (b) Other than with respect to a transfer and assumption referred to in subsection (a) above, if any Mortgage contains restrictions on transfers of the related Mortgaged Property and/or transfers of interests in the related Mortgagor, then the Special Servicer, on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of a Loan Pair Mortgaged Property, the related Companion Loan Noteholders), and not the Master Servicer, shall, to the extent permitted by applicable law, enforce such restrictions, unless the Special Servicer has determined, in its reasonable, good faith judgment, that waiver of such restrictions would be in accordance with the Servicing Standard (as evidenced by an Officer's Certificate setting forth the basis for such determination delivered, together with a Review Package in respect thereof, to the Trustee, the Master Servicer, each Rating Agency and, with respect to a Loan Pair, the related Companion Loan Noteholders and, in the case of the 311 South Wacker Drive A/B Loan, the Holders of the Class SWD-B Certificates); provided that any such waiver of such restrictions shall be subject to Section 3.08(d) and Section 6.11. If the Master Servicer receives a request for consent to a transfer and assumption of a Specially Serviced Loan, the Master Servicer shall immediately notify the Special Servicer of such request and deliver to the Special Servicer the Mortgage File (or a copy thereof) and such other documents that the Master Servicer shall have received regarding the proposed transfer and assumption. Upon consent by the Special Servicer to any proposed transfer of a Mortgaged Property and assumption by the proposed transferee of the related Loan pursuant to this Section 3.08(b), the Special Servicer shall process the request of the related Mortgagor for such transfer and assumption and shall be authorized to enter into an assumption or substitution agreement with the Person, which shall be a Single Purpose Entity, to whom the related Mortgaged Property has been or is proposed to be conveyed and/or release the original Mortgagor from liability under the related Loan and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the Special Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or Adverse Grantor Trust Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. The Special Servicer shall notify the Trustee, the Master Servicer, each Rating Agency and, with respect to a Loan Pair, the related Companion Loan Noteholders and, in the case of the 311 South Wacker Drive A/B Loan, the Holders of the Class SWD-B Certificates, of any assumption or substitution agreement executed pursuant to this Section 3.08(b) and shall forward thereto a copy of such agreement. Subject to the terms of the related loan documents, no assumption of a Cross-Collateralized Mortgage Loan shall be made without the assumption of all other Mortgage Loans making up the related Cross-Collateralized Group. Further, subject to the terms of the related loan documents and applicable law, no assumption of a Loan shall be made unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor.

            (c) With respect to all of the Serviced Loans, the Special
Servicer on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of a Loan Pair Mortgaged Property, the related Companion Loan Noteholders) shall, to the extent permitted by applicable law, enforce the restrictions contained in the related loan documents on further encumbrances of the related Mortgaged Property, unless the Special Servicer has determined, in its reasonable, good faith judgment, that waiver of such restrictions would be in accordance with the Servicing Standard (as evidenced by an Officer's Certificate setting forth the basis for such determination delivered to the Trustee, the Master Servicer, each Rating Agency and, with respect to a Loan Pair, the related Companion Loan Noteholder and, in the case of the 311 South Wacker Drive A/B Loan, the Holders of the Class SWD-B Certificates); provided that any such waiver of such restrictions shall be subject to Section 3.08(d) and Section 6.11. Whenever the Master Servicer becomes aware of a further encumbrance on a Mortgaged Property, or becomes aware that there is going to be a further encumbrance on a Mortgaged Property, the Master Servicer shall immediately notify the Special Servicer of such further encumbrance and deliver to the Special Servicer all documents and records (or copies thereof) in the Master Servicer's possession regarding the further encumbrance and such other documents (or copies thereof) regarding the related Loan as the Special Servicer shall reasonably require in order to consider the request. To the extent permitted by the applicable loan documents and applicable law, the Special Servicer may charge the related Mortgagor a fee in connection with any enforcement or waiver contemplated in this subsection (c).

            (d) Notwithstanding anything to the contrary contained in this
Section 3.08, if the then unpaid principal balance of the subject Loan is at least equal to $20,000,000, neither the Master Servicer nor the Special Servicer shall waive any restrictions contained in the related Mortgage on transfers of the related Mortgaged Property or on transfers of interests in the related Mortgagor, unless the Master Servicer or the Special Servicer, as the case may be, shall have received prior written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event. In addition, notwithstanding anything to the contrary contained in this Section 3.08, neither the Master Servicer nor the Special Servicer shall in any event waive any restrictions contained in any Mortgage on further encumbrances of the related Mortgaged Property or interest in the related Mortgagor, unless the Special Servicer shall have received prior written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event. In connection with any request for rating confirmation from a Rating Agency pursuant to this
Section 3.08(d), the Master Servicer or the Special Servicer, as the case may be, shall deliver a Review Package to such Rating Agency. Further, subject to the terms of the related loan documents and applicable law, no waiver of a restriction contained in the related Mortgage on transfers of the related Mortgaged Property or interests in the related Mortgagor or on further encumbrances thereof may be waived by the Master Servicer or the Special Servicer unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor. To the extent not collected from the related Mortgagor, any rating agency charges in connection with the foregoing shall be paid by the Master Servicer as a Servicing Advance.

            Section 3.09 Realization Upon Defaulted Loans; Required Appraisals; Appraisal Reduction Calculation.
                           ----------------------------------------------------

            (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c), 3.09(d) and 6.11, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Specially Serviced Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that neither the Master Servicer nor the Special Servicer shall, with respect to the ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Additional Interest (other than the making of requests for its collection) unless (i) the taking of an enforcement action with respect to the payment of other amounts due under the ARD Loan is, in the good faith and reasonable judgment of the Special Servicer, necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under the ARD Loan have been paid, the payment of such Additional Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest accrued on Advances. Subject to
Section 3.11(h), the Special Servicer shall advance all costs and expenses incurred by it in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 3.05(a) or Section 3.05A, as applicable. The Special Servicer shall be responsible, consistent with the Servicing Standard, for determining whether to exercise any rights it may have under the cross-collateralization and/or cross-default provisions of a Cross-Collateralized Mortgage Loan. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Certificateholders and, in the case of a Loan Pair Mortgaged Property, on behalf of the related Companion Loan Noteholders, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable and good faith judgment taking into account the factors described in
Section 3.18 and the results of any appraisal obtained as provided below in this
Section 3.09, all such bids to be made in a manner consistent with the Servicing Standard.

            If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Specially Serviced Loan, whether for purposes of bidding at foreclosure or otherwise, it may have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters, which appraisal shall take into account the factors specified in
Section 3.18, and the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance; provided that if the Master Servicer intends to obtain an appraisal in connection with the foregoing, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. If any Serviced Loan becomes a Required Appraisal Loan, then the Special Servicer shall (i) obtain or conduct, as applicable, a Required Appraisal within 60 days of such Serviced Loan's becoming a Required Appraisal Loan (unless a Required Appraisal was obtained or conducted, as applicable, with respect to such Required Appraisal Loan within the prior 12 months and the Special Servicer reasonably believes, in accordance with the Servicing Standard, that no material change has subsequently occurred with respect to the related Mortgaged Property that would draw into question the applicability of such Required Appraisal) and (ii) obtain or conduct, as applicable, an update of the most recent Required Appraisal approximately 12 months following the most recent Required Appraisal or subsequent update thereof for so long as such Serviced Loan or any successor REO Loan, as the case may be, remains a Required Appraisal Loan. The Special Servicer shall deliver copies of all such Required Appraisals and updated Required Appraisals to the Trustee, the Master Servicer and, in the case of a Loan Pair Mortgaged Property, the related Companion Loan Noteholder (and in the case of the 311 South Wacker Drive A/B Loan, the Holders of the Class SWD-B Certificates), in each such case, promptly following the Special Servicer's receipt of the subject appraisal, and to the Controlling Class Directing Holder upon request, and based thereon, the Special Servicer shall calculate and notify the Trustee, the Master Servicer, the Controlling Class Directing Holder and, in the case of a Loan Pair, the related Companion Loan Noteholders (or, in the case of the 311 South Wacker Drive A/B Loan, the Class SWD-B Certificateholders), of any resulting Appraisal Reduction Amount. Such calculations by the Special Servicer shall be subject to review and confirmation by the Master Servicer, provided that the Master Servicer may rely on any information provided by the Special Servicer. The Special Servicer shall advance the cost of each such Required Appraisal and updated Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Special Servicer as a Servicing Advance out of the related Custodial Account pursuant to Section 3.05(a) or Section 3.05A. At any time that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, the applicable Directing Holder may, at its own expense, obtain and deliver to the Master Servicer, the Special Servicer and the Trustee an appraisal that satisfies the requirements of a "Required Appraisal," and upon the written request of the applicable Directing Holder, the Special Servicer shall recalculate the Appraisal Reduction Amount in respect of such Required Appraisal Loan based on the appraisal delivered by such Directing Holder and shall notify the Trustee, the Master Servicer and the Directing Holder of such recalculated Appraisal Reduction Amount, provided that with respect to a recalculation of an Appraisal Reduction Amount in connection with a Control Appraisal Event the applicable Directing Holder shall follow the procedures for obtaining an Appraisal set forth under the definition of Control Appraisal Event herein.

            (b) Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the Special Servicer on behalf of the Certificateholders (and, in the case of a Loan Pair Mortgaged Property, the related Companion Loan Noteholders) under such circumstances, in such manner or pursuant to such terms as would, in the reasonable, good faith judgment of the Special Servicer (exercised in accordance with the Servicing Standard), (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such Mortgaged Property that is not treated as "foreclosure property" and that is held by the Lower-Tier REMIC at any given time constitutes not more than a de minimis amount of the assets of the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust Fund to the imposition of any federal income taxes under the Code.

            In addition, the Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

            (i) such personal property is, in the reasonable, good faith judgment of the Special Servicer (exercised in accordance with the Servicing Standard), incident to real property (within the meaning of
      Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on either REMIC Pool under the REMIC Provisions or cause either REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trustee (and, in the case of a Loan Pair Mortgaged Property, on behalf of the related Companion Loan Noteholders), obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of a Loan Pair Mortgaged Property, the related Companion Loan Noteholders), could, in the reasonable, good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless such action is consistent with Section
6.11 and the Special Servicer has previously determined (as evidenced by an Officer's Certificate to such effect delivered to the Trustee (and, in the case of a Loan Pair Mortgaged Property, the related Companion Loan Noteholders) that shall specify all of the bases for such determination), in accordance with the Servicing Standard and based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person, who regularly conducts Environmental Assessments, within six months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the Trustee, the Master Servicer and, in the case of a Loan Pair Mortgaged Property, the related Companion Loan Noteholders), that:

            (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would (taking into account the coverage provided under any related Environmental Insurance Policy) maximize the recovery on the related Serviced Loan to the Certificateholders (as a collective whole) (or, if a Loan Pair is involved, would maximize the recovery on such Loan Pair to the Certificateholders and the related Companion Loan Noteholders (as a collective whole)), on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, in the case of a Loan Pair, to Certificateholders and the related Companion Loan Noteholders) to be performed at the related Mortgage Rate (or, in the case of any Loan Pair, at the weighted average of the Mortgage Rates for such Loan Pair)) in each case, and in the case of an ARD Loan or related REO Loan after its Anticipated Repayment Date, net of the related Additional Interest Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

            (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would (taking into account the coverage provided under any related Environmental Insurance Policy) maximize the recovery on the related Serviced Loan to the Certificateholders (as a collective whole) (or, if a Loan Pair is involved, would maximize the recovery of such Loan Pair to the Certificateholders and the related Companion Loan Noteholders (as a collective whole)), on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, in the case of a Loan Pair, to Certificateholders and the related Companion Loan Noteholders) to be performed at the related Mortgage Rate (or, in the case of a Loan Pair, at the weighted average of the Mortgage Rates for such Loan Pair) in each case, and in the case of the ARD Loan or related a REO Loan after its Anticipated Repayment Date, net of the related Additional Interest Rate) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

            The Special Servicer shall, in good faith, undertake reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment shall be covered by, and reimbursable as, a Servicing Advance; and if any such Environmental Assessment so warrants, the Special Servicer shall perform or cause to be performed such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses
(i) and (ii) of the preceding paragraph have been satisfied (the cost of any such additional testing also to be covered by, and reimbursable as, a Servicing Advance). The cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph, shall be payable out of the related Custodial Account pursuant to Section 3.05 or
Section 3.05A, as applicable (or, in the case of a Loan Pair, to the extent the funds in the applicable Loan Pair Custodial Account are insufficient, shall be advanced by the Master Servicer).

            (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Serviced Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property). At such time as it deems appropriate, the Special Servicer may, on behalf of the Trust (and, if a Companion Loan is affected, the related Companion Loan Noteholders), subject to
Section 6.11, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that, if such Loan has a then outstanding principal balance greater than $1,000,000, then prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage,
(i) the Special Servicer shall have notified the Rating Agencies, the Trustee and the Master Servicer in writing of its intention to so release all or a portion of such Mortgaged Property and the bases for such intention, (ii) the Trustee shall have notified the Certificateholders (and, if a Loan Pair is affected, the related Companion Loan Noteholders) in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property, and (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall not have objected to such release within 30 days of the Trustee's distributing such notice.

            (e) The Special Servicer shall report to the Master Servicer, the Underwriters, the Trustee and, if a Loan Pair is affected, the related Companion Loan Noteholders (and in the case of the 311 South Wacker Drive A/B Loan, the Holders of the Class SWD-B Certificates), monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a defaulted Serviced Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged Property.

            (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the affected Serviced Loan permit such an action, and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable (the cost of which undertaking shall be covered by, and be reimbursable as, a Servicing Advance).

            (g) The Master Servicer shall, with the reasonable cooperation of the Special Servicer, prepare and file information returns with respect to the receipt of mortgage interest received with respect to any Mortgaged Property required by Section 6050H of the Code and the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

            (h) As soon as the Special Servicer makes a Final Recovery Determination with respect to any Serviced Loan or REO Property, it shall promptly notify the Trustee, the Master Servicer and, if a Loan Pair is affected, the related Companion Loan Noteholders (and in the case of the 311 South Wacker Drive A/B Loan, the Holders of the Class SWD-B Certificates). The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and, if a Loan Pair is affected, the related Companion Loan Noteholders, no later than the seventh Business Day following such Final Recovery Determination.

            Section 3.10 Trustee and Custodian to Cooperate; Release of Mortgage Files.
                           ----------------------------------------------------

            (a) Upon the payment in full of any Serviced Loan, or the receipt by the Master Servicer or the Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or the Special Servicer shall promptly notify the Trustee (and, in the case of a Companion Loan, the related Companion Loan Noteholders (and in the case of the 311 South Wacker Drive A/B Loan, the Holders of the Class SWD-B Certificates)) by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the appropriate Custodial Account pursuant to Section 3.04(a) or 3.04A(a), as applicable, have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File and, in the case of a Companion Loan, the original of the Mortgage Note for such Companion Loan. Upon receipt of such certification and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File (and, in the case of a Companion Loan, the Master Servicer shall cause the related Companion Loan Noteholders to release the Mortgage Note for such Companion Loan) to the Master Servicer or Special Servicer and shall deliver to the Master Servicer or Special Servicer, as applicable, such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Distribution Account or any Custodial Account.

            (b) If from time to time, and as appropriate for servicing or foreclosure of any Serviced Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof) (or the original of the Mortgage Note for the Companion Loans), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or such portion thereof) (and, in the case of the Companion Loans, the Master Servicer shall cause the related Companion Loan Noteholders to release the original of the Mortgage Note for such Companion Loan) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or such portion thereof) (or such original Mortgage Note for the related Companion Loans) to the Trustee or related Custodian (or to the related Companion Loan Noteholders), or the delivery to the Trustee (or to the related Companion Loan Noteholders) of a certificate of a Servicing Officer of the Special Servicer stating that such Serviced Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the related Custodial Account pursuant to Section 3.04(a) or 3.04A(a), as applicable, have been or will be so deposited, or that the related Mortgaged Property has become an REO Property, the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as applicable.

            (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee (and, in the case of a Loan Pair Mortgaged Property, the related Companion Loan Noteholders) of an exigency) of the Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee (on behalf of the Certificateholders and, in the case of a Loan Pair Mortgaged Property, also on behalf of the related Companion Loan Noteholders) based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer, the Special Servicer or the Companion Loan Noteholders. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee (and, in the case of a Loan Pair Mortgaged Property, the related Companion Loan Noteholders) a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee (on behalf of the Certificateholders and, in the case of a Loan Pair Mortgaged Property, also on behalf of the related Companion Loan Noteholders) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity, or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            Section 3.11 Servicing Compensation; Payment of Expenses; Certain Matters Regarding Servicing Advances.
                           ----------------------------------------------------

            (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Loan, including each Specially Serviced Loan, and each REO Loan. As to each Loan and REO Loan, the Master Servicing Fee shall: (i) accrue from time to time at the related Master Servicing Fee Rate on the same principal amount as interest accrues from time to time on such Loan or is deemed to accrue from time to time on such REO Loan; and (ii) be calculated on a 30/360 Basis (or, in the case of the Companion Loans or any related REO Loans, on an Actual/360 Basis) (or, in the event that a Principal Prepayment in full or other Liquidation Event shall occur with respect to any such Loan or REO Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Master Servicing Fee with respect to any such Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each such Loan and REO Revenues allocable as interest on each such REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any such Loan or REO Loan out of that portion of related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a) or Section 3.05A(a), as applicable. The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

            (b) Except as provided in the next paragraph, additional servicing compensation in the form of (i) Net Default Charges, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar fees (excluding Prepayment Premiums and Yield Maintenance Charges), in each case to the extent actually paid by a Mortgagor with respect to any Serviced Loan and accrued during the time that such Serviced Loan was not a Specially Serviced Loan, (ii) 100% of each modification fee or extension fee actually paid by a Mortgagor with respect to a modification, consent, extension, waiver or amendment agreed to by the Master Servicer pursuant to Section 3.20(c) and 100% of any fee actually paid by a Mortgagor in connection with a defeasance of a Serviced Loan as contemplated under Section 3.20(k), and (iii) 50% of any and all assumption fees and 100% of any and all assumption application fees and other applicable fees, actually paid by a Mortgagor in accordance with the related loan documents, with respect to any assumption or substitution agreement entered into by the Master Servicer on behalf of the Trust (or, in the case of a Loan Pair, on behalf of the Trust and the related Companion Loan Noteholders) pursuant to Section 3.08(a) or paid by a Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to Section 3.08(a), shall be retained by the Master Servicer or promptly paid to the Master Servicer by the Special Servicer and such additional servicing compensation is not required to be deposited in any Custodial Account. The Master Servicer shall also be entitled to additional servicing compensation in the form of (i) Prepayment Interest Excesses (except in the case of the Companion Loans); (ii) interest or other income earned on deposits in the Custodial Accounts in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period); and (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account maintained thereby (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period).

            (c) Except as provided in the last sentence of this paragraph, as compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Loan and each REO Loan that was previously a Serviced Loan. With respect to each such Specially Serviced Loan and REO Loan, for any calendar month (or portion thereof), the Special Servicing Fee shall: (i) accrue from time to time at the Special Servicing Fee Rate on the same principal amount as interest accrues from time to time on such Loan or is deemed to accrue from time to time on such REO Loan; and (ii) be calculated on a 30/360 Basis (or, in the case of the Companion Loans or any related REO Loans, on an Actual/360 Basis) (or, in the event that a Principal Prepayment in full or other Liquidation Event shall occur with respect to any such Specially Serviced Loan or REO Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event, in a month consisting of 30 days and, in the case of any other partial period that does not run from one Due Date through and including the day immediately preceding the next Due Date, on the basis of the actual number of days in such period in a month consisting of 30 days). The Special Servicing Fee with respect to any such Specially Serviced Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties (or, in the case of Special Servicing Fees in respect of a Loan Pair, solely out of collections relating to such Loan Pair or any related REO Property) on deposit in the appropriate Custodial Account pursuant to Section 3.05(a) or Section 3.05A(a), as applicable.

            As further compensation for its services hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Loan. As to each such Corrected Loan, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, all collections of principal, interest (other than Default Interest and Additional Interest), Prepayment Premiums and/or Yield Maintenance Charges received on such Loan for so long as it remains a Corrected Loan; provided that no Workout Fee shall be payable from, or based upon the receipt of, Liquidation Proceeds collected in connection with the purchase of any such Specially Serviced Loan or REO Property by a Purchase Option Holder pursuant to Section 3.18, by the Depositor, the Mortgage Loan Seller, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, a Companion Loan Noteholder or its designee (or in the case of the 311 South Wacker Drive A/B Loan, by the Holders of greater than 50% of the Certificate Principal Balance of the Class SWD-B Certificates or their designee) pursuant to the Loan Pair Co-Lender Agreement, by the Depositor pursuant to Section 2.03(a), or by the holder of a related mezzanine loan pursuant to a purchase right in connection with a Loan default as set forth in the related intercreditor agreement, or out of any Condemnation Proceeds. The Workout Fee with respect to any Corrected Loan will cease to be payable if such Corrected Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when the particular Serviced Loan again becomes a Corrected Loan. If the Special Servicer is terminated or removed other than for cause (and other than as a result of an Event of Default under Sections 7.01(a)(x), 7.01(a)(xi) or 7.01(a)(xii)) or resigns in accordance with the first sentence of the first paragraph of Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of Serviced Loans that became Corrected Loans during the period that it acted as Special Servicer and were still such at the time of such termination, removal or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Serviced Loan ceases to be payable in accordance with the preceding sentence.

            As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive the Liquidation Fee with respect to each Specially Serviced Loan as to which it receives a full, partial or discounted payoff and, subject to the provisos to the next sentence, each Specially Serviced Loan and Administered REO Property as to which it receives Liquidation Proceeds. As to each such Specially Serviced Loan or Administered REO Property, the Liquidation Fee shall be payable from, and shall be calculated by application of the Liquidation Fee Rate to, such full, partial or discounted payoff and/or Liquidation Proceeds (exclusive of any portion of such payoff or proceeds that represents Default Interest and/or Additional Interest); provided that no Liquidation Fee shall be payable (i) with respect to any such Specially Serviced Loan that becomes a Corrected Loan or (ii) from, or based upon the receipt of, Liquidation Proceeds collected in connection with the purchase of any such Specially Serviced Loan or Administered REO Property by a Purchase Option Holder pursuant to Section 3.18, by the Depositor, the Mortgage Loan Seller, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, by a Companion Loan Noteholder or its designee (or in the case of the 311 South Wacker Drive A/B Loan, by the Holders of greater than 50% of the Certificate Principal Balance of the Class SWD-B Certificates or their designee) pursuant to the Loan Pair Co-Lender Agreement, by the Mortgage Loan Seller pursuant to Section 2.03(a) in connection with a Material Document Defect or a Material Breach (within 180 days of the discovery or receipt of notice by the Mortgage Loan Seller of the subject Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase obligation) or by the holder of a related mezzanine loan pursuant to a purchase right in connection with a Loan default as set forth in the related intercreditor agreement; and provided, further, that, in connection with any purchase by the Mortgage Loan Seller pursuant to Section 2.03(a), more than 180 days following the discovery or receipt of notice by the Mortgage Loan Seller, the Liquidation Fee shall equal 1% of the Stated Principal Balance of the repurchased Mortgage Loan (or, if an REO Property is being repurchased, 1% of the Stated Principal Balance of the related REO Mortgage Loan).

            Notwithstanding anything to the contrary herein, a Liquidation Fee and a Workout Fee relating to the same Loan shall not be paid from the same proceeds with respect to such Loan.

            The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

            (d) Additional special servicing compensation in the form of (i)
Net Default Charges actually collected on the Mortgage Pool that accrued with respect to a Specially Serviced Loan or an REO Loan, (ii) with respect to any Specially Serviced Loan, 100% of any and all assumption application fees and other applicable fees, actually paid by a Mortgagor in accordance with the related loan documents, with respect to any assumption or substitution agreement entered into by the Special Servicer on behalf of the Trust (or, in the case of a Loan Pair, on behalf of the Trust and the related Companion Loan Noteholders) pursuant to Section 3.08(b) or paid by a Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to Section 3.08(b), and (iii) any and all assumption fees, modification fees, consent fees, extension fees and similar fees actually collected on the Serviced Loans that are not otherwise payable to the Master Servicer as additional servicing compensation pursuant to Section 3.11(b), shall be retained by the Special Servicer or promptly paid to the Special Servicer by the Master Servicer, as the case may be, and shall not be required to be deposited in any Custodial Account pursuant to Section 3.04(a) or
Section 3.04A(a). The Special Servicer shall also be entitled to additional special servicing compensation in the form of interest or other income earned on deposits in any of the REO Accounts, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for each Collection Period).

            (e) The Master Servicer and the Special Servicer shall each be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of any of the Custodial Accounts or, in the case of the Special Servicer, any of the REO Accounts, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for such expenses except as expressly provided in this Agreement.

            (f) If the Master Servicer or Special Servicer is required under any provision of this Agreement to make a Servicing Advance, but neither does so within 15 days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be, give written notice of such failure, as applicable, to the Master Servicer or the Special Servicer. If such Servicing Advance is not made by the Master Servicer or the Special Servicer within three Business Days after such notice is given to the Master Servicer or the Special Servicer, as applicable, then (subject to Section 3.11(h)) the Trustee shall make such Servicing Advance. If the Trustee fails to make any Servicing Advance required to be made under this Agreement, then (subject to Section 3.11(h)) the Fiscal Agent shall make such Servicing Advance within one Business Day of such failure by the Trustee and, if so made, the Trustee shall be deemed not to be in default under this Agreement.

            (g) The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded monthly, accrued on the amount of each Servicing Advance made thereby (with its own funds) for so long as such Servicing Advance is outstanding, such interest to be payable: (i) out of any Default Charges on deposit in the Pool Custodial Account that were collected on or in respect of the Mortgage Pool during the same Collection Period in which such Servicing Advance is reimbursed; and (ii) to the extent that such Default Charges are insufficient, but not before the related Advance has been reimbursed pursuant to this Agreement, out of general collections on the Mortgage Loans and REO Properties on deposit in the Pool Custodial Account; provided that, if such Servicing Advance was made with respect to a Loan Pair or a Loan Pair Mortgaged Property, then such interest shall first be payable out of amounts on deposit in the related Loan Pair Custodial Account in accordance with clause (viii) of
Section 3.05A. The Master Servicer shall reimburse itself, the Special Servicer, the Trustee or the Fiscal Agent, as appropriate and in accordance with Section 3.03, Section 3.05(a) or Section 3.05A(a), as applicable, for any Servicing Advance as soon as practicable after funds available for such purpose are deposited in the related Custodial Account.

            (h) Notwithstanding anything herein to the contrary, none of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall be required to make out of its own funds any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. The determination by either the Master Servicer or the Special Servicer that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officer's Certificate delivered promptly to the Trustee and the Depositor (and, if affected thereby, the related Companion Loan Noteholder (and in the case of the 311 South Wacker Drive A/B Loan, the Holders of the Class SWD-B Certificates)), setting forth the basis for such determination, together with a copy of any appraisal of the related Mortgaged Property or REO Property, as the case may be (which appraisal shall be an expense of the Trust, shall take into account the factors specified in Section 3.18 and shall have been conducted by an Independent Appraiser in accordance with the standards of the Appraisal Institute within the twelve months preceding such determination of nonrecoverability), and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property (to the extent available and/or in the Master Servicer's or the Special Servicer's possession) and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. If the Master Servicer intends to obtain an appraisal in connection with the foregoing, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance; provided, however, that if the Master Servicer or the Special Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer or the Special Servicer, as applicable, that such Servicing Advance would be a Nonrecoverable Advance, the Trustee or the Fiscal Agent, as applicable, shall make such Servicing Advance within the time periods required by Section 3.11(f) unless the Trustee or the Fiscal Agent, in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance.

            (i) Notwithstanding anything set forth herein to the contrary, the Master Servicer shall (at the direction of the Special Servicer if a Specially Serviced Loan or an Administered REO Property is involved) pay directly out of the Pool Custodial Account or the related Loan Pair Custodial Account, as applicable, any servicing expense that, if advanced by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Loan or an Administered REO Property is involved) has determined in accordance with the Servicing Standard that making such payment, in the case of withdrawals from the Pool Custodial Account, is in the best interests of the Certificateholders (as a collective whole) or, in the case of a Custodial Account, is in the best interests of the Certificateholders and, in the case of a Loan Pair, the related Companion Loan Noteholders (as a collective whole), as evidenced in each case by an Officer's Certificate delivered promptly to the Trustee, the Depositor, the Controlling Class Directing Holder and, if affected thereby, the applicable Companion Loan Noteholder (and in the case of the 311 South Wacker Drive A/B Loan, the Holders of the Class SWD-B Certificates), setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be promptly delivered to the Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer. The Master Servicer may conclusively rely on any information in this regard provided by the Special Servicer (if other than the Master Servicer or an Affiliate thereof).

            Section 3.12 Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.
                           ----------------------------------------------------

            (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Serviced Loan becomes a Specially Serviced Loan and annually thereafter for so long as the related Loan remains a Specially Serviced Loan, the cost of which shall be paid by the Special Servicer and shall be reimbursable as a Servicing Advance. In addition, the Special Servicer shall perform or cause to be performed a physical inspection of each of the REO Properties at least once per calendar year, the cost of which shall be paid by the Special Servicer and shall be reimbursable as a Servicing Advance. Beginning in 2003, the Master Servicer shall at its expense perform or cause to be performed a physical inspection of each Mortgaged Property securing a Performing Serviced Loan: (i) at least once every two calendar years in the case of Mortgaged Properties securing Loans that have outstanding principal balances of (or Mortgaged Properties having allocated loan amounts of) $2,000,000 or less; and (ii) at least once every calendar year in the case of all other such Mortgaged Properties; provided, that the Master Servicer will not be required to perform or cause to be performed an inspection on a Mortgaged Property if such Mortgaged Property has been inspected by the Master Servicer or the Special Servicer in the preceding six months. The Master Servicer and the Special Servicer shall each promptly prepare or cause to be prepared and deliver to the Trustee and each other a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Master Servicer or the Special Servicer, as applicable, is aware, (ii) any change in the condition or value of the Mortgaged Property that the Master Servicer or the Special Servicer, as applicable, in its reasonable, good faith judgment, considers material, or (iii) any waste committed on the Mortgaged Property. In addition, the Special Servicer, commencing in 2003 and at least once every calendar year thereafter, shall perform or cause to be performed at its expense a physical inspection of the Mortgage Property commonly known as the Hope Hotel and Conference Center and of the Mortgaged Properties securing the Humphrey Hospitality Portfolio Loan. The Master Servicer and Special Servicer shall each forward copies of any such inspection reports prepared by it to the Underwriters and the Controlling Class Directing Holder upon request, subject to payment of a reasonable fee.

            The Special Servicer, in the case of each Specially Serviced Loan and each REO Loan that was previously a Serviced Loan, and the Master Servicer, in the case of each Performing Serviced Loan, shall each, consistent with the Servicing Standard, use reasonable efforts to obtain quarterly, annual and other periodic operating statements and rent rolls with respect to each of the related Mortgaged Properties and REO Properties. The Special Servicer shall, promptly following receipt, deliver copies of the operating statements and rent rolls received or obtained by it to the Master Servicer, and the Master Servicer shall promptly deliver copies of the operating statements and rent rolls received or obtained by it to the Trustee, the Special Servicer or any Controlling Class Certificateholder, in each case upon request. In addition to the foregoing and solely with respect to the Loan Pairs, the Special Servicer and the Master Servicer, as applicable, shall each, consistent with the Servicing Standard, use reasonable efforts to obtain occupancy reports, sales reports for retail tenants, 24-month rolling lease expiration schedules, reserve balances and capital expenditure statements, as well as information as to bankrupt tenants and tenants whose leases have expired and have not been renewed. The Special Servicer shall, promptly following receipt, deliver copies of the materials received or obtained by it pursuant to the foregoing sentence to the Master Servicer, and the Master Servicer shall promptly deliver copies of all such materials received or obtained by it pursuant to the foregoing sentence and this sentence to the Trustee, the Special Servicer, any Controlling Class Certificateholders and, in the case of the Loan Pairs, to the related Companion Loan Noteholders (and in the case of the 311 South Wacker Drive A/B Loan, the Holders of the Class SWD-B Certificates), in each case upon request; provided that, with respect to the Loan Pairs, the Special Servicer or the Master Servicer, as applicable, shall forward any financial statements received with respect to the Loan Pair Mortgaged Properties to the Trustee promptly upon receipt thereof without the Trustee having to make a request, but only insofar as such financial statements are to be included in an Annual Report on Form 10-K; and provided, further, that in the event that any losses are incurred by the Depositor that are based upon or arise out of financial statements filed with the Commission with respect to the Loan Pair Mortgaged Properties, the Trustee shall assign or subrogate, as appropriate, any rights it may have against the related Mortgagor with respect to such financial statements or against the applicable auditors under any independent auditors' report filed together with such financial statements, to the Depositor and/or its designee, to the extent such assignment is permitted by applicable law.

            Within 30 days after receipt by the Master Servicer of any annual operating statements with respect to any Mortgaged Property or Administered REO Property, the Master Servicer with respect to a Performing Loan and the Special Servicer with respect to a Specially Serviced Loan shall prepare or update and forward to the Trustee a CMSA NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with, upon request, the annual operating statements attached thereto as an exhibit).

            The Master Servicer with respect to a Performing Loan and the Special Servicer with respect to a Specially Serviced Loan shall prepare and maintain one CMSA Operating Statement Analysis Report for each Mortgaged Property and Administered REO Property. The CMSA Operating Statement Analysis Report for each such Mortgaged Property and REO Property is to be updated by the Master Servicer or Special Servicer, as applicable, within 30 days after its receipt of updated operating statements for a Mortgaged Property or REO Property, as the case may be. The Master Servicer or Special Servicer, as applicable, shall use the "Normalized" column from the CMSA NOI Adjustment Worksheet for any such Mortgaged Property or REO Property, as the case may be, to update and normalize the corresponding annual year-end information in the CMSA Operating Statement Analysis Report and shall use any annual operating statements and related data fields received with respect to any such Mortgaged Property or REO Property, as the case may be, to prepare the CMSA NOI Adjustment Worksheet for such property. Copies of CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets are to be forwarded to the Trustee automatically until such time as a Form 15 is filed with respect to the Trust pursuant to Section 8.15(c), and are otherwise to be made available by the Master Servicer to the Trustee, the Special Servicer or any Controlling Class Certificateholder, in each case upon request.

            (b) Not later than 2:00 p.m. (New York City time) on the second Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Loans and any Administered REO Properties, providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File; and (ii) a CMSA Comparative Financial Status Report. Not later than 2:00 p.m. (New York City time) on the third Business Day prior to each Distribution Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Loans, any Administered REO Properties and, to the extent that the subject information relates to when they were Specially Serviced Loans, any Corrected Loans: (i) a CMSA Delinquent Loan Status Report;
(ii) a Loan Payoff Notification Report; (iii) a CMSA Historical Liquidation Report; (iv) a CMSA Historical Loan Modification Report; and (v) a CMSA REO Status Report.

            (c) Not later than 2:00 p.m. (New York City time) on the first Business Day prior to each Distribution Date, the Master Servicer shall deliver or cause to be delivered to the Trustee, the Rating Agencies, the Special Servicer and, upon request, any Controlling Class Certificateholder: (i) the most recent CMSA Historical Loan Modification Report, CMSA Historical Liquidation Report and CMSA REO Status Report received from the Special Servicer pursuant to Section 3.12(b); (ii) the most recent CMSA Property File, CMSA Financial File, CMSA Loan Set-up File (if modified), CMSA Delinquent Loan Status Report, CMSA Comparative Financial Status Report and Loan Payoff Notification Report (in each case combining the reports prepared by the Special Servicer and the Master Servicer); and (iii) a CMSA Servicer Watch List with information that is current as of the related Determination Date with respect to the Loans. The Master Servicer shall include on one of such reports updated information as of the applicable Determination Date regarding the amount of accrued and unpaid interest on Advances in accordance with Section 3.11(g), 4.03(d) and/or 4.03A(d) such information to be presented on a loan-by-loan basis.

            If the Master Servicer determines, in its reasonable judgment, that information regarding the Mortgage Loans and REO Properties (in addition to the information otherwise required to be contained in the CMSA Investor Reporting Package) should be disclosed to Certificateholders and Certificate Owners, then it shall forward such information in the form of a Supplemental Report to the Trustee in accordance with Section 4.02(a).

            (d) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12(b) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer, and the Master Servicer shall deliver to the Trustee, the Special Servicer and, upon request, any Controlling Class Certificateholder or Loan Pair Directing Holder the reports set forth in Section 3.12(c) in an electronic format reasonably acceptable to the Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(c). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to Section 3.12(c), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12(b) and/or that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b), so long as the Master Servicer and the Special Servicer are not the same Person or Affiliates, the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(c) caused by the Special Servicer's failure to timely provide any report required under
Section 3.12(b) of this Agreement.

            (e) The preparation and maintenance by the Master Servicer and the Special Servicer of all the reports specified in this Section 3.12, including the calculations made therein, shall be done in accordance with CMSA standards to the extent applicable thereto.

            Section 3.12A. Delivery of Certain  Reports to the Companion Loan
                           Noteholders and Class SWD-B Certificateholders.
                           ----------------------------------------------------

            (a) The Master Servicer and the Special Servicer shall each promptly prepare or cause to be prepared and deliver to each Companion Loan Noteholder (and in the case of the 311 South Wacker Drive A/B Loan, the Holders of the Class SWD-B Certificates) a written report, prepared in the manner set forth in
Section 3.12, of each inspection performed by it with respect to the related Loan Pair Mortgaged Properties.

            The Master Servicer shall promptly deliver to each Companion Loan Noteholder (and in the case of the 311 South Wacker Drive A/B Loan, the Holders of the Class SWD-B Certificates): (i) copies of operating statements and rent rolls; (ii) upon request, annual CMSA NOI Adjustment Worksheets (with annual operating statements as exhibits); and (iii) annual CMSA Operating Statement Analysis Reports, in each case prepared, received or obtained by it pursuant to
Section 3.12 with respect to the related Loan Pair Mortgaged Properties.

            (b) If the Loans forming the Loan Pairs constitute Specially Serviced Loans, or if the Loan Pair Mortgaged Properties have become REO Properties, then each calendar month, not later than 2:00 p.m. (New York City time) on the second Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Loan Pairs and/or the Loan Pair Mortgaged Properties, providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File (or similar report satisfactory to the Master Servicer); and (ii) a CMSA Comparative Financial Status Report (or similar report satisfactory to the Master Servicer). If the Loans forming the Loan Pairs constitute Specially Serviced Loans, or if the Loan Pair Mortgaged Properties have become REO Properties, then each calendar month, not later than 2:00 p.m. (New York City time) on the second Business Day prior to the Master Servicer Remittance Date in such month, the Special Servicer shall deliver or cause to be delivered to the Master Servicer such of the following reports as may be relevant with respect to the Loan Pairs and/or the Loan Pair Mortgaged
Properties: (i) a CMSA Delinquent Loan Status Report; (ii) a Loan Payoff Notification Report, (iii) a CMSA Historical Liquidation Report; (iv) a CMSA Historical Loan Modification Report; and (v) a CMSA REO Status Report.

            (c) Not later than 2:00 p.m. (New York City time) on the Business Day prior to each Master Servicer Remittance Date, the Master Servicer shall, with respect to the Loan Pairs, prepare all Loan Pair Servicing Reports as may be relevant and that are not otherwise required to be prepared by the Special Servicer pursuant to Section 3.12A(b). The Master Servicer shall include on one of such reports updated information as of the applicable Determination Date regarding the amount of accrued and unpaid interest on Advances in accordance with Section 3.11(g), 4.03(d) and/or 4.03A(d), such information to be presented on a loan-by-loan basis.

            (d) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12A(b) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12A(b). In the case of information or reports to be furnished by the Master Servicer to the applicable Companion Loan Noteholder (and in the case of the 311 South Wacker Drive A/B Loan, the Holders of the Class SWD-B Certificates) pursuant to Section 3.12B(a), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12A(b) and/or that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12A(b), so long as the Master Servicer and the Special Servicer are not the same Person or Affiliates, the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12B(a) caused by the Special Servicer's failure to timely provide any report required under Section 3.12A(b) of this Agreement.

            (e) The preparation and maintenance by the Master Servicer and the Special Servicer of all the reports specified in this Section 3.12A, including the calculations made therein, shall be done in accordance with CMSA standards, to the extent applicable thereto.

            Section 3.12B. Statements to the Companion Loan  Noteholders  and
                           Class SWD-B Certificateholders.
                           ----------------------------------------------------

            (a) On the Business Day prior to each Master Servicer Remittance Date, the Master Servicer shall forward to each Companion Loan Noteholder and Class SWD-B Certificateholders all Loan Pair Servicing Reports prepared with respect to the related Loan Pair, pursuant to Section 3.12A, during the calendar month in which such applicable Master Servicer Remittance Date occurs.

            (b) The Master Servicer shall only be obligated to deliver the statements, reports and information contemplated by Section 3.12B(a) to the extent it receives the necessary underlying information from the Special Servicer and shall not be liable for its failure to deliver such statements, reports and information on the prescribed due dates, to the extent caused by the failure of the Special Servicer to deliver timely such underlying information. Nothing herein shall obligate the Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to the related Mortgagor, and the failure of the Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereunder.

            Absent manifest error of which it has actual knowledge, neither the Master Servicer nor the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor, the Mortgage Loan Seller or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as applicable, pursuant to this Agreement. Neither the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, the Mortgage Loan Seller, a third party or each other.

            Section 3.13   Annual Statement as to Compliance.
                           ----------------------------------

            Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Rating Agencies, the Depositor, the Underwriters, the Companion Loan Noteholders (and in the case of the 311 South Wacker Drive A/B Loan, the Holders of the Class SWD-B Certificates) and each other, on or before April 20 of each year, beginning in 2003 (or, as to any such year, such earlier date as is contemplated by the last sentence of this Section 3.13), an Officer's Certificate (the "Annual Performance Certification") stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year (or, in the case of the first such certification, during the period from the Closing Date to December 31, 2002, inclusive) and, in particular, of its performance under this Agreement, has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its material obligations under this Agreement in all material respects throughout such preceding calendar year or portion thereof (or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof), and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification, or challenging the status, of either REMIC Pool as a REMIC or the Grantor Trust as a grantor trust, from the IRS or any other governmental agency or body (or, if it has received any such notice, specifying the details thereof). Notwithstanding the timing provided for in the first sentence of this paragraph, if (as confirmed in writing by the Depositor) the Depositor is required to file a Form 10-K with the Commission in respect of the Trust covering any particular calendar year, then the Annual Performance Certification to be delivered by each of the Master Servicer and the Special Servicer during the following year, shall be delivered on or before March 15 of such following year; and the Master Servicer and the Special Servicer are hereby notified that the Depositor is required to file a Form 10-K with the Commission in respect of the Trust covering calendar year 2002.

            Section 3.14   Reports by Independent Public Accountants.
                           ------------------------------------------

            On or before April 20 of each year, beginning in 2003 (or, as to any such year, such earlier date as is contemplated by the last sentence of this paragraph), each of the Master Servicer and the Special Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement (the "Annual Accountants' Report") to the Trustee, the Rating Agencies, the Depositor, the Underwriters, the Companion Loan Noteholders (and in the case of the 311 South Wacker Drive A/B Loan, the Holders of the Class SWD-B Certificates) and each other, to the effect that (i) such firm has obtained a letter of representation regarding certain matters from the management of the Master Servicer or the Special Servicer, as applicable, which includes an assertion that the Master Servicer or the Special Servicer, as applicable, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered (within one year of such report) on the basis of examinations conducted in accordance with the same standards with respect to those sub-servicers. Notwithstanding the timing provided for in the first sentence of this paragraph, if (as confirmed in writing by the Depositor) the Depositor is required to file a Form 10-K with the Commission in respect of the Trust covering any particular calendar year, then the Annual Accountants' Report to be delivered on behalf of each of the Master Servicer and the Special Servicer during the following year, shall be delivered on or before March 15 of such following year; and the Master Servicer and the Special Servicer are hereby notified that the Depositor is required to file a Form 10-K with the Commission in respect of the Trust covering calendar year 2002.

            The Master Servicer and the Special Servicer, to the extent applicable, will reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Depositor in connection with the Depositor's reporting requirements in respect of the Trust Fund pursuant to the Exchange Act, provided that the Master Servicer and Special Servicer shall each be entitled to charge the Depositor for any reasonable additional costs and expenses incurred in affording the Depositor such cooperation.

            Section 3.15   Access to Certain Information.
                           ------------------------------

            Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Underwriters, the Rating Agencies, the Depositor, any Certificateholder, the Companion Loan Noteholders and any Certificate Owner (identified as such to the reasonable satisfaction of the Master Servicer or the Special Servicer, as the case may be), and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, Certificate Owner (identified as such to the reasonable satisfaction of the Master Servicer or the Special Servicer, as the case may be) or Companion Loan Noteholder, access to any records regarding the Serviced Loans and the servicing thereof within its control (which access shall be limited, in the case of the Companion Loan Noteholders or any regulatory authority seeking such access in respect of the Companion Loan Noteholders, to records relating to the Companion Loans), except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders or the Companion Loan Noteholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

            In connection with providing or granting any information or access pursuant to the prior paragraph to a Certificateholder, a Certificate Owner, the Companion Loan Noteholders or any regulatory authority that may exercise authority over a Certificateholder, a Certificate Owner or Companion Loan Noteholder, the Master Servicer and the Special Servicer may each require payment from such Certificateholder, a Certificate Owner or Companion Loan Noteholder of a sum sufficient to cover the reasonable costs and expenses of providing such information or access, including copy charges and reasonable fees for employee time and for space; provided that no charge may be made if such information or access was required to be given or made available under applicable law. In connection with providing Certificateholders and Certificate Owners access to the information described in the preceding paragraph, the Master Servicer and the Special Servicer shall require (prior to affording such access) a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of Book-Entry Certificates and will keep such information confidential.

            Upon the reasonable request of any Certificateholder, or any Certificate Owner identified to the Master Servicer to the Master Servicer's reasonable satisfaction, the Master Servicer may provide (or forward electronically) (at the expense of such Certificateholder or Certificate Owner) copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer; provided that, in connection therewith, the Master Servicer shall require a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of Book-Entry Certificates and will keep such information confidential.

            Section 3.16   Title to REO Property; REO Accounts.
                           ------------------------------------

            (a) If title to any Mortgaged Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, in the case of a Loan Pair Mortgaged Property, on behalf of the related Companion Loan Noteholders. The Special Servicer, on behalf of the Trust Fund and, any affected Companion Loan Noteholder, shall sell any Administered REO Property by the end of the third calendar year (or, in the case of "qualified healthcare properties" within the meaning of Section 856(e)(6) of the Code, the second calendar year) following the calendar year in which the Lower-Tier REMIC acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than 60 days prior to the end of such third succeeding year, for and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the effect that the holding by the Lower-Tier REMIC of such REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of either REMIC Pool or cause either REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell the subject Administered REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be covered by, and reimbursable as, a Servicing Advance.

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any Administered REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur in respect of any Mortgaged Property (other than any Loan Pair Mortgaged Property), the Special Servicer shall establish and maintain one or more accounts (collectively, the "Pool REO Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property (other than any Loan Pair REO Properties). If such REO Acquisition occurs with respect to the Loan Pair Mortgaged Properties, the Special Servicer shall establish an REO Account solely with respect to each such property (each, a "Loan Pair REO Account"), to be held for the benefit of the Certificateholders and the applicable Companion Loan Noteholder. The Pool REO Account and each Loan Pair REO Account shall each be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the related REO Account, upon receipt, all REO Revenues, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of any Administered REO Property. Funds in an REO Account (other than any such funds representing Additional Interest) may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from an REO Account to pay itself, as additional special servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in such REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to such REO Account for any Collection Period). The Special Servicer shall give notice to the Trustee and the Master Servicer of the location of each REO Account, and shall give notice to the related Companion Loan Noteholders of the location of any related Loan Pair REO Account, in each case when first established and of the new location of any such REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the related REO
Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any Administered REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On the Business Day following each Determination Date, the Special Servicer shall withdraw from each REO Account and deposit into the corresponding Custodial Account (or deliver to the Master Servicer or such other Person as may be designated by the Master Servicer for deposit into the corresponding Custodial Account) the aggregate of all amounts received in respect of each REO Property during the Collection Period ending on such Determination Date, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in an REO Account such portion of proceeds and collections in respect of any related REO Property as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital replacements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period. For purposes of the foregoing, the Pool REO Account and applicable Loan Pair REO Account correspond to the Pool Custodial Account and the applicable Loan Pair Custodial Account, respectively.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, each REO Account pursuant to Section 3.16(b) or (c). The Special Servicer shall provide the Master Servicer any information with respect to each REO Account as is reasonably requested by the Master Servicer.

            Section 3.17   Management of REO Property.
                           ---------------------------

            (a) Prior to the acquisition by it of title to a Mortgaged Property, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

            (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the Special Servicer (other than the performance of any construction work thereon) as REO Property;

            (ii) Directly Operating such Mortgaged Property as REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the good faith and reasonable judgment of the Special Servicer, it is commercially reasonable) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

            (iii) It is reasonable to believe that Directly Operating such Mortgaged Property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the Tax Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and, to the extent reasonably possible, estimates of the amount of income from each such source. Upon request of the Special Servicer, the Tax Administrator shall advise the Special Servicer of the Tax Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. After receiving the information described in the preceding sentence from the Tax Administrator, the Special Servicer shall implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property), with any amendments required to be made thereto as a result of the Tax Administrator's tax reporting position.

            The Special Servicer's decision as to how each Administered REO Property, shall be managed and operated shall be based on the Servicing Standard and, further, based on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders (or in the case of a Loan Pair REO Property, in the best interest of the Certificateholders and the applicable Companion Loan Noteholders (as a collective whole)) by maximizing (to the extent commercially reasonable and consistent with Section 3.17(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property without materially impairing the Special Servicer's ability to promptly sell such property for a fair price. In connection with performing their respective duties under this Section 3.17(a), both the Special Servicer and the Tax Administrator may consult with counsel and tax accountants, the reasonable cost of which consultation shall be covered by, and be reimbursable as, a Servicing Advance to be made by the Special Servicer.

            (b) If title to any Administered REO Property, is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders (or in the case of a Loan Pair REO Property, in the best interest of the Certificateholders and the applicable Companion Loan Noteholders (as a collective whole)) solely for the purpose of its prompt disposition and sale in a manner that does not and will not: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code; or (ii) except as contemplated by Section 3.17(a), either result in the receipt by either REMIC Pool of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event or an Adverse Grantor Trust Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the applicable REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property; and

            (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

            To the extent that amounts on deposit in the applicable REO Account in respect of any Administered REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Special Servicer shall make Servicing Advances in such amounts as are necessary for such purposes unless the Special Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Special Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings. The Special Servicer shall notify the Master Servicer if it shall have made any such Servicing Advance within the previous 30-day period.

            (c) Without limiting the generality of the foregoing, the Special Servicer shall not, with respect to any REO Property:

            (i) enter into, renew or extend any New Lease with respect to any Administered REO Property, if the New Lease, by its terms would give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any Administered REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate any Mortgaged Property as REO Property on any date more than 90 days after the related REO Acquisition;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Special Servicer as a Servicing Advance) to the effect that such action would not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code at any time that it is held by the Lower-Tier REMIC, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            (d) The Special Servicer may, and if so required to prevent the Administered REO Property from failing to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, shall contract with any Independent Contractor for the operation and management of any Administered REO Property, provided that:

            (i) the terms and conditions of any such contract shall not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund or with respect to any Loan Pair REO Property such fees shall be netted out of collections on such Loan Pair REO Property prior to their being remitted to the Special Servicer) shall be reasonable and customary in consideration of the nature and locality of such REO Property;

            (iii) except as permitted under Section 3.17(a), any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in Section 3.17(b) above, and (B) except to the extent that such revenues are derived from any services rendered by the Independent Contractor to tenants of such REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Treasury Regulations Section 1.856-4(b)(5)), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(d) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of such REO Property; and

            (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations under Section 3.16 and this Section 3.17 for indemnification of the Special Servicer by any such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this Section 3.17(d) shall be deemed a Sub-Servicing Agreement for purposes of Section 3.22.

            Section 3.18   Sale of Mortgage Loans and REO Properties.
                           ------------------------------------------

            (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only (i) on the terms and subject to the conditions set forth in this
Section 3.18, (ii) as otherwise expressly provided in or contemplated by Sections 2.03(a) and 9.01 of this Agreement, (iii) in the case of the Split Mortgage Loans, as set forth in Section 4.02 of the related Loan Pair Co-Lender Agreement, and (iv) in the case of a Mortgage Loan with a related mezzanine loan, in connection with a Loan default as set forth in the related intercreditor agreement.

            (b) Within five Business Days after any Serviced Mortgage Loan has become a Specially Serviced Mortgage Loan, the Special Servicer shall give notice of such event to each Holder of a Certificate of the Controlling Class, to each holder of the related Companion Loans (if such Mortgage Loan is a Split Mortgage Loan) (and in the case of the 311 South Wacker Drive A/B Loan, the Holders of the Class SWD-B Certificates) and the Trustee. The Special Servicer, (and in the case of the 311 South Wacker Drive A/B Loan, any Holder or Holders of more than 50% of the Certificate Principal Balance of the Class SWD-B Certificates), the Holder or Holders of any related subordinate Companion Loan, any single Holder or any group of Certificateholders evidencing a majority of the Voting Rights allocated to the Controlling Class and any assignees of the foregoing parties (collectively, the "Purchase Option Holders") shall each have the option to purchase such Specially Serviced Mortgage Loan at a cash price that is at least equal to the Purchase Price. The Special Servicer shall accept the first offer by a Purchase Option Holder that is at least equal to the Purchase Price.

            (c) If none of the Purchase Option Holders exercises its option to purchase any Specially Serviced Mortgage Loan as described in subsection (b) above, then each Purchase Option Holder will also have the option to purchase that Specially Serviced Mortgage Loan at a price equal to the fair value of such Specially Serviced Mortgage Loan (the "FV Price"). Upon receipt of a request from any Purchase Option Holder to determine the FV Price in contemplation of its intention to exercise its option to purchase a Specially Serviced Mortgage Loan at a price that is below the Purchase Price, the Special Servicer shall promptly obtain an MAI appraisal of the related Mortgaged Property by an Independent Appraiser (unless such an appraisal was obtained within one year of such date and the Special Servicer has no knowledge of any circumstances that would materially affect the validity of such appraisal). Promptly after obtaining such appraisal, the Special Servicer shall determine the FV Price in accordance with the Servicing Standard and the provisions of subsection (i) below. Promptly after determining the FV Price, the Special Servicer shall report such FV Price to the Trustee and each Purchase Option Holder.

            (d) In the event that the Special Servicer determines that it is willing, or another Purchase Option Holder notifies the Special Servicer that it is willing, to purchase any Specially Serviced Mortgage Loan (the party submitting such bid, the "Initial Bidder") at a price equal to or above the FV Price (a "FV Bid"), the Special Servicer shall notify all other Purchase Option Holders that it has made or received, as the case may be, such FV Bid (without disclosing the amount of such FV Bid). All other Purchase Option Holders may submit competing bids within the ten Business Day period following such notice. At the conclusion of the above-described ten Business Day period, the Special Servicer shall accept the highest bid received from any Purchase Option Holder that is at least equal to the FV Price.

            (e) If the Special Servicer accepts the bid of any Purchase Option Holder, such Purchase Option Holder shall be required to purchase the subject Specially Serviced Mortgage Loan within ten Business Days of receipt of notice of such acceptance.

            (f) If the Special Servicer has not accepted a FV Bid prior to the expiration of 120 days from its determination of the FV Price and thereafter receives a FV Bid or a request from a Purchase Option Holder for an updated FV Price, the Special Servicer shall within 45 days recalculate the FV Price (with no presumption that such FV Price should be reduced on account of the lack of an FV Bid) and repeat the notice and bidding procedure provided in subsection (d) above until the purchase option terminates under subsection (j) below.

            (g) If the party exercising the purchase option at the FV Price for any Specially Serviced Mortgage Loan is the Special Servicer or an Affiliate thereof, the Trustee shall verify that the FV Price is at least equal to the fair value of such Mortgage Loan. In determining whether the FV Price is at least equal to the fair value of such Mortgage Loan the Trustee will be permitted to conclusively rely on an appraisal obtained by the Trustee from an Independent Appraiser at the time it is required to verify the FV Price and/or the opinion of an Independent expert in real estate matters (including the Master Servicer) with at least 5 years' experience in valuing or investing in loans, similar to such Mortgage Loan, that has been selected by the Trustee with reasonable care at the expense of the Trust Fund.

            (h) Any Purchase Option Holder may, once such option is exercisable, assign its purchase option with respect to any Specially Serviced Mortgage Loan to a third party other than another Purchase Option Holder and upon such assignment such third party shall have all of the rights that had been granted to the Purchase Option Holder hereunder in respect of the purchase option. Such assignment shall only be effective upon written notice (together with a copy of the executed assignment and assumption agreement) being delivered to the Trustee, the Master Servicer and the Special Servicer.

            (i) In determining the FV Price for any Specially Serviced
Mortgage Loan, the Special Servicer may take into account, among other factors, the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve months; the opinions on fair value expressed by Independent investors in mortgage loans comparable to the subject Specially Serviced Mortgage Loan; the period and amount of any delinquency on the subject Specially Serviced Mortgage Loan; the physical condition of the related Mortgaged Property; the state of the local economy; and the expected recoveries from the subject Specially Serviced Mortgage Loan if the Special Servicer were to pursue a workout or foreclosure strategy instead of selling such Mortgage Loan to a Purchase Option Holder.

            (j) The purchase option for any Specially Serviced Mortgage Loan pursuant to this Section 3.18 shall terminate, and shall not be exercisable as set forth in subsections (b) and (c) above (or if exercised, but the purchase of the subject Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if and when (i) the Special Servicer has accepted a FV Bid, (ii) such Specially Serviced Mortgage Loan has become a Corrected Loan,
(iii) the related Mortgaged Property has become an REO Property or (iv) a Final Recovery Determination has been made with respect to such Specially Serviced Mortgage Loan.

            (k) Until such time as a FV Bid is accepted, the Special Servicer shall continue to pursue all of the other resolution options available to it with respect to the Specially Serviced Mortgage Loan in accordance with the Servicing Standard.

            (l) Notwithstanding anything to the contrary herein, the holders of the related Companion Loan (and in the case of the 311 South Wacker Drive A/B Loan, any Holder or Holders of more than 50% of the Certificate Principal Balance of the Class SWD-B Certificates) shall be entitled to purchase the related Split Mortgage Loans in accordance with the terms and conditions set forth in Section 4.02 of the related Loan Pair Co-Lender Agreement, even after it has been purchased out of the Trust Fund pursuant to this Section 3.18. The Master Servicer or the Special Servicer, as applicable, shall determine the price to be paid in accordance with the terms of the related Loan Pair Co-Lender Agreement in connection with any such purchase and shall provide such notices to the appropriate Companion Loan Noteholders (and in the case of the 311 South Wacker Drive A/B Loan, the Holders of the Class SWD-B Certificates) as are required by the related Loan Pair Co-Lender Agreement in connection with each such holders' purchase rights.

            (m) Any purchase of a Specially Serviced Mortgage Loan that is purchased pursuant to this Section 3.18 will remain subject to the cure and purchase rights of, in each case if applicable, the related Companion Loan Noteholders (and in the case of the 311 South Wacker Drive A/B Loan, any Holder or Holders of more than 50% of the Certificate Principal Balance of the Class SWD-B Certificates) as set forth in the related Loan Pair Co-Lender Agreement and any holder of a related mezzanine loan in connection with a Loan default as set forth in the related intercreditor agreement. In addition, if the 311 South Wacker Drive A/B Loan becomes a Specially Serviced Loan, any Holder or Holders of more than 50% of the Certificate Principal Balance of the Class SWD-B Certificates that is concurrently purchasing the 311 South Wacker Drive Pooled A Loan shall have the right to purchase the 311 South Wacker Drive Non-Pooled B Loan either (i) at the Purchase Price or (ii) at its fair value, in each case in accordance with the applicable procedures set forth in Sections 3.18(b) through
(k) above.

            (n) The Special Servicer shall use its best efforts to solicit bids for each Administered REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). Subject to Section 6.11, the Special Servicer shall accept the first (and, if multiple bids are received contemporaneously or subsequently, the highest) cash bid received from any Person that constitutes a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any Administered REO Property within the time constraints imposed by Section 3.16(a), then (subject to Section 6.11) the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

            (o) The Special Servicer shall give the Trustee and the Depositor prior written notice of its intention to sell any Administered REO Property pursuant to this Section 3.18.

            (p) No Interested Person shall be obligated to submit a bid to purchase any Administered REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Administered REO Property pursuant hereto.

            (q) Whether any cash bid constitutes a fair price for any Administered REO Property for purposes of this Section 3.18, shall be determined by the Special Servicer or, if such cash bid is from an Interested Person, by the Trustee. In determining whether any bid received from an Interested Person represents a fair price for any Administered REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such appraisal or if there has been a material change at the subject property since any such appraisal, on a new appraisal to be obtained by the Special Servicer (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance)). The appraiser conducting any such new appraisal shall be an Independent Appraiser selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is bidding with respect to an Administered REO Property and selected by the Trustee if either the Special Servicer or any Affiliate thereof is so bidding. Where any Interested Person is among those bidding with respect to an Administered REO Property, the Special Servicer shall require that all bids be submitted to it (and, if the Special Servicer or any Affiliate thereof is bidding, to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than an Interested Person constitutes a fair price for any Administered REO Property, the Special Servicer shall take into account the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve months, and any Independent Appraiser shall be instructed to take into account, as applicable, among other factors, the occupancy level and physical condition of the subject REO Property, the state of the local economy and the obligation to dispose of the subject REO Property within the time period specified in Section 3.16(a). The Purchase Price for any Administered REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18, no cash bid from the Special Servicer or any Affiliate thereof shall constitute a fair price for any Administered REO Property unless such bid is the highest cash bid received and at least two independent bids (not including the bid of the Special Servicer or any Affiliate) have been received. In the event the bid of the Special Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received and the original bid of the Special Servicer or any Affiliate thereof is the highest of all cash bids received, then the bid of the Special Servicer or such Affiliate shall be accepted, provided that the Trustee has otherwise determined, as provided above in this Section 3.18(r), that such bid constitutes a fair price for any Administered REO Property. Any bid by the Special Servicer shall be unconditional; and, if accepted, the subject Administered REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

            (r) Subject to Sections 3.18(a) through 3.18(r) above, and further subject to Section 6.11, the Special Servicer shall act on behalf of the Trustee in negotiating with independent third parties seeking to purchase an Administered REO Property and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Mortgage Loan or Administered REO Property pursuant to this Section 3.18, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders for any Administered REO Property, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to, or evaluating bids for, such Administered REO Property without obligation to deposit such amounts into the Pool Custodial Account. Any sale of a Specially Serviced Mortgage Loan or an Administered REO Property pursuant to this Section
3.18 shall be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (s) Any sale of a Specially Serviced Mortgage Loan or an Administered REO Property pursuant to this Section 3.18 shall be for cash only and shall be on a servicing released basis.

            Section 3.19 Additional Obligations of the Master Servicer; Obligations to Notify Ground Lessors; the Special Servicer's Right to Request the Master Servicer to Make Servicing Advances.
                           ----------------------------------------------------

            (a) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the aggregate amount of all Prepayment Interest Shortfalls, if any, incurred in connection with Principal Prepayments received during the most recently ended Collection Period with respect to Performing Serviced Mortgage Loans in the Mortgage Pool and (ii) the aggregate of all Master Servicing Fees received by the Master Servicer during such Collection Period with respect to the entire Mortgage Pool (but only to the extent of that portion thereof calculated at a rate of 0.025% per annum with respect to each and every Serviced Mortgage Loan and each and every REO Mortgage Loan that was previously a Serviced Mortgage
Loan); provided, however, that if any Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the Mortgagor to deviate from the terms of the related loan documents regarding principal prepayments, the Master Servicer shall be obligated to pay an amount equal to the entire Prepayment Interest Shortfall with respect to the subject Serviced Mortgage Loan without any limitation of the kind set forth in clause (ii) above. The Master Servicer shall deliver to the Trustee for deposit in the Class SWD-B Sub-Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) any Prepayment Interest Shortfall on the 311 South Wacker Drive Non-Pooled B Loan, if it is a Performing Loan, incurred in connection with Principal Prepayments received during the most recently ended Collection Period and (ii) the Master Servicing Fee received by the Master Servicer during such Collection Period with respect to the 311 South Wacker Drive Non-Pooled B Loan (but only to the extent of that portion thereof calculated at a rate of 0.025% per annum); provided, however, that if any such Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the Mortgagor to deviate from the terms of the related loan documents regarding principal prepayments, the Master Servicer shall be obligated to pay an amount equal to the entire Prepayment Interest Shortfall with respect to the 311 South Wacker Drive Non-Pooled B Loan without any limitation of the kind set forth in clauses (ii) above.

            (b) The Master Servicer shall, as to each Serviced Loan which is secured by the interest of the related Mortgagor under a Ground Lease, even if the corresponding fee interest is encumbered, promptly (and in any event within 60 days) following the Closing Date, notify the related ground lessor of the transfer of such Serviced Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

            (c) Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer is required under this Agreement to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Servicing Advance, such request to be made, in writing, at least five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days, provided that the written request set forth the nature of the emergency or the basis of the urgency) in advance of the date on which such Servicing Advance is required to be made hereunder and to be accompanied by such information and documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request. The Master Servicer shall have the obligation to make any such Servicing Advance that it is so requested by the Special Servicer to make, within five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days) of the Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest thereon in accordance with Sections 3.05(a), 3.05A and 3.11(g), as applicable, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advances made thereby.

            Notwithstanding the foregoing provisions of this Section 3.19(c), the Master Servicer shall not be required to make at the direction of the Special Servicer, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination, which shall be made pursuant to Section 3.11(h). Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Master Servicer, the Trustee and the Fiscal Agent shall be entitled to conclusively rely on such determination. Upon determining that any Servicing Advance previously made with respect to a Specially Serviced Loan or Administered REO Property is a Nonrecoverable Servicing Advance, the Special Servicer shall report to the Master Servicer the Special Servicer's determination. The Master Servicer shall be entitled to conclusively rely on such a determination.

            Section 3.20 Modifications, Waivers, Amendments and Consents; Defeasance.
                           ----------------------------------------------------

            (a) Subject to Sections 3.20(b) through 3.20(f) and 3.20(l) below, and further subject to Section 6.11, the Special Servicer (or, under the limited circumstances set forth in Section 3.20(c), the Master Servicer) may, on behalf of the Trustee and, in the case of the Companion Loans, any Companion Loan Noteholder, agree to any modification, extension, waiver or amendment of any term of any Serviced Loan and respond to various Mortgagor requests for consent on the part of the mortgagee (including the lease reviews and lease consents related thereto), without the consent of the Trustee, any Certificateholder, any Companion Loan Noteholder, the Master Servicer (in the case of any such action taken by the Special Servicer) or, except as expressly set forth below, the Special Servicer (in the case of any such action taken by the Master Servicer).

            (b) All modifications, extensions, waivers or amendments of any Serviced Loan, including the lease reviews and lease consents related thereto, shall be in writing and shall be considered and effected in a manner consistent with the Servicing Standard.

            (c) In the case of any Performing Serviced Loan, and subject to the rights of the Special Servicer set forth below, the Master Servicer shall be responsible for responding to any request by a Mortgagor for the consent or approval of the mortgagee with respect to a modification, extension, waiver or amendment of any term thereof, provided that such consent or approval or such modification, extension, waiver or amendment would not (except as permitted by Sections 3.02(a), 3.03(d), 3.07, 3.08(a) and 3.20(l) hereof) affect the amount or timing of any of the payment terms of such Loan (including payment terms related to late payment charges), result in the release of the related Mortgagor from any material term thereunder, waive any rights thereunder with respect to any guarantor thereof, relate to the release, addition or substitution of any material collateral for such Loan or relate to any waiver of or granting of consent under a "due-on-sale" or "due-on-encumbrance" clause. With respect to any action proposed to be taken by the Master Servicer under this Section 3.20(c) where the thresholds in clauses (i) through (v) of the next sentence are exceeded, or which involves the situations set forth in the proviso to the previous sentence, the Special Servicer only may take such action. To the extent consistent with the foregoing, but subject to Section 3.20(f), the Master Servicer shall also be responsible for the following with respect to the Performing Serviced Loans:

            (i) Approving any waiver affecting the timing of receipt of financial statements from any Mortgagor, provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter to which such financial statements relate;

            (ii) Approving routine leasing activity with respect to leases for less than the lesser of (A) 50,000 square feet and (B) 20% of the related Mortgaged Property;

            (iii) Approving a transfer of equity in a Mortgagor from one current equity holder to another, provided that such transfer of equity does not
      (A) affect (if applicable) the status of such Mortgagor or such equity holder as a special purpose, bankruptcy-remote entity, (B) result in a change of control of such Mortgagor, (C) cause the transferee to hold more than 49% of the equity in such Mortgagor, (D) relate to a Serviced Mortgage Loan that represents 2% or more of the then aggregate principal balance of the Mortgage Pool or (E) relate to the Loan Pairs;

            (iv) Approving annual budgets for the related Mortgaged Property, provided that no such budget (A) relates to a fiscal year in which an Anticipated Repayment Date occurs, (B) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (C) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than with respect to the payment of the management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date); and

            (v) Approving a change of the property manager at the request of the related Mortgagor, provided that (A) the successor property manager is not affiliated with the Mortgagor and is a nationally or regionally recognized manager of similar properties, (B) the related Serviced Mortgage Loan does not represent 2% or more of the then aggregate principal balance of the Mortgage Pool and (C) the Loan Pair Mortgaged Properties are not involved.

            Except as permitted by Section 3.02(a), Section 3.03(d), Section 3.07, Section 3.08(a), this Section 3.20(c) and Section 3.20(l), the Master Servicer may not agree to waive, modify or amend any term of any Loan or respond to any Mortgagor requests for mortgagee consent. Furthermore, the Master Servicer may not agree to any modification, extension, waiver or amendment of any term of any Mortgage Loan that would cause an Adverse REMIC Event with respect to either REMIC Pool or an Adverse Grantor Trust Event with respect to the Grantor Trust.

            (d) Except as provided in Section 3.02(a), Section 3.07, Section
3.08 or Section 3.20(e), the Special Servicer, on behalf of the Trustee and, in the case of a Companion Loan, the related Companion Loan Noteholders, shall not agree or consent to any modification, extension, waiver or amendment of any term of any Serviced Loan that would:

            (i) affect the amount or timing of any scheduled payment of principal, interest or other amount (including Prepayment Premiums or Yield Maintenance Charges, but excluding Default Interest and other amounts payable as additional servicing compensation) payable thereunder;

            (ii) affect the obligation of the related Mortgagor to pay a Prepayment Premium or Yield Maintenance Charge or effect the waiver of any prepayment restriction thereunder or permit a Principal Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments;

            (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released; or

            (iv) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impair the security for such Loan or reduce the likelihood of timely payment of amounts due thereon.

            (e) Notwithstanding Section 3.20(d), but subject to Section 6.11 and the second paragraph of this Section 3.20(e), the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Loan by forgiving principal, accrued interest, Additional Interest or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note, Mortgage or other loan document relating to a Specially Serviced Loan,
(iv) accept a Principal Prepayment on any Specially Serviced Loan during any Lockout Period or (v) extend the maturity of any Specially Serviced Loan; provided that (A) the related Mortgagor is in monetary default or material non-monetary default with respect to such Specially Serviced Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the reasonable, good faith judgment of the Special Servicer, such modification, extension, waiver or amendment would increase the recovery on such Specially Serviced Loan to Certificateholders (as a collective whole) or, if a Loan Pair is involved, would increase the recovery on such Loan Pair to Certificateholders and related Companion Loan Noteholders (as a collective whole), on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, in the case of the Loan Pairs, to Certificateholders and related Companion Loan Noteholders), to be performed at the related Mortgage Rate (or, in the case of a Loan Pair, at the weighted average of the Mortgage Rates for such Loan
Pair) in each case, and in the case of the ARD Loan or a related REO Loan after its Anticipated Repayment Date, net of the related Additional Interest Rate), and (C) such modification, extension, waiver or amendment would not cause an Adverse REMIC Event in respect of either REMIC Pool or an Adverse Grantor Trust Event with respect to the Grantor Trust; and provided, further, that (i) any modification, extension, waiver or amendment of the payment terms of a Loan Pair shall be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents and the related Loan Pair Co-Lender Agreement, such that neither the Trust as holder of the related Mortgage Loan nor the related Companion Loan Noteholders shall gain a priority over the other such Holder with respect to any payment, which priority is not, as of the date of the related Loan Pair Co-Lender Agreement, reflected in the related loan documents and such Loan Pair Co-Lender Agreement, and (ii) to the extent consistent with the Servicing Standard (taking into account the extent to which the Companion Loans are junior to the Split Mortgage Loans), (A) no waiver, reduction or deferral of any particular amounts due on a Split Mortgage Loan shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related Companion Loan (provided, however, that in the case of the 311 South Wacker Drive A/B Loan, any such waiver, reduction or deferral shall be applied first to the 311 South Wacker Drive Non-Pooled B Note, and then pro rata to the 311 South Wacker Drive Senior Loans), and (B) no reduction of the Mortgage Rate of a Split Mortgage Loan (excluding, if applicable, the portion thereof comprised of the Additional Interest Rate following the related Anticipated Repayment Date) shall be effected prior to the reduction of the Mortgage Rate of the related Companion Loans (excluding, if applicable, the portion thereof comprised of the Additional Interest Rate following the related Anticipated Repayment Date) (provided, however, that in the case of the 311 South Wacker Drive A/B Loan, no reduction of the Mortgage Rate of the 311 South Wacker Drive Senior Loans shall be effected prior to the reduction of the Mortgage Rate of the 311 South Wacker Drive Non-Pooled B Note, and any reduction of the Mortgage Rate of the 311 South Wacker Drive Senior Loans shall be made pro rata (based on their respective Mortgage Rates) among the 311 South Wacker Drive Senior Loans), to the maximum extent possible.

            In no event shall the Special Servicer: (i) extend the maturity date of a Serviced Loan beyond the date that is two years prior to the last Rated Final Distribution Date; (ii) extend the maturity date of any Serviced Loan for more than five years beyond its Stated Maturity Date; or (iii) if the Serviced Loan is secured solely or primarily by a Mortgage on the leasehold interest under a Ground Lease (but not the related fee interest), extend the maturity date of such Serviced Loan beyond the date which is 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, 10 years) prior to the expiration of the term of such Ground Lease.

            The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 3.20(e) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer (and, in the case of a Loan Pair, the affected Companion Loan Noteholders (and in the case of the 311 South Wacker Drive A/B Loan, the Holders of the Class SWD-B Certificates)) and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall attach to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

            (f) Notwithstanding anything to the contrary in this Agreement, none of the Trustee, the Master Servicer or the Special Servicer, as applicable, shall give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if such Mortgaged Property is hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any Mortgaged Property that secures either (A) the Companion Loans or (B) a Serviced Mortgage Loan that has an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the Mortgage Pool, unless: (1) the mortgagee is not given discretion under the terms of the related Loan; or
(2) it has received prior written confirmation from each Rating Agency that such action will not result in an Adverse Rating Event.

            Any party hereto seeking Rating Agency confirmation with respect to the matters described above shall deliver a Review Package to such Rating Agency.

            (g) Any payment of interest that is deferred pursuant to any modification, extension, waiver or amendment permitted hereunder, shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Loan, notwithstanding that the terms of such modification, extension, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note.

            (h) The Special Servicer or Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, extension, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Loan and, further, by the terms of this Agreement and applicable law, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, and (ii) any related costs and expenses incurred by it. Any such fee that is to be shared by the Master Servicer and the Special Servicer may not be waived or reduced by either such party without the consent of the other party. In no event shall the Special Servicer or Master Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

            (i) The Special Servicer and Master Servicer shall each notify the other, any related Sub-Servicers, the Trustee and, where a Companion Loan is affected, the related Companion Loan Noteholder (and in the case of the 311 South Wacker Drive A/B Loan, the Holders of the Class SWD-B Certificates), in writing, of any modification, extension, waiver or amendment of any term of any Loan (including fees charged the Mortgagor) agreed to by it and the date thereof, and shall deliver to the Trustee or any related Custodian for deposit in the related Mortgage File (with a copy to be delivered to or retained by, as applicable, the Master Servicer), an executed counterpart of the agreement relating to such modification, extension, waiver or amendment promptly following execution and delivery thereof, to be followed by an original recorded counterpart promptly following the recordation (and receipt) thereof.

            (j) To the extent that either the Master Servicer or Special Servicer waives any Default Charge in respect of any Serviced Loan, whether pursuant to Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special Servicer as Net Default Charges out of such Default Charges shall be reduced proportionately based upon the respective amounts that would have been payable thereto as Net Default Charges out of such Default Charges if such waiver had not been granted.

            (k) If, with respect to any Serviced Loan under which the lender can require defeasance in lieu of prepayment, the Master Servicer shall receive a notice from the related Mortgagor that it intends to prepay such Loan in accordance with the terms thereof, then, except as set forth below, the Master Servicer shall, subject to the next paragraph and the related loan documents,
(i) promptly respond to such notice in a manner which would require that the Mortgagor pledge Defeasance Collateral in lieu of such prepayment pursuant to the terms of the related Mortgage Note, (ii) notify each Rating Agency, the Trustee, the Underwriters and the Special Servicer of its request to the Mortgagor to defease such Loan and (iii) upon the written confirmation from each Rating Agency (which confirmation shall not be required from (A) S&P in the case of a Serviced Mortgage Loan with an unpaid principal balance less than or equal to $20,000,000 or that constitutes less than 5% of the aggregate unpaid principal balance of the Mortgage Pool (whichever is less), or in the case of a Serviced Mortgage Loan that is not then one of the ten largest (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool, provided the Master Servicer delivers to S&P a certification in the form attached hereto as Exhibit L (a "Defeasance Certificate"), or (B) Fitch Ratings in the case of any Serviced Mortgage Loan that is not then one of the ten largest (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool or that is not then one of the ten largest groups (measured by aggregate unpaid principal balance) of Mortgage Loans with related Mortgagors, provided the Master Servicer delivers to Fitch Ratings a Defeasance Certificate; provided that, in the case of (A) or (B) above, such written confirmation shall not be required from S&P, Moody's and/or Fitch Ratings (provided that the Master Servicer delivers a Defeasance Certificate to the applicable Rating Agency), as applicable, in the event the subject Mortgage Loan complies with the then current applicable guidelines set forth by such Rating Agency, or the unpaid principal balance of such Mortgage Loan, the percentage such Mortgage Loan constitutes of the Mortgage Pool or the relative size of such Mortgage Loan with respect to the Mortgage Pool, as applicable, does not exceed the current applicable threshold for review as set forth by such Rating Agency) that the acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment will not result in an Adverse Rating Event, take such further action as provided in such Mortgage Note to effectuate such defeasance, including the purchase and perfection of the Defeasance Collateral on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of the Companion Loans, the related Companion Loan Noteholders).

            Notwithstanding the foregoing, but subject to the related loan documents, the Master Servicer shall not permit a pledge of Defeasance Collateral under a Defeasance Loan if (i) such defeasance would occur within two years of the Startup Day, (ii) if the defeasance collateral shall not be Government Securities; (iii) such Defeasance Loan (or any applicable agreement executed in connection with the related defeasance) provides that the Mortgagor shall be liable for any shortfalls from such Defeasance Collateral or otherwise be subject to recourse liability with respect to the Defeasance Loan (except for any liability that, pursuant to the terms of the related loan documents, survives such defeasance), (iv) all costs to be incurred in connection with such defeasance (including Rating Agency fees, accountants' fees and costs incurred in connection with any required opinions of counsel) would not be paid by the related Mortgagor, or (v) unless such confirmation is not required pursuant to the first paragraph of this Section 3.20(k), either Rating Agency does not confirm in writing to the Master Servicer that the acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment will not result in an Adverse Rating Event.

            All expenses related to the defeasance of a Defeasance Loan shall be charged to the related Mortgagor or other responsible party.

            (l) With respect to the ARD Loan after its Anticipated Repayment Date, the Master Servicer shall be permitted, subject to obtaining the Special Servicer's consent, to waive (such waiver to be in writing addressed to the related Mortgagor, with a copy to the Trustee) all or any portion of the accrued Additional Interest on the ARD Loan if (i) the ARD Loan is not a Specially Serviced Loan (on which the Special Servicer may waive accrued Additional Interest pursuant to Section 3.20(e)), (ii) prior to the related maturity date, the related Mortgagor has requested the right to prepay the ARD Loan in full together with all payments required under the ARD Loan in connection with such prepayment (except for all or a portion of such accrued Additional Interest), and (iii) the Master Servicer has determined, in its reasonable, good faith judgment, that the waiver of the Trust's right to receive such accrued Additional Interest is reasonably likely to produce a greater payment to Certificateholders (as a collective whole) (or, if a Loan Pair is involved, to produce a greater payment to the Certificateholders and the related Companion Loan Noteholders (as a collective whole)) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, in the case of the Loan Pairs, to Certificateholders and the related Companion Loan Noteholders) to be performed at the related Mortgage Rate (or, in the case of a Loan Pair at the weighted average of the Mortgage Rates of such Loan Pair) in each case, net of the applicable Additional Interest Rate than a refusal to waive the right to such Additional Interest; provided that any such waiver of Additional Interest accrued on the Loan Pairs shall be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents and the Loan Pair Co-Lender Agreement, such that the Companion Loan Noteholders shall not gain any priority over the Trust as holder of the Split Mortgage Loans with respect to the payment of such Additional Interest. The Master Servicer shall have no liability to the Trust, the Certificateholders or any other Person so long as such determination is exercised in accordance with the Servicing Standard.

            (m) Notwithstanding any other provision of this Section 3.20 relating to modifications or amendments, in the event that the Depositor presents the Master Servicer, within 90 days of the Closing Date, with an amendment substantially in the form set forth in Exhibit N relating to the Mortgage Loan identified as loan number 16, Cottonwood Corners SC, on the Mortgage Loan Schedule, the Master Servicer shall execute such amendment.

            Section 3.21 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.
                           ----------------------------------------------------

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Loan that had otherwise been a Performing Serviced Loan, and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof to the Special Servicer and with respect to any Loan Pair to the related Companion Loan Holder (or in the case of the 311 South Wacker Drive A/B Loan, to the Holder or Holders of more than 50% of the Certificate Principal Balance of the Class SWD-B Certificates), and shall deliver a copy of the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Loan, either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event; provided, however, that if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery. The Special Servicer may conclusively rely on the Master Servicer's determination that a Servicing Transfer Event has occurred giving rise to a Serviced Loan's becoming a Specially Serviced Loan. The Special Servicer shall not be liable or in default hereunder for any reasonable act or failure to act because of or arising out of the Master Servicer's failure to deliver information, documents or records with respect to any Specially Serviced Loan in accordance with the requirements hereof.

            Upon determining that a Specially Serviced Loan has become a Corrected Loan, and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall within five Business Days of such occurrence return the related Servicing File, together with any and all new information, documents and records relating to the subject Loan that were not part of the Servicing File when it was delivered to the Special Servicer, to the Master Servicer (or such other Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Loan shall terminate, and the obligations of the Master Servicer to service and administer such Loan shall resume.

            Notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

            (b) In servicing any Specially Serviced Loans, the Special Servicer shall provide to the Custodian originals of newly executed documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and shall provide to the Master Servicer copies of any additional related Loan information, including correspondence with the related Mortgagor.

            (c) Upon request (and to the extent not otherwise already provided by the Special Servicer pursuant to its reporting obligations hereunder), the Special Servicer shall deliver to the Master Servicer, the Trustee and each Rating Agency (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master Servicer and the Special Servicer) describing, on a loan-by-loan and property-by-property basis, (1) insofar as it relates to Specially Serviced Loans and REO Properties, the information described in clauses (vi) through (xv) of Section 4.02(a) (with respect to information set forth in such clauses related to prior Distribution Dates and/or periods, the Special Servicer may conclusively rely on information furnished to it by the Master Servicer or the Trustee) and, insofar as it relates to the Special Servicer, the information described in clauses (xxiv) and (xxx) of Section 4.02(a), (2) the amount of all payments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially Serviced Loan during the related Collection Period, and the amount of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Administered REO Property during the related Collection Period, (3) the amount, purpose and date of all Servicing Advances made by the Special Servicer with respect to each Specially Serviced Loan and REO Property during the related Collection Period, (4) in writing, a brief narrative summary of the status of each Specially Serviced Loan and (5) such additional information relating to the Specially Serviced Loans and Administered REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement. Notwithstanding the foregoing provisions of this subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Loans and REO Properties and shall provide the Special Servicer with any information reasonably available to the Master Servicer required by the Special Servicer to perform its duties under this Agreement.

            Section 3.22   Sub-Servicing Agreements.
                           -------------------------

            (a) The Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that in each case, the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects, requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement and, with the exception of Sections 7.01(a)(x), (xi) and (xii), provides for events of default with respect to the Sub-Servicer substantially the same as those set forth in Section 7.01 (modified as necessary to apply to the Sub-Servicer's obligations under the Sub-Servicing Agreement); (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or may terminate such sub-servicing agreement without cause and without payment of any penalty or termination fee (provided, however, that those Sub-Servicing Agreements in effect as of the Closing Date (or, if being negotiated as of the Closing Date, in effect within 90 days thereafter) may only be terminated by the Trustee or its designee as contemplated by Section 3.22(d) hereof and in such additional manner as is provided in such Sub-Servicing Agreement); (iii) provides that the Trustee, for the benefit of the Certificateholders and, in the case of a Sub-Servicing Agreement relating to a Loan Pair, the related Companion Loan Noteholders, shall each be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the Trust, any successor Master Servicer, the Special Servicer or any Companion Loan Noteholder, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Serviced Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Servicer to enter into or consent to any modification, extension, waiver or amendment or otherwise take any action on behalf of the Master Servicer or the Special Servicer contemplated by Section 3.08, Section 3.09 and Section 3.20 hereof without the consent of the Master Servicer or Special Servicer, as the case may be; and (vi) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing Agreement entered into by the Master Servicer (including any with an effective date on or before the Closing Date) shall provide that such agreement shall, with respect to any Serviced Loan serviced thereunder, terminate at the time such Loan becomes a Specially Serviced Loan (or, alternatively, be subject to the Special Servicer's rights to service such Loan for so long as such Loan continues to be a Specially Serviced Loan), and each Sub-Servicing Agreement entered into by the Special Servicer shall relate only to Specially Serviced Loans and shall terminate with respect to any such Loan which ceases to be a Specially Serviced Loan. The Master Servicer and the Special Servicer each shall deliver to the Trustee and each other copies of all Sub-Servicing Agreements (and, to each of the Companion Loan Noteholders, copies of any Sub-Servicing Agreement in respect of the Companion Loans and, to the Holders of the in the case of the Class SWD-B Certificates, any subservicing agreement with respect to the 311 South Wacker Drive A/B Loan), as well as any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.11(g), 4.03(d) and 4.03A(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee, the Depositor, the Controlling Class Certificateholders and, if a Loan Pair is affected, the related Companion Loan Noteholders and, in the case of the 311 South Wacker Drive A/B Loan, the Holders of the Class SWD-B Certificates, in writing promptly of the appointment by it of any Sub-Servicer.

            (b) Each Sub-Servicer (i) shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law, and (ii) except for any Sub-Servicer that is servicing any of the Mortgage Loans on the Closing Date, shall be an approved conventional seller/servicer of mortgage loans for FHLMC or Fannie Mae or a HUD-Approved Servicer.

            (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders and, in the case of the Companion Loans, also for the benefit of the related Companion Loan Noteholders, shall (at no expense to the Trustee, the Certificateholders, the Companion Loan Noteholders or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the subject Serviced Loans.

            (d) In the event of the resignation, removal or other termination of the Master Servicer or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any Sub-Servicing Agreement in effect as of the Closing Date (or, if being negotiated as of the Closing Date, in effect within 90 days thereafter) that still exists at the time of such termination: (i) to assume the rights and obligations of the Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer), provided that neither the Trustee nor any successor Master Servicer shall enter into a new Sub-Servicing Agreement with a Sub-Servicer that was a party to a Sub-Servicing Agreement as of the Closing Date, if such new Sub-Servicing Agreement amends, alters or fails to restate any rights of any Underwriter or the Mortgage Loan Seller under the existing Sub-Servicing Agreement with respect to the termination of the Sub-Servicer and the appointment of a successor thereto or any rights of any Underwriter or the Mortgage Loan Seller as a third party beneficiary under such Sub-Servicing Agreement, unless the successor Master Servicer has obtained the prior written consent to the terms of such new Sub-Servicing Agreement from such Underwriter or the Mortgage Loan Seller, as the case may be; or (iii) to terminate the Sub-Servicing Agreement if (but only if) an Event of Default (as defined in such Sub-Servicing Agreement) has occurred and is continuing, without paying any sub-servicer termination fee, and in any additional manner provided for in such Sub-Servicing Agreement.

            The Sub-Servicers as to which Sub-Servicing Agreements are in effect or being negotiated as of the Closing Date are listed on Exhibit K hereto.

            (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee, the Certificateholders and the Companion Loan Noteholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Serviced Loans and/or Administered REO Properties for which it is responsible.

            Section 3.23   Representations  and  Warranties  of the  Master
                           Servicer.
                           ----------------------------------------------------

            (a) The Master Servicer, in such capacity, hereby represents, warrants and covenants to the other parties hereto and for the benefit of the Certificateholders and the Companion Loan Noteholders, as of the Closing Date, that:

            (i) The Master Servicer is a national banking association, duly organized under the laws of the United States, and the Master Servicer is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' (including bank creditors') rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

            (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer, the outcome of which, in the Master Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Master Servicer from entering into this Agreement or materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement.

            (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Master Servicer under this Agreement.

            (viii) The Master Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

            (ix) The Master Servicer has reviewed all Sub-Servicing Agreements in effect as of the Closing Date and will review all Sub-Servicing Agreements entered into by it after the Closing Date.

            (b) The representations and warranties of the Master Servicer set forth in Section 3.23(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

            (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.23(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.23(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            Section 3.24   Representations  and  Warranties  of the Special
                           Servicer.
                           ----------------------------------------------------

            (a) The Special Servicer, in such capacity, hereby represents, warrants and covenants to the other parties hereto and for the benefit of the Certificateholders and the Companion Loan Noteholders, as of the Closing Date, that:

            (i) The Special Servicer is a corporation validly existing and in good standing under the laws of the State of Florida, and the Special Servicer is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened, against the Special Servicer, the outcome of which, in the Special Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Special Servicer from entering into this Agreement or materially and adversely affect the ability of the Special Servicer to perform its obligations under this Agreement.

            (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Special Servicer under this Agreement.

            (viii) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

            (b) The representations and warranties of the Special Servicer set forth in Section 3.24(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

            (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.24(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.24(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            Section 3.25 Certain Matters Regarding the Purchase of the Split Mortgage Loans.
                           ----------------------------------------------------

            If, pursuant to Section 2.03, Section 3.18 and Section 9.01, any Split Mortgage Loan (including in the case of the 311 South Wacker Drive A/B Loan either the 311 South Wacker Drive Pooled A Loan or the 311 South Wacker Drive Non-Pooled B Loan) is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the related Loan Pair Co-Lender Agreement and shall assume the rights and obligations of the "Note A Holder" (or in the case of the 311 South Wacker Drive Pooled A Loan, the "Note A-1 Holder" and in the case of the 311 South Wacker Drive Non-Pooled B Loan, the "Note B Holder") under the related Loan Pair Co-Lender Agreement. All portions of the related Mortgage File and other documents pertaining to such Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such Mortgage Loan in its capacity as "Note A Holder" or "Note A-1 Holder", in the case of the 311 South Wacker Drive Pooled A Loan (as a result of such purchase or repurchase) under the related Loan Pair Co-Lender Agreement in the manner contemplated under such agreement, which such purchaser shall be deemed to acknowledge. Thereafter such Mortgage File shall be held by the Note A Holder or "Note A-1 Holder", as applicable, or a custodian appointed thereby for the benefit of the "Note A Lender" and the "Note B Lender" as their interests appear under the related Loan Pair Co-Lender Agreement. If the related Servicing File is not already in the possession of such party, it shall be delivered to the master servicer or special servicer, as the case may be, under the separate servicing agreement for the Loan Pairs. Notwithstanding the foregoing, with respect to the 311 South Wacker Drive A/B Loan, if the 311 South Wacker Drive Pooled A Loan is purchased from the Trust but the 311 South Wacker Drive Non-Pooled B Loan remains in the Trust Fund, then the 311 South Wacker Drive A/B Loan shall continue to be serviced pursuant to this Agreement, and the Mortgage File (other than the Note for the 311 South Wacker Drive Pooled A Loan, which shall be delivered to the purchaser thereof) shall remain with the Trustee and the Servicing File shall remain with the Master Servicer.

            Section 3.26   Application of Default Charges.
                           -------------------------------

            (a) Any and all Default Charges that are actually collected with respect to any Mortgage Loan or REO Mortgage Loan in the Mortgage Pool during any Collection Period, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

            First, to pay to the Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer, in that order, any interest due and owing to such party on any outstanding Advances made thereby with respect to any Mortgage Loan or REO Mortgage Loan in the Mortgage Pool and reimbursed in the related Collection Period;

            Second, to pay any other outstanding expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to any Mortgage Loan or REO Mortgage Loan in the Mortgage Pool and that, if paid from a source other than such Default Charges, would constitute Additional Trust Fund Expenses;

            Third, to reimburse the Trust for any interest on Advances paid to the Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer in the preceding twelve months with respect to any Mortgage Loan or REO Mortgage Loan in the Mortgage Pool, which payment was made from a source other than Default Charges and not previously reimbursed under this clause third;

            Fourth, to reimburse the Trust for any other Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout
Fees) paid in the preceding twelve months with respect to any Mortgage Loan or REO Mortgage Loan in the Mortgage Pool, which payment was made from a source other than Default Charges and not previously reimbursed under this clause fourth; and

            Fifth, to pay any remaining portion of such Default Charges (such remaining portion, "Net Default Charges") as additional master servicing compensation to the Master Servicer, to the extent received, if they were accrued in respect of a Performing Serviced Mortgage Loan, or as additional special servicing compensation to the Special Servicer, to the extent received, if they were accrued in respect of a Specially Serviced Mortgage Loan or an REO Mortgage Loan, in each case pursuant to Section 3.11;

provided that any and all Default Charges that are actually collected with respect to any Split Mortgage Loans (other than the 311 South Wacker Drive Non-Pooled B Loan) during any Collection Period (as allocable thereto pursuant to the related loan agreement) shall be applied for the following purpose, prior to being applied in accordance with clauses first through fifth above, in each case to the extent of the remaining portion of such Default Charges: to pay the Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer, in that order, any interest due and owing to such party on any outstanding Servicing Advance made thereby with respect to the related Loan Pair or the related Loan Pair Mortgaged Property and/or any outstanding P&I Advance made thereby with respect to such Mortgage Loan or any successor REO Mortgage Loan with respect thereto, which Advance was reimbursed in such Collection Period, but in each case only to the extent that Default Charges collected with respect to such Companion Loans and applied pursuant to clause first of subsection (c) below are insufficient for such purpose; and provided further, that no Default Charges collected with respect to the 311 South Wacker Drive Pooled A Loan may be applied to pay interest on outstanding P&I Advances made with respect to the 311 South Wacker Drive Pari Passu Companion Loan (such reimbursement to be made solely from Default Charges collected with respect to such Companion Loan); provided, further, that with respect to the 311 South Wacker Drive Non-Pooled B Loan Default Charges shall be applied as set forth in the preceding proviso, except that such Default Charges shall be applied to all of the foregoing Advances and expenses, and to P&I Advances with respect to the 311 South Wacker Drive Pari Passu Companion Loan, prior to Default Charges on the 311 South Wacker Drive Pooled A Loan being applied thereto or Default Charges on the 311 South Wacker Drive Pari Passu Companion Loan being applied pursuant to Section 3.26(c).

            (b) Default Charges applied to reimburse the Trust pursuant to clauses third and fourth, of subsection (a), are intended to be part of the amounts to be delivered by the Master Servicer to the Trustee pursuant to the first paragraph of Section 3.04(b) on or before the Master Servicer Remittance Date next following the Collection Period during which they were received, for deposit in the Distribution Account, subject to application pursuant to Section 3.05(a) for any items payable out of general collections on the Mortgage Loans and any REO Properties. Default Charges applied to pay outstanding interest on Advances to any particular party pursuant to clause first of subsection (a) shall be applied to pay such party such interest on Advances in such manner that the interest that accrued first and has been outstanding the longest shall be paid first. Default Charges applied to pay outstanding expenses pursuant to clause second of subsection (a) shall be applied to pay such expenses in the chronological order in which they were incurred. Default Charges applied to reimburse the Trust pursuant to clauses third and fourth, of subsection (a) shall be deemed to offset either interest paid on Advances or other Additional Trust Fund Expenses, depending on which clause is applicable, in the chronological order in which they were made or incurred, as applicable (whereupon such interest paid on Advances or such other Additional Trust Fund Expenses, depending on which clause is applicable, shall thereafter be deemed to have been paid out of Default Charges).

            (c) Any and all Default Charges that are actually collected with respect to any Companion Loan or any successor REO Loan with respect thereto during any Collection Period (as allocable thereto pursuant to the related loan agreement), shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default
Charges:

            First, to pay to the Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer, in that order, any interest due and owing to such party on any outstanding Advances made thereby with respect to any Split Mortgage Loan or REO Loan in such Loan Pair or the related Loan Pair Mortgaged Property and reimbursed in the related Collection Period (to be applied with respect to any particular party in such manner that the interest that accrued first and has been outstanding the longest shall be paid first); and

            Second, to pay any remaining portion of such Default Charges (such remaining portion, "Net Default Charges") as additional master servicing compensation to the Master Servicer, to the extent received, if they were accrued with respect to such Companion Loan during a period that it was a Performing Serviced Loan, or as additional special servicing compensation to the Special Servicer, to the extent received, if they were accrued with respect to such Companion Loan during a period that it was a Specially Serviced Loan or an REO Loan, in each case pursuant to Section 3.11;


                                   ARTICLE IV
        PAYMENTS TO CERTIFICATEHOLDERS; REPORTS TO CERTIFICATEHOLDERS

            Section 4.01   Distributions.
                           -------------

            (a) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Trustee shall transfer the Lower-Tier Distribution Amount from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in
Section 4.01(i) with respect to each class of Uncertificated Lower-Tier Interests, and immediately thereafter, shall make distributions thereof from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

            (i) to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class XPB Certificates, the Class XP Certificates and the Class XC Certificates, pro rata (based upon their respective entitlements to interest for such Distribution Date), up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (ii) to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates in reduction of the Class Principal Balances thereof in an amount up to the Principal Distribution Amount: (A) first, to the Holders of the Class A-1 and the Class A-2 Certificates pro rata (with the Class A-1 allocation based upon the Class A-1/A-3 Percentage and the Class A-2 allocation based upon the Class A-2 Percentage), until the outstanding Class Principal Balance of the Class A-1 Certificates has been reduced to zero, (B) second, to the Holders of the Class A-2 and Class A-3 Certificates pro rata (with respect to the Class A-2 Certificates, after application of any amounts paid in clause (A) above) until the outstanding Class Principal Balance of the Class A-2 and Class A-3 Certificates has been reduced to zero, and (C) third, to the Holders of the Class A-4 Certificates until the outstanding Class Principal Balance of the Class A-4 Certificates has been reduced to zero;

            (iii) to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, pro rata (based upon the aggregate unreimbursed Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a)), until all amounts of Realized Losses previously and Additional Trust Fund Expenses allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

            (iv) to make distributions of interest to the Holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (v) after the Class Principal Balances of the Class A Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this
      Section 4.01(a);

            (vi) to make distributions to the Holders of the Class B Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (vii) to make distributions of interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (viii) after the Class Principal Balance of the Class B Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this
      Section 4.01(a));

            (ix) to make distributions to the Holders of the Class C Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (x) to make distributions of interest to the Holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xi) after the Class Principal Balance of the Class C Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this
      Section 4.01(a));

            (xii) to make distributions to the Holders of the Class D Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xiii) to make distributions of interest to the Holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xiv) after the Class Principal Balance of the Class D Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this
      Section 4.01(a));

            (xv) to make distributions to the Holders of the Class E Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xvi) to make distributions of interest to the Holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xvii) after the Class Principal Balance of the Class E Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this
      Section 4.01(a));

            (xviii) to make distributions to the Holders of the Class F Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously not previously reimbursed;

            (xix) to make distributions of interest to the Holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xx) after the Class Principal Balance of the Class F Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this
      Section 4.01(b));

            (xxi) to make distributions to the Holders of the Class G Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xxii) to make distributions of interest to the Holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxiii) after the Class Principal Balance of the Class G Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire
      Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxiv) to make distributions to the Holders of the Class H Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xxv) to make distributions of interest to the Holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxvi) after the Class Principal Balance of the Class H Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this
      Section 4.01(a));

            (xxvii) to make distributions to the Holders of the Class J Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xxviii) to make distributions of interest to the Holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxix) after the Class Principal Balance of the Class J Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this
      Section 4.01(a));

            (xxx) to make distributions to the Holders of the Class K Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xxxi) to make distributions of interest to the Holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxxii) after the Class Principal Balance of the Class K Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this
      Section 4.01(a));

            (xxxiii) to make distributions to the Holders of the Class L Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xxxiv) to make distributions of interest to the Holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxxv) after the Class Principal Balance of the Class L Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this
      Section 4.01(b));

            (xxxvi) to make distributions to the Holders of the Class M Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xxxvii) to make distributions of interest to the Holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxxviii) after the Class Principal Balance of the Class M Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this
      Section 4.01(a));

            (xxxix) to make distributions to the Holders of the Class N Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xl) to make distributions of interest to the Holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xli) after the Class Principal Balance of the Class N Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class O Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this
      Section 4.01(a));

            (xlii) to make distributions to the Holders of the Class O Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xliii) to make distributions of interest to the Holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xliv) after the Class Principal Balance of the Class N Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this
      Section 4.01(a));

            (xlv) to make distributions to the Holders of the Class P Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xlvi) to make distributions of interest to the Holders of the Class Q Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xlvii) after the Class Principal Balance of the Class P Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class Q Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this
      Section 4.01(a));

            (xlviii) to make distributions to the Holders of the Class Q Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xlix) to the Holders of the Class R-II Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account with respect to such Distribution Date.

            All distributions of interest made in respect of the Class XC, Class XP and Class XPB Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of all the Components of such Class, pro rata in accordance with the respective amounts of interest that would be payable on such Components on such Distribution Date based on the Class XC Strip Rate, Class XP Strip Rate and Class XPB Strip Rate, as applicable, of such Component multiplied by its Component Notional Amount, less an allocable portion of any Net Aggregate Prepayment Interest Shortfall, together with any amounts thereof remaining

            On each Distribution Date, to the extent to the Available SWD-B Distribution Amount for such Distribution Date, the Trustee shall make distributions thereof from the Class SWD-B Sub-Account, first, in respect of the Uncertificated Lower-Tier Interest LSWD-B, as provided in Section 4.01(i), and then in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to the succeeding priority:

            (i) to make distributions of interest to the Holders of the Class SWD-B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (ii) to make distributions of principal to the Holders of the Class SWD-B Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Class SWD-B Principal Distribution Amount for such Distribution Date;

            (iii) to make distributions to the Holders of the Class SWD-B Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (b) On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the Upper-Tier Distribution Account that represent Net Prepayment Consideration actually collected on Pooled Mortgage Loans or Pooled REO Mortgage Loans during the related Collection Period and remitted in respect of the Uncertificated Lower-Tier Interests pursuant to Section 4.01(j), and shall distribute such amounts to the Holders of each of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates entitled to distributions of principal pursuant to Section 4.01(a) on such Distribution Date, up to an amount equal to, and pro rata based on, the respective Prepayment Consideration Entitlements for such Classes of Certificates for such Distribution Date.

            Any Net Prepayment Consideration not otherwise distributed in respect of the Principal Balance Certificates pursuant to the foregoing paragraph of this Section 4.01(b) shall be distributed as follows: (i) commencing with the initial Distribution Date through and including the Distribution Date in December 2007, 1.5% to the Holders of the Class XPB Certificates, 12.5% to the Holders of the Class XP Certificates and 86% to the Holders of the Class XC Certificates; (ii) commencing with the Distribution Date in January 2008 through and including the Distribution Date in December 2009, 12.5% to the Holders of the Class XP Certificates and 87.5% to the Holders of the Class XC Certificates; and (iii) commencing with the Distribution Date in January 2010, 100% to the Holders of the Class XC Certificates.

            On each Distribution Date, the Trustee shall withdraw any amount on deposit in the Class SWD-B Sub-Account that represent Net Prepayment Consideration actually collected on the 311 South Wacker Drive Non-Pooled B Loan and shall distribute such amount, first, in respect of the Uncertificated Lower-Tier Interest LSWD-B and then to the Holders to the Class SWD-B Certificates, pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests.

            (c) On each Distribution Date, the Trustee shall withdraw from the Class V Sub-Account any amounts that represent Additional Interest Received with respect to the ARD Loan and any successor REO Mortgage Loan with respect to the ARD Loan during the related Collection Period and shall distribute such amounts to the Holders of the Class V Certificates.

            (d) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to (or, in the case of the initial Distribution Date, on) the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate pursuant to Section 4.04(a)) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Trustee was subsequently notified in writing. If such check is returned to the Trustee, then the Trustee, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Trustee shall be set aside by the Trustee and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Trustee has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Trustee shall, subject to applicable law, distribute the unclaimed funds to the Class R-II Certificateholders.

            (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each indirect participating brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under each Letter of Representations among the Depositor, the Trustee and the initial Depository dated as of the Closing Date and pertaining to the Book-Entry Certificates.

            (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund with respect to the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates with respect to amounts properly previously distributed on the Certificates.

            (g) Except as otherwise provided in Section 9.01, whenever the Trustee receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined, in the case of a Class of Principal Balance Certificates, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates pursuant to Section 4.04(a)) will be made on the next Distribution Date, the Trustee shall, no later than the second Business Day prior to such Distribution Date, mail to each Holder of record of such Class of Certificates on such date a notice to the effect that:

            (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

            (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such non-tendering Certificateholders following the first anniversary of the delivery of such second notice thereto shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall, subject to applicable law, distribute to the Class R-II Certificateholders all unclaimed funds and other assets which remain subject thereto.

            (h) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

            (i) During each Interest Accrual Period, each Uncertificated Lower-Tier Interest shall accrue interest in an amount equal to the product of the Uncertificated Principal Balance of each such Uncertificated Lower-Tier Interest and the Weighted Average Net Mortgage Rate (or in the case of the Class LSWD-B Uncertificated Lower-Tier Interest, the Net Mortgage Rate of the 311 South Wacker Drive Non-Pooled B Loan). On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of interest in an amount equal to the Distributable Certificate Interest for such Distribution Date (and, to the extent not previously paid, for all prior Distribution Dates, if any) in respect of its Corresponding Certificate, in each case allocable among the respective Components of the Corresponding Certificate and the portion of the Distributable Certificate Interest for such Distribution Date (and, to the extent not previously paid, for all prior Distribution Dates, if any) of the Class XC, Class XP and Class XPB Certificates that is attributable to the Corresponding Component of such Uncertificated Lower-Tier Interest, in each case to the extent actually distributable thereon as provided in Section 4.01(a).

            All distributions made in respect of any Class of Principal Balance Certificates on each Distribution Date pursuant to Section 4.01(a) or Section
9.01 shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Uncertificated Lower-Tier Interest set forth in the Preliminary Statement hereto; provided, however, that distributions of principal:

            (i) with respect to the Class A-1 Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Uncertificated Lower-Tier Interest LA-1-1; and second, to Uncertificated Lower-Tier Interest LA-1-2; in each case, until their respective Uncertificated Principal Balances are reduced to zero;

            (ii) with respect to the Class A-2 Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Uncertificated Lower-Tier Interest LA-2-1; second, to Uncertificated Lower-Tier Interest LA-2-2; third, to Uncertificated Lower-Tier Interest LA-2-3; and fourth, to Uncertificated Lower-Tier Interest LA-2-4; in each case, until their respective Uncertificated Principal Balances are reduced to zero;

            (iii) with respect to the Class A-3 Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Uncertificated Lower-Tier Interest LA-3-1; second, to Uncertificated Lower-Tier Interest LA-3-2; and third, to Uncertificated Lower-Tier Interest LA-3-3; in each case, until their respective Uncertificated Principal Balances are reduced to zero;

            (iv) with respect to the Class A-4 Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Uncertificated Lower-Tier Interest LA-4-1 until its Uncertificated Principal Balance is reduced to zero; and then, to (A) Uncertificated Lower-Tier Interest LA-4-2 and Uncertificated Lower-Tier Interest LA-4-3, (B) Uncertificated Lower-Tier Interest LA-4-4 and Uncertificated Lower-Tier Interest LA-4-5, and (C) Uncertificated Lower-Tier Interest LA-4-6 and Uncertificated Lower-Tier Interest LA-4-7, in each case, pro rata, until their respective Uncertificated Principal Balances are reduced to zero;

            (v) with respect to the Class B Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Uncertificated Lower-Tier Interest LB-1 and Uncertificated Lower-Tier Interest LB-2 pro rata (based upon their initial Uncertificated Principal Balances), until their respective Uncertificated Principal Balances are reduced to zero;

            (vi) with respect to the Class C Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Uncertificated Lower-Tier Interest LC-1 and Uncertificated Lower-Tier Interest LC-2 pro rata (based upon their initial Uncertificated Principal Balances), until their respective Uncertificated Principal Balances are reduced to zero;

            (vii) with respect to the Class D Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Uncertificated Lower-Tier Interest LD-1 and Uncertificated Lower-Tier Interest LD-2 pro rata (based upon their initial Uncertificated Principal Balances), until their respective Uncertificated Principal Balances are reduced to zero;

            (viii) with respect to the Class E Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Uncertificated Lower-Tier Interest LE-1 and Uncertificated Lower-Tier Interest LE-2 pro rata (based upon their initial Uncertificated Principal Balances), until their respective Uncertificated Principal Balances are reduced to zero;

            (ix) with respect to the Class F Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Uncertificated Lower-Tier Interest LF-1 and Uncertificated Lower-Tier Interest LF-2 pro rata (based upon their initial Uncertificated Principal Balances), until their respective Uncertificated Principal Balances are reduced to zero;

            (x) with respect to the Class G Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Uncertificated Lower-Tier Interest LG-1 and Uncertificated Lower-Tier Interest LG-2 pro rata (based upon their initial Uncertificated Principal Balances), until their respective Uncertificated Principal Balances are reduced to zero;

            (xi) with respect to the Class H Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Uncertificated Lower-Tier Interest LH-1 and Uncertificated Lower-Tier Interest LH-2 pro rata (based upon their initial Uncertificated Principal Balances), until their respective Uncertificated Principal Balances are reduced to zero; then, to Uncertificated Lower-Tier Interest LH-3 and Uncertificated Lower-Tier Interest LH-4 pro rata (based upon their initial Uncertificated Principal Balances), until their respective Uncertificated Principal Balances are reduced to zero;

            (xii) with respect to the Class J Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Uncertificated Lower-Tier Interest LJ-1 and Uncertificated Lower-Tier Interest LJ-2 pro rata (based upon their initial Uncertificated Principal Balances), until their respective Uncertificated Principal Balances are reduced to zero; then, to Uncertificated Lower-Tier Interest LJ-3 and Uncertificated Lower-Tier Interest LJ-4 pro rata (based upon their initial Uncertificated Principal Balances), until their respective Uncertificated Principal Balances are reduced to zero;

            (xiii) with respect to the Class K Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Uncertificated Lower-Tier Interest LK-1 and Uncertificated Lower-Tier Interest LK-2, pro rata (based upon their initial Uncertificated Principal Balances), until their respective Uncertificated Principal Balances are reduced to zero; and

            (xiv) with respect to the Class L Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Uncertificated Lower-Tier Interest LL-1 and Uncertificated Lower-Tier Interest LL-2, pro rata (based upon their initial Uncertificated Principal Balances), until their respective Uncertificated Principal Balances are reduced to zero.

            All distributions made in respect of the Class XC, Class XP and Class XPB Certificates on each Distribution Date pursuant to Section 4.01(a) or
Section 9.01, and allocable to any particular Component of such Class of Certificates in accordance with the penultimate paragraph of Section 4.01(a), shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of such Component's Corresponding Uncertificated Lower-Tier Interest. All distributions of reimbursements of Realized Losses and Additional Trust Fund Expenses made in respect of any Class of Principal Balance Certificates on each Distribution Date pursuant to Section 4.01(a) shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Uncertificated Lower-Tier Interest set forth in the Preliminary Statement hereto; provided, however, that distributions of reimbursements of Realized Losses and Additional Trust Fund Expenses shall be made in reverse sequential order of the priority set forth in this Section 4.01(i) for principal distributions, up to the amount of Realized Losses and Additional Trust Fund Expenses previously allocated to a particular Component of such Class of Certificates.

            (j) On each Distribution Date, the Trustee shall withdraw from the Lower-Tier Distribution Account an aggregate amount equal to all Net Prepayment Consideration actually collected on the Pooled Mortgage Loans or any Pooled REO Mortgage Loans during the related Collection Period and shall distribute such amount in respect of the Class LA-1 Uncertificated Lower-Tier Interest by depositing such amount in the Upper-Tier Distribution Account (notwithstanding that all principal and interest distributable with respect to the Class LA-1 Uncertificated Lower-Tier Interest has been paid in full).

            (k) Any amount that remains in the Lower-Tier Distribution Account or the Class SWD-B Sub-Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount or the Available SWD-B Distribution Amount, as applicable, and in each case after the distribution of any Net Prepayment Consideration shall be distributed to the Holders of the Class R-I Certificates (but only to the extent of the Available Distribution Amount or the Available SWD-B Distribution Amount, as applicable, for such Distribution Date remaining in the Lower-Tier Distribution Account or the Class SWD-B Sub-Account, as applicable).

            Section 4.02 Statements to Certificateholders; CMSA Loan Periodic Update File.
                           ----------------------------------------------------

            (a) On each Distribution Date, the Trustee shall provide or make available electronically to the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Controlling Class Directing Holder, each Rating Agency, the Holders of each Class of Certificates and, upon their written request to the Trustee, any Certificate Owners of the Book-Entry Certificates as may be identified to the reasonable satisfaction of the Trustee, a statement, substantially in the form attached hereto as Exhibit B (a "Distribution Date Statement"), which shall also include the CMSA Bond Level File and the CMSA Collateral Summary File, based on information provided to it by the Master Servicer and/or the Special Servicer, setting forth, without limitation:

            (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reduction of the Class Principal Balance thereof;

            (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to Distributable Certificate Interest;

            (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to Prepayment Premiums and Yield Maintenance Charges, respectively;

            (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

            (v) the Available Distribution Amount for such Distribution Date;

            (vi) the aggregate amount of P&I Advances made in respect of the Mortgage Pool for the prior Distribution Date pursuant to Section 4.03(a) and/or Section 4.03A(a);

            (vii) (A) the aggregate amount of unreimbursed P&I Advances that had been outstanding with respect to the Mortgage Pool at the close of business on the related Determination Date and the aggregate amount of any interest accrued and payable to the Master Servicer, the Trustee or the Fiscal Agent in respect of such unreimbursed P&I Advances in accordance with Section 4.03(d) or 4.03A(d) as of the close of business on such Determination Date and (B) the aggregate amount of unreimbursed Servicing Advances that had been outstanding with respect to the Mortgage Pool as of the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of such unreimbursed Servicing Advances in accordance with Section 3.11(g) as of the close of business on such related Determination Date;

            (viii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date and the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

            (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate (excluding, if applicable, the portion thereof comprised of the Additional Interest Rate following the related Anticipated Repayment Date) of the Mortgage Loans (other than REO Loans) as of the close of business on the related Determination Date;

            (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date and aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (A) delinquent 30 to 59 days, (B) delinquent 60 to 89 days, (C) delinquent 90 or more days, (D) as to which foreclosure proceedings have been commenced, and (E) as to which, to the knowledge of the Master Servicer or the Special Servicer, as applicable, bankruptcy proceedings have commenced in respect of the related Mortgagor;

            (xi) as to each Mortgage Loan referred to in the preceding clause
      (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date and (C) whether the delinquency is in respect of its Balloon Payment;

            (xii) with respect to any Mortgage Loan as to which a Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the nature of the Liquidation Event and, in the case of a Final Recovery Determination, a brief description of the basis for such Final Recovery Determination, (C) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (D) the amount of any Realized Loss in connection with such Liquidation Event;

            (xiii) with respect to any REO Property that was included in the Trust Fund as of the close of business on the related Determination Date, the loan number of the related Mortgage Loan, the book value of such REO Property and the amount of REO Revenues and other amounts, if any, received with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates) and, if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

            (xiv) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related Collection Period, the loan number of such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan as of the related Acquisition Date;

            (xv) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) a brief description of the basis for the Final Recovery Determination, (C) the aggregate of all Liquidation Proceeds and other amounts received with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates), (D) the amount of any Realized Loss in respect of the related REO Loan in connection with such Final Recovery Determination and
      (E), if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

            (xvi) the Distributable Certificate Interest and Accrued Certificate Interest in respect of each Class of Regular Interest Certificates for such Distribution Date or the related Interest Accrual Period, as applicable;

            (xvii) any unpaid Distributable Certificate Interest in respect of each Class of Regular Interest Certificates after giving effect to the distributions made on such Distribution Date, and if the full amount of the Principal Distribution Amount was not distributed on such Distribution Date, the portion of the shortfall affecting each Class of Principal Balance Certificates;

            (xviii) the Pass-Through Rate for each Class of Regular Interest Certificates for such Distribution Date;

            (xix) the Principal Distribution Amount for such Distribution Date (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

            (xx) the aggregate of all Realized Losses incurred during the related Collection Period and from the Closing Date and all Additional Trust Fund Expenses (with a description thereof) incurred during the related Collection Period and from the Closing Date;

            (xxi) the aggregate of all Realized Losses and Additional Trust Fund Expenses that remain unallocated immediately following such Distribution Date;

            (xxii) the Class Principal Balance of each Class of Principal Balance Certificates and the Notional Amount of each Class of the Class X Certificates, outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

            (xxiii) the Certificate Factor for each Class of Regular Interest Certificates immediately following such Distribution Date;

            (xxiv) the aggregate amount of any interest on Advances in respect of the Mortgage Pool paid to the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent during the related Collection Period in accordance with Section 3.11(g), Section 4.03(d) and/or Section 4.03A(d);

            (xxv) (A) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount (including an itemized calculation thereof) as of the related Determination Date and (B) the aggregate Appraisal Reduction Amount for all Required Appraisal Loans as of the related Determination Date;

            (xxvi) on a cumulative basis from the Cut-off Date, the number, aggregate Stated Principal Balance immediately after such Distribution Date (in the case of subclauses (A), (B) and (E)), aggregate Cut-off Date Balance (in the case of subclauses (C) and (D)), weighted average extension period (except in the case of subclause (B) and which shall be zero in the case of subclause (C)), and weighted average anticipated extension period (in the case of subclause (B)) of Mortgage Loans (A) as to which the maturity dates have been extended, (B) as to which the maturity dates are in the process of being extended, (C) that have paid off and were never extended, (D) as to which the maturity dates had previously been extended and have paid off and (E) as to which the maturity dates had been previously extended and are in the process of being further extended;

            (xxvii) the original and then current credit support levels for each Class of Regular Interest Certificates;

            (xxviii) the original and then current ratings, if any, for each Class of Regular Interest Certificates;

            (xxix) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected (A) during the related Collection Period and
      (B) since the Closing Date;

            (xxx) (A) the aggregate amount of servicing compensation in respect of the Mortgage Pool (separately identifying the amount of each category of compensation) paid to the Master Servicer, the Special Servicer and, if payable directly out of the Trust Fund without a reduction in the servicing compensation otherwise payable to the Master Servicer or the Special Servicer, to each Sub-Servicer, during the related Collection Period, and (B) such other information as the Trustee is required by the Code or other applicable law to furnish to enable Certificateholders to prepare their tax returns; and

            (xxxi) the amounts, if any, actually distributed with respect to the Class R-I and Class R-II Certificates on such Distribution Date.

            In the case of information to be furnished pursuant to clauses (i) through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (vi) through (xv), (xix), (xx),
(xxiv), (xxv), (xxvi), (xxix) and (xxx) above, insofar as the underlying information is solely within the control of the Special Servicer or the Master Servicer, the Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer or the Master Servicer.

            The Trustee shall forward electronically a copy of each Distribution Date Statement to the Depository. The Trustee shall make available each month, to Certificateholders, Certificate Owners, the Underwriters, the Rating Agencies, the Controlling Class Directing Holder, any party hereto or any Person identified by any Certificateholder or Certificate Owner as a prospective transferee, via the Trustee's internet website, all Certificateholder Reports and any additional files containing substantially similar information in an alternative format and, with the consent or at the direction of the Depositor, such other information regarding the Certificates and/or the Mortgage Loans as the Trustee may have in its possession. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

            The Trustee's internet website shall initially be located at www.etrustee.net or at such other address as shall be specified by the Trustee from time to time in the Distribution Date Statement and in one or more written notices delivered to the other parties hereto, the Controlling Class Directing Holder (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Trustee's internet website, the Trustee may require the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

            The Master Servicer may, but is not required to, make available each month, to Certificateholders, Certificate Owners (that have been confirmed as such by the Trustee), the Controlling Class Directing Holder, the Underwriters, the Rating Agencies or any party hereto, the Certificateholder Reports, on its internet website. The Master Servicer will make no representations or warranties as to the accuracy or completeness of any report not prepared by it and will assume no responsibility for any information for which it is not the original source.

            The Master Servicer's internet website shall initially be located at "www.wachovia.com" or at such other address as shall be specified by the Master Servicer from time to time in one or more written notices delivered to the other parties hereto, the Controlling Class Directing Holder (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Master Servicer's internet website, the Master Servicer may require the acceptance of a disclaimer. The Master Servicer shall not be liable for the dissemination of information to Certificateholders and Certificate Owners in accordance with this Agreement.

            If the Master Servicer determines, in its reasonable judgment, that information regarding the Mortgage Loans and REO Properties (in addition to the information otherwise required to be contained in the CMSA Investor Reporting Package) should be disclosed to Certificateholders and Certificate Owners, then
(A) the Master Servicer shall so notify the Trustee, set forth such information in an additional report, in a format reasonably acceptable to the Trustee and the Master Servicer (the "Supplemental Report"), and deliver such report to the Trustee upon preparation thereof or simultaneously with the delivery of its reports described in Section 3.12(c); and (B) the Trustee shall include the Supplemental Report in or as an attachment to the Distribution Date Statement for the following Distribution Date and, to the extent required by Section 8.15(a), shall file such Supplemental Report, together with such Distribution Date Statement and the other corresponding Servicer Reports, on the related Current Report on Form 8-K and/or the related Annual Report on Form 10-K, as applicable, in accordance with Section 8.15(a).

            During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of a Certificateholder Report, a CMSA NOI Adjustment Worksheet or a CMSA Operating Statement Analysis Report shall be deemed to have agreed to keep confidential the information therein until such statement or report is filed with the Commission, and each Certificateholder Report, CMSA NOI Adjustment Worksheet and CMSA Operating Statement Analysis Report shall bear a legend to the effect that: "Until this statement/report is filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part."

            Absent manifest error of which it has actual knowledge, none of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor, the Mortgage Loan Seller or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable, pursuant to this Agreement. None of the Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, the Mortgage Loan Seller, a third party or each other.

            Within a reasonable period of time after the end of each calendar year the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items relating to distributions of interest (including Prepayment Premiums, Yield Maintenance Charges and Additional Interest) and principal to Certificateholders during such calendar year set forth in the Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

            Upon receipt of notice from the Depositor that the Underwriters have sold the Non-Registered Certificates to unaffiliated third parties, the Trustee shall make available electronically or, if so requested, forward by hard copy, on each Distribution Date, to (i) the Trepp Group (at 477 Madison Avenue, 18th Floor, New York, New York 10022 or such other address as the Trepp Group may designate), (ii) Intex Solutions, Inc. (at 35 Highland Circle, Needham, Massachusetts 02194, or such other address as Intex Solutions, Inc. may hereafter designate), (iii) Charter Research Corporation (at 262 Washington Street, Boston, Massachusetts 02108, or such other address as Charter Research Corporation may hereafter designate), and (iv) any other similar third party information provider, a copy of the reports made available to the Holders of the Certificates on such Distribution Date as described above.

            Upon written request of the Depositor or any Underwriter, without payment of any fee, and upon written request of any Certificateholders or any other Person, together with payment of a reasonable fee specified by the Trustee, the Trustee shall provide any statements, reports and/or information contemplated by this Section 4.02(a) electronically to such party (such electronic distribution and such statements, reports, and/or information thereon to bear such appropriate disclaimers and qualifications as the Depositor and the Trustee shall determine in their reasonable discretion).

            If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class of Book-Entry Certificates, then the Trustee shall forward such statements, reports and/or other written information to such Certificate Owner as provided above, upon the request of such Certificate Owner made in writing to the Corporate Trust Office (accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or telecopy from the Trustee; provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

            The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives, in the format required by this Agreement, the necessary underlying information from the Master Servicer or the Special Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee, the Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

            The information to be furnished by the Trustee to the Certificateholders pursuant to Sections 4.02(a) and (b) shall not limit the Trustee in furnishing any such information to other Persons to whom it determines such disclosure to be appropriate and shall not limit the Trustee in furnishing to Certificateholders or to any Person any other information with respect to the Mortgage Loans, the Mortgaged Properties or the Trust Fund as may be provided to it by the Depositor, the Master Servicer or the Special Servicer or gathered by it in any investigation or other manner from time to time (such information, other than as described in Sections 4.02(a) and (b), is referred to herein as "Additional Information") as it may reasonably deem necessary or appropriate from time to time, provided that (A) the Trustee shall give the Depositor three Business Days' advance notice before doing so, (B) any such Additional Information shall only be furnished with the consent or at the request of the Depositor (except pursuant to clause (E) below), (C) the Trustee shall be entitled to indicate the source of all information furnished by it, and the Trustee may affix thereto any disclaimer it deems appropriate in its reasonable discretion, (D) the Trustee shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine, and (E) this provision shall not prevent the Trustee, whether with or without the consent of the Depositor, from furnishing information with respect to the Trust Fund and its administration thereof to any Person, if it reasonably determines that the furnishing of such information is required by applicable law. The Trustee shall forward to the Depositor any requests for Additional Information which, for their fulfillment, require the consent of the Depositor. Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance.

            (b) Not later than 1:00 p.m. (New York City time) on the second Business Day prior to each Distribution Date, the Master Servicer shall furnish to the Trustee, and upon request, to the Depositor, the Underwriters and the Special Servicer, by electronic transmission (or in such other form to which the Trustee or the Depositor, as the case may be, and the Master Servicer may agree), an accurate and complete CMSA Loan Periodic Update File providing the required information for the Mortgage Loans and any successor REO Mortgage Loans as of the related Determination Date.

            In the performance of its obligations set forth in Section 4.05 and its other duties hereunder, the Trustee may conclusively rely on the CMSA Loan Periodic Update File provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer. In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this Section 4.02(b), insofar as such information is solely within the control of the Special Servicer, the Master Servicer (if other than the Special Servicer or an Affiliate thereof) shall have no obligation to provide such information until it has received such information from the Special Servicer, shall not be in default hereunder due to a delay in providing the CMSA Loan Periodic Update File caused by the Special Servicer's failure to timely provide any report required under this Agreement and may, absent actual knowledge of an error therein, conclusively rely on the reports to be provided by the Special Servicer. The Master Servicer may conclusively rely on any information provided by the Depositor or any Mortgagor with respect to the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Property File and CMSA Financial File.

            Section 4.03  P&I Advances.
                          -------------

            (a) On or before 2:00 p.m., New York City time, on each Master Servicer Remittance Date, the Master Servicer shall, subject to Section 4.03(c) below, satisfy its obligations to make any required P&I Advances with respect to the related Distribution Date in respect of the Mortgage Pool (other than the Split Mortgage Loans or any successor REO Mortgage Loans with respect thereto), first, by transferring to the Trustee for deposit in the Distribution Account amounts then held in the Pool Custodial Account for future distribution to Certificateholders in subsequent months in discharge of such obligations, and second, by remitting its own funds to the Trustee for deposit in a Distribution Account in an amount equal to the remaining portion of such required P&I Advances. Any amounts held in the Pool Custodial Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Pool Custodial Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 4:00 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (704) 593-7731 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (704) 593-7836 or (704) 593-7867 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such Master Servicer Remittance Date. If after such notice by facsimile, the Trustee does not receive the full amount of such P&I Advances by 11:00 a.m., New York City time, on the related Distribution Date, then the Trustee (or the Fiscal Agent on its behalf) shall make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such Master Servicer Remittance Date. If the Trustee fails to make any such P&I Advance on the related Distribution Date, but the Fiscal Agent makes such P&I Advance on such date, then the Trustee shall be deemed not to be in default hereunder.

            (b) The aggregate amount of P&I Advances to be made by the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, pursuant to the first paragraph of Section 4.03(a) in respect of any Distribution Date shall, subject to Section 4.03(c) below, equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees and any related Workout Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Mortgage Loans in the Mortgage Pool (exclusive of the Split Mortgage Loans or any successor REO Mortgage Loans with respect thereto) on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the related Determination Date; provided that if it is determined that an Appraisal Reduction Amount exists with respect to any such Mortgage Loan or REO Mortgage Loan, then, in the event of subsequent delinquencies thereon, the amount of each P&I Advance, if any, required to be made in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of (x) the amount of the subject P&I Advance that would otherwise be required without regard to this proviso, multiplied by (y) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be.

            (c) Notwithstanding anything herein to the contrary, no P&I
Advance shall be required to be made under this Section 4.03 if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer that it has made a Nonrecoverable P&I Advance pursuant to this Section 4.03 or that any proposed P&I Advance, if made pursuant to this
Section 4.03, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, the Fiscal Agent and the Depositor on or before the related Master Servicer Remittance Date, setting forth the basis for such determination, together with any other information that supports such determination, including an appraisal (which appraisal shall have been conducted by an Independent Appraiser within the 12-month period preceding such determination in accordance with the standards of the Appraisal Institute taking into account the factors specified in Section 3.18), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties (to the extent available and/or in the Master Servicer's or the Special Servicer's possession), engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer. If, in connection with the foregoing, it is necessary for the Master Servicer to obtain an appraisal, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable P&I Advance; provided, however, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer that such P&I Advance would be Nonrecoverable P&I Advance, the Trustee or Fiscal Agent shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee or the Fiscal Agent, in its good faith, reasonable discretion, makes a determination prior to the times specified in Section 4.03(a) that such P&I Advance would be a Nonrecoverable P&I Advance. Upon determining that any P&I Advance previously made with respect to a Specially Serviced Loan or REO Loan is a Nonrecoverable P&I Advance, the Special Servicer shall report to the Master Servicer the Special Servicer's determination. The Master Servicer shall be entitled to conclusively rely on such determination.

            (d) The Master Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded monthly, accrued on the amount of each P&I Advance made thereby under this Section 4.03 (with its own funds) for so long as such P&I Advance is outstanding; provided that, if the grace period for the delinquent Monthly Payment as to which a P&I Advance was made under this section has not elapsed as of the time such P&I Advance was made, then the total interest so accrued on such P&I Advance prior to the expiration of such grace period, shall not exceed the amount of Default Charges, if any, collected in connection with the late payment of such delinquent Monthly Payment; and provided, further that, in no event shall interest so accrue on any P&I Advance as to which the corresponding Late Collection was received by the Master Servicer or a Sub-Servicer on its behalf as of the related Master Servicer Remittance Date. Interest so accrued on any P&I Advance made under this section shall be payable:
(i) out of any Default Charges collected on or in respect of the Mortgage Pool during the same Collection Period in which such Advance is reimbursed; and (ii) to the extent that such Default Charges are insufficient, but only if the related Advance is being reimbursed at the same time or has been previously reimbursed pursuant to this Agreement, out of general collections on the Mortgage Loans and REO Properties on deposit in the Pool Custodial Account. The Master Servicer shall, in accordance with Section 3.05(a), reimburse itself, the Trustee or the Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby under this Section 4.03 as soon as practicable after funds available for such purpose are deposited in the Pool Custodial Account.

            Section 4.03A. P&I Advances on the Split Mortgage Loans and 311
                           South Wacker Drive Pari Passu Companion Loan.
                           ----------------------------------------------------

            (a) On or before 2:00 p.m., New York City time, on each Master Servicer Remittance Date, the Master Servicer shall, subject to Section 4.03A(c) below, satisfy its obligations to make any required P&I Advance on such Master Servicer Remittance Date in respect of the Split Mortgage Loans and the 311 South Wacker Drive Pari Passu Companion Loan by depositing into the related Loan Pair Custodial Account, out of amounts held in such Custodial Account for future distribution (subject to replacement of such amounts by the following Master Servicer Remittance Date) and, if such amounts are insufficient, then out of its own funds, the amount of such P&I Advance required to be made. If, as of 4:00 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03A(a) in respect of the Split Mortgage Loans (and the Master Servicer shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (704) 593-7731 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (704) 593-7836 or (704) 593-7867 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such Master Servicer Remittance Date. If after such notice, the Trustee does not receive the full amount of such P&I Advance(s) by 11:00 a.m., New York City time, on the related Distribution Date, then the Trustee (or the Fiscal Agent on its behalf) shall make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer in respect of the Split Mortgage Loans or any successor REO Mortgage Loans with respect thereto on the preceding Master Servicer Remittance Date. If the Trustee fails to make any such P&I Advance on the related Distribution Date, but the Fiscal Agent makes such P&I Advance on such date, then the Trustee shall be deemed not to be in default hereunder.

            (b) The aggregate amount of P&I Advances to be made by the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, pursuant to the first paragraph of Section 4.03A(a) in respect of any Distribution Date shall, subject to Section 4.03A(c) below, equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees and any related Workout Fees, due or deemed due, as the case may be, in respect of the Split Mortgage Loans (including Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any successor REO Mortgage Loans to the Split Mortgage Loans (other than the Split Mortgage Loans included in the 311 South Wacker Drive A/B Loan) on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the related Determination Date; provided that if it is determined that an Appraisal Reduction Amount exists with respect to any such Mortgage Loan or REO Mortgage Loan, then, in the event of subsequent delinquencies thereon, the amount of each P&I Advance, if any, required to be made in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of (x) the amount of the subject P&I Advance that would otherwise be required without regard to this proviso, multiplied by
(y) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, net of such Appraisal Reduction Amount (other than any Appraisal Reduction Amount applied to the Stated Principal Balance of the related Companion Loan), and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be. For purposes of the preceding sentence Appraisal Reduction Amounts with respect to a Loan Pair shall be applied first to the related Companion Loan and then to the related Split Mortgage Loan. The aggregate amount of the P&I Advances to be made by the Master Servicer in respect of the 311 South Wacker Drive A/B Loan on any Master Servicer Remittance Date shall, subject to Section 4.03A(c) below, equal the sum of the aggregate of the Monthly Payments or, if applicable, the Assumed Monthly Payments, net of related Master Servicing Fees and any related Workout Fees, due (or, in the case of Assumed Monthly Payments, deemed due) in respect of such Loan Pair on their Due Date during the related Collection Period, but only to the extent that such amounts were not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from any related Loan Pair REO Property) as of the close of business on the related Determination Date; provided that if it is determined that an Appraisal Reduction Amount exists with respect to the 311 South Wacker Drive A/B Loan, then, in the event of subsequent delinquencies on such Loan Pair, each P&I Advance, if any, required to be made in respect of such Loan Pair during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of (i) the amount of the subject P&I Advance that would otherwise be required in respect of such Loan Pair without regard to this proviso and the immediately following sentence, multiplied by (ii) a fraction, the numerator of which is equal to the aggregate Stated Principal Balance of the Loan Pair, net of the Appraisal Reduction Amount as of the related Determination Date, and the denominator of which is equal to the aggregate Stated Principal Balance of the Loan Pair; and provided, further, that any reduction in the P&I Advance to be made in respect of the 311 South Wacker Drive A/B Loan on any Master Servicer Remittance Date in accordance with the immediately preceding proviso shall be allocable, first, against the portion of the P&I Advances to be made in respect of the 311 South Wacker Drive Non-Pooled B Loan or any related REO Mortgage Loan and, then, against the portion of the P&I Advances to be made in respect of the 311 South Wacker Drive Senior Loans or any related REO Loans, pro rata, based on the portion of such P&I Advance that represents principal and interest on each of such 311 South Wacker Drive Senior Loans.

            (c) Notwithstanding anything herein to the contrary, no P&I
Advance shall be required to be made under this Section 4.03A with respect to Split Mortgage Loans or the 311 South Wacker Drive Pari Passu Companion Loan or related REO Loans if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer that any proposed P&I Advance, if made pursuant to this Section 4.03A with respect to Split Mortgage Loans or the 311 South Wacker Drive Pari Passu Companion Loan or related REO Loans, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee and the Companion Loan Noteholders on or before the next Master Servicer Remittance Date, setting forth the basis for such determination, together with any other information that supports such determination, including an appraisal (which appraisal shall be an expense payable out of the related Loan Pair Custodial Account and shall have been conducted by an Independent Appraiser in accordance with the standards of the Appraisal Institute, within the twelve months preceding such determination of nonrecoverability), Mortgagor operating statements and financial statements, budgets and rent rolls of the Mortgaged Property (to the extent available and/or in the Master Servicer's or the Special Servicer's possession), engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and that support such determination by the Master Servicer. If, in connection with the foregoing, it is necessary for the Master Servicer to obtain an appraisal, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance to be made in respect of the Split Mortgage Loans or any successor REO Mortgage Loans with respect thereto, if made, would be a Nonrecoverable Advance; provided, however, that if the Master Servicer has failed to make such a P&I Advance with respect to the Split Mortgage Loans or any successor REO Mortgage Loan for reasons other than a determination by the Master Servicer that such P&I Advance would be Nonrecoverable Advance, the Trustee or Fiscal Agent shall make such Advance within the time periods required by Section 4.03A(a) unless the Trustee or the Fiscal Agent, in its good faith, reasonable discretion, makes a determination prior to the times specified in Section 4.03A(a) that such P&I Advance would be a Nonrecoverable P&I Advance. In the event the Split Mortgage Loans are Specially Serviced Mortgage Loans, then upon determining that any P&I Advance made with respect to the Split Mortgage Loans or any successor REO Mortgage Loans with respect thereto is a Nonrecoverable P&I Advance, the Special Servicer shall report to the Master Servicer the Special Servicer's determination. The Master Servicer shall be entitled to conclusively rely on such determination.

            (d) The Master Servicer, the Trustee and the Fiscal Agent shall be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded monthly, accrued on the amount of each P&I Advance made thereby in respect of a Split Mortgage Loan or the 311 South Wacker Drive Pari Passu Companion Loan or related REO Loans under this Section 4.03A (with its own funds) for so long as such P&I Advance is outstanding; provided that, if the grace period for the delinquent Monthly Payment as to which a P&I Advance was made under this section has not elapsed as of the time such P&I Advance was made, then the total interest so accrued on such P&I Advance prior to the expiration of such grace period, shall not exceed the amount of Default Charges, if any, collected in connection with the late payment of such delinquent Monthly Payment; and provided, further, that in no event shall interest so accrue on any P&I Advance in respect of a Split Mortgage Loan or the 311 South Wacker Drive Pari Passu Companion Loan or related REO Loan as to which the corresponding Late Collection was received by the Master Servicer or a Sub-Servicer on its behalf as of the Master Servicer Remittance Date on which such P&I Advance was made. Interest so accrued on any P&I Advance made under this section shall be payable:
(i) first, out of Default Charges collected on or in respect of the related Companion Loan during the same Collection Period in which such Advance is reimbursed, (ii) second, out of Default Charges collected on or in respect of the related Split Mortgage Loan during the same Collection Period in which such Advance is reimbursed, and (iii) third, to the extent that the Default Charges described in the immediately preceding clauses (i) and (ii) are insufficient, but only if such Advance is being reimbursed at the same time or if such Advance has been previously reimbursed, out of any other collections that were made on or in respect of the Loan Pairs; provided that interest on P&I Advances made with respect to the 311 South Wacker Drive Pari Passu Companion Loan may be paid solely, pursuant to clauses (i) and (iii) above, from Default Charges or other collections Received on or in respect of the 311 South Wacker Drive Pari Passu Companion Loan; provided, further, that P&I Advances on any Loan included in the 311 South Wacker Drive A/B Loan shall first be reimbursed from Default Charges on the 311 South Wacker Drive Non-Pooled B Loan prior to being reimbursed from Default Charges on any other such Loan. The Master Servicer shall, in accordance with Section 3.05A, reimburse itself, the Trustee and the Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby in respect of a Split Mortgage Loan or the 311 South Wacker Drive Pari Passu Companion Loan in the Loan Pairs under this Section 4.03A as soon as practicable after funds available for such purpose are deposited in the Custodial Accounts for the related Loan or REO Loan, as the case may be, in the Loan Pairs in respect of which the P&I Advance was made.

            (e) None of the Master Servicer, Special Servicer, Trustee or the Fiscal Agent shall make any P&I Advance with respect to the Companion Loans other than, in the case of the Master Servicer, the 311 South Wacker Drive Pari Passu Companion Loan.

            Section 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses.
                           ----------------------------------------------------

            (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Section 4.01, the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates (other than the Class SWD-B Certificates), exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, in each case, until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Class Principal Balances of all the outstanding Classes of the Class A Certificates shall be reduced on a pro rata basis in accordance with the relative sizes of such Class Principal Balances, until any such remaining excess is reduced to zero. On each Distribution Date, following the distributions to Class SWD-B Certificateholders to be made on such date pursuant to Section 4.01, the Trustee shall determine the amount, if any, by which the (i) the Class Principal Balance of the Class SWD-B Certificates exceeds (ii) the Stated Principal Balance of the 311 South Wacker Drive Non-Pooled B Loan that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balance of the Class SWD-B Certificates shall be reduced until such excess or such Class Principal Balance has been reduced to zero. All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses.

            (b) On each Distribution Date, following the deemed distributions of principal or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses made in respect of the Uncertificated Lower-Tier Interests pursuant to Section 4.01(i), the Uncertificated Principal Balance (or aggregate Uncertificated Principal Balance with respect to the Uncertificated Lower-Tier Interests corresponding to the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates) of the Corresponding Uncertificated Lower-Tier Interests (after taking account of such deemed distributions) shall be reduced as a result of Realized Losses and Additional Trust Fund Expenses to equal the Class Principal Balance of the Class of Corresponding Certificates that will be outstanding immediately following such Distribution Date; provided, that Realized Losses and Additional Trust Fund Expenses shall be allocated:

            (i) with respect to the Class L Certificates, in respect of Uncertificated Lower-Tier Interest LL-1 and Uncertificated Lower-Tier Interest LL-2, pro rata (based upon their initial Uncertificated Principal Balances), until their respective Uncertificated Principal Balances are reduced to zero;

            (ii) with respect to the Class K Certificates, in respect of Uncertificated Lower-Tier Interest LK-1 and Uncertificated Lower-Tier Interest LK-2, pro rata (based upon their initial Uncertificated Principal Balances), until their respective Uncertificated Principal Balances are reduced to zero;

            (iii) with respect to the Class J Certificates, first, in respect of Uncertificated Lower-Tier Interest LJ-1 and Uncertificated Lower-Tier Interest LJ-2 pro rata (based upon their initial Uncertificated Principal Balances), until their respective Uncertificated Principal Balances are reduced to zero; then, in respect of Uncertificated Lower-Tier Interest LJ-3 and Uncertificated Lower-Tier Interest LJ-4 pro rata (based upon their initial Uncertificated Principal Balances), until their respective Uncertificated Principal Balances are reduced to zero;

            (iv) with respect to the Class H Certificates, first, in respect of Uncertificated Lower-Tier Interest LH-1 and Uncertificated Lower-Tier Interest LH-2 pro rata (based upon their initial Uncertificated Principal Balances), until their respective Uncertificated Principal Balances are reduced to zero; then, in respect of Uncertificated Lower-Tier Interest LH-3 and Uncertificated Lower-Tier Interest LH-4 pro rata (based upon their initial Uncertificated Principal Balances), until their respective Uncertificated Principal Balances are reduced to zero;

            (v) with respect to the Class G Certificates, in respect of Uncertificated Lower-Tier Interest LG-1 and Uncertificated Lower-Tier Interest LG-2 pro rata (based upon their initial Uncertificated Principal Balances), until their respective Uncertificated Principal Balances are reduced to zero;

            (vi) with respect to the Class F Certificates, in respect of Uncertificated Lower-Tier Interest LF-1 and Uncertificated Lower-Tier Interest LF-2 pro rata (based upon their initial Uncertificated Principal Balances), until their respective Uncertificated Principal Balances are reduced to zero;

            (vii) with respect to the Class E Certificates, in respect of Uncertificated Lower-Tier Interest LE-1 and Uncertificated Lower-Tier Interest LE-2 pro rata (based upon their initial Uncertificated Principal Balances), until their respective Uncertificated Principal Balances are reduced to zero;

            (viii) with respect to the Class D Certificates, in respect of Uncertificated Lower-Tier Interest LD-1 and Uncertificated Lower-Tier Interest LD-2 pro rata (based upon their initial Uncertificated Principal Balances), until their respective Uncertificated Principal Balances are reduced to zero;

            (ix) with respect to the Class C Certificates, in respect of Uncertificated Lower-Tier Interest LC-1 and Uncertificated Lower-Tier Interest LC-2 pro rata (based upon their initial Uncertificated Principal Balances), until their respective Uncertificated Principal Balances are reduced to zero;

            (x) with respect to the Class B Certificates, in respect of Uncertificated Lower-Tier Interest LB-1 and Uncertificated Lower-Tier Interest LB-2 pro rata (based upon their initial Uncertificated Principal Balances), until their respective Uncertificated Principal Balances are reduced to zero;

            (xi) with respect to the Class A-4 Certificates, first, in respect of Uncertificated Lower-Tier Interest LA-4-1 until its Uncertificated Principal Balance is reduced to zero; and then, in respect of (A) Uncertificated Lower-Tier Interest LA-4-2 and Uncertificated Lower-Tier Interest LA-4-3, (B) Uncertificated Lower-Tier Interest LA-4-4 and Uncertificated Lower-Tier Interest LA-4-5, and (C) Uncertificated Lower-Tier Interest LA-4-6 and Uncertificated Lower-Tier Interest LA-4-7, in each case, pro rata, until their respective Uncertificated Principal Balances are reduced to zero

            (xii) with respect to the Class A-3 Certificates, first, in respect of Uncertificated Lower-Tier Interest LA-3-1; second, in respect of Uncertificated Lower-Tier Interest LA-3-2; and third, in respect of Uncertificated Lower-Tier Interest LA-3-3; in each case, until their respective Uncertificated Principal Balances are reduced to zero;

            (xiii) with respect to the Class A-2 Certificates, first, in respect of Uncertificated Lower-Tier Interest LA-2-1; second, in respect of Uncertificated Lower-Tier Interest LA-2-2; third, in respect of Uncertificated Lower-Tier Interest LA-2-3; and fourth, in respect of Uncertificated Lower-Tier Interest LA-2-4; in each case, until their respective Uncertificated Principal Balances are reduced to zero; and

            (xiv) with respect to the Class A-1 Certificates, first, in respect of Uncertificated Lower-Tier Interest LA-1-1 and second, in respect of Uncertificated Lower-Tier Interest LA-1-2; in each case, until their respective Uncertificated Principal Balances are reduced to zero.

            Section 4.05   Calculations.
                           -------------

            The Trustee shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01 and Article IX and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount and Available SWD-B Distribution Amount for each Distribution Date and shall allocate such amounts among Certificateholders in accordance with this Agreement, and the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer. The calculations by the Trustee of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

            Section 4.06   Use of Agents.
                           --------------

            The Master Servicer, the Special Servicer or the Trustee may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer, the Special Servicer or the Trustee, as applicable, from any of such obligations, and the Master Servicer, the Special Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact.

                                   ARTICLE V
                                THE CERTIFICATES

            Section 5.01   The Certificates.
                           -----------------

            (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-2, A-3, A-4, A-5, A-6 and A-7; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03, beneficial ownership interests in the Certificates (other than the Class V, Class R-I or Class R-II Certificates) shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Notional Amount, as the case may be, as of the Closing Date of $25,000 in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class C Certificates, $1,000,000 in the case of the Class XPB, Class XP, Class XC Certificates, and $250,000 in the case of the remaining Regular Interest Certificates, and in each such case in integral multiples of $1 in excess thereof. The Class R-I, Class R-II and Class V Certificates will be issuable in denominations representing Percentage Interests in the related Class of not less than 5%.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers or signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Section 5.02   Registration of Transfer and Exchange of
                           Certificates.
                           ----------------------------------------------------

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The offices of the Trustee responsible for its duties as initial Certificate Register shall be located, as of the Closing Date, at 135 South LaSalle, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust Series 2002-C1. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Special Servicer and (if the Trustee is not the Certificate Registrar) the Trustee, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

            If three or more Holders make written request to the Trustee, and such request states that such Holders desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Holders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Holders access during normal business hours to the most recent list of Certificateholders held by the Certificate Registrar.

            (b) No Transfer of any Non-Registered Certificate or interest therein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If a Transfer of any Definitive Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with a Transfer of a Global Certificate for any Class of Book-Entry Non-Registered Certificates to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached hereto as Exhibit F-1 and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that the prospective Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            Except as provided in the following two paragraphs, no interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. A Transferee of an interest in the Rule 144A Global Certificate that takes delivery for a Class of Book-Entry Non-Registered Certificates shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject Transfer, true and correct.

            Any interest in the Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the Certificates to be transferred (such date of transfer, the "Transfer Date"). Upon delivery to the Certificate Registrar of such certification and orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the applicable Class of Certificates and increase the denomination of the Regulation S Global Certificate for the applicable Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions, provided that no Regulation S Restricted Certificate may be transferred to a Person who wishes to take delivery under Regulation S.

            Also notwithstanding the foregoing, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this
Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

            Except as provided in the next paragraph, no beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the date (the "Release Date") which is 40 days after the Transfer Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D hereto certifying that such Transferee is not a United States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream. The Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository, provided that no Regulation S Restricted Certificate may be transferred to a Person who wishes to take delivery under Regulation S.

            Notwithstanding the preceding paragraph, after the Release Date, any interest in the Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the applicable Class being transferred and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the Transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Underwriters, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Tax Administrator and the Certificate Registrar against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            (c) No Transfer of a Certificate or any interest therein shall be made (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of ERISA, Section 4975 of the Code or any materially similar provision ("Similar Law") of applicable federal, state or local law (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code or any similar violation of Similar Law. Except in connection with Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee, either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, but only in the case of a Certificate other than a Class R-I, Class R-II or Class V Certificate, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) alternatively, but only in the case of a Certificate other than a Class R-I, Class R-II or Class V Certificate, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G (with respect to Definitive Non-Registered Certificates) is acceptable for purposes of the preceding sentence. If any Transferee of a Certificate (including a Registered Certificate) or any interest therein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (in the case of a Definitive Certificate) any certification and/or Opinion of Counsel contemplated by the second preceding sentence, then such Transferee (and in any event any owner of a Book-Entry Certificate that is not an Investment Grade Certificate) shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code (or similar violation of Similar Law). Any Transferee of a Book-Entry Certificate that is an Investment Grade Certificate that is being acquired by or on behalf of a Plan in reliance on the Prohibited Transaction Exemption shall be deemed to have represented and warranted that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, and (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person.

            (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Interest Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause
(ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Residual Interest Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Residual Interest Certificate shall be a Permitted Transferee and shall promptly notify the Tax Administrator and the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Interest Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Interest Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Interest Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Interest Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and
            Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Interest Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Interest Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its Ownership Interest in such Residual Interest Certificate and (2) not to Transfer its Ownership Interest in such Residual Interest Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                  (E) Each Person holding or acquiring an Ownership Interest in a Residual Interest Certificate, by purchasing such Ownership Interest, agrees to give the Tax Administrator and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Interest Certificate, if it is, or is holding an Ownership Interest in a Residual Interest Certificate on behalf of, a "pass-through interest holder".

            (ii) (A) If any purported Transferee shall become a Holder of a Residual Interest Certificate in violation of the provisions of this
      Section 5.02(d), then the last preceding Holder of such Residual Interest Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Interest Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Interest Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

            (B) If any purported Transferee shall become a Holder of a Residual Interest Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Residual Interest Certificate as described in clause
(ii)(A) above shall be invalid, illegal or unenforceable, the Trustee shall have the right but not the obligation, to cause the Transfer of such Residual Interest Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Residual Interest Certificate as a result of the Trustee's exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Residual Interest Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

            (iii) The Tax Administrator shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Interest Certificate to any Person who is a Disqualified Organization, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Interest Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Interest Certificate having as among its record Holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Tax Administrator all information in its possession necessary for the Tax Administrator to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Tax Administrator for providing information thereto pursuant to this subsection (d)(iii) and Section 10.01(h)(i).

            (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax Administrator the following:

                  (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause an Adverse Rating Event; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the Tax Administrator or the Trust), to the effect that doing so will not (1) cause either REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Residual Interest Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee.

            (e) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Non-Registered Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in Subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

            (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

            (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

            Section 5.03   Book-Entry Certificates.
                           ------------------------

            (a) The Certificates (other than the Class V, Class R-I and Class R-II) shall, in the case of each such Class, initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) and in the fifth paragraph of Section 5.02(b), a Transfer of such Certificates may not be registered by the Certificate Registrar unless such Transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and Transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) and in the fifth paragraph of Section 5.02(b), shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. The Certificates (other than the Class V, Class R-I and Class R-II) initially sold to Qualified Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Certificates (other than the Class V, Class R-I and Class R-II) initially sold in offshore transactions in reliance on Regulation S shall, in the case of each such Class, be represented by the Regulation S Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository, provided that only Investment Grade Certificates shall be sold in offshore transactions in reliance on Regulation S. All Transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) The Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same.

            Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered Holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            (d) Notwithstanding any other provisions contained herein, neither the Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the Transfer of ownership interests in any Certificate which interests are transferable through the book-entry facilities of the Depository.

            Section 5.04   Mutilated, Destroyed, Lost or Stolen Certificates.
                           --------------------------------------------------

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05   Persons Deemed Owners.
                           ----------------------

            Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                   ARTICLE VI
        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                                DIRECTING HOLDER

            Section 6.01 Liability of Depositor, Master Servicer and Special Servicer.
                           ----------------------------------------------------

            The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

            Section 6.02 Continued Qualification and Compliance of Master Servicer; Merger, Consolidation or Conversion of Depositor, Master Servicer or Special Servicer.
                           ----------------------------------------------------

            Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a legal entity under the laws of the jurisdiction of its organization, and each will obtain and preserve its qualification to do business as a foreign entity in, and will otherwise remain in compliance with the laws of, each jurisdiction in which such qualification and compliance is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Loans and to perform its respective duties under this Agreement.

            Each of the Depositor, the Master Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which, in the case of the Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business (which, in the case of the Master Servicer or the Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i) as confirmed in writing by each of the Rating Agencies, such succession will not result in an Adverse Rating Event, and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23 (in the case of a successor or surviving Person to the Master Servicer) or Section 3.24 (in the case of a successor or surviving Person to the Special Servicer), as applicable.

            Section 6.03 Limitation on Liability of Depositor, Master Servicer and Special Servicer.
                           ----------------------------------------------------

            None of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund, the Trustee, the Certificateholders or the Companion Loan Noteholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or the Special Servicer against any liability to the Trust Fund, the Trustee, the Certificateholders or the Companion Loan Noteholders for the breach of a representation or warranty made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties. The Depositor, the Master Servicer, the Special Servicer and any director, manager, member, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, manager, member, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund out of the Pool Custodial Account (or, if and to the extent the matter relates to a Loan Pair, out of the related Loan Pair Custodial Account) against any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement or the Certificates (including in connection with the dissemination of information and reports as contemplated by this Agreement), other than any such loss, liability or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms hereof; (ii) which constitutes a Servicing Advance that is otherwise reimbursable hereunder; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made herein; or
(iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties. None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action, unless such action is related to its respective duties under this Agreement and either (i) it is specifically required hereunder to bear the costs of such action or (ii) such action will not, in its reasonable and good faith judgment, involve it in any ultimate expense or liability for which it would not be reimbursed hereunder. Notwithstanding the foregoing, the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders (or, if a Loan Pair is affected, the rights of the Certificateholders and the related Companion Loan Noteholders (as a collective whole)). In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Pool Custodial Account as provided in Section 3.05; provided, however, that if a Loan Pair and/or the related Companion Loan Noteholders are involved, such expenses, costs and liabilities shall be payable out of the related Loan Pair Custodial Account pursuant to Section 3.05A and, to the extent attributable to the Mortgage Loan in such Loan Pair, shall also be payable out of the Pool Custodial Account if amounts on deposit in the related Loan Pair Custodial Account are insufficient therefor. In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them (unless they are the same Person or Affiliates) or for any action taken or omitted to be taken by the Depositor, the Trustee, any Certificateholder or the Companion Loan Noteholders, subject to the provisions of Section 8.05(c).

            Section 6.04   Resignation of Master Servicer and the Special
                           Servicer.
                           ----------------------------------------------------

            (a) The Master Servicer and, subject to Section 6.09, the Special Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 6.09 or Section 7.02 hereof. The Master Servicer and, subject to the rights of the Controlling Class under Section 6.09 to appoint a successor special servicer, the Special Servicer shall each have the right to resign at any other time, provided that (i) a willing successor thereto reasonably acceptable to the Depositor has been found (provided that if the Depositor has not responded to a request for consent to a successor within 15 days, such successor shall be deemed approved thereby), (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in an Adverse Rating Event, (iii) the resigning party pays all costs and expenses in connection with such resignation and the resulting transfer of servicing, and
(iv) the successor accepts appointment prior to the effectiveness of such resignation and agrees in writing to be bound by the terms and conditions of this Agreement. Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04(a).

            (b) Consistent with Section 6.04(a), neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person or, except as provided in Sections 3.22, 4.06, 7.01(c) and 7.01(d), delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee, the Special Servicing Fee, any Workout Fee (except as expressly contemplated by Section 3.11(c)) and/or any Liquidation Fee, as applicable, that accrues or otherwise becomes payable pursuant hereto from and after the date of such transfer shall be payable to such successor.

            Section 6.05 Rights of Depositor, Trustee and the Companion Loan Noteholders in Respect of the Master Servicer and the Special Servicer.
                           ----------------------------------------------------

            The Master Servicer and the Special Servicer shall each afford the Depositor, each Underwriter, the Trustee and the Companion Loan Noteholders, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder. Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor, each Underwriter, the Trustee and the Companion Loan Noteholders with its most recent publicly available financial statements and such other non-proprietary information as the Master Servicer or the Special Servicer, as the case may be, shall determine in its sole and absolute discretion as it possesses, which is relevant to the performance of its duties hereunder and which it is not prohibited by applicable law or contract from disclosing. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, provided, further, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

            Section 6.06 Depositor, Master Servicer and Special Servicer to Cooperate with Trustee.
                           ----------------------------------------------------

            The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

            Section 6.07 Depositor, Special Servicer and Trustee to Cooperate with Master Servicer.
                           ----------------------------------------------------

            The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Master Servicer in order to enable it to perform its duties hereunder.

            Section 6.08 Depositor, Master Servicer and Trustee to Cooperate with Special Servicer.
                           ----------------------------------------------------

            The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

            Section 6.09   Designation of Special Servicer by the Directing
                           Holder.
                           ----------------------------------------------------

            The Directing Holder may at any time and from time to time designate a Person to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve (including in connection with termination pursuant to Section 7.01) as Special Servicer. The Directing Holder shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Master Servicer, the Companion Loan Noteholders (and, in the case of the 311 South Wacker Drive A/B Loan, the Holders of the Class SWD-B Certificates) and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as
Exhibit I-1. If the Directing Holder has not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special Servicer, subject to removal by the Directing Holder and appointment of a successor thereto pursuant to the terms of this Section 6.09. Any designated Person (whether designated by the Directing Holder or the Trustee) shall become the Special Servicer on the date as of which the Trustee shall have received all of the following: (1) written confirmation from all of the Rating Agencies that the appointment of such Person will not result in an Adverse Rating Event; (2) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit I-2, executed by the designated Person, and (3) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that, upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, the designated Person shall be bound by the terms of this Agreement and, subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that (i) the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, (ii) if the resigning Special Servicer was terminated without cause, it shall be entitled to a portion of certain Workout Fees thereafter payable with respect to the Corrected Loans (but only if and to the extent permitted by Section 3.11(c)) and (iii) the resigning Special Servicer shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to a Custodial Account, a Servicing Account, a Reserve Account or an REO Account or should have been delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Loans and REO Properties. The Trustee shall notify the other parties hereto, the Certificateholders and the Companion Loan Noteholders of any termination of the Special Servicer and appointment of a new Special Servicer in accordance with this Section 6.09.

            Any out-of-pocket costs and expenses incurred in connection with the removal of a Special Servicer and its replacement by a Person designated by the Directing Holder that are not paid by the replacement Special Servicer shall be paid by the Directing Holder. Notwithstanding anything herein to the contrary, the Directing Holder with respect to any Loan Pair shall be permitted to replace the Special Servicer in accordance with this Agreement only with respect to such related Loan Pair.

            Section 6.10 Master Servicer or Special Servicer as Owner of a Certificate.
                           ----------------------------------------------------

            The Master Servicer, the Special Servicer or any Affiliate of either of them may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in the Master Servicer's or the Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or an Affiliate thereof or the Special Servicer or an Affiliate thereof, as appropriate, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as appropriate) shall have failed to object in writing (with a copy to the Companion Loan Noteholders, if the Loan Pairs are involved) to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within 30 days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather only in the case of unusual circumstances.

            Section 6.11   Certain Powers of the Directing Holder.
                           ---------------------------------------

            (a) The Directing Holder will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer. The Special Servicer will not be permitted to take any of the following actions unless and until it has notified the applicable Directing Holder in writing in capitalized, bold faced 14 point type containing the following statement at the top of the first page: "THIS IS A REQUEST FOR DIRECTING HOLDER ACTION APPROVAL. IF THE DIRECTING HOLDER FAILS TO APPROVE OR DISAPPROVE THE ENCLOSED APPROVAL ACTION WITHIN FIVE (5) BUSINESS DAYS, THE SPECIAL SERVICER, MAY DELIVER A DEEMED APPROVAL NOTICE", and (b) if the Directing Holder fails to either approve or reject said approval action within such five Business Day period after receipt of the first notice, and having been provided with all reasonably requested information with respect thereto, and the Special Servicer delivers the approval action request to the Directing Holder accompanied by a second notice in capitalized, bold faced 14 point type containing the following statement at the top of the first page: "THIS IS A SECOND REQUEST FOR APPROVAL ACTION. IF THE DIRECTING HOLDER FAILS TO APPROVE OR DISAPPROVE THE ENCLOSED APPROVAL ACTION WITHIN FIVE BUSINESS DAYS, SUCH APPROVAL ACTION WILL BE DEEMED APPROVED BY THE DIRECTING HOLDER", then, if the Directing Holder fails to approve or reject such approval action within such second five Business Day period (approval or rejection by notice by facsimile on the same day being acceptable), then the Directing Holder's approval will be deemed to have been given):

            (i)any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Loans as come into and continue in default;

            (ii) if a Companion Loan Noteholder or its designee (or in the case of the 311 South Wacker Drive Non-Pooled B Loan, the Holders of more than 50% of the Class Principal Balance of the Class SWD-B Certificates or their designee) is the Directing Holder, any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of a Companion Loan or the 311 South Wacker Drive Non-Pooled B Loan, as applicable;

            (iii) if the Directing Holder is any Person other than a Companion Loan Noteholder (or its designee), any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of a Specially Serviced Loan;

            (iv) any proposed sale of an Administered REO Property (other than in connection with the termination of the Trust Fund) for less than the Purchase Price;

            (v) if a Companion Loan Noteholder or its designee (or in the case of the 311 South Wacker Drive Non-Pooled B Loan, the Holders of more than 50% of the Class Principal Balance of the Class SWD-B Certificates or their designee) is the Directing Holder, any acceptance of a discounted payoff with respect to the related Companion Loan or the 311 South Wacker Drive Non-Pooled B Loan, as applicable;

            (vi) if the Directing Holder is any Person other than a Companion Loan Noteholder (or its designee), any acceptance of a discounted payoff with respect to a Specially Serviced Loan;

            (vii) any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at a Mortgaged Property or an REO Property;

            (viii) any release of collateral for a Loan or any release of a Mortgagor (other than in accordance with the terms of, or upon satisfaction of, such Loan);

            (ix) any acceptance of substitute or additional collateral for a Loan (other than in accordance with the terms of such Loan);

            (x) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to any Loan; and

            (xi) any acceptance of an assumption agreement releasing a Mortgagor or a guarantor from liability under a Loan;

provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole) (or, in the case of a Loan Pair, to protect the interests of the Certificateholders and the related Companion Loan Noteholder (as a collective whole)), the Special Servicer may take any such action without waiting for the applicable Directing Holder's response.

            In addition, the Directing Holder may direct the Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of a Specially Serviced Loan as the Directing Holder may deem advisable or as to which provision is otherwise made herein subject to
Section 6.11(b). Upon reasonable request, the Special Servicer shall provide the Directing Holder with any information in the Special Servicer's possession with respect to such matters, including its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee, who shall make it available for review pursuant to Section 8.14(b) and, insofar as a Loan Pair is involved, for review by the related Companion Loan Noteholders or in the case of the 311 South Wacker Drive Non-Pooled B Loan, the Class SWD-B Certificateholders.

            Each of the Master Servicer and the Special Servicer shall notify the applicable Directing Holder of any release or substitution of collateral for a Loan even if such release or substitution is in accordance with such Loan.

            Notwithstanding anything herein to the contrary, if a Companion Loan Holder is a Directing Holder it shall be permitted to exercise the powers of a Directing Holder under this Agreement only with respect to its related Loan Pair.

            (b) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Directing Holder, as contemplated by
Section 6.11(a), may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable, good faith judgment, would) require or cause the Special Servicer to violate any provision of this Agreement (exclusive of Section 6.11(a)) (including the Special Servicer's obligation to act in accordance with the Servicing Standard), the related loan documents or the REMIC Provisions. Furthermore, the Special Servicer shall not be obligated to seek approval from the Directing Holder for any actions to be taken by the Special Servicer with respect to any particular Specially Serviced Loan if:

            (i) the Special Servicer has, as provided in Section 6.11(a), notified the applicable Directing Holder in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of that Loan; and

            (ii) for 60 days following the first such notice, such Directing Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

            (c) The Directing Holder will have no liability to the Certificateholders or the Companion Loan Noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Directing Holder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Controlling Class Directing Holder may, and is permitted hereunder to, have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Controlling Class Directing Holder may, and is permitted hereunder to, act solely in the interests of the Holders of the Controlling Class; (iii) the Controlling Class Directing Holder does not have any duties to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Controlling Class Directing Holder may, and is permitted hereunder to, take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; (v) the Controlling Class Directing Holder shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Holders of the Controlling Class; and (vi) the Controlling Class Directing Holder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Directing Holder, any Holder of the Controlling Class or any director, officer, employee, agent or principal thereof for having so acted.

            (d) The applicable Companion Loan Noteholders (and in the case of the 311 South Wacker Drive Non-Pooled B Loan, the Holders of the Class SWD-B Certificates) shall be entitled to receive, upon request made to any party hereto, a copy of any notice or report required to be delivered (upon request or otherwise) by such party to the related Loan Pair Directing Holder or the Trustee with respect to the related Loan Pair. Any such party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

                                  ARTICLE VII
                                    DEFAULT

            Section 7.01   Events of Default.
                           ------------------

            (a) "Event of Default," wherever used herein, means any one of the following events:

            (i) any failure by the Master Servicer to deposit into a Custodial Account, any amount, including a P&I Advance, required to be so deposited or remitted by it under this Agreement, which failure continues unremedied for one Business Day following the date on which a deposit or remittance was first required to be made; or

            (ii) any failure by the Special Servicer to deposit into an REO Account or to deposit into, or to remit to the Master Servicer for deposit into, a Custodial Account, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for one Business Day following the date on which a deposit or remittance was first required to be made; or

            (iii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account, any amount (including any P&I Advances and any amounts to cover Prepayment Interest Shortfalls) required to be so deposited or remitted by it under this Agreement, which failure continues unremedied until 11:00 a.m. (New York City time) on the applicable Distribution Date, or any failure by the Master Servicer to make, on a timely basis, the required payments (including in the case of the 311 South Wacker Drive Pari Passu Companion Loan any P&I Advances) to the applicable Companion Loan Noteholder on any Master Servicer Remittance Date, which failure continues unremedied until 11:00 a.m. (New York City time) on the Business Day after such remittance date; or

            (iv) any failure by the Master Servicer or the Special Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Trustee as provided in Section 3.11(f); or

            (v) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement, which continues unremedied for a period of 30 days (15 days in the case of payment of insurance premiums) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by any Companion Loan Noteholder (if affected thereby) or the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee and, if affected thereby, any Companion Loan Noteholder with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

            (vi) any breach on the part of the Master Servicer or the Special Servicer of any of its representations or warranties contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders or the Companion Loan Noteholders and which breach continues unremedied for a period of 30 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Companion Loan Noteholders (if affected thereby) or the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and provided the Trustee and the Companion Loan Noteholders with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

            (vii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

            (viii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

            (ix) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

            (x) one or more ratings assigned by Fitch Ratings or Moody's to the Certificates or any of the Companion Loan Securities has been qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch, which Fitch Ratings or Moody's, as applicable, has determined and given notice in writing (including through a publication or newsletter) or electronically (including through an internet website), is solely or in material part a result of the Master Servicer or Special Servicer, as the case may be, acting in such capacity; or

            (xi) the Master Servicer fails to be rated at least "CMS3" by Fitch Ratings or the Special Servicer fails to be rated at least "CSS3" by Fitch Ratings; or

            (xii) the Master Servicer or the Special Servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and the ratings of any of the Certificates (or a Companion Loan Security, if a Companion Loan is then serviced and administered hereunder) by S&P are qualified, downgraded or withdrawn in connection with the removal.

            When a single entity acts as the Master Servicer and the Special Servicer, an Event of Default in one capacity shall constitute an Event of Default in the other capacity.

            (b) If any Event of Default described in clauses (i) - (ix), (xi) and (xii) of subsection (a) above shall occur with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights or, to the extent that it is affected by such Event of Default, the Companion Loan Noteholders (or if the 311 South Wacker Drive Non-Pooled B Loan has been adversely affected by the default, by the Holders of more than 50% of the Class Principal Balance of the Class SWD-B Certificates), the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies) terminate, subject to Section 7.01(d), all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund and the Companion Loans, other than its rights, if any, as a Certificateholder hereunder or as the holder of the Companion Loans or any interest therein. If any Event of Default described in clause (x) of subsection
(a) above shall occur with respect to the Master Servicer or the Special Servicer (in either case, under such circumstances, for purposes of this Section 7.01(b), the "Defaulting Party"), the Trustee shall, by notice in writing (to be sent immediately by facsimile transmission) to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate, subject to Section 7.01(d), all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund and the Companion Loans, other than its rights, if any, as a Certificateholder hereunder or as the holder of the Companion Loans or any interest therein, within 30 days following the occurrence of such Event of Default. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate), the Loans (other than as a Holder thereof or any interest therein) or otherwise, shall pass to and be vested in the Trustee pursuant to and under this section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 10 Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including (i) if the Master Servicer is the Defaulting Party, the immediate transfer to the Trustee or a successor Master Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to a Custodial Account, the Distribution Account, the Defeasance Deposit Account, a Servicing Account or a Reserve Account or that are thereafter received by or on behalf of it with respect to any Loan or (ii) if the Special Servicer is the Defaulting Party, the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to an REO Account, a Custodial Account, a Servicing Account or a Reserve Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of it with respect to any Loan or REO Property; provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this
Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination. Any cost or expenses in connection with any actions to be taken by any party hereto pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. For purposes of this Section
7.01 and also for purposes of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

            (c) In the case of an Event of Default under Section 7.01(a)(x),
(xi) or (xii) of which the Trustee has notice, the Trustee shall provide written notice thereof to the Master Servicer promptly upon receipt of such notice. Notwithstanding Section 7.01(b), if the Master Servicer receives a notice of termination under Section 7.01(b) solely due to an Event of Default under
Section 7.01(a)(x), (xi) or (xii), and if the terminated Master Servicer provides the Trustee with the appropriate "request for proposal" materials within five Business Days following such termination, then the Master Servicer shall continue to serve in such capacity hereunder until a successor thereto is selected in accordance with this Section 7.01(c) or the expiration of 45 days from the Master Servicer's receipt of the notice of termination, whichever occurs first. Upon receipt of such "request for proposal" materials from the terminated Master Servicer, the Trustee shall promptly thereafter (using such "request for proposal" materials) solicit good faith bids for the rights to master service the Loans under this Agreement from at least three (3) Persons qualified to act as a successor Master Servicer hereunder in accordance with
Section 6.02 and Section 7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided that at the Trustee's request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the receipt of notice of termination by the terminated Master Servicer. The Trustee shall solicit bids: (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Loans pursuant to the terms of the respective Sub-Servicing Agreements and to enter into a Sub-Servicing Agreement with the terminated Master Servicer to sub-service each of the Loans not subject to a Sub-Servicing Agreement at a sub-servicing fee rate per annum equal to the Master Servicing Fee Rate minus two and one-half (2.5) basis points per Loan serviced (each, a "Servicing-Retained Bid"); and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above) no later than 45 days after the receipt of notice of termination by the terminated Master Servicer.

            Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation.

            The terminated Master Servicer shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to service the Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

            If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 45 days after the terminated Master Servicer received written notice of termination or no Successful Bidder was identified within such 45-day period, the terminated Master Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with
Section 7.02.

            (d) Notwithstanding Section 7.01(b), if any Event of Default on the part of the Master Servicer occurs that affects only the Companion Loans or the Companion Loan Securities (or in the case of the 311 South Wacker Drive A/B Loan, affects only the 311 South Wacker Drive Non-Pooled B Loan), and neither the Certificates nor any Mortgage Loan (other than, in the case of the 311 South Wacker Drive A/B Loan, the 311 South Wacker Drive Non-Pooled B Loan) are affected by such Event of Default, then, instead of terminating the Master Servicer in accordance with Section 7.01(b), the Trustee shall require the Master Servicer to appoint, within 30 days of the Trustee's request, a Sub-Servicer (or, if the Loan Pairs are currently being sub-serviced, to replace, within 30 days of the Trustee's request, the then-current Sub-Servicer with a new Sub-Servicer) with respect to the related Loan Pair. In connection with the Master Servicer's appointment of a Sub-Servicer at the request of the Trustee in accordance with this Section 7.01(d), the Master Servicer shall obtain written confirmation from each Rating Agency that such appointment will not result in an Adverse Rating Event. The related Sub-Servicing Agreement shall provide that any Sub-Servicer appointed by the Master Servicer at the request of the Trustee in accordance with this Section 7.01(d) shall be responsible for all duties, and shall be entitled to all compensation, of the Master Servicer under this Agreement with respect to the related Loan Pair, except that the Master Servicer shall be entitled to retain a portion of the Master Servicing Fee for the Mortgage Loan in the related Loan Pair calculated at 0.025% per annum. Such Sub-Servicing Agreement shall also provide that such Sub-Servicer shall agree to become the master servicer under a separate servicing agreement for the applicable Loan Pair in the event that the applicable Loan Pair is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the applicable Loan Pair and the related Loan Pair Mortgaged Properties shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. If any Sub-Servicer appointed by the Master Servicer at the request of the Trustee in accordance with this Section 7.01(d) shall at any time resign or be terminated, the Master Servicer shall be required to promptly appoint a substitute Sub-Servicer, which appointment shall not result in an Adverse Rating Event (as evidenced in writing by each Rating Agency). In the event that a successor Master Servicer is acting hereunder and that successor Master Servicer desires to terminate the Sub-Servicer appointed under this Section 7.01(d), the terminated Master Servicer that was responsible for the Event of Default that led to the appointment of such Sub-Servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

            Section 7.02   Trustee to Act; Appointment of Successor.
                           -----------------------------------------

            On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless and until a successor is appointed pursuant to Section 6.04, Section 6.09 or Section 7.01(c), be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances, including in connection with any termination of the Master Servicer for an Event of Default described in clause 7.01(a)(iii), the unmade P&I Advances that gave rise to such Event of Default; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating Agencies, or if the Holders of Certificates entitled to a majority of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution as the successor to the resigning or terminated Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the resigning or terminated Master Servicer or the Special Servicer, as the case may be, hereunder; provided, however, that no such appointee shall succeed to the rights and obligations of the Master Servicer or Special Servicer hereunder unless (i) as confirmed in writing by each of the Rating Agencies, such succession will not result in an Adverse Rating Event, and
(ii) such appointee makes the applicable representations and warranties set forth in Section 3.23; and provided, further, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section 6.09. No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption by the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Loans as it and such successor shall agree, subject to the terms of this Agreement limiting the use of funds Received in respect of a Loan Pair to matters related to such Loan Pair; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            Section 7.03   Notification to Certificateholders.
                           -----------------------------------

            (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Companion Loan Noteholders.

            (b) Not later than 10 days after a Responsible Officer of the Trustee has notice of the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default, the Trustee shall transmit by mail to the Depositor, all the Certificateholders, the Companion Loan Noteholders and the Rating Agencies notice of such occurrence, unless such default shall have been cured.

            Section 7.04   Waiver of Events of Default.
                           ----------------------------

            The Holders representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder, together with the Companion Loan Noteholders (if it is adversely affected by such Event of Default) and, if adversely affected, the Holders of more than 50% of the Class Principal Balance of the Class SWD-B Certificates, may waive such Event of Default; provided, however, that an Event of Default under any of clauses (i), (ii), (iii), (x), (xi) and (xii) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes, together with the Companion Loan Noteholders, if any, that is affected by such Event of Default. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

            The foregoing paragraph notwithstanding, if the Holders representing at least the requisite percentage of the Voting Rights allocated to each affected Class of Certificates desire to waive an Event of Default under clause
(v) of Section 7.01(a) by the Master Servicer, but a Companion Loan Noteholder or the Holders of more than 50% of the Class Principal Balance of the Class SWD-B Certificates (in each case adversely affected thereby) do not wish to waive that Event of Default, then those Holders may still waive that default and the applicable Companion Loan Noteholder or the Holders of more than 50% of the Class Principal Balance of the Class SWD-B Certificates, as applicable, will be entitled to request that the Master Servicer appoint, within 60 days of the Companion Loan Noteholder's or Class SWD-B Certificateholders', as applicable, request, a Sub-Servicer (or, if the applicable Loan Pair is currently being subserviced, to replace, within 60 days of the Companion Loan Noteholder's request, the then-current Sub-Servicer with a new Sub-Servicer) with respect to the applicable Loan Pair. In connection with the Master Servicer's appointment of a Sub-Servicer at the request of a Companion Loan Noteholder or Class SWD-B Certificateholders, as applicable, in accordance with this Section 7.04, the Master Servicer shall obtain written confirmation from each Rating Agency that such appointment will not result in an Adverse Rating Event. The related Sub-Servicing Agreement shall provide that any Sub-Servicer appointed by the Master Servicer at the request of a Companion Loan Noteholder or Class SWD-B Certificateholders, as applicable, in accordance with this Section 7.04 shall be responsible for all duties, and shall be entitled to all compensation, of the Master Servicer under this Agreement with respect to the applicable Loan Pair, except that the Master Servicer shall be entitled to retain a portion of the Master Servicing Fee for the Mortgage Loan in the Loan Pair calculated at 0.025% per annum. Such Sub-Servicing Agreement shall also provide that such Sub-Servicer shall become the master servicer under a separate servicing agreement for the applicable Loan Pair in the event that the Loan Pair is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the applicable Loan Pair and the Loan Pair Mortgaged Properties shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. Such Sub-Servicer shall meet the requirements of Section 3.22. If any Sub-Servicer appointed by the Master Servicer at the request of the Companion Loan Noteholder or Class SWD-B Certificateholders in accordance with this Section 7.04 shall at any time resign or be terminated, the Master Servicer shall be required to promptly appoint a substitute Sub-Servicer, which appointment shall not result in an Adverse Rating Event (as evidenced in writing by each Rating Agency). In the event a successor Master Servicer is acting hereunder and that successor Master Servicer desires to terminate the Sub-Servicer appointed under this Section 7.04, the terminated Master Servicer that was responsible for the Event of Default that led to the appointment of such Sub-Servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

            Section 7.05   Additional Remedies of Trustee Upon Event of Default.
                           -----------------------------------------------------

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust and on behalf of the Companion Loan Noteholders, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders and the Companion Loan Noteholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                                  ARTICLE VIII
                             CONCERNING THE TRUSTEE

            Section 8.01   Duties of Trustee.
                           ------------------

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided that if the Trustee is acting as Master Servicer or Special Servicer, it shall act in accordance with the Servicing Standard. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the terms of this Agreement and the direction of any Directing Holder, Controlling Class or Holders of Certificates entitled to at least 25% of the Voting Rights , relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

            (iv) The protections, immunities and indemnities afforded to the Trustee hereunder shall also be available to it in its capacity as Authenticating Agent, Certificate Registrar, Tax Administrator and Custodian.

            Section 8.02   Certain Matters Affecting Trustee.
                           ----------------------------------

            Except as otherwise provided in Section 8.01 and Article X:

            (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in
      Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except as provided in Section 10.01 or 10.02, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, and except as may be provided in Section 10.01 or 10.02, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

            (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder; and

            (vii) the Trustee shall not be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor.

            Section 8.03 Trustee and Fiscal Agent Not Liable for Validity or Sufficiency of Certificates or Loans.
                           ----------------------------------------------------

            The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee and the Fiscal Agent in Article II and
Section 8.16 and Section 8.18 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall not be taken as the statements of the Trustee or the Fiscal Agent, and neither the Trustee nor the Fiscal Agent shall assume any responsibility for their correctness. Except as expressly set forth in Section 8.16 and 8.18, the Trustee and the Fiscal Agent make no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Loan or related document. The Trustee and the Fiscal Agent shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from a Custodial Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. The Trustee and the Fiscal Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            Section 8.04   Trustee and Fiscal Agent May Own Certificates.
                           ----------------------------------------------------

            The Trustee, the Fiscal Agent or any agent of the Trustee and the Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee, the Fiscal Agent or such agent.

            Section 8.05 Fees and Expenses of Trustee; Indemnification of and by Trustee.
                           ----------------------------------------------------

            (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Distribution Account, prior to any distributions to be made therefrom on such date, and pay to itself the Trustee Fee for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. The Trustee Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

            (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable "out-of-pocket" expense (including costs and expenses incurred in connection with removal of the Special Servicer and Master Servicer pursuant to Sections 7.01 and 7.02, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement or the Certificates ("Trustee Liability"); provided that such loss, liability or expense constitutes an "unanticipated expense" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii); and provided, further, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms of this Agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, the Trustee's obligations and duties hereunder, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein, or (3) any loss, liability or expense that constitutes allocable overhead. The provisions of this Section 8.05(b) and of Section 8.05(c) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

            (c) If the Trustee Liability arises from the issuance or sale of the Certificates and the indemnification provided for in Section 8.05(b) is invalid or unenforceable, then the Trust Fund shall contribute to the amount paid or payable by the Trustee as a result of such Trustee Liability in such proportion as is appropriate to reflect the relative fault of any of the other parties on the one hand and the Trustee on the other in connection with the actions or omissions which resulted in such Trustee Liability, as well as any other relevant equitable considerations.

            (d) The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of any errors made solely by the Trustee in calculating distributions to be made hereunder and any other calculation or reporting hereunder (in each case not attributable to information provided to the Trustee by the Master Servicer or the Special Servicer); provided that such loss arose by reason of willful misfeasance, bad faith or negligence on the part of the Trustee. The provisions of this Section 8.05(d) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

            Section 8.06   Eligibility Requirements for Trustee.
                           -------------------------------------

            The Trustee hereunder shall at all times be a bank, a trust company, an association or a corporation organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state banking authority. If such bank, trust company, association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this section the combined capital and surplus of such bank, trust company, association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall at all times maintain a long-term unsecured debt rating of at least "Aa3" by Moody's and "AA-" by S&P and Fitch (or "A+" by S&P and Fitch Ratings if the short-term unsecured debt rating of the Trustee is rated at least "A-1" by S&P and "F-1" by Fitch Ratings) (or, if a Fiscal Agent meeting the requirements of Section 8.17(a) is then currently acting in such capacity, of at least "A3" by Moody's and "A-" by each of S&P and Fitch Ratings) (or, in the case of either Rating Agency, such other rating as shall not result in an Adverse Rating Event, as confirmed in writing by such Rating Agency). The Trustee's acting in such capacity shall not adversely affect the application of the Prohibited Transaction Exemption to the Investment Grade Certificates. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $50,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause an Adverse Rating Event, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is adversely affected thereby. The bank, trust company, corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates.

            Section 8.07   Resignation and Removal of Trustee.
                           -----------------------------------

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, all Certificateholders and the Companion Loan Noteholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Depositor by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and the Companion Loan Noteholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver or otherwise make available in accordance with this Agreement any current or revised Distribution Date Statement, CMSA Loan Periodic Update File, CMSA Property File, CMSA Financial File or other report or statement required by
Section 4.02 and such failure shall continue unremedied for a period of five days after receipt of written notice by the Trustee of such failure, or if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee is located or in which it holds any portion of the Trust Fund, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Depositor and the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and the Companion Loan Noteholders by the successor trustee so appointed.

            (c) The Holders of Certificates entitled to 51% of the Voting
Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the remaining Certificateholders and the Companion Loan Noteholders by the successor trustee so appointed.

            (d) In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its and any corresponding Fiscal Agent's rights and obligations under this Agreement and in and to the Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including P&I Advances and any accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal, and no termination without cause shall be effective until the payment of such amounts to the Trustee and such Fiscal Agent).

            (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

            Section 8.08   Successor Trustee.
                           ------------------

            (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to the predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee (at the expense of the Certificateholders that effected the removal, if the Trustee has been removed in accordance with
Section 8.07(c) without cause or if such expenses are not paid by such Certificateholders within ninety (90) days after they are incurred, at the expense of the Trust, provided that such Certificateholders shall remain liable to the Trust for such expenses) all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

            (b) No successor trustee shall accept appointment as provided in this Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor, the Master Servicer, the Special Servicer, the Certificateholders and the Companion Loan Noteholders.

            Section 8.09   Merger or Consolidation of Trustee and Fiscal Agent.
                           ----------------------------------------------------

            Any entity into which the Trustee or the Fiscal Agent may be merged or converted, or with which the Trustee or the Fiscal Agent may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Fiscal Agent shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee or the Fiscal Agent, as the case may be, hereunder, provided such entity shall be eligible under the provisions of Section 8.06 or Section 8.17, as applicable, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 8.10   Appointment of Co-Trustee or Separate Trustee.
                           ----------------------------------------------

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts vested therein pursuant to the applicable instrument of appointment and this Section 8.10, shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            Section 8.11   Appointment of Custodians.
                           --------------------------

            The Trustee may appoint at the Trustee's expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, the Mortgage Loan Seller or any Affiliate of any of them. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. The Trustee may enter into agreements to appoint a Custodian which is not the Trustee, provided that such agreement: (i) is consistent with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder, the successor Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Custodian under such agreement or, alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) does not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. In the absence of any other Person appointed in accordance herewith acting as Custodian, the Trustee agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement and, in any event, satisfying the same requirements (including as to the insurer) as are applicable to any such bond or policy required to be maintained by the Master Servicer pursuant to Section 3.07.

            Section 8.12   Appointment of Authenticating Agents.
                           -------------------------------------

            (a) The Trustee may appoint at the Trustee's expense an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating Agent to execute and deliver to the Trustee an instrument in which such Authenticating Agent shall agree to act in such capacity, with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to carry on a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Authenticating Agent. In the absence of any other Person appointed in accordance herewith acting as Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

            (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            (c) Any Authenticating Agent appointed in accordance with this
Section 8.12 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent appointed in accordance with this Section 8.12 by giving written notice of termination to such Authenticating Agent, the Master Servicer and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor Authenticating Agent, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section
8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

            Section 8.13   Appointment of Tax Administrators.
                           ----------------------------------

            (a) The Trustee may appoint at the Trustee's expense any Person with appropriate tax-related experience to act as Tax Administrator hereunder; provided that, in the absence of any other Person appointed in accordance herewith acting as Tax Administrator, the Trustee agrees to act in such capacity in accordance with the terms hereof. The appointment of a Tax Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Tax Administrator. The Trustee shall cause any such Tax Administrator appointed by it to execute and deliver to the Trustee an instrument in which such Tax Administrator shall agree to act in such capacity, with the obligations and responsibilities herein.

            (b) Any Person into which any Tax Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Tax Administrator shall be a party, or any Person succeeding to the corporate agency business of any Tax Administrator, shall continue to be the Tax Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the Tax Administrator.

            (c) Any Tax Administrator appointed in accordance with this
Section 8.13 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Tax Administrator appointed in accordance with this Section 8.13 by giving written notice of termination to such Tax Administrator, the Master Servicer, and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Tax Administrator shall cease to be eligible in accordance with the provisions of this Section 8.13, the Trustee may appoint a successor Tax Administrator, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Special Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Tax Administrator shall be appointed unless eligible under the provisions of this Section 8.13. Any successor Tax Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Tax Administrator.

            Section 8.14   Access to Certain Information.
                           ------------------------------

            (a) The Trustee shall afford to the Master Servicer, the Special Servicer and the Depositor, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

            (b) The Trustee shall maintain in its possession and, upon reasonable prior written request and during normal business hours, shall make available at its offices for review by the Depositor, the Rating Agencies, the Companion Loan Noteholders and their designees, the Controlling Class Directing Holder and, subject to the succeeding paragraph, any Certificateholder, Certificate Owner or Person identified to the Trustee as a prospective Transferee of a Certificate or an interest therein, originals and/or copies of the following items: (i) the Prospectus, any private placement memorandum and any other disclosure document relating to the Certificates, in the form most recently provided to the Trustee by the Depositor or by any Person designated by the Depositor; (ii) this Agreement, each Sub-Servicing Agreement delivered to the Trustee since the Closing Date; (iii) all Certificateholder Reports made available to Certificateholders pursuant to Section 4.02(a) since the Closing Date; (iv) all Annual Performance Certifications delivered by the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (v) all Annual Accountants' Reports caused to be delivered by or on behalf of the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (vi) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied; (vii) each of the Mortgage Files, including any and all modifications, extensions, waivers and amendments of the terms of a Loan entered into or consented to by the Special Servicer and delivered to the Trustee pursuant to Section 3.20; (viii) the most recent appraisal for each Mortgaged Property and REO Property that has been delivered to the Trustee (each appraisal obtained hereunder with respect to any Mortgaged Property or REO Property to be delivered to the Trustee by the Master Servicer or Special Servicer, as applicable, promptly following its having been obtained); (ix) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's, the Special Servicer's or the Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance; (x) any and all information provided to the Trustee pursuant to Section 6.11(a); (xi) the Schedule of Exceptions to Mortgage File Delivery prepared by the Trustee pursuant to Section 2.02(a) and any exception report prepared by the Trustee pursuant to Section 2.02(b); (xii) all notices of a breach of representation and warranty given by or received by the Trustee with respect to any party hereto; (xiii) any Officer's Certificate delivered to the Trustee by the Special Servicer in connection with a Final Recovery Determination pursuant to Section 3.09(h). The Trustee shall provide copies of any and all of the foregoing items upon written request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies. Upon the reasonable request of any Certificateholder, or any Certificate Owner identified to the Trustee to the Trustee's reasonable satisfaction, the Trustee shall request from the Master Servicer copies (at the expense of such Certificateholder or Certificate Owner if the Master Servicer or Special Servicer charges a fee to cover the reasonable cost of making such copies available) of any inspection reports prepared by the Master Servicer or the Special Servicer, copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer; and, upon receipt, the Trustee shall make such items available to the requesting Certificateholder or Certificate Owner.

            (c) The Trustee shall not be liable for providing or disseminating information in accordance with Section 8.14(a) or (b).

            Section 8.15 Reports to the Securities and Exchange Commission and Related Reports.
                           ----------------------------------------------------

            (a) With respect to the Trust's fiscal year 2002 (and with respect to any subsequent fiscal year for the Trust, if as of the beginning of such subsequent fiscal year, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository), the Trustee shall:

            (i) during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, prepare for filing, execute and properly and timely file with the Commission monthly, with respect to the Trust, a Current Report on Form 8-K with copies of the Distribution Date Statements, Mortgage Pool Data Update Reports and, to the extent delivered to the Trustee, all Servicer Reports and such other servicing information identified by the Master Servicer or the Special Servicer, in writing, to be filed with the Commission (such other servicing information, the "Additional Designated Servicing Information");

            (ii) during such fiscal year, (A) promptly notify the Depositor of the occurrence or existence of any of the matters identified in Section 11.11(a) and/or Section 8.15(b) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), (B) cooperate with the Depositor in obtaining all necessary information in order to prepare a Current Report on Form 8-K reporting any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, and (C) prepare for filing, execute and promptly file with the Commission a Current Report on Form 8-K disclosing any such matter;

            (iii) at the reasonable request of, and in accordance with the reasonable directions of, the Certifying Person or any Performing Party (as defined in Section 8.15(d)), prepare for filing, execute and promptly file with the Commission an amendment to any Current Report on Form 8-K previously filed with the Commission with respect to the Trust; and

            (iv) within 90 days following the end of such fiscal year, prepare and properly and timely file with the Commission, with respect to the Trust, an Annual Report on Form 10-K, which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission;

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable (or readily convertible into a format suitable) for electronic filing via the EDGAR system and shall not have any responsibility to convert any such items to such format (other than those items generated by it or that are readily convertible to such format) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within fifteen (15) days following the Closing Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee in the format required (or readily convertible into the format required) for electronic filing via the EDGAR system, any and all items (including, in the case of the Master Servicer and the Special Servicer, all Servicer Reports and Additional Designated Servicing Information delivered to the Trustee) contemplated to be filed with the Commission pursuant to this Section 8.15(a).

            All Current Reports on Form 8-K and Annual Reports on Form 10-K that are to be filed with respect to the Trust pursuant to this Section 8.15(a) (collectively, including the exhibits thereto, the "Exchange Act Reports"), exclusive of the initial Current Report on Form 8-K contemplated by clause (y) of the proviso to the first sentence of the preceding paragraph, which is to be executed by the Depositor, are (together with the exhibits thereto) herein referred to as the "Subsequent Exchange Act Reports." The Trustee shall have no liability to the Certificateholders or the Trust with respect to any failure to properly prepare or file any of the Subsequent Exchange Act Reports to the extent that such failure is not the result of any negligence, bad faith or willful misconduct on its part.

            (b) At all times during the Trust's fiscal year 2002 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, at all times during such other fiscal year), the Trustee shall provide notice of the occurrence or existence of any of the following matters of which a Responsible Officer of the Trustee has actual knowledge:

            (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Distribution Date Statements and/or Servicer Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

            (ii) any acquisition or disposition by the Trust of a Mortgage Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the Distribution Date Statements and/or Servicer Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

            (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Mortgage Loans and REO Properties), other than in the normal course of business;

            (iv) any change in the fiscal year of the Trust;

            (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

            (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

            (vii) any change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Certificateholder Reports filed with the Commission;

provided that (1) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited (except where the Trustee received information regarding such proceeding from the Master Servicer or the Special Servicer pursuant to the next paragraph) to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (2) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi) and (vii) of this Section 8.15(b) unless (x) any such matter contemplated in clause (vi) occurred or related specifically to the Trust or (y) such Responsible Officer was notified in a written instrument addressed to it.

            Further, each other party to this agreement shall promptly notify the Trustee of the occurrence or existence of any of the forgoing matters in this Section 8.15(b) of which a Servicing Officer (in the case of the Master Servicer or the Special Servicer) or a senior officer (in the case of the Depositor) thereof has actual knowledge.

            (c) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2002), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust suspending all reporting requirements under the Exchange Act.

            (d) The Form 10-K required to be filed by the Trustee shall include any certification (the "Sarbanes-Oxley Certification") required to be included therewith pursuant to the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff) and a copy of such Sarbanes-Oxley Certification shall be provided to the Rating Agencies. An officer of the Depositor shall sign the Sarbanes-Oxley Certification. The Master Servicer, the Special Servicer and the Trustee (each, a "Performing Party") shall provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") a certification (each, a "Performance Certification"), in the form set forth on Exhibit M hereto, on which the Certifying Person, the Depositor (if the Certifying Person is an individual), and the Depositor's partner, representative, Affiliate, member, manager, director, officer, employee or agent (collectively with the Certifying Person, "Certification Parties") can rely. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party (i) to certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge and in accordance with such Performing Party's responsibilities hereunder or (iii) with respect to completeness of information and reports, to certify anything other than as to information in its actual knowledge and that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In addition, if directed by the Depositor, such Performing Party shall provide an identical certification to Depositor's certified public accountants that such Performing Party provided to its own certified public accountants to the extent such certification relates to the performance of such Performing Party's duties pursuant to this Agreement or a modified certificate limiting the certification therein to the performance of such Performing Party's duties pursuant to this Agreement. In the event any Performing Party is terminated or resigns pursuant to the terms of this Agreement, such Performing Party shall provide a Performance Certification to the Depositor pursuant to this Section 8.15(d) with respect to the period of time such Performing Party was subject to this Agreement.

            (e) Each Performing Party shall indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of
(i) an actual breach by the applicable Performing Party of its obligations under this Section 8.15 or (ii) any inaccuracy in the applicable Performing Party's Performance Certification that, in the case of clause (i) or (ii), causes the Certification Party to incur liability under the Securities and Exchange Act of 1934. A Performing Party shall have no obligation to indemnify any Certification Party for an inaccuracy in the Performance Certification of any other Performing Party.

            Section 8.16   Representations and Warranties of Trustee.
                           ------------------------------------------

            (a) The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer and the Depositor and for the benefit of the Certificateholders and the Companion Loan Noteholders, as of the Closing Date, that:

            (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement, including, but not limited to, its responsibility to make P&I Advances if the Master Servicer fails to make a P&I Advance, will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

            (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement, or the consummation of the transactions contemplated by this Agreement, has been obtained and is effective, except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Trustee under this Agreement.

            (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.

            (b) The representations and warranties of the Trustee set forth in
Section 8.16(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

            (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 8.16(a), subject to such appropriate modifications to the representation and warranty set forth in Section 8.16(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            Section 8.17   The Fiscal Agent.
                           -----------------

            (a) The Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's, "AA-" from S&P (or "A+" from S&P if the Fiscal Agent has a short-term unsecured debt rating of at least "A-1" by S&P) and "AA-" from Fitch Ratings (or "A+" from Fitch Ratings if the Fiscal Agent has a short-term unsecured debt rating of "F1") (or, in the case of any such Rating Agency, such lower rating as will not (as confirmed in writing by such Rating Agency) result in an Adverse Rating Event).

            (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor master servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if the Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent makes an Advance pursuant to this Section 8.17(b) or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied. Notwithstanding anything contained in this Agreement to the contrary, the Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Trustee is entitled to hereunder as if it were the Trustee.

            (c) All fees and expenses of the Fiscal Agent (other than any interest owed to the Fiscal Agent in respect of unreimbursed Advances) incurred by the Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor the Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust Fund, the Depositor, the Master Servicer or the Special Servicer.

            (d) The obligations of the Fiscal Agent set forth in this Section
8.17 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it (or, in the case of the initial Fiscal Agent, so long as the initial Trustee) shall act as Trustee hereunder. The Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that the Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it (or, in the case of the initial Fiscal Agent, at such time as the initial Trustee) resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent shall belong to the successor Trustee, and which appointment the successor Trustee shall use its best efforts to make, insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06). Any successor fiscal agent so appointed shall be required to execute and deliver to the other parties hereto a written agreement to assume and perform the duties of the Fiscal Agent set forth in this Agreement; provided that no such successor shall become Fiscal Agent hereunder unless either (i) it satisfies the rating requirements of Section 8.17(a) or (ii) the Trustee shall have received written confirmation from each Rating Agency that the succession of such proposed successor fiscal agent would not, in and of itself, result in an Adverse Rating Event.

            (e) The Trustee shall promptly notify the other parties hereto, the Certificateholders and the Companion Loan Noteholders in writing of the appointment, resignation or removal of any Fiscal Agent.

            Section 8.18   Representations and Warranties of Fiscal Agent.
                           -----------------------------------------------

            (a) The Fiscal Agent hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders and the Companion Loan Noteholders, as the Closing Date, that:

            (i) The Fiscal Agent is a banking association duly organized, validly existing and in good standing under the laws of the Netherlands.

            (ii) The execution and delivery of this Agreement by the Fiscal Agent, and the performance and compliance with the terms of this Agreement by the Fiscal Agent, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other instrument to which it is a party or by which it is bound.

            (iii) The Fiscal Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

            (vi) No litigation is pending or, to the best of the Fiscal Agent's knowledge, threatened against the Fiscal Agent that, if determined adversely to the Fiscal Agent, would prohibit the Fiscal Agent from entering into this Agreement or, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

            (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Fiscal Agent of or compliance by the Fiscal Agent with this Agreement, or the consummation of the transactions contemplated by this Agreement, has been obtained and is effective, except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Fiscal Agent under this Agreement.

            (b) The representations and warranties of the Fiscal Agent set forth in Section 8.18(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall given prompt written notice thereof to the other parties hereto.

            (c) Any successor Fiscal Agent shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 8.18(a) subject to such appropriate modifications to the representations and warranties set forth in Section 8.18(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                                   ARTICLE IX
                                  TERMINATION

            Section 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.
                           ----------------------------------------------------

            Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment): (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Depositor, the Mortgage Loan Seller, the Special Servicer, any Controlling Class Certificateholder or the Master Servicer of all Mortgage Loans and each REO Property remaining in the Lower-Tier REMIC at a price equal to (1) the sum (x) of the aggregate Purchase Price of all the Mortgage Loans and (y) the aggregate Appraised Values of any REO Properties then included in the Lower-Tier REMIC, minus (2) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any interest accrued and payable to such Person in respect of unreimbursed Advances in accordance with Section 3.11(g) and, in the case of the Master Servicer,
Section 4.03(d) or Section 4.03A(d), and any unpaid servicing compensation remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase), and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Lower-Tier REMIC; and (ii) to the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            Each of the Depositor, the Mortgage Loan Seller, the Special Servicer, any Controlling Class Certificateholder (with priority among such Holders being given to the Holder of Certificates representing the greatest Percentage Interest in the Controlling Class) or the Master Servicer, in that order of priority (with the Depositor having the most senior priority), may at its option elect to purchase all of the Mortgage Loans and each REO Property remaining in the Lower-Tier REMIC as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1% of the Initial Trust Balance set forth in the Preliminary Statement, and (ii) no such Person shall have the right to effect such a purchase if, within 30 days following its delivery of a notice of election pursuant to this paragraph, any other such Person with a higher priority shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in the Lower-Tier REMIC and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Master Servicer's, the Special Servicer's, a Controlling Class Certificateholder's, the Mortgage Loan Seller's or the Depositor's purchase of all of the Mortgage Loans and each REO Property remaining in the Lower-Tier REMIC, the Master Servicer, the Special Servicer, such Controlling Class Certificateholder, the Mortgage Loan Seller or the Depositor, as applicable, shall deliver to the Trustee not later than the fifth Business Day preceding the Distribution Date on which the final distribution on the Certificates is to occur: (x) for deposit in the Pool Custodial Account, an amount in immediately available funds equal to the above-described purchase price (provided, however, that if the Loan Pair REO Properties are being purchased pursuant to the foregoing, the portion of the above-described purchase price allocable to such REO Property shall initially be deposited into the related Loan Pair Custodial Account, and in the case of any portion of the above-described purchase price allocable to the 311 South Wacker Drive Non-Pooled B Note, thereafter deposited in the Class SWD-B Sub-Account); and (y) an Opinion of Counsel, at the expense of the party effecting the purchase, stating that the termination of the Trust satisfies the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder. In addition, the Master Servicer shall transfer to the Distribution Account or Class SWD-B Sub Account (in the case of amounts related to the 311 South Wacker Drive Non-Pooled B Loan) all amounts required to be transferred thereto on such Master Servicer Remittance Date from the Pool Custodial Account or from the applicable Loan Pair Custodial Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Pool Custodial Account or the applicable Loan Pair Custodial Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, subject to Section 3.25, the Trustee shall release or cause to be released to the Master Servicer, the Special Servicer, the purchasing Controlling Class Certificateholder, the Mortgage Loan Seller or the Depositor, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer, the purchasing Controlling Class Certificateholder, the Mortgage Loan Seller or the Depositor, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the Master Servicer, the Special Servicer, the purchasing Controlling Class Certificateholder, the Mortgage Loan Seller or the Depositor (or their respective designees), as applicable. Any transfer of Mortgage Loans, except in the case of the Split Mortgage Loans, pursuant to this paragraph shall be on a servicing-released basis; and, if any Mortgage Loan purchased pursuant to this Section 9.01 is the Split Mortgage Loans, the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing File shall be in the manner contemplated by Section 3.25 hereof.

            Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and the Split Loan Companion Loan Noteholders mailed (a) if such notice is given in connection with the Depositor's, the Master Servicer's, the Special Servicer's, the Mortgage Loan Seller's or a Controlling Class Certificateholder's purchase of the Mortgage Loans and each REO Property remaining in the Lower-Tier REMIC, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the eighth day of such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders.

            Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account (or in the case of the Class SWD-B Certificates, in the Class SWD-B Sub Account) that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts on deposit in the Distribution Account (other than the Class SWD-B Sub Account) as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses (ii) through (viii) of Section 3.05(b), and further exclusive of any portion thereof that represents Prepayment Premiums, Yield Maintenance Charges and/or Additional Interest, shall be allocated in the order of priority set forth in Section 4.01(a), in each case to the extent of remaining available funds.

            Any Prepayment Premiums and Yield Maintenance Charges on deposit in the Distribution Account as of the final Distribution Date (net of any Workout Fees and/or Liquidation Fees payable therefrom) shall be distributed among the Holders of the Class XPB, Class XP, Class XC, Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates (or if allocable to the 311 South Wacker Drive Non-Pooled B Loan, to the Class SWD-B Certificates) in accordance with Section 4.01(b).

            Any amounts representing Additional Interest on deposit in the Distribution Account as of the Final Distribution Date shall be distributed to the Holders of the Class V Certificates in accordance with Section 4.01(d).

            Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable law, the Trustee shall distribute to the Class R-II Certificateholders all unclaimed funds and other assets which remain subject hereto.

            All actual distributions on the respective Classes of Certificates on the final Distribution Date in accordance with foregoing provisions of this
Section 9.01 shall be deemed to first have been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in accordance with Section 4.01.

            Section 9.02   Additional Termination Requirements.
                           ------------------------------------

            (a) If the Depositor, the Mortgage Loan Seller, any Controlling Class Certificateholder, the Special Servicer or the Master Servicer purchases all of the Mortgage Loans and each REO Property remaining in the Lower-Tier REMIC as provided in Section 9.01, the Trust Fund (and, accordingly, each REMIC
Pool) shall be terminated in accordance with the following additional requirements, unless the Person effecting such purchase obtains at its own expense and delivers to the Trustee and the Tax Administrator, an Opinion of Counsel, addressed to the Trustee and the Tax Administrator, to the effect that the failure of the Trust Fund to comply with the requirements of this Section
9.02 will not result in an Adverse REMIC Event or an Adverse Grantor Trust
Event:

            (i) the Tax Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool pursuant to Treasury Regulations Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as set forth in the Opinion of Counsel obtained pursuant to Section 9.01 from the party effecting the purchase of all the Mortgage Loans and REO Property remaining in the Lower-Tier REMIC;

            (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Lower-Tier REMIC to the Master Servicer, the Mortgage Loan Seller, the purchasing Controlling Class Certificateholder, the Special Servicer or the Depositor, as applicable, for cash; and

            (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with
      Section 9.01 all cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

            (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Tax Administrator to specify the 90-day liquidation period for each REMIC Pool, which authorization shall be binding upon all successor Certificateholders.

                                   ARTICLE X
                           ADDITIONAL TAX PROVISIONS

            Section 10.01  REMIC Administration.
                           ---------------------

            (a) The Tax Administrator shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

            (b) The Uncertificated Lower-Tier Interests and the Regular
Interest Certificates are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in the Lower-Tier REMIC and the Upper Tier REMIC, respectively. The Class R-I Certificates and the Class R-II Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in the Lower-Tier REMIC and the Upper Tier REMIC, respectively. None of the Master Servicer, the Special Servicer or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in the Lower-Tier REMIC or the Upper Tier REMIC (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

            (c) The Closing Date is hereby designated as the "startup day" of each REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

            (d) The related Plurality Residual Interest Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each REMIC Pool, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the Tax Administrator is hereby irrevocably appointed to act and shall act (in consultation with the Tax Matters Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool in the performance of its duties as such.

            (e) For purposes of Treasury Regulations Section
1.860G-1(a)(4)(iii), the Rated Final Distribution Date is hereby designated the "latest possible maturity date" of each Class of Regular Interest Certificates and its Corresponding Uncertificated Lower-Tier Interest (and January 2035 for the Class Q Certificates and Uncertificated Lower-Tier Interest LQ).

            (f) Except as otherwise provided in Section 3.17(a) and subsections (i) and (j) below, the Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each REMIC Pool (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Tax Administrator from the Trust Fund (exclusive of the Grantor Trusts Assets), unless otherwise provided in Section 10.01(i) or 10.01(j)).

            (g) Within 30 days after the Closing Date, the Tax Administrator shall prepare and file with the IRS Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund. In addition, the Tax Administrator shall prepare, sign and file all of the other Tax Returns in respect of each REMIC Pool. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to each REMIC Pool as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Section 10.01. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the Tax Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.01 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

            (h) The Tax Administrator shall perform on behalf of each REMIC
Pool all reporting and other tax compliance duties that are the responsibility of each such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Tax Administrator shall provide to: (i) any Transferor of a Residual Interest Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Interest Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and (iii) the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

            (i) The Tax Administrator shall perform its duties hereunder so as to maintain the status of each REMIC Pool as a REMIC under the REMIC Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the Tax Administrator to the extent reasonably requested by the Tax Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Tax Administrator, the Master Servicer, the Special Servicer, or the Trustee shall knowingly take (or cause either REMIC Pool to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of either REMIC Pool as a REMIC, or (ii) except as provided in Section 3.17(a), result in the imposition of a tax upon either REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) or result in the imposition of a tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code (any such endangerment of REMIC status or, except as provided in Section 3.17(a), imposition of a tax, an "Adverse REMIC Event"), unless the Tax Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that the Tax Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event or an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to either REMIC Pool, or causing either REMIC Pool to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event or an Adverse Grantor Trust Event to occur. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund or the Trustee. At all times as may be required by the Code, the Tax Administrator shall make reasonable efforts to ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (j) If any tax is imposed on either REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to either REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this Section 10.01; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.01; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.01; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.01; or (v) the Trust Fund, excluding the portion thereof constituting the Grantor Trust, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust Fund (exclusive of the Grantor Trust Assets). Any such amounts payable by the Trust Fund shall be paid by the Trustee upon the written direction of the Tax Administrator out of amounts on deposit in the Distribution Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

            (k) The Tax Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis.

            (l) Following the Startup Day, none of the Trustee, the Master Servicer and the Special Servicer shall accept any contributions of assets to either REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC Pool will not cause: (i) such REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (m) None of the Trustee, the Master Servicer and the Special Servicer shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) the default or reasonably foreseeable material default of a Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of either REMIC Pool, (C) the termination of either REMIC Pool pursuant to
Article IX of this Agreement, or (D) a purchase of Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in the Pool Custodial Account or the Pool REO Account for gain; or (iii) the acquisition of any assets for either REMIC Pool (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Pool Custodial Account or the Pool REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) either REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on either REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (n) Except as permitted by Section 3.17(a), none of the Trustee, the Master Servicer and the Special Servicer shall enter into any arrangement by which either REMIC Pool will receive a fee or other compensation for services nor permit either REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            Section 10.02  Grantor Trust Administration.
                           -----------------------------

            (a) The Tax Administrator shall treat the Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and, if necessary, under applicable state law and will file appropriate federal or state Tax Returns for each taxable year ending on or after the last day of the calendar year in which the Certificates are issued.

            (b) The Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Tax Administrator from the Grantor Trust Assets in the Trust Fund unless otherwise provided in Section 10.02(e) or 10.02(f)).

            (c) The Tax Administrator shall prepare, sign and file all of the Tax Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor. The Tax Administrator shall comply with such requirement by filing Form 1041, indicating the name and address of the Trust and signed by the Tax Administrator but otherwise left blank. There shall be appended to each such form a schedule for each Certificateholder indicating such Certificateholder's share of income and expenses of the Trust for the portion of the preceding calendar year in which such Certificateholder possessed an Ownership Interest in a Certificate. Such form shall be prepared in sufficient detail to enable reporting on the cash or accrual method of accounting, as applicable, and to report on such Certificateholder's fiscal year if other than the calendar year. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to the Grantor Trust as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes, and the Tax Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

            (d) The Tax Administrator shall perform on behalf of the Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the IRS or any state or local taxing authority, including the furnishing to Certificateholders of the schedules described in Section 10.01(c).

            (e) The Tax Administrator shall perform its duties hereunder so as to maintain the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the Tax Administrator to the extent reasonably requested by the Tax Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Tax Administrator, Master Servicer, the Special Servicer or the Trustee shall knowingly take (or cause the Grantor Trust to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions or result in the imposition of a tax upon the Grantor Trust or its assets or transactions (any such endangerment or imposition, an "Adverse Grantor Trust Event"), unless the Tax Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that the Tax Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to the Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Tax Administrator or the Trustee.

            (f) If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.02; or (v) the portion of the Trust Fund constituting the Grantor Trust in all other instances.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

            Section 11.01  Amendment.
                           ----------

            (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders or the Companion Loan Noteholders, (i) to cure any ambiguity,
(ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the description thereof in the Prospectus or the Prospectus Supplement, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the existing provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, (v) to relax or eliminate any requirement imposed by the Securities Act or the rules thereunder if the Securities Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;
(vi) as evidenced by an Opinion of Counsel delivered to the Master Servicer, the Special Servicer and the Trustee, either (A) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of the REMIC Pools or the Grantor Trust at least from the effective date of such amendment, or (B) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of either REMIC Pool or the Grantor Trust; or (vii) as provided in Section 5.02(d)(iv) to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii); (viii), to otherwise modify or delete existing provisions of this Agreement; provided that such amendment (other than any amendment for any of the specific purposes described in clauses
(i), (ii), (iv), (v), (vi) and (vii) above) shall not adversely affect in any material respect the interests of any Certificateholder or the Companion Loan Noteholders, as evidenced by either an Opinion of Counsel delivered to the Trustee and each other party hereto to such effect or, in the case of a Class of Certificates or a class of Companion Loan Securities to which a rating has been assigned by one or more Rating Agencies, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event; and provided, further, that such amendment shall not significantly change the activities of the Trust.

            (b) This Agreement may also be amended from time to time by the agreement of the parties hereto with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, or which are required to be distributed to the Companion Loan Noteholders, without the consent of the affected Companion Loan Noteholders, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates or the interests of the Companion Loan Noteholders in a manner other than as described in the immediately preceding clause (i) without the consent of the Holders of all Certificates of such Class or the consent of the affected Companion Loan Noteholders, as the case may be, (iii) significantly change the activities of the Trust without the consent of the Holders of Certificates entitled to 51% of all the Voting Rights (without regard to Certificates held by the Depositor or any of the Depositor's Affiliates and/or agents), (iv) modify the provisions of this Section 11.01, without the consent of the Holders of all Certificates then outstanding and the consent of the affected Companion Loan Noteholders, (v) modify the provisions of Section 3.20 or the Servicing Standard, without the consent of the Holders of all Regular Interest Certificates then outstanding and the consent of the Companion Loan Noteholders, or (vi) modify the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01(b), Certificates registered in the name of any party hereto or any Affiliate thereof shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as the subject amendment does not relate to increasing its rights or reducing or limiting its obligations hereunder as a party to this Agreement.

            (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the party seeking such amendment) addressed to the Trustee and each other party hereto, to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the Special Servicer in accordance with such amendment will not result in the imposition of a tax on either REMIC Pool pursuant to the REMIC Provisions, cause either REMIC Pool to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust within the meaning of the Grantor Trust Provisions at any time that any Certificates are outstanding and (ii) such amendment complies in all material respects with the provisions of this Section 11.01.

            (d) Promptly after the execution of any such amendment, the Trustee shall send electronically (and make available on its website) a copy thereof to each Certificateholder and the Companion Loan Noteholders.

            (e) It shall not be necessary for the consent of Certificateholders or the affected Companion Loan Noteholders under this Section
11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders or the affected Companion Loan Noteholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) Each of the Master Servicer, the Special Servicer and the Trustee may but shall not be obligated to enter into any amendment pursuant to this section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Pool Custodial Account, in the case of the Master Servicer and the Special Servicer, pursuant to Section 3.05(a), or out of the Distribution Account, in the case of the Trustee, pursuant to Section 3.05(b).

            Section 11.02  Recordation of Agreement; Counterparts.
                           ---------------------------------------

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Pool Custodial Account pursuant to Section 3.05(a) or, to the extent that it benefits the Companion Loan Noteholders or in the case of the 311 South Wacker Drive Non-Pooled B Loan, the Class SWD-B Certificateholders, out of the related Loan Pair Custodial Account pursuant to Section 3.05(A)(a)) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or the Companion Loan Noteholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders and the Companion Loan Noteholders.
                           ----------------------------------------------------

            (a) The death or incapacity of any Certificateholder or any Companion Loan Noteholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's or such Companion Loan Noteholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) The Certificateholders and the Companion Loan Noteholders (except as expressly provided for herein) shall not have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders and/or the Companion Loan Noteholders from time to time as partners or members of an association; nor shall any Certificateholder or Companion Loan Noteholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) Neither any of the Certificateholders nor the Companion Loan Noteholders shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Person previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04  Governing Law; Consent to Jurisdiction.
                           ---------------------------------------

            This Agreement will be governed by and construed in accordance with the laws of the State of New York, applicable to agreements negotiated, made and to be performed entirely in said state. To the fullest extent permitted under applicable law, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent each hereby irrevocably (i) submits to the jurisdiction of any New York State and federal courts sitting in New York City with respect to matters arising out of or relating to this Agreement; (ii) agrees that all claims with respect to such action or proceeding may be heard and determined in such New York State or federal courts; (iii) waives the defense of an inconvenient forum; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            Section 11.05  Notices.
                           --------

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Greenwich Capital Commercial Funding Corp., 600 Steamboat Road, Greenwich, CT 06830,
Attention: Perry Gershon, Telecopy No.: (203) 618-2134 with a copy to Paul Stevelman, Esq., Telecopy No.: (203) 618-2132; (ii) in the case of the Master Servicer, Wachovia Bank, National Association, NC 1075, 8739 Research Drive, URP 4, Charlotte, North Carolina 28262-1075, Attention: LB-UBS Mortgage Trust 2002-C4; facsimile number: (704) 593-7735; (iii) in the case of the Special Servicer, Lennar Partners, Inc., 760 N.W. 107th Avenue, Miami, Florida 33172, facsimile number: (305) 226-3428; (iv) in the case of the Trustee, LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust Series 2002-C1, facsimile number: (312) 904-2084; (v) in the case of the Fiscal Agent, ABN AMRO Bank N.V., 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Asset-Backed Securities Trust Services Group--Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust Series 2002-C1, facsimile number: (312) 904-2084; (vi) in the case of the Underwriters, (A) Greenwich Capital Markets, Inc., 600 Steamboat Road, Greenwich, CT 06830, Attention: Perry Gershon, Telecopy No.: (203) 618-2134 with a copy to Paul Stevelman, Esq., Telecopy No.: (203) 618-2132; (B) Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010, Attention: Debra Huddleston, with a copy to Pamela McCormack, Esq., Legal Compliance Department, Telecopy No.: (917) 326-7805; and (C) Lehman Brothers Inc., 399 Park Avenue, 8th Floor, New York, New York 10022, Attention: Thomas Chilton, Telecopy No.: (212) 758-5320; and
(vii) in the case of the Rating Agencies, (A) Fitch Ratings, Inc., One State Street Plaza, 31st Floor, New York, New York 10004, Attention: Commercial Mortgage Surveillance, facsimile number: (212) 635-0466, (B) Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc., 55 Water Street, 10th Floor, New York, New York 10004, Attention: CMBS Surveillance Department, facsimile number: (212) 438-2662; and (C) Moody's Investors Service, Inc., 99 Church Street, New York, New York, Attention: CMBS-Monitoring, telecopy number:
(212) 553-1350; or, as to each such Person, such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

            Section 11.06  Severability of Provisions.
                           ---------------------------

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07  Grant of a Security Interest.
                           -----------------------------

            The Depositor and the Trustee agree that it is their intent that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee agree that it is their intent that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, (i) in order to secure performance of the Depositor's obligations hereunder and payment of the Certificates, the Depositor shall be deemed to have granted, and does hereby grant, to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund, including the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and any Principal Prepayments received on or prior to the Cut-off Date), all amounts held from time to time in the Pool Custodial Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, the Pool REO Account and the Defeasance Deposit Account and any and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans, and (ii) this Agreement shall constitute a security agreement under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 substantially in the form attached as Exhibit J hereto in the State of Delaware promptly following the initial issuance of the Certificates, and the Trustee shall prepare, execute and file at each such office, with the consent of the Depositor hereby given, continuation statements with respect thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee and the Master Servicer in preparing and filing such continuation statements. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the UCC.

            Section 11.08  Streit Act.
                           -----------

            Any provisions required to be contained in this Agreement by Section 126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

            Section 11.09  Successors and Assigns; Beneficiaries.
                           --------------------------------------

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each Underwriter shall be a third party beneficiary to this Agreement solely with respect to its right to receive the reports, statements and other information to which it is entitled hereunder, to preserve such Underwriter's rights under Sub-Servicing Agreements as contemplated by Section 3.22(d) and, in the case of the Mortgage Loan Seller, to terminate the Trust Fund pursuant to Section 9.01. Each of the Sub-Servicers that is a party to a Sub-Servicing Agreement in effect on the Closing Date (or being negotiated as of the Closing Date and in effect within 90 days thereafter) shall be a third party beneficiary to obligations of a successor Master Servicer under Section 3.22, provided that the sole remedy for any claim by a Sub-Servicer as a third party beneficiary pursuant to this
Section 11.09 shall be against a successor Master Servicer solely in its corporate capacity and no Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto (other than a successor Master Servicer in its corporate capacity as set forth in this Section 11.09) as a result of any rights conferred on such Sub-Servicer as a third party beneficiary pursuant to this Section 11.09. The Companion Loan Noteholders and any designees thereof acting on behalf of or exercising the rights of the Companion Loan Noteholders shall be third-party beneficiaries to this Agreement with respect to their rights as specifically provided for herein. This Agreement may not be amended in any manner that would adversely affect the rights of any such third party beneficiary without its consent. No other Person, including any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            Section 11.10  Article and Section Headings.
                           -----------------------------

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 11.11  Notices to Rating Agencies.
                           ---------------------------

            (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation or termination of the Fiscal Agent, the Master Servicer or the Special Servicer;

            (iv) the repurchase of Mortgage Loans by the Mortgage Loan Seller pursuant to Section 2.03;

            (v) any change in the location of the Distribution Account or the Interest Reserve Account;

            (vi) the final payment to any Class of Certificateholders; and

            (vii) any sale or disposition of any Mortgage Loan or REO Property.

            (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee; and

            (ii) any change in the location of any Custodial Account.

            (c) The Special Servicer shall furnish each Rating Agency with respect to a Specially Serviced Loan such information as the Rating Agency shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law, with copies to the Trustee.

            (d) To the extent applicable, each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

            (i) each of its annual statements as to compliance described in
      Section 3.13;

            (ii) each of its annual independent public accountants' servicing reports described in Section 3.14; and

            (iii) any Officer's Certificate delivered by it to the Trustee pursuant to Section 3.11(h), 4.03(c) or 4.03A(c).

            (e) The Trustee shall (i) make available to each Rating Agency, upon reasonable notice, the items described in Section 8.14(b) and (ii) promptly deliver to each Rating Agency a copy of any notices given pursuant to Section 7.03(a) or Section 7.03(b).

            (f) The Trustee shall promptly deliver to each Rating Agency a copy of each of the statements and reports described in Section 4.02(a) that is prepared by it.

            (g) Each of the Trustee, the Master Servicer and the Special Servicer shall provide to each Rating Agency such other information with respect to the Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

            Section 11.12  Global Opinions.
                           ----------------

            Notwithstanding anything herein to the contrary, where any party hereto is required or permitted to rely upon an Opinion of Counsel with respect to any particular matter, such Opinion of Counsel need not specifically reference such particular matter, but rather such Opinion of Counsel may address general matters of law in respect of nonspecific circumstances which clearly encompass the facts of such particular matter (any such Opinion of Counsel, a "Global Opinion"); provided that no Global Opinion may be relied upon if it is more than 12 months old or if the subject party has reason to believe that such Global Opinion no longer expresses a correct legal opinion.

            Section 11.13  Complete Agreement.
                           -------------------

            This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                       GREENWICH CAPITAL COMMERCIAL FUNDING
                                          CORP.,
                                          Depositor

                                       By: /s/ Paul D. Stevelman
                                          ------------------------------------
                                          Name:  Paul D. Stevelman
                                          Title: Managing Director



                                       WACHOVIA BANK, NATIONAL ASSOCIATION,
                                          Master Servicer

                                       By: /s/ David F. Sisom
                                          ------------------------------------
                                          Name:  David F. Sisom
                                          Title: Vice President



                                       LENNAR PARTNERS, INC.,
                                          Special Servicer

                                       By: /s/ Jeffrey S. Krasnoff
                                          ------------------------------------
                                          Name:  Jeffrey S. Krasnoff
                                          Title: Vice President



                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          Trustee

                                       By: /s/ Brian D. Ames
                                          ------------------------------------
                                          Name:  Brian D. Ames
                                          Title: Vice President



                                       ABN AMRO BANK N.V.,
                                          Fiscal Agent

                                       By: /s/ Brian D. Ames
                                          ------------------------------------
                                          Name:  Brian D. Ames
                                          Title: Vice President


                                       By: /s/ Cynthia Reis
                                          ------------------------------------
                                          Name:  Cynthia Reis
                                          Title: First Vice President

STATE OF CONNECTICUT    )
                        )  ss.: GREENWICH
COUNTY OF FAIRFIELD     )


            On the 18th day of December, 2002, before me, a notary public in and for said State, personally appeared Paul D. Stevelman, known to me to be a Managing Director of Greenwich Capital Commercial Funding Corp., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


          /s/ Erica L. Evetti
-------------------------------------
             Notary Public

STATE OF NORTH CAROLINA )
                        )  ss.:
COUNTY OF MECKLENBERG   )


            On the 18th day of December, 2002, before me, a notary public in and for said State, personally appeared David F. Sisom, known to me to be a Vice President of Wachovia Bank, National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


        /s/ Katrina Schwarting
---------------------------------------
             Notary Public

STATE OF FLORIDA  )
                  )  ss.:
COUNTY OF MIAMI   )


            On the 19th day of December, 2002, before me, a notary public in and for said State, personally appeared Jeffrey P. Krasnoff, known to me to be a President of Lennar Partners, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


         /s/ Lisa D. Robinson
--------------------------------------
             Notary Public

            [Notarial Seal]

STATE OF ILLINOIS  )
                   )  ss.:
COUNTY OF COOK     )


            On the 30th day of December, 2002, before me, Diane O'Neal, a notary public in and for said State, personally appeared Brian D. Ames, known to me to be a Vice President of LaSalle Bank National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


            /s/ Diane O'Neal
---------------------------------------
             Notary Public

STATE OF ILLINOIS )
                  )  ss.:
COUNTY OF COOK    )


            On the 30th day of December, 2002, before me, Diane O'Neal, a notary public in and for said State, personally appeared Cynthia Reis and Brian D. Ames, known to me to be a First Vice President and Vice President, respectively, of ABN AMRO Bank N.V., one of the entities that executed the within instrument, and also known to me to be the persons who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

            /s/ Diane O'Neal
---------------------------------------
             Notary Public

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE




                   # OF
CONTROL_NUMBER  PROPERTIES             LOAN NAME                                 PROPERTY NAME
--------------  ----------             ---------                                 -------------
    GC-001          1       311 South Wacker Drive                    311 South Wacker Drive
    GC-002          1       Lake Merritt Plaza                        Lake Merritt Plaza
    GC-003          1       Jamaica Center                            Jamaica Center
    GC-004          1       900 Nicollet Mall                         900 Nicollet Mall
    GC-005          1       Cumberland Mall                           Cumberland Mall
---------------------------------------------------------------------------------------------------------------
    GC-006          3       Price Self Storage Portfolio              Price Self Storage Portfolio
  GC-006.01                                                           Price Self Storage-Murphy Canyon
  GC-006.02                                                           Price Self Storage-Solana Beach
  GC-006.03                                                           Price Self Storage - Azusa
---------------------------------------------------------------------------------------------------------------
    GC-007         32       Humphrey Hospitality Portfolio            Humphrey Hospitality Portfolio
  GC-007.01                                                           Comfort Suites - Dover, DE
  GC-007.02                                                           Comfort Inn - Solomons, MD
  GC-007.03                                                           Comfort Inn - New Castle, PA
  GC-007.04                                                           Hampton Inn - Jackson, TN
  GC-007.05                                                           Comfort Inn - Morgantown, WV
  GC-007.06                                                           Comfort Inn - Culpeper, VA
  GC-007.07                                                           Comfort Inn - Rocky Mount, VA
  GC-007.08                                                           Comfort Inn - Farmville, VA
  GC-007.09                                                           Super 8 - Creston, IA
  GC-007.10                                                           Super 8 - Coralville, IA
  GC-007.11                                                           Comfort Inn - Chambersburg, PA
  GC-007.12                                                           Comfort Inn - Princeton, WV
  GC-007.13                                                           Hampton Inn - Cleveland, TN
  GC-007.14                                                           Best Western Suites - Key Largo, FL
  GC-007.15                                                           Hampton Inn - Shelby, NC
  GC-007.16                                                           Days Inn - Farmville, VA
  GC-007.17                                                           Super 8 - Burlington, IA
  GC-007.18                                                           Super 8 - Keokuk, IA
  GC-007.19                                                           Super 8 - Norfolk, NE
  GC-007.20                                                           Holiday Inn Express - Danville, KY
  GC-007.21                                                           Super 8 - Clinton, IA
  GC-007.22                                                           Holiday Inn Express - Harlan, KY
  GC-007.23                                                           Ramada Limited - Ellenton, FL
  GC-007.24                                                           Super 8 - Portage, WI
  GC-007.25                                                           Super 8 - Menomonie, WI
  GC-007.26                                                           Super 8 - Mount Pleasant, IA
  GC-007.27                                                           Super 8 Shawano, WI
  GC-007.28                                                           Super 8 - Storm Lake, IA
  GC-007.29                                                           Super 8 - Pittsburg, KS
  GC-007.30                                                           Shoney's Inn - Ellenton
  GC-007.31                                                           Super 8 - O'Neill, NE
  GC-007.32                                                           Super 8 - Pella, IA
---------------------------------------------------------------------------------------------------------------
    GC-008          1       Greenway Center                           Greenway Center
    GC-009          1       Andante Apartments                        Andante Apartments
---------------------------------------------------------------------------------------------------------------
    GC-010         11       Haverty Furniture Portfolio               Haverty Furniture Portfolio
  GC-010.01                                                           Haverty Furniture - Austin
  GC-010.02                                                           Haverty Furniture - Wichita
  GC-010.03                                                           Haverty Furniture - Tyler
  GC-010.04                                                           Haverty Furniture - Fayetteville
  GC-010.05                                                           Haverty Furniture - Midlothian
  GC-010.06                                                           Haverty Furniture - Amarillo
  GC-010.07                                                           Haverty Furniture - Virginia Beach
  GC-010.08                                                           Haverty Furniture - Lexington
  GC-010.09                                                           Haverty Furniture - Duluth
  GC-010.10                                                           Haverty Furniture - Newport News
  GC-010.11                                                           Haverty Furniture - Bluffton
---------------------------------------------------------------------------------------------------------------
    GC-011          7       Encore - Portfolio Rollup                 Encore Portfolio
  GC-011.01                                                           Encore Port Charlotte
  GC-011.02                                                           Encore Daytona North
  GC-011.03                                                           Encore Harlingen
  GC-011.04                                                           Encore Vero Beach
  GC-011.05                                                           Sunburst Port Richey
  GC-011.06                                                           Tahoe Valley Campground
  GC-011.07                                                           Sunburst Harlingen
---------------------------------------------------------------------------------------------------------------
    GC-012          1       Harbor East Office Building               Harbor East Office Building
    GC-013          1       Edens Corporate Center                    Edens Corporate Center
    GC-014          1       Home Center Ontario                       Home Center Ontario
    GC-015          1       1280 Maple Avenue                         1280 Maple Avenue
    GC-016          1       Cottonwood Corners SC                     Cottonwood Corners SC
    GC-017          1       Rooney Ranch Center                       Rooney Ranch Center
    GC-018          1       Summit Pointe                             Summit Pointe
    GC-019          1       Austin Bluffs                             Austin Bluffs
    GC-020          1       The Plaza at DePaul                       The Plaza at DePaul
    GC-021          1       Pine Lakes MHC                            Pine Lakes MHC
    GC-022          1       Westport Business Park                    Westport Business Park
    GC-023          1       2850 Red Hill Avenue                      2850 Red Hill Avenue
    GC-024          1       Newmark Buildings IV, VIII, IX            Newmark Buildings IV, VIII, IX
    GC-025          1       Morgan Apartments                         Morgan Apartments
    GC-026          1       Taft Hollywood Shopping Center            Taft Hollywood Shopping Center
    GC-027          1       Town Square Shopping Center               Town Square Shopping Center
    GC-028          1       Gateway Pointe Retail Center              Gateway Pointe Retail Center
    GC-029          1       Heritage Summer Hill                      Heritage Summer Hill
    GC-030          1       Mid Metro Business Park                   Mid Metro Business Park
    GC-031          1       Chandler Pavilions II                     Chandler Pavilions II
    GC-032          1       Torrington Fair                           Torrington Fair
    GC-033          1       4 Van de Graaff                           4 Van de Graaff
    GC-034          1       Raymour & Flanigan Plaza                  Raymour & Flanigan Plaza
    GC-035          1       First National Bank Building              First National Bank Building
    GC-036          1       Pine Tree Shoppes                         Pine Tree Shoppes
    GC-037          1       1181 California Avenue                    1181 California Avenue
    GC-038          1       Hope Hotel & Conference Center            Hope Hotel & Conference Center
    GC-039          1       Self-Storage 1                            Self-Storage 1
    GC-040          1       The Crossings at Gunn Eden                The Crossings at Gunn Eden
    GC-041          1       75 South Kelly Road                       75 South Kelly Road
    GC-042          1       Collegiate Square                         Collegiate Square
    GC-043          1       Pt. Dume Shopping Center                  Pt. Dume Shopping Center
    GC-044          1       333 Providence Highway                    333 Providence Highway
    GC-045          1       Prospect Square                           Prospect Square
    GC-046          1       Orange Square Shopping Center             Orange Square Shopping Center
    GC-047          1       Nall Hills Shopping Center                Nall Hills Shopping Center
    GC-048          1       5401 E. Williams Blvd.                    5401 E. Williams Blvd.
    GC-049          1       Northpark Corporate Center II             Northpark Corporate Center II
    GC-050          1       Kings Crossing Town Center                Kings Crossing Town Center
    GC-051          1       4485 Virginia Beach Boulevard             4485 Virginia Beach Boulevard
    GC-052          1       South Congress Mini Storage               South Congress Mini Storage
    GC-053          1       601 N. Ashley                             601 N. Ashley
    GC-054          1       Village Square Shopping Center            Village Square Shopping Center
    GC-055          1       Arapahoe Station III                      Arapahoe Station III
    GC-056          1       1200 Wilshire Boulevard                   1200 Wilshire Boulevard
    GC-057          1       Canyon View Office Park                   Canyon View Office Park
    GC-058          1       Troy Villa Mobile Home Park               Troy Villa Mobile Home Park
    GC-059          1       Pinebrook Apartments                      Pinebrook Apartments
    GC-060          1       Americana Gardens Office Building         Americana Gardens Office Building
    GC-061          1       Bell Plaza Office Buildings               Bell Plaza Office Buildings
    GC-062          1       Thomas Winery Plaza                       Thomas Winery Plaza
    GC-063          1       A Better Way Business Center              A Better Way Business Center
    GC-064          1       Brooklawn Shopping Center                 Brooklawn Shopping Center
    GC-065          1       Parkview Estates                          Parkview Estates
    GC-066          1       Isola Bella Apts.                         Isola Bella Apts.
    GC-067          1       223 West Erie                             223 West Erie
    GC-068          1       Great America Retail Center               Great America Retail Center
    GC-069          1       Park Place Apartments                     Park Place Apartments
    GC-070          1       Club Monaco                               Club Monaco
    GC-071          1       Commodore Plaza Shopping Center           Commodore Plaza Shopping Center
    GC-072          1       Thornton Road Self Storage                Thornton Road Self Storage
    GC-073          1       Bloomfield Medical Village                Bloomfield Medical Village
---------------------------------------------------------------------------------------------------------------
    GC-074          2       Heritgage House & Amity Common            Heritage House & Amity Common
  GC-074.02                                                           Heritage Amity Commons
  GC-074.01                                                           Heritage House
---------------------------------------------------------------------------------------------------------------
    GC-075          1       Milford Shopping Center                   Milford Shopping Center
    GC-076          1       1053 Turnpike Street                      1053 Turnpike Street
    GC-077          1       Builders FirstSource Industrial Building  Builders FirstSource Industrial Building
    GC-078          1       Bullock-Habersham Apartments              Bullock-Habersham Apartments
    GC-079          1       9700 Menaul Blvd. NE                      9700 Menaul Blvd. NE
    GC-080          1       Silverlake Estates M.H.P.                 Silverlake Estates M.H.P.
    GC-081          1       6820 West Ann Road                        6820 West Ann Road
    GC-082          1       7720 West Bell Road                       7720 West Bell Road
    GC-083          1       Riverpark Office Park                     Riverpark Office Park
    GC-084          1       Irongate Executive Plaza                  Irongate Executive Plaza
    GC-085          1       Shop N Save Supermarket                   Shop N Save Supermarket
    GC-086          1       Walgreens Brownsburg                      Walgreens Brownsburg
    GC-087          1       Sunset Ridge Apartments                   Sunset Ridge Apartments
    GC-088          1       Flamingo Durango Self Storage             Flamingo Durango Self Storage
    GC-089          1       Cape Coral Town Center                    Cape Coral Town Center
    GC-090          1       Aero Drive II Retail Center               Aero Drive II Retail Center
    GC-091          1       Tarry Town Center                         Tarry Town Center
    GC-092          1       Sephora                                   Sephora
    GC-093          1       13525 Beach Boulevard                     13525 Beach Boulevard
    GC-094          1       10808 West Jewell Avenue                  10808 West Jewell Avenue
    GC-095          1       3770 North Woodlawn Drive                 3770 North Woodlawn Drive
    GC-096          1       Pipeline Plaza                            Pipeline Plaza
    GC-097          1       Sanko Plaza                               Sanko Plaza
    GC-098          1       4028 Goodman Road                         4028 Goodman Road
    GC-099          1       Century Plaza                             Century Plaza
    GC-100          1       6330 Spring Mountain Road                 6330 Spring Mountain Road
    GC-101          1       Roy Crossroads Retail Center              Roy Crossroads Retail Center
    GC-102          1       Westmoreland Park                         Westmoreland Park
    GC-103          1       Fort Payne Crossings                      Fort Payne Crossings
    GC-104          1       Crown Valley Professional Center          Crown Valley Professional Center
    GC-105          1       Brookside Office Buildings                Brookside Office Buildings
    GC-106          1       Layton Village Shopping Center            Layton Village Shopping Center
    GC-107          1       Sterling Court Townhouses                 Sterling Court Townhouses
    GC-108          1       Magnolia Square Shopping Center           Magnolia Square Shopping Center
    GC-109          1       Silver Terrace Apartments Phase II        Silver Terrace Apartments Phase II
    GC-110          1       White Columns Apartments                  White Columns Apartments
    GC-111          1       Calumet Station                           Calumet Station

                            COMPANION LOANS:

---------------------------------------------------------------------------------------------------------------
                            311 South Wacker Drive - A2
                            311 South Wacker Drive - B
                            Lake Merritt Plaza - B
                            Jamaica Center - B
                            900 Nicollet Mall - B
                            Price Self Storage Portfolio - B
                            Andante Apartments - B
                            ------------------------------------------
                            4 Van de Graaff -



CONTROL_NUMBER                         ADDRESS                                CITY               COUNTY               STATE
--------------                         -------                                ----               ------               -----
    GC-001      311 South Wacker Drive                                        Chicago            Cook                  IL
    GC-002      1999 Harrison Street & 1956 Webster Street                    Oakland            Alameda               CA
    GC-003      Jamaica Avenue and Parsons Boulevard                          Queens             Queens                NY
    GC-004      50 South 10th Street                                          Minneapolis        Hennepin              MN
    GC-005      3849 S Delsea Drive                                           Vineland           Cumberland            NJ
------------------------------------------------------------------------------------------------------------------------------------
    GC-006                                                                    Various Locations
  GC-006.01     3951 Murphy Canyon Road                                       San Diego          San Diego             CA
  GC-006.02     533 Stevens Avenue West                                       Solana Beach       San Diego             CA
  GC-006.03     1110 West Foothill Boulevard                                  Azusa              Los Angeles           CA
------------------------------------------------------------------------------------------------------------------------------------
    GC-007                                                                    Various Locations
  GC-007.01     1654 North Dupont Highway                                     Dover              Kent                  DE
  GC-007.02     255 Lore Road                                                 Solomons           Calvert               MD
  GC-007.03     1740 New Butler Road                                          New Castle         Lawrence              PA
  GC-007.04     1890 Highway 45 By-Pass                                       Jackson            Madison               TN
  GC-007.05     225 Comfort Road                                              Morgantown         Monongalia            WV
  GC-007.06     890 Willis Lane                                               Culpeper           Culpeper              VA
  GC-007.07     1730 North Main Street                                        Rocky Mount        Franklin              VA
  GC-007.08     2108 South Main Street                                        Farmville          Prince Edward         VA
  GC-007.09     804 West Taylor Street                                        Creston            Union                 IA
  GC-007.10     611 First Avenue                                              Coralville         Johnson               IA
  GC-007.11     3301 Blackgap Road                                            Chambersburg       Franklin              PA
  GC-007.12     136 Ambrose Lane                                              Princeton          Mercer                WV
  GC-007.13     185 James Ashbury Drive, NW                                   Cleveland          Bradley               TN
  GC-007.14     201 Ocean Drive                                               Key Largo          Monroe                FL
  GC-007.15     2012 East Marion Street                                       Shelby             Cleveland             NC
  GC-007.16     2011 South Main Street                                        Farmville          Prince Edward         VA
  GC-007.17     3001 Kirkwood Drive                                           Burlington         Des Moines            IA
  GC-007.18     3511 Main Street                                              Keokuk             Lee                   IA
  GC-007.19     1223 Omaha Avenue                                             Norfolk            Madison               NE
  GC-007.20     96 Daniel Drive                                               Danville           Boyle                 KY
  GC-007.21     1711 Lincoln Way                                              Clinton            Clinton               IA
  GC-007.22     2608 South Highway 421                                        Harlan             Harlan                KY
  GC-007.23     5218 17th Street East                                         Ellenton           Manatee               FL
  GC-007.24     3000 New Pinery Road                                          Portage            Columbia              WI
  GC-007.25     1622 North Broadway                                           Menomonie          Dunn                  WI
  GC-007.26     1000 North Grand Avenue                                       Mount Pleasant     Henry                 IA
  GC-007.27     211 Waukechon Street                                          Shawano            Shawano               WI
  GC-007.28     101 West Milwaukee Avenue                                     Storm Lake         Buena Vista           IA
  GC-007.29     3108 North Broadway                                           Pittsburg          Crawford              KS
  GC-007.30     4915 17th Street East                                         Ellenton           Manatee               FL
  GC-007.31     East Highway 20                                               O'Neill            Holt                  NE
  GC-007.32     105 East Oskaloosa Street                                     Pella              Marion                IA
------------------------------------------------------------------------------------------------------------------------------------
    GC-008      7573 Greenbelt Road                                           Greenbelt          Prince George's       MD
    GC-009      15801 South 48th Street                                       Phoenix            Maricopa              AZ
------------------------------------------------------------------------------------------------------------------------------------
    GC-010                                                                    Various Locations
  GC-010.01     11091 Pecan Park Boulevard                                    Austin             Williamson            TX
  GC-010.02     1725 North Rock Road                                          Wichita            Sedgwick              KS
  GC-010.03     4409 Old Bullard Road                                         Tyler              Smith                 TX
  GC-010.04     1302 Georgia Highway 85 North                                 Fayetteville       Fayette               GA
  GC-010.05     11501 Midlothian Turnpike                                     Midlothian         Chesterfield          VA
  GC-010.06     8600 West 34th Street                                         Amarillo           Randall               TX
  GC-010.07     5169 Virginia Beach Boulevard                                 Virginia Beach     Virginia Beach        VA
  GC-010.08     2150 Paul Jones Way                                           Lexington          Fayette               KY
  GC-010.09     3380 Satellite Blvd.                                          Duluth             Gwinett               GA
  GC-010.10     11851 Jefferson Avenue                                        Newport News       Newport News          VA
  GC-010.11     2 Buckingham Plantation Drive                                 Bluffton           Beaufort              SC
------------------------------------------------------------------------------------------------------------------------------------
    GC-011                                                                    Various Locations
  GC-011.01     3737 East Jobean Road                                         Port Charlotte     Charlotte             FL
  GC-011.02     1701 North U.S. 1                                             Ormond Beach       Volusia               FL
  GC-011.03     1900 Grace Avenue                                             Harlingen          Cameron               TX
  GC-011.04     9455 108th Avenue                                             Vero Beach         Indian River          FL
  GC-011.05     9412 New York Avenue                                          Hudson             Pasco                 FL
  GC-011.06     1175 Melba Drive                                              South Lake Tahoe   El Dorado             CA
  GC-011.07     4525 Graham Road                                              Harlingen          Cameron               TX
------------------------------------------------------------------------------------------------------------------------------------
    GC-012      1001 Fleet Street                                             Baltimore          Baltimore             MD
    GC-013      630-650 Dundee Road                                           Northbrook         Cook                  IL
    GC-014      SWC Miliken Avenue and Inland Empire Blvd                     Ontario            San Bernardino        CA
    GC-015      345 East Maple Avenue                                         Vienna             Fairfax               VA
    GC-016      3701-3741 Ellison Drive NW                                    Albuquerque        Bernalillo            NM
    GC-017      10509-10645 North Oracle Road                                 Oro Valley         Pima                  AZ
    GC-018      39500 High Pointe Blvd.                                       Novi               Oakland               MI
    GC-019      3920 North Union Boulevard                                    Colorado Springs   El Paso               CO
    GC-020      12228 Saint Charles Rock Road                                 Bridgeton          St. Louis             MO
    GC-021      3707 W. Pine Lakes Drive                                      Prescott           Yavapai               AZ
    GC-022      7050, 7020, 7051, 7021, 6990, 6970, 6950 Portwest Dr.         Houston            Harris                TX
    GC-023      2850 Red Hill Avenue                                          Santa Ana          Orange                CA
    GC-024      3232 Newmark Drive, 8877-8899 Gander Creek Drive,
                8741-8775 Gander Creek Drive                                  Miami              Montgomery            OH
    GC-025      209 5th Street et. al.                                        Minneapolis        Hennepin              MN
    GC-026      6817 - 7035 Taft Street                                       Hollywood          Broward               FL
    GC-027      140-200 South Roselle Road                                    Schaumburg         Cook                  IL
    GC-028      1167-1275 Foothill Boulevard                                  La Verne           Los Angeles           CA
    GC-029      Signature Drive                                               Plumstead          Bucks                 PA
    GC-030      6100 - 6190 Mid Metro Drive                                   Fort Myers         Lee                   FL
    GC-031      845-885 North 54th Street                                     Chandler           Maricopa              AZ
    GC-032      1858 - 1880 East Main Street                                  Torrington         Litchfield            CT
    GC-033      4 Van de Graaff                                               Burlington         Middlesex             MA
    GC-034      3375 Berlin Turnpike                                          Newington          Hartford              CT
    GC-035      823 East Main Street                                          Richmond           Richmond              VA
    GC-036      SWC US Route 19 and Wallace Road                              Pine Township      Allegheny             PA
    GC-037      1181 California Avenue                                        Corona             Riverside             CA
    GC-038      Building 823, Area A, WPAFB                                   Dayton             Greene                OH
    GC-039      190 Otis Street                                               San Francsico      San Francisco         CA
    GC-040      730-780 N.W. Washington Boulevard                             Hamilton           Butler                OH
    GC-041      75 South Kelly Road                                           Napa               Napa                  CA
    GC-042      400-460 Turner Street                                         Blacksburg         Montgomery            VA
    GC-043      29169-29211 W. Heathercliff Road                              Malibu             Los Angeles           CA
    GC-044      333 Providence Highway                                        Norwood            Norfolk               MA
    GC-045      1025 Prospect Street                                          La Jolla           San Diego             CA
    GC-046      1803-1845 East Chapman Avenue and 179 Tustin Avenue           Orange             Orange                CA
    GC-047      9502 Nall Avenue                                              Overland Park      Johnson               KS
    GC-048      5401 East Williams Boulevard                                  Tucson             Pima                  AZ
    GC-049      103 Northpark Boulevard                                       Covington          St. Tammany           LA
    GC-050      3-30 N. Main, 4429 Town Center Place and 2845 W.
                Town Center Circle                                            Kingwood           Harris                TX
    GC-051      4485 Virginia Beach Blvd.                                     Virginia Beach     Virginia Beach        VA
    GC-052      1200 Holland Drive                                            Boca Raton         Palm Beach            FL
    GC-053      601 North Ashley Drive                                        Tampa              Hillsborough          FL
    GC-054      7437 Village Square Drive                                     Castle Rock        Douglas               CO
    GC-055      6860 and 6864 South Clinton Court and 6880 and
                6888 South Clinton Street                                     Greenwood Village  Arapahoe              CO
    GC-056      1200 Wilshire Boulevard                                       Los Angeles        Los Angeles           CA
    GC-057      115, 125, 130 Ryan Industrial Court                           San Ramon          Costa                 CA
    GC-058      3561 Truman Road                                              Perrysburg         Wood                  OH
    GC-059      7500 Powers Avenue                                            Jacksonville       Duval                 FL
    GC-060      2001 South Barrington Avenue                                  Los Angeles        Los Angeles           CA
    GC-061      10451 West Palmeras Drive & 17220 North Boswell Boulevard     Sun City           Maricopa              AZ
    GC-062      8916-8976 Foothill Boulevard & 7945-8057 Vineyard Avenue      Rancho Cucamonga   San Bernardino        CA
    GC-063      11681-11721 Westminster Avenue and 13481-13882 A Better Way   Garden Grove       Orange                CA
    GC-064      Kings Highway & Browning Lane                                 Brooklawn          Camden                NJ
    GC-065      906-A Parkwood Drive                                          Joliet             Will                  IL
    GC-066      1320 North Harper Avenue                                      West Hollywood     Los Angeles           CA
    GC-067      223 West Erie                                                 Chicago            Cook                  IL
    GC-068      4300 Great America Parkway                                    Santa Clara        Santa Clara           CA
    GC-069      1401 East Bellows Street                                      Mount Pleasant     Isabella              MI
    GC-070      624 Collins Avenue                                            Miami Beach        Miami/Dade            FL
    GC-071      9444 Highway 49 North                                         Gulfport           Harrison              MS
    GC-072      8627 Thornton Road                                            Stockton           San Joaquin           CA
    GC-073      6405 Telegraph Road                                           Bloomfield Hills   Oakland               MI
-----------------------------------------------------------------------------------------------  -----------------------------------
    GC-074                                                                    Various Locations
  GC-074.02     600 Lake Drive                                                Douglassville      Berks                 PA
  GC-074.01     212 East Mount Vernon Street                                  Landsdale          Montgomery            PA
-----------------------------------------------------------------------------------------------  -----------------------------------
    GC-075      8035-8067 Liberty Road                                        Baltimore          Baltimore             MD
    GC-076      1053 Turnpike Street                                          Stoughton          Norfolk               MA
    GC-077      651 Century Circle                                            Conway             Horry                 SC
    GC-078      3251 Washington Road                                          East Point         Fulton                GA
    GC-079      9700 Menaul Blvd. NE                                          Albuquerque        Bernalillo            NM
    GC-080      1325 East Silverlake Road                                     Tucson             Pima                  AZ
    GC-081      6820 West Ann Road                                            Las Vegas          Clark                 NV
    GC-082      7720 West Bell Road                                           Glendale           Maricopa              AZ
    GC-083      6122 West Sahara Avenue                                       Las Vegas          Clark                 NV
    GC-084      777 South Wadsworth Boulevard and 777 South Yarrow Street     Lakewood           Jefferson             CO
    GC-085      28-44 Main Avenue                                             Wynantskill        Rensselaer            NY
    GC-086      20 West Main Street                                           Brownsburg         Hendricks             IN
    GC-087      5918 Hannah Pierce Road                                       University Place   Pierce                WA
    GC-088      8525 West Flamingo Road                                       Las Vegas          Clark                 NV
    GC-089      1201-1317 Cape Coral Parkway                                  Cape Coral         Lee                   FL
    GC-090      3737 Murphy Canyon Road                                       San Diego          San Diego             CA
    GC-091      2400-2425 Exposition Blvd.                                    Austin             Travis                TX
    GC-092      721 Collins Avenue                                            Miami Beach        Miami/Dade            FL
    GC-093      13525 Beach Boulevard                                         La Mirada          Los Angeles           CA
    GC-094      10808 West Jewell Avenue                                      Lakewood           Jefferson             CO
    GC-095      3770 North Woodlawn Drive                                     Wichita            Sedgwick              KS
    GC-096      1101-1121 Pipeline Road                                       Hurst              Tarrant               TX
    GC-097      6900 Denton Highway                                           Watauga            Tarrant               TX
    GC-098      4028 Goodman Road                                             Horn Lake          De Soto               MS
    GC-099      1140 Reservoir Avenue                                         Cranston           Providence            RI
    GC-100      6330 West Spring Mountain Road                                Las Vegas          Clark                 NV
    GC-101      5619-5647 South 3500 West & 3519-3531 West 5600 South         Roy                Weber                 UT
    GC-102      7220-7222 Westmoreland Road                                   Dallas             Dallas                TX
    GC-103      1906 Glen Boulevard                                           Fort Payne         Dekalb                AL
    GC-104      32241 Crown Valley Parkway                                    Dana Point         Orange                CA
    GC-105      801 and 823 South Perry Street                                Castle Rock        Douglas               CO
    GC-106      701-721 North Main Street                                     Layton             Davis                 UT
    GC-107      112 Autumn Court                                              Frankfort          Clinton               IN
    GC-108      18640 FM 1488                                                 Magnolia           Montgomery            TX
    GC-109      4630-4653 Stag Horn Drive, 4640-4655 Star Coral Drive
                and 2420-2445 Flower Coral Drive                              Orlando            Orange                FL
    GC-110      815 Woodyard Drive                                            Natchitoches       Natchitoches Parish   LA
    GC-111      1615 Calumet Avenue                                           Valparaiso         Porter                IN



------------------------------------------------------------------------------------------------------------------------------------



                                                         GROSS    STATED REMAINING              REMAINING      REMAINING
                           CUT-OFF DATE   MONTHLY DEBT  INTEREST  TERM TO MATURITY  MATURITY  INTEREST ONLY   AMORTIZATION
CONTROL_NUMBER  ZIP CODE      BALANCE       SERVICE      RATE       OR ARD (MOS.)     DATE    PERIOD (MOS.)     TERM (MOS.)
--------------  --------  --------------  --------------------------------------------------------------------------------------
    GC-001      60606      72,500,000.00    528,887.50  4.3770%        59            11/1/07        59             NA
    GC-002      94612      69,857,837.03    489,450.16  7.5000%        117            9/1/12         0            357
    GC-003      11432      58,000,000.00    361,275.72  6.3600%        119           11/1/12        23            360
    GC-004      55403      53,173,936.59    394,929.40  8.1000%        115            7/1/12         0            355
    GC-005      08360      44,959,319.39    284,430.61  6.5000%        119           11/1/12         0            359
--------------------------------------------------------------------------------------------------------------------------------
    GC-006                 44,000,000.00    319,488.76  7.8900%        118           10/1/12        34            360
  GC-006.01     92123
  GC-006.02     92075
  GC-006.03     91702
--------------------------------------------------------------------------------------------------------------------------------
    GC-007                 40,000,000.00    322,237.28  7.5000%        120           12/1/12         0            240
  GC-007.01     19901
  GC-007.02     20688
  GC-007.03     16101
  GC-007.04     38305
  GC-007.05     26508
  GC-007.06     22701
  GC-007.07     24151
  GC-007.08     23901
  GC-007.09     50801
  GC-007.10     52241
  GC-007.11     17201
  GC-007.12     24740
  GC-007.13     37312
  GC-007.14     33037
  GC-007.15     28152
  GC-007.16     23901
  GC-007.17     52601
  GC-007.18     52632
  GC-007.19     68701
  GC-007.20     40422
  GC-007.21     52732
  GC-007.22     40831
  GC-007.23     34222
  GC-007.24     53901
  GC-007.25     54751
  GC-007.26     52641
  GC-007.27     54166
  GC-007.28     50588
  GC-007.29     66762
  GC-007.30     34222
  GC-007.31     68763
  GC-007.32     50219
--------------------------------------------------------------------------------------------------------------------------------
    GC-008      20770      37,453,717.29    265,809.72  7.6400%        118           10/1/12         0            358
    GC-009      85048      32,476,406.47    229,697.71  7.6100%        119           11/1/12         0            359
--------------------------------------------------------------------------------------------------------------------------------
    GC-010                 28,496,747.31    199,773.24  6.8700%        117            9/1/12         0            297
  GC-010.01     78613
  GC-010.02     67206
  GC-010.03     75703
  GC-010.04     30214
  GC-010.05     23235
  GC-010.06     79121
  GC-010.07     23462
  GC-010.08     40509
  GC-010.09     30096
  GC-010.10     23606
  GC-010.11     29910
--------------------------------------------------------------------------------------------------------------------------------
    GC-011                 25,950,000.00    175,268.05  7.1500%        60            12/1/07         0            360
  GC-011.01     33953
  GC-011.02     32174
  GC-011.03     78550
  GC-011.04     32967
  GC-011.05     34667
  GC-011.06     96150
  GC-011.07     78552
--------------------------------------------------------------------------------------------------------------------------------
    GC-012      21202      24,500,000.00    145,365.48  5.9030%        120           12/1/12         0            360
    GC-013      60062      22,939,110.73    159,090.48  7.3900%        116            8/1/12         0            356
    GC-014      91764      19,750,000.00    121,771.18  6.2630%        120           12/1/12         0            360
    GC-015      22180      18,483,275.75    116,932.58  6.5000%        119           11/1/12         0            359
    GC-016      87114      18,123,365.06    123,293.14  7.1800%        114            6/1/12         0            354
    GC-017      85737      17,221,923.70    120,254.13  7.4400%        113            5/1/12         0            353
    GC-018      48375      14,746,015.44    106,029.01  7.7500%        114            6/1/12         0            354
    GC-019      80907      14,613,831.75    100,934.41  7.3500%        115            8/1/12         0            355
    GC-020      63044      13,477,886.42    85,173.87   6.4825%        118           10/1/12         0            358
    GC-021      86305      12,377,880.13    75,223.47   6.1100%        118           10/1/12         0            358
    GC-022      77024      12,130,178.61    76,796.26   6.5000%        118           10/1/12         0            358
    GC-023      92705      11,958,759.80    85,034.90   7.5400%        101            5/1/11         0            341
    GC-024      45342      11,950,000.00    81,061.01   6.5500%        120           12/1/12         0            300

    GC-025      55414      11,122,308.45    76,384.85   7.2700%        113            5/1/12         0            353
    GC-026      33024      11,119,909.22    77,622.96   7.4100%        110            2/1/12         0            350
    GC-027      60193      11,000,000.00    94,616.53   6.3000%        180            1/1/18         0            180
    GC-028      91750      10,644,913.90    75,212.00   7.5540%        112            4/1/12         0            352
    GC-029      18901      10,600,000.00    61,791.40   5.7400%        120           12/1/12         0            360
    GC-030      33912       9,966,308.82    67,946.53   7.2100%        115            7/1/12         0            355
    GC-031      85226       9,961,016.60    69,852.99   7.4900%        114            6/1/12         0            354
    GC-032      06790       9,939,313.80    68,625.06   7.3100%        111            3/1/12         0            351
    GC-033      01803       9,909,431.79    66,866.39   7.0500%        108           12/1/11         0            348
    GC-034      06111       9,551,274.27    67,849.17   7.6100%        112            4/1/12         0            352
    GC-035      23219       9,469,136.10    64,004.32   7.1000%        112            4/1/12         0            352
    GC-036      15090       9,391,502.27    59,414.39   6.5000%        119           11/1/12         0            359
    GC-037      92881       9,290,969.65    56,537.85   6.1300%        119           11/1/12         0            359
    GC-038      45433       9,000,000.00    72,971.88   7.5850%        120           12/1/12         0            240
    GC-039      94103       8,979,982.73    65,742.71   7.3200%        114            6/1/12         0            294
    GC-040      45013       8,663,730.02    62,267.76   7.7400%        113            5/1/12         0            353
    GC-041      94558       8,140,833.31    56,607.42   7.3700%        110            2/1/12         0            350
    GC-042      24060       7,750,000.00    53,496.71   6.7400%        60            12/1/07         0            300
    GC-043      90265       7,478,141.96    49,897.69   7.0000%        116            8/1/12         0            356
    GC-044      02062       7,226,649.69    51,607.06   7.6650%        112            4/1/12         0            352
    GC-045      92037       7,192,784.04    46,955.79   6.7900%        117            9/1/12         0            357
    GC-046      92867       6,821,672.46    49,168.94   7.7700%        113            5/1/12         0            353
    GC-047      66207       6,793,671.31    42,312.03   6.3500%        119           11/1/12         0            359
    GC-048      85711       6,533,447.51    45,151.91   7.3400%        114            6/1/12         0            354
    GC-049      70433       6,489,395.96    41,084.42   6.5000%        118           10/1/12         0            358
    GC-050      77339       6,422,151.70    43,696.41   7.2100%        118           10/1/12         0            358

    GC-051      23462       6,400,000.00    40,032.38   6.4000%        120           12/1/12         0            360
    GC-052      33487       6,395,250.80    44,284.67   7.3400%        111            3/1/12         0            351
    GC-053      33602       6,090,947.35    40,174.61   6.9000%        118           10/1/12         0            358
    GC-054      80104       6,090,616.67    39,564.48   6.7500%        118           10/1/12         0            358
    GC-055      80112       5,814,989.09    37,748.41   6.7500%        119           11/1/12         0            359

    GC-056      90017       5,800,277.69    43,552.58   7.6000%        113            5/1/12         0            293
    GC-057      94583       5,478,989.37    38,720.77   7.5700%        78             6/1/09         0            354
    GC-058      43551       5,350,000.00    32,420.72   6.1000%        120           12/1/12         0            360
    GC-059      32217       5,341,974.67    37,547.82   7.5000%        76             4/1/09         0            352
    GC-060      90025       5,251,178.72    36,269.94   7.3200%        112            4/1/12         0            352
    GC-061      85373       5,063,279.72    34,827.00   7.3000%        115            7/1/12         0            355
    GC-062      91730       4,884,740.96    34,295.07   7.5100%        115            7/1/12         0            355
    GC-063      92843       4,849,772.30    35,144.84   7.7620%        104            8/1/11         0            344
    GC-064      08030       4,779,172.50    33,858.60   7.5900%        113            5/1/12         0            353
    GC-065      60432       4,483,275.89    29,402.61   6.8220%        115            7/1/12         0            355
    GC-066      90046       4,395,619.78    26,380.22   6.0000%        119           11/1/12         0            359
    GC-067      60610       4,373,836.40    30,434.70   7.3900%        111            3/1/12         0            351
    GC-068      95054       4,182,556.64    28,611.53   7.2360%        114            6/1/12         0            354
    GC-069      48858       4,177,277.56    28,789.26   7.3200%        115            7/1/12         0            355
    GC-070      33139       4,138,339.33    28,029.38   7.1500%        116            8/1/12         0            356
    GC-071      39503       4,046,982.26    28,262.74   7.4800%        119           11/1/12         0            359
    GC-072      95209       3,994,472.33    26,461.00   6.2800%        119           11/1/12         0            299
    GC-073      48301       3,985,257.03    27,636.46   6.7500%        117            9/1/12         0            297
--------------------------------------------------------------------------------------------------------------------------------
    GC-074                  3,700,000.00    21,969.73   5.9100%        120           12/1/12         0            360
  GC-074.02     19518
  GC-074.01     19446
--------------------------------------------------------------------------------------------------------------------------------
    GC-075      21244       3,936,452.01    24,955.33   6.5200%        119           11/1/12         0            359
    GC-076      02072       3,876,511.99    26,843.36   7.3400%        111            3/1/12         0            351
    GC-077      29526       3,857,695.85    26,651.36   7.1000%        119           11/1/12         0            329
    GC-078      30344       3,786,830.89    25,537.21   7.1000%        115            7/1/12         0            355
    GC-079      87112       3,659,053.94    25,922.99   7.5900%        113            5/1/12         0            353
    GC-080      85713       3,539,325.08    23,309.11   6.8700%        116            8/1/12         0            356
    GC-081      89130       3,533,895.13    24,627.94   7.4200%        113            5/1/12         0            353
    GC-082      85308       3,485,239.35    24,946.36   7.6970%        113            5/1/12         0            353
    GC-083      89146       3,467,048.06    23,072.60   6.9800%        117            9/1/12         0            357
    GC-084      80226       3,391,809.04    22,052.34   6.7500%        81             9/1/09         0            357
    GC-085      12198       3,389,479.91    22,052.34   6.7500%        116            8/1/12         0            356
    GC-086      46112       3,305,822.01    22,524.27   7.2100%        116            8/1/22         0            356
    GC-087      98467       3,241,727.49    20,542.21   6.5000%        117            9/1/12         0            357
    GC-088      89147       2,992,772.68    19,457.94   6.7500%        117            9/1/12         0            357
    GC-089      33904       2,971,587.94    22,150.23   7.4900%        111            3/1/12         0            291
    GC-090      92123       2,938,615.63    20,687.46   7.5300%        114            6/1/12         0            354
    GC-091      78703       2,931,190.44    28,531.18   7.9200%        172            4/1/17         0            172
    GC-092      33139       2,891,851.58    19,586.80   7.1500%        116            8/1/12         0            356
    GC-093      90638       2,818,418.19    18,605.45   6.9000%        117            9/1/12         0            357
    GC-094      80232       2,788,353.90    19,062.97   7.2300%        114            6/1/12         0            354
    GC-095      67220       2,657,007.45    19,034.79   7.6800%        110            2/1/12         0            350
    GC-096      76053       1,783,588.56    12,910.47   7.8200%        114            6/1/12         0            354
    GC-097      76148         697,492.73     5,048.79   7.8200%        114            6/1/12         0            354
    GC-098      38637       2,448,297.07    16,485.60   7.0700%        113            5/1/12         0            353
    GC-099      02920       2,196,695.66    14,415.70   6.8500%        118           10/1/12         0            358
    GC-100      89102       2,182,737.16    15,568.95   7.6000%        105            9/1/11         0            345
    GC-101      84067       1,987,331.86    14,591.72   7.9400%        110            2/1/12         0            350
    GC-102      75237       1,898,146.02    13,424.90   7.5400%        109            1/1/12         0            349
    GC-103      35967       1,841,397.06    14,278.60   8.0000%        115            7/1/12         0            295
    GC-104      92629       1,745,202.57    11,938.08   7.2500%        116            8/1/12         0            356
    GC-105      80104       1,644,792.94    11,491.88   7.4600%        115            7/1/12         0            355
    GC-106      84041       1,393,406.99    10,175.28   7.9000%        112            4/1/12         0            352
    GC-107      46041       1,390,386.44    10,678.11   7.8500%        112            4/1/12         0            292
    GC-108      77354       1,191,618.70     9,579.26   7.3800%        116            8/1/12         0            236
    GC-109      32808       1,141,546.14     8,461.03   7.4500%        113            5/1/12         0            293

    GC-110      71457       1,107,200.43     7,859.20   7.6100%        113            5/1/12         0            353
    GC-111      46383       1,095,377.06     7,850.15   7.7100%        113            5/1/12         0            353


--------------------------------------------------------------------------------------------------------------------------------
                           72,500,000.00    528,887.50  4.3770%        59            11/1/07        59             NA
                           15,000,000.00    73,962.50   5.9170%        59            11/1/07        59             NA
                           16,965,475.00    118,866.47  7.5000%        117            9/1/12         0            357
                            5,000,000.00    31,144.46   6.3600%        119           11/1/12        23            360
                            3,001,971.88    31,555.70   12.5163%       115            7/1/12         0            355
                            5,942,194.00    43,566.65   7.8900%        118           10/1/12        34            360
                            3,997,096.00    28,270.49   7.6100%        119           11/1/12         0            359
                                                                                    --------------------------------------------
                            8,423,017.02    56,836.43   7.0500%        108           12/1/11         0            348




                    LOAN TYPE        INTEREST ACCRUAL                   PRIMARY       NET       OWNERSHIP      MORTGAGE
                  (IO, BALLOON      METHOD (ACTUAL/360  ADMINISTRATIVE  SERVICE    INTEREST      INTEREST        LOAN
CONTROL_NUMBER   IO BALLOON, ARD)       OR 30/360          FEE RATE     FEE RATE     RATE     (FEE/LEASEHOLD    SELLER
--------------  -------------------------------------------------------------------------------------------------------
    GC-001        Interest Only        Actual/360           0.062%       0.0250%     4.315%     Fee Simple        GCFP
    GC-002        Amort Balloon        Actual/360           0.052%       0.0250%     7.448%     Fee Simple        GCFP
    GC-003      IO / Amort Balloon     Actual/360           0.052%       0.0250%     6.308%     Leasehold         GCFP
    GC-004        Amort Balloon        Actual/360           0.052%       0.0250%     8.048%     Fee Simple        GCFP
    GC-005        Amort Balloon        Actual/360           0.052%       0.0250%     6.448%     Fee Simple        GCFP
-----------------------------------------------------------------------------------------------------------------------
    GC-006      IO / Amort Balloon     Actual/360           0.052%       0.0250%     7.838%                       GCFP
  GC-006.01                                                                                     Fee Simple
  GC-006.02                                                                                     Fee Simple
  GC-006.03                                                                                     Fee Simple
-----------------------------------------------------------------------------------------------------------------------
    GC-007        Amort Balloon        Actual/360           0.052%       0.0250%     7.448%                       GCFP
  GC-007.01                                                                                     Fee Simple
  GC-007.02                                                                                     Fee Simple
  GC-007.03                                                                                     Fee Simple
  GC-007.04                                                                                     Fee Simple
  GC-007.05                                                                                     Fee Simple
  GC-007.06                                                                                     Fee Simple
  GC-007.07                                                                                     Fee Simple
  GC-007.08                                                                                     Fee Simple
  GC-007.09                                                                                     Fee Simple
  GC-007.10                                                                                     Fee Simple
  GC-007.11                                                                                     Fee Simple
  GC-007.12                                                                                     Fee Simple
  GC-007.13                                                                                     Fee Simple
  GC-007.14                                                                                     Fee Simple
  GC-007.15                                                                                     Fee Simple
  GC-007.16                                                                                     Fee Simple
  GC-007.17                                                                                     Fee Simple
  GC-007.18                                                                                     Fee Simple
  GC-007.19                                                                                     Fee Simple
  GC-007.20                                                                                     Fee Simple
  GC-007.21                                                                                     Fee Simple
  GC-007.22                                                                                     Leasehold
  GC-007.23                                                                                     Fee Simple
  GC-007.24                                                                                     Fee Simple
  GC-007.25                                                                                     Fee Simple
  GC-007.26                                                                                     Fee Simple
  GC-007.27                                                                                     Fee Simple
  GC-007.28                                                                                     Fee Simple
  GC-007.29                                                                                     Fee Simple
  GC-007.30                                                                                     Fee Simple
  GC-007.31                                                                                     Fee Simple
  GC-007.32                                                                                     Fee Simple
-----------------------------------------------------------------------------------------------------------------------
    GC-008        Amort Balloon        Actual/360           0.052%       0.0250%       7.588%   Fee Simple        GCFP
    GC-009        Amort Balloon        Actual/360           0.052%       0.0250%       7.558%   Fee Simple        GCFP
-----------------------------------------------------------------------------------------------------------------------
    GC-010        Amort Balloon        Actual/360           0.052%       0.0250%       6.818%                     GCFP
  GC-010.01                                                                                     Fee Simple
  GC-010.02                                                                                     Fee Simple
  GC-010.03                                                                                     Fee Simple
  GC-010.04                                                                                     Fee Simple
  GC-010.05                                                                                     Fee Simple
  GC-010.06                                                                                     Fee Simple
  GC-010.07                                                                                     Fee Simple
  GC-010.08                                                                                     Fee Simple
  GC-010.09                                                                                     Fee Simple
  GC-010.10                                                                                     Fee Simple
  GC-010.11                                                                                     Fee Simple
-----------------------------------------------------------------------------------------------------------------------
    GC-011        Amort Balloon        Actual/360           0.052%       0.0250%       7.098%                     GCFP
  GC-011.01                                                                                     Fee Simple
  GC-011.02                                                                                     Fee Simple
  GC-011.03                                                                                     Fee Simple
  GC-011.04                                                                                     Fee Simple
  GC-011.05                                                                                     Fee Simple
  GC-011.06                                                                                     Leasehold
  GC-011.07                                                                                     Fee Simple
-----------------------------------------------------------------------------------------------------------------------
    GC-012        Amort Balloon        Actual/360           0.052%       0.0250%       5.851%   Fee Simple        GCFP
    GC-013        Amort Balloon        Actual/360           0.052%       0.0250%       7.338%   Fee Simple        GCFP
    GC-014        Amort Balloon        Actual/360           0.052%       0.0250%       6.211%   Fee Simple        GCFP
    GC-015        Amort Balloon        Actual/360           0.052%       0.0250%       6.448%   Fee Simple        GCFP
    GC-016        Amort Balloon        Actual/360           0.052%       0.0250%       7.128%   Fee Simple        GCFP
    GC-017        Amort Balloon        Actual/360           0.052%       0.0250%       7.388%   Fee Simple        GCFP
    GC-018        Amort Balloon        Actual/360           0.102%       0.0250%       7.648%   Fee Simple        GCFP
    GC-019        Amort Balloon        Actual/360           0.102%       0.0250%       7.248%   Fee Simple        GCFP
    GC-020        Amort Balloon        Actual/360           0.052%       0.0250%       6.431%   Fee Simple        GCFP
    GC-021        Amort Balloon        Actual/360           0.122%       0.0250%       5.988%   Fee Simple        GCFP
    GC-022        Amort Balloon        Actual/360           0.122%       0.0250%       6.378%   Fee Simple        GCFP
    GC-023        Amort Balloon        Actual/360           0.052%       0.0250%       7.488%   Fee Simple        GCFP
    GC-024        Amort Balloon        Actual/360           0.052%       0.0250%       6.498%   Fee Simple        GCFP

    GC-025        Amort Balloon        Actual/360           0.052%       0.0250%       7.218%   Fee Simple        GCFP
    GC-026        Amort Balloon        Actual/360           0.097%       0.0700%       7.313%   Fee Simple        GCFP
    GC-027          Self-Amort         Actual/360           0.052%       0.0250%       6.248%   Fee Simple        GCFP
    GC-028        Amort Balloon        Actual/360           0.052%       0.0250%       7.502%   Fee Simple        GCFP
    GC-029        Amort Balloon        Actual/360           0.052%       0.0250%       5.688%   Fee Simple        GCFP
    GC-030        Amort Balloon        Actual/360           0.097%       0.0700%       7.113%   Fee Simple        GCFP
    GC-031        Amort Balloon        Actual/360           0.052%       0.0250%       7.438%   Fee Simple        GCFP
    GC-032        Amort Balloon        Actual/360           0.052%       0.0250%       7.258%   Fee Simple        GCFP
    GC-033        Amort Balloon        Actual/360           0.052%       0.0250%       6.998%   Fee Simple        GCFP
    GC-034        Amort Balloon        Actual/360           0.112%       0.0250%       7.498%   Fee Simple        GCFP
    GC-035        Amort Balloon        Actual/360           0.097%       0.0700%       7.003%   Fee Simple        GCFP
    GC-036        Amort Balloon        Actual/360           0.052%       0.0250%       6.448%   Fee Simple        GCFP
    GC-037        Amort Balloon        Actual/360           0.052%       0.0250%       6.078%   Fee Simple        GCFP
    GC-038        Amort Balloon        Actual/360           0.052%       0.0250%       7.533%   Leasehold         GCFP
    GC-039        Amort Balloon        Actual/360           0.097%       0.0700%       7.223%   Fee Simple        GCFP
    GC-040        Amort Balloon        Actual/360           0.052%       0.0250%       7.688%   Fee Simple        GCFP
    GC-041        Amort Balloon        Actual/360           0.097%       0.0700%       7.273%   Fee Simple        GCFP
    GC-042        Amort Balloon        Actual/360           0.052%       0.0250%       6.688%   Fee/Leasehold     GCFP
    GC-043        Amort Balloon        Actual/360           0.082%       0.0250%       6.918%   Fee Simple        GCFP
    GC-044        Amort Balloon        Actual/360           0.052%       0.0250%       7.613%   Fee Simple        GCFP
    GC-045        Amort Balloon        Actual/360           0.052%       0.0250%       6.738%   Leasehold         GCFP
    GC-046        Amort Balloon        Actual/360           0.052%       0.0250%       7.718%   Fee Simple        GCFP
    GC-047        Amort Balloon        Actual/360           0.052%       0.0250%       6.298%   Fee Simple        GCFP
    GC-048        Amort Balloon        Actual/360           0.127%       0.1000%       7.213%   Fee Simple        GCFP
    GC-049        Amort Balloon        Actual/360           0.052%       0.0250%       6.448%   Fee Simple        GCFP
    GC-050        Amort Balloon        Actual/360           0.052%       0.0250%       7.158%   Fee Simple        GCFP

    GC-051        Amort Balloon        Actual/360           0.052%       0.0250%       6.348%   Fee Simple        GCFP
    GC-052        Amort Balloon        Actual/360           0.097%       0.0700%       7.243%   Fee Simple        GCFP
    GC-053        Amort Balloon        Actual/360           0.052%       0.0250%       6.848%   Fee Simple        GCFP
    GC-054        Amort Balloon        Actual/360           0.052%       0.0250%       6.698%   Fee Simple        GCFP
    GC-055        Amort Balloon        Actual/360           0.097%       0.0700%       6.653%   Fee Simple        GCFP

    GC-056        Amort Balloon        Actual/360           0.052%       0.0250%       7.548%   Fee Simple        GCFP
    GC-057        Amort Balloon        Actual/360           0.097%       0.0700%       7.473%   Fee Simple        GCFP
    GC-058        Amort Balloon        Actual/360           0.052%       0.0250%       6.048%   Fee Simple        GCFP
    GC-059        Amort Balloon        Actual/360           0.052%       0.0250%       7.448%   Fee/Leasehold     GCFP
    GC-060        Amort Balloon        Actual/360           0.097%       0.0700%       7.223%   Fee Simple        GCFP
    GC-061        Amort Balloon        Actual/360           0.052%       0.0250%       7.248%   Fee Simple        GCFP
    GC-062        Amort Balloon        Actual/360           0.052%       0.0250%       7.458%   Fee Simple        GCFP
    GC-063        Amort Balloon        Actual/360           0.052%       0.0250%       7.710%   Fee Simple        GCFP
    GC-064        Amort Balloon        Actual/360           0.052%       0.0250%       7.538%   Fee Simple        GCFP
    GC-065        Amort Balloon        Actual/360           0.052%       0.0250%       6.770%   Fee Simple        GCFP
    GC-066        Amort Balloon        Actual/360           0.052%       0.0250%       5.948%   Fee Simple        GCFP
    GC-067        Amort Balloon        Actual/360           0.052%       0.0250%       7.338%   Fee Simple        GCFP
    GC-068        Amort Balloon        Actual/360           0.052%       0.0250%       7.184%   Fee Simple        GCFP
    GC-069        Amort Balloon        Actual/360           0.052%       0.0250%       7.268%   Fee Simple        GCFP
    GC-070        Amort Balloon        Actual/360           0.122%       0.0250%       7.028%   Fee Simple        GCFP
    GC-071        Amort Balloon        Actual/360           0.052%       0.0250%       7.428%   Fee Simple        GCFP
    GC-072        Amort Balloon        Actual/360           0.052%       0.0250%       6.228%   Fee Simple        GCFP
    GC-073        Amort Balloon        Actual/360           0.052%       0.0250%       6.698%   Fee Simple        GCFP
-----------------------------------------------------------------------------------------------------------------------
    GC-074        Amort Balloon        Actual/360           0.052%       0.0250%       5.858%                     GCFP
  GC-074.02                                                                                     Fee Simple
  GC-074.01                                                                                     Fee Simple
-----------------------------------------------------------------------------------------------------------------------
    GC-075        Amort Balloon        Actual/360           0.052%       0.0250%       6.468%   Fee Simple        GCFP
    GC-076        Amort Balloon        Actual/360           0.052%       0.0250%       7.288%   Fee Simple        GCFP
    GC-077        Amort Balloon        Actual/360           0.122%       0.0250%       6.978%   Fee Simple        GCFP
    GC-078        Amort Balloon        Actual/360           0.122%       0.0250%       6.978%   Fee Simple        GCFP
    GC-079        Amort Balloon        Actual/360           0.052%       0.0250%       7.538%   Fee Simple        GCFP
    GC-080        Amort Balloon        Actual/360           0.052%       0.0250%       6.818%   Fee Simple        GCFP
    GC-081        Amort Balloon        Actual/360           0.052%       0.0250%       7.368%   Fee Simple        GCFP
    GC-082        Amort Balloon        Actual/360           0.052%       0.0250%       7.645%   Fee Simple        GCFP
    GC-083        Amort Balloon        Actual/360           0.052%       0.0250%       6.928%   Fee Simple        GCFP
    GC-084        Amort Balloon        Actual/360           0.127%       0.1000%       6.623%   Fee Simple        GCFP
    GC-085        Amort Balloon        Actual/360           0.122%       0.0250%       6.628%   Fee Simple        GCFP
    GC-086             ARD             Actual/360           0.052%       0.0250%       7.158%   Fee Simple        GCFP
    GC-087        Amort Balloon        Actual/360           0.052%       0.0250%       6.448%   Fee Simple        GCFP
    GC-088        Amort Balloon        Actual/360           0.097%       0.0700%       6.653%   Fee Simple        GCFP
    GC-089        Amort Balloon        Actual/360           0.052%       0.0250%       7.438%   Fee Simple        GCFP
    GC-090        Amort Balloon        Actual/360           0.052%       0.0250%       7.478%   Fee Simple        GCFP
    GC-091          Self-Amort         Actual/360           0.052%       0.0250%       7.868%   Fee Simple        GCFP
    GC-092        Amort Balloon        Actual/360           0.122%       0.0250%       7.028%   Fee Simple        GCFP
    GC-093        Amort Balloon        Actual/360           0.052%       0.0250%       6.848%   Fee Simple        GCFP
    GC-094        Amort Balloon        Actual/360           0.052%       0.0250%       7.178%   Fee Simple        GCFP
    GC-095        Amort Balloon        Actual/360           0.052%       0.0250%       7.628%   Fee Simple        GCFP
    GC-096        Amort Balloon        Actual/360           0.052%       0.0250%       7.768%   Fee Simple        GCFP
    GC-097        Amort Balloon        Actual/360           0.052%       0.0250%       7.768%   Fee Simple        GCFP
    GC-098        Amort Balloon        Actual/360           0.052%       0.0250%       7.018%   Fee Simple        GCFP
    GC-099        Amort Balloon        Actual/360           0.122%       0.0250%       6.728%   Fee Simple        GCFP
    GC-100        Amort Balloon        Actual/360           0.052%       0.0250%       7.548%   Fee Simple        GCFP
    GC-101        Amort Balloon        Actual/360           0.052%       0.0250%       7.888%   Fee Simple        GCFP
    GC-102        Amort Balloon        Actual/360           0.052%       0.0250%       7.488%   Fee Simple        GCFP
    GC-103        Amort Balloon        Actual/360           0.052%       0.0250%       7.948%   Fee Simple        GCFP
    GC-104        Amort Balloon        Actual/360           0.127%       0.1000%       7.123%   Fee Simple        GCFP
    GC-105        Amort Balloon        Actual/360           0.052%       0.0250%       7.408%   Fee Simple        GCFP
    GC-106        Amort Balloon        Actual/360           0.052%       0.0250%       7.848%   Fee Simple        GCFP
    GC-107        Amort Balloon        Actual/360           0.052%       0.0250%       7.798%   Fee Simple        GCFP
    GC-108        Amort Balloon        Actual/360           0.052%       0.0250%       7.328%   Fee Simple        GCFP
    GC-109        Amort Balloon        Actual/360           0.052%       0.0250%       7.398%   Fee Simple        GCFP
    GC-110        Amort Balloon        Actual/360           0.122%       0.0250%       7.488%   Fee Simple        GCFP
    GC-111        Amort Balloon        Actual/360           0.052%       0.0250%       7.658%   Fee Simple        GCFP

-----------------------------------------------------------------------------------------------------------------------
                                       Actual/360
                                       Actual/360
                                       Actual/360
                                       Actual/360
                                       Actual/360
                                       Actual/360
                                       Actual/360

                                       Actual/360


                                                      CROSSED WITH
                  PREPAYMENT PROVISIONS                OTHER LOANS
CONTROL_NUMBER       (# OF PAYMENTS)       ARD DATE  (CROSSED GROUP)  LOAN PAIR
--------------  -------------------------  --------  --------------------------
    GC-001      L(25),D(31),O(4)              NA                     Yes
    GC-002      L(27),D(89),O(4)              NA                     Yes
    GC-003      L(25),D(91),O(4)              NA                     Yes
    GC-004      L(29),D(87),O(4)              NA                     Yes
    GC-005      L(25),D(91),O(4)              NA
------------------------------------------------------------------------------
    GC-006      L(26),D(90),O(4)              NA                     Yes
  GC-006.01
  GC-006.02
  GC-006.03
------------------------------------------------------------------------------
    GC-007      L(24),D(92),O(4)              NA
  GC-007.01
  GC-007.02
  GC-007.03
  GC-007.04
  GC-007.05
  GC-007.06
  GC-007.07
  GC-007.08
  GC-007.09
  GC-007.10
  GC-007.11
  GC-007.12
  GC-007.13
  GC-007.14
  GC-007.15
  GC-007.16
  GC-007.17
  GC-007.18
  GC-007.19
  GC-007.20
  GC-007.21
  GC-007.22
  GC-007.23
  GC-007.24
  GC-007.25
  GC-007.26
  GC-007.27
  GC-007.28
  GC-007.29
  GC-007.30
  GC-007.31
  GC-007.32
------------------------------------------------------------------------------
    GC-008      L(26),D(90),O(4)              NA
    GC-009      L(25),D(91),O(4)              NA                     Yes
------------------------------------------------------------------------------
    GC-010      L(27),D(89),O(4)              NA
  GC-010.01
  GC-010.02
  GC-010.03
  GC-010.04
  GC-010.05
  GC-010.06
  GC-010.07
  GC-010.08
  GC-010.09
  GC-010.10
  GC-010.11
------------------------------------------------------------------------------
    GC-011      L(24),D(32),O(4)              NA
  GC-011.01
  GC-011.02
  GC-011.03
  GC-011.04
  GC-011.05
  GC-011.06
  GC-011.07
------------------------------------------------------------------------------
    GC-012      L(24),D(92),O(4)              NA
    GC-013      L(59),GRTR1%orYM(57),O(4)     NA
    GC-014      L(59),GRTR1%orYM(57),O(4)     NA
    GC-015      L(25),D(91),O(4)              NA
    GC-016      L(30),D(86),O(4)              NA
    GC-017      L(31),D(85),O(4)              NA
    GC-018      L(30),D(86),O(4)              NA
    GC-019      L(29),D(87),O(4)              NA
    GC-020      L(26),D(90),O(4)              NA
    GC-021      L(26),D(90),O(4)              NA
    GC-022      L(26),D(90),O(4)              NA
    GC-023      L(59),GRTR1%orYM(57),O(4)     NA
    GC-024      L(24),D(92),O(4)              NA

    GC-025      L(31),D(85),O(4)              NA
    GC-026      L(34),D(82),O(4)              NA
    GC-027      L(23),D(150),O(7)             NA
    GC-028      L(32),D(84),O(4)              NA
    GC-029      L(24),D(92),O(4)              NA
    GC-030      L(29),D(87),O(4)              NA
    GC-031      L(30),D(86),O(4)              NA
    GC-032      L(33),D(83),O(4)              NA
    GC-033      L(36),D(80),O(4)              NA                     Yes
    GC-034      L(32),D(84),O(4)              NA
    GC-035      L(32),D(84),O(4)              NA
    GC-036      L(25),D(91),O(4)              NA
    GC-037      L(59),GRTR1%orYM(54),O(7)     NA
    GC-038      L(24),D(92),O(4)              NA
    GC-039      L(30),D(86),O(4)              NA
    GC-040      L(31),D(85),O(4)              NA
    GC-041      L(34),D(82),O(4)              NA
    GC-042      L(24),D(32),O(4)              NA
    GC-043      L(28),D(88),O(4)              NA
    GC-044      L(32),D(84),O(4)              NA
    GC-045      L(27),D(89),O(4)              NA
    GC-046      L(59),GRTR1%orYM(54),O(7)     NA
    GC-047      L(25),D(91),O(4)              NA
    GC-048      L(30),D(86),O(4)              NA
    GC-049      L(26),D(90),O(4)              NA
    GC-050      L(26),D(90),O(4)              NA

    GC-051      L(24),D(92),O(4)              NA
    GC-052      L(33),D(83),O(4)              NA
    GC-053      L(26),D(90),O(4)              NA
    GC-054      L(26),D(90),O(4)              NA
    GC-055      L(25),D(91),O(4)              NA

    GC-056      L(59),GRTR1%orYM(57),O(4)     NA
    GC-057      L(60),GRTR1%orYM(17),O(7)     NA
    GC-058      L(24),D(89),O(7)              NA
    GC-059      L(59),GRTR1%orYM(18),O(7)     NA
    GC-060      L(32),D(84),O(4)              NA
    GC-061      L(59),GRTR1%orYM(57),O(4)     NA
    GC-062      L(29),D(84),O(7)              NA
    GC-063      L(40),D(76),O(4)              NA
    GC-064      L(31),D(85),O(4)              NA
    GC-065      L(29),D(87),O(4)              NA
    GC-066      L(25),D(91),O(4)              NA
    GC-067      L(33),D(83),O(4)              NA
    GC-068      L(30),D(86),O(4)              NA
    GC-069      L(29),D(87),O(4)              NA
    GC-070      L(28),D(88),O(4)              NA
    GC-071      L(25),D(91),O(4)              NA
    GC-072      L(25),D(91),O(4)              NA
    GC-073      L(27),D(86),O(7)              NA
------------------------------------------------------------------------------
    GC-074      L(24),D(92),O(4)              NA
  GC-074.02
  GC-074.01
------------------------------------------------------------------------------
    GC-075      L(25),D(91),O(4)              NA
    GC-076      L(33),D(83),O(4)              NA
    GC-077      L(25),D(91),O(4)              NA
    GC-078      L(29),D(87),O(4)              NA
    GC-079      L(58),GRTR1%orYM(58),O(4)     NA
    GC-080      L(28),D(88),O(4)              NA
    GC-081      L(59),GRTR1%orYM(57),O(4)     NA
    GC-082      L(31),D(85),O(4)              NA
    GC-083      L(27),D(89),O(4)              NA
    GC-084      L(59),GRTR1%orYM(21),O(4)     NA
    GC-085      L(28),D(88),O(4)              NA
    GC-086      L(28),D(88),O(4)           8/1/2012
    GC-087      L(27),D(86),O(7)              NA
    GC-088      L(27),D(89),O(4)              NA
    GC-089      L(33),D(83),O(4)              NA
    GC-090      L(30),D(86),O(4)              NA
    GC-091      L(32),D(144),O(4)             NA
    GC-092      L(28),D(88),O(4)              NA
    GC-093      L(59),GRTR1%orYM(54),O(7)     NA
    GC-094      L(59),GRTR1%orYM(57),O(4)     NA
    GC-095      L(59),GRTR1%orYM(57),O(4)     NA
    GC-096      L(30),D(86),O(4)              NA            Yes(1)
    GC-097      L(30),D(86),O(4)              NA            Yes(1)
    GC-098      L(31),D(85),O(4)              NA
    GC-099      L(26),D(90),O(4)              NA
    GC-100      L(39),D(77),O(4)              NA
    GC-101      L(59),GRTR1%orYM(57),O(4)     NA
    GC-102      L(35),D(81),O(4)              NA
    GC-103      L(29),D(87),O(4)              NA
    GC-104      L(59),GRTR1%orYM(57),O(4)     NA
    GC-105      L(29),D(87),O(4)              NA
    GC-106      L(59),GRTR1%orYM(57),O(4)     NA
    GC-107      L(32),D(81),O(7)              NA
    GC-108      L(59),GRTR1%orYM(57),O(4)     NA
    GC-109      L(31),D(85),O(4)              NA

    GC-110      L(31),D(85),O(4)              NA
    GC-111      L(31),D(85),O(4)              NA

------------------------------------------------------------------------------

                                   SCHEDULE II

                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY


                                      NONE

                                  SCHEDULE III

               SCHEDULE OF ENVIRONMENTALLY INSURED MORTGAGE LOANS



---------------------------------------------------------------------------------------
 MORTGAGE LOAN                                                           CUT-OFF DATE
    NUMBER            PROPERTY NAME                  ADDRESS               BALANCE
---------------------------------------------------------------------------------------

                                             3951 Murphy Canyon Road,
                                             San Diego, CA 92123
                    Price Self Storage       533 Stevens Avenue West,
       6                Portfolio            Solana Beach, CA 92075       $44,000,000
                                             1110 West Foothill
                                             Boulevard, Azusa, CA 91702
---------------------------------------------------------------------------------------

      23           2850 Red Hill Avenue      2850 Red Hill Avenue,     $11,958,759.80
                                             Santa Ana, CA 92705
---------------------------------------------------------------------------------------

                                  SCHEDULE IVA

                        CLASS XP REFERENCE RATE SCHEDULE


   INTEREST ACCRUAL                           CLASS XP REFERENCE
        PERIOD             PAYMENT DATE              RATE
--------------------------------------------------------------------------------
1                          January 11, 2003        6.84088
2                          February 11, 2003        6.8408
3                          March 11, 2003          6.84118
4                          April 11, 2003          7.07261
5                          May 11, 2003            6.84049
6                          June 11, 2003           7.07243
7                          July 11, 2003           6.84032
8                          August 11, 2003         7.07225
9                          September 11, 2003      7.07218
10                         October 11, 2003        6.84008
11                         November 11, 2003         7.072
12                         December 11, 2003        6.8399
13                         January 11, 2004        7.07181
14                         February 11, 2004       6.83972
15                         March 11, 2004          6.83981
16                         April 11, 2004          7.07151
17                         May 11, 2004            6.83942
18                         June 11, 2004           7.07131
19                         July 11, 2004           6.83922
20                         August 11, 2004         7.07111
21                         September 11, 2004      7.07103
22                         October 11, 2004        6.83895
23                         November 11, 2004       7.07082
24                         December 11, 2004       6.83874
25                         January 11, 2005        6.83865
26                         February 11, 2005       6.83859
27                         March 11, 2005          6.83909
28                         April 11, 2005          7.07034
29                         May 11, 2005             6.8383
30                         June 11, 2005           7.07017
31                         July 11, 2005           6.83813
32                         August 11, 2005            7.07
33                         September 11, 2005      7.06993
34                         October 11, 2005        6.83789
35                         November 11, 2005       7.06975
36                         December 11, 2005        6.8377
37                         January 11, 2006        6.83757
38                         February 11, 2006       6.83748
39                         March 11, 2006          6.83802
40                         April 11, 2006          7.06911
41                         May 11, 2006            6.83708
42                         June 11, 2006           7.06887
43                         July 11, 2006           6.83684
44                         August 11, 2006         7.06862
45                         September 11,2006       7.06852
46                         October 11, 2006         6.8365
47                         November 11, 2006       7.06827
48                         December 11, 2006       6.83626
49                         January 11, 2007        6.83611
50                         February 11, 2007         6.836
51                         March 11, 2007          6.83659
52                         April 11, 2007          7.06755
53                         May 11, 2007            6.83555
54                         June 11, 2007           7.06727
55                         July 11, 2007           6.83528
56                         August 11, 2007           7.067
57                         September 11, 2007      7.06688
58                         October 11, 2007        6.83489
59                         November 11, 2007       7.06659
60                         December 11, 2007       7.01648
61                         January 11, 2008        7.25678
62                         February 11, 2008       7.01886
63                         March 11, 2008          7.01921
64                         April 11, 2008            7.257
65                         May 11, 2008            7.01908
66                         June 11, 2008           7.25716
67                         July 11, 2008           7.01923
68                         August 11, 2008         7.25731
69                         September 11, 2008       7.2574
70                         October 11, 2008        7.01946
71                         November 11, 2008       7.25755
72                         December 11, 2008       7.01961
73                         January 11, 2009        7.01968
74                         February 11, 2009       7.01976
75                         March 11, 2009          7.02075
76                         April 11, 2009          7.25793
77                         May 11, 2009            7.01809
78                         June 11, 2009           7.25614
79                         July 11, 2009           7.01614
80                         August 11, 2009         7.25413
81                         September 11, 2009      7.25421
82                         October 11, 2009        7.01786
83                         November 11, 2009        7.2559
84                         December 11, 2009       7.01802

                                  SCHEDULE IVB

                        CLASS XPB REFERENCE RATE SCHEDULE


   INTEREST ACCRUAL                          CLASS XPB REFERENCE
        PERIOD             PAYMENT DATE              RATE
--------------------------------------------------------------------------------

1                          January 11, 2003        6.81088
2                          February 11, 2003        6.8108
3                          March 11, 2003          6.81118
4                          April 11, 2003          7.04261
5                          May 11, 2003            6.81049
6                          June 11, 2003           7.04243
7                          July 11, 2003           6.81032
8                          August 11, 2003         7.04225
9                          September 11, 2003      7.04218
10                         October 11, 2003        6.81008
11                         November 11, 2003         7.042
12                         December 11, 2003        6.8099
13                         January 11, 2004        7.04181
14                         February 11, 2004       6.80972
15                         March 11, 2004          6.80981
16                         April 11, 2004          7.04151
17                         May 11, 2004            6.80942
18                         June 11, 2004           7.04131
19                         July 11, 2004           6.80922
20                         August 11, 2004         7.04111
21                         September 11, 2004      7.04103
22                         October 11, 2004        6.80895
23                         November 11, 2004       7.04082
24                         December 11, 2004       6.80874
25                         January 11, 2005        6.80865
26                         February 11, 2005       6.80859
27                         March 11, 2005          6.80909
28                         April 11, 2005          7.04034
29                         May 11, 2005             6.8083
30                         June 11, 2005           7.04017
31                         July 11, 2005           6.80813
32                         August 11, 2005            7.04
33                         September 11, 2005      7.03993
34                         October 11, 2005        6.80789
35                         November 11, 2005       7.03975
36                         December 11, 2005        6.8077
37                         January 11, 2006        6.80757
38                         February 11, 2006       6.80748
39                         March 11, 2006          6.80802
40                         April 11, 2006          7.03911
41                         May 11, 2006            6.80708
42                         June 11, 2006           7.03887
43                         July 11, 2006           6.80684
44                         August 11, 2006         7.03862
45                         September 11, 2006      7.03852
46                         October 11, 2006         6.8065
47                         November 11, 2006       7.03827
48                         December 11, 2006       6.80626
49                         January 11, 2007        6.80611
50                         February 11, 2007        6.806
51                         March 11, 2007          6.80659
52                         April 11, 2007          7.03755
53                         May 11, 2007            6.80555
54                         June 11, 2007           7.03727
55                         July 11, 2007           6.80528
56                         August 11, 2007           7.037
57                         September 11, 2007      7.03688
58                         October 11, 2007        6.80489
59                         November 11, 2007       7.03659
60                         December 11, 2007       6.98648

                                   SCHEDULE V
            SCHEDULE OF INITIAL DIRECTING HOLDER FOR EACH LOAN PAIR

------------------------------------------------------------------------------------
  MORTGAGE LOAN
    NUMBER           PROPERTY NAME                    DIRECTING HOLDER
------------------------------------------------------------------------------------
      1         311 South Wacker Drive         Greenwich Capital Markets Inc.
------------------------------------------------------------------------------------
      2         Lake Merritt Plaza             Harborview Commercial Holdings  I, LLC
------------------------------------------------------------------------------------
      3         Jamaica Center                 Harborview Commercial Holdings  I, LLC
------------------------------------------------------------------------------------
      4         900 Nicollet Mall              Harborview Commercial Holdings  I, LLC
------------------------------------------------------------------------------------
      6         Price Self Storage Portfolio   Harborview Commercial Holdings  I, LLC
------------------------------------------------------------------------------------
      9         Andante Apartments             Harborview Commercial Holdings  I, LLC
------------------------------------------------------------------------------------
      33        4 Van de Graaff                Harborview Commercial Holdings  I, LLC
 -----------------------------------------------------------------------------------

                                   SCHEDULE VI

                         SUPPLEMENTAL SERVICER SCHEDULE


    LOAN ID                         LOAN NAME                          POOL            BORROWER NAME
------------------------------------------------------------------------------------------------------------------------------------
     GC-001      311 South Wacker Drive                           GCFP           Walton 311 Wacker Investors III, LLC
     GC-002      Lake Merritt Plaza                               GCFP           LMP I, LLC
     GC-003      Jamaica Center                                   GCFP           Mattone Group Jamaica Co. LLC
     GC-004      900 Nicollet Mall                                GCFP           RC-NRI, LLLP
     GC-005      Cumberland Mall                                  GCFP           Cumberland Mall Associates, LP
     GC-006      Price Self Storage Portfolio                     GCFP           Price Self Storage Solana Beach, LLC, and
                                                                                    Price Self Strorage Murphy Canyon, LLC
     GC-007      Humphrey Hospitality Portfolio                   GCFP           Solomons Beacon Inn LP
     GC-008      Greenway Center                                  GCFP           Greenway Plaza LLC
     GC-009      Andante Apartments                               GCFP           SNK Andante Phoenix LLC
     GC-010      Haverty Furniture Portfolio                      GCFP           HAVERTACQ 11,  LLC
     GC-011      Encore Portfolio                                 GCFP           Encore Portfolio
     GC-012      Harbor East Office Building                      GCFP           Harbor East Office Building
     GC-013      Edens Corporate Center                           GCFP           Edens Corporate Center, LLC
     GC-014      Home Center Ontario                              GCFP           Soledad Canyon, LLC
     GC-015      1280 Maple Avenue                                GCFP           Maple Avenue Shopping Center LLC
     GC-016      Cottonwood Corners SC                            GCFP           Cottonwood Corners Partners, L.P.
     GC-017      Rooney Ranch Center                              GCFP           Barclay Group No. 10 Limited Partnership
     GC-018      Summit Pointe                                    GCFP           Summit Pointe, L.L.C.
     GC-019      Austin Bluffs                                    GCFP           Austin Bluffs IMP
     GC-020      The Plaza at DePaul                              GCFP           DePaul 2002, LLC
     GC-021      Pine Lakes MHC                                   GCFP           Pine Lakes Mobile Estates, LLC
     GC-022      Westport Business Park                           GCFP           Westport Business Park, Ltd.
     GC-023      2850 Red Hill Avenue                             GCFP           Kinco Redhill, LLC
     GC-024      Newmark Buildings IV, VIII, IX                   GCFP           Danis Newmark Holdings, Inc.
     GC-025      Morgan Apartments                                GCFP           St. Anthony Apartments L.L.C.
     GC-026      Taft Hollywood Shopping Center                   GCFP           Taft-Hollywood Shopping Center, Inc.
     GC-027      Town Square Shopping Center                      GCFP           Dodi Schaumburg LLC
     GC-028      Gateway Pointe Retail Center                     GCFP           La Verne Retail Partners, LLC
     GC-029      Heritage Summer Hill                             GCFP           Signature Living at Summer Hill, L.P.
     GC-030      Mid Metro Business Park                          GCFP           Twosome Flex Associates LLC
     GC-031      Chandler Pavilions II                            GCFP           Chandler Pavilions II Shopping Center, LLC
     GC-032      Torrington Fair                                  GCFP           Devcon Torrington, LLC
     GC-033      4 Van de Graaff                                  GCFP           Van de Graaff Partners LLC
     GC-034      Raymour & Flanigan Plaza                         GCFP           Furniture Executives No. 4, L.P.
     GC-035      First National Bank Building                     GCFP           Ruskmark FNB, LLC
     GC-036      Pine Tree Shoppes                                GCFP           Blackhawk Pine Retail, LLC
     GC-037      1181 California Avenue                           GCFP           Calave Partners, L.P.
     GC-038      Hope Hotel & Conference Center                   GCFP           Hope Hotel and Conference Center
     GC-039      Self-Storage 1                                   GCFP           San Francisco Self Storage II, LLC
     GC-040      The Crossings at Gunn Eden                       GCFP           Champion Crossings, LLC
     GC-041      75 South Kelly Road                              GCFP           South Kelly Road General Partnership
     GC-042      Collegiate Square                                GCFP           Collegiate Square LLC
     GC-043      Pt. Dume Shopping Center                         GCFP           Pt. Dume Shopping Center, LLC
     GC-044      333 Providence Highway                           GCFP           Bobson  333 LLC
     GC-045      Prospect Square                                  GCFP           1025 Prospect Limited Partnership
     GC-046      Orange Square Shopping Center                    GCFP           Orange Square, LLC
     GC-047      Nall Hills Shopping Center                       GCFP           Ninety-Fifth & Nall Associates, L.P.
     GC-048      5401 E. Williams Blvd.                           GCFP           WC No. 1, LLC
     GC-049      Northpark Corporate Center II                    GCFP           Northpark Corporate II, LLC
     GC-050      Kings Crossing Town Center                       GCFP           KCTC, Inc.
     GC-051      4485 Virginia Beach Boulevard                    GCFP           M 72 VA Beach LLC
     GC-052      South Congress Mini Storage                      GCFP           John A. Grant, Jr. Limited Partnership
     GC-053      601 N. Ashley                                    GCFP           601 Ashley, Inc.
     GC-054      Village Square Shopping Center                   GCFP           Village Square 568, LLLP
     GC-055      Arapahoe Station III                             GCFP           Arapahoe Station III, LLP
     GC-056      1200 Wilshire Boulevard                          GCFP           1200 Wilshire Building, Ltd.
     GC-057      Canyon View Office Park                          GCFP           Community Ventures, LLC
     GC-058      Troy Villa Mobile Home Park                      GCFP           Troy Villa Limited Partnership
     GC-059      Pinebrook Apartments                             GCFP           DOIT Pinebrook Jacksonville, LP
     GC-060      Americana Gardens Office Building                GCFP           American Gardens, a California Limited Partnership
     GC-061      Bell Plaza Office Buildings                      GCFP           Bell Plaza Investors, Schroeder Group III,
                                                                                    Plaza Investors LLC, Fitch Investments LLC
     GC-062      Thomas Winery Plaza                              GCFP           Sarkis Investments, LLC
     GC-063      A Better Way Business Center                     GCFP           A Better Way, LLC
     GC-064      Brooklawn Shopping Center                        GCFP           Brookwrap LLC and Brooklawn LLC
     GC-065      Parkview Estates                                 GCFP           The Louge Development Company, LLC
     GC-066      Isola Bella Apts.                                GCFP           IB Townhomes, LLC
     GC-067      223 West Erie                                    GCFP           223 West Erie LLC
     GC-068      Great America Retail Center                      GCFP           Landmark Equities, LP
     GC-069      Park Place Apartments                            GCFP           Park Place CMU Limited Partnership
     GC-070      Club Monaco                                      GCFP           624 Collins Avenue Ltd.
     GC-071      Commodore Plaza Shopping Center                  GCFP           Commodore Plaza, Ltd.
     GC-072      Thornton Road Self Storage                       GCFP           Stockton Mill Storage, LLC
     GC-073      Bloomfield Medical Village                       GCFP           Bloomfield Medical Village LP
     GC-074      Heritage House & Amity Common                    GCFP           Signature Living at Douglassville, LP
     GC-075      Milford Shopping Center                          GCFP           Liberty-Milford Partnership
     GC-076      1053 Turnpike Street                             GCFP           CD-SP Realty LLC
     GC-077      Builders FirstSource Industrial Building         GCFP           F&F Conway Associates
     GC-078      Bullock-Habersham Apartments                     GCFP           TR Associates of Bullock, L.P.
     GC-079      9700 Menaul Blvd. NE                             GCFP           Floyd E. Medlock and Aida Medlock,
                                                                                    Co-Trustees of the Medlock Living Trust
                                                                                    Dated October 18, 2000, and Joel D. Medlock
     GC-080      Silverlake Estates M.H.P.                        GCFP           Villa Capistrano, LLC
     GC-081      6820 West Ann Road                               GCFP           Rainbow-Regal LLC
     GC-082      7720 West Bell Road                              GCFP           Bell Arrowhead Property LLC
     GC-083      Riverpark Office Park                            GCFP           Riverpark IV, LLC
     GC-084      Irongate Executive Plaza                         GCFP           777 Irongate, LLC
     GC-085      Shop N Save Supermarket                          GCFP           GEJ Troy LLC
     GC-086      Walgreens Brownsburg                             GCFP           B.T.B. Properties Holdings I, LLC
     GC-087      Sunset Ridge Apartments                          GCFP           Sunset Ridge Apartment Investors
     GC-088      Flamingo Durango Self Storage                    GCFP           Flamingo Self Storage Limited Partnership
     GC-089      Cape Coral Town Center                           GCFP           Big John of Cape Coral, Inc.
     GC-090      Aero Drive II Retail Center                      GCFP           Aero Drive Three, LLC and Mlantz, LLC
     GC-091      Tarry Town Center                                GCFP           Westenfield Development Company, Inc.
     GC-092      Sephora                                          GCFP           CLB Associates, Ltd.
     GC-093      13525 Beach Boulevard                            GCFP           Muirfield - La Mirada, LLC
     GC-094      10808 West Jewell Avenue                         GCFP           Compean Lakewood, LLC
     GC-095      3770 North Woodlawn Drive                        GCFP           Drei, LLC
     GC-096      Pipeline Plaza                                   GCFP           DFW Highland, Ltd. & DFW Pipeline Plaza. Ltd.
     GC-097      Sanko Plaza                                      GCFP           Sanko Plaza, Ltd.
     GC-098      4028 Goodman Road                                GCFP           Tuschman, LLC & Tuschman Trust, LLC, as
                                                                                   tenants-in-common
     GC-099      Century Plaza                                    GCFP           Reservoir Investment Partners, LLC
     GC-100      6330 Spring Mountain Road                        GCFP           L. E. Investments, LLC
     GC-101      Roy Crossroads Retail Center                     GCFP           Roy Crossroads Retail 23, L.L.C.
     GC-102      Westmoreland Park                                GCFP           7220 Westmoreland, Ltd.
     GC-103      Fort Payne Crossings                             GCFP           TBB Developtment, LLC
     GC-104      Crown Valley Professional Center                 GCFP           South Coast Associates LTD
     GC-105      Brookside Office Buildings                       GCFP           Brisco Realty Investors, LLC
     GC-106      Layton Village Shopping Center                   GCFP           Layton Village Retail Associates, LLC
     GC-107      Sterling Court Townhouses                        GCFP           Heartland Frankfort LLC
     GC-108      Magnolia Square Shopping Center                  GCFP           Rocket Fuels No. 2, L.P.
     GC-109      Silver Terrace Apartments Phase II               GCFP           Silver Terrace Orlando II, Ltd.
     GC-110      White Columns Apartments                         GCFP           White Columns 1995 LLC
     GC-111      Calumet Station                                  GCFP           Premier Venture CS, LLC

                                                                                           ORIGINAL       REMAINING
                                                 ADJUSTED                   ORIGINAL     AMORTIZATION   AMORTIZATION
LOAN ID   COUNTY              PROPERTY TYPE       ARD RATE                    BALANCE      TERM (MOS.)    TERM (MOS.)         LOC
------------------------------------------------------------------------------------------------------------------------------------
GC-001    Cook                     Office                                  72,500,000        0              0
GC-002    Alameda                  Office                                  70,000,000       360            357
GC-003    Queens                   Retail                                  58,000,000       360            360
GC-004    Hennepin                 Office                                  53,314,969       360            355               LOC
GC-005    Cumberland               Retail                                  45,000,000       360            359
GC-006                                                                     44,000,000       360            360
GC-007                                                                     40,000,000       240            240               LOC
GC-008    Prince George's          Retail                                  37,500,000       360            358
GC-009    Maricopa                 Multifamily                             32,500,000       360            359
GC-010                                                                     28,600,000       300            297
GC-011                                                                     25,950,000       360            360
GC-012    Baltimore                Office                                  24,500,000       360            360
GC-013    Cook                     Office                                  23,000,000       360            356
GC-014    San Bernardino           Retail                                  19,750,000       360            360
GC-015    Fairfax                  Retail                                  18,500,000       360            359
GC-016    Bernalillo               Retail                                  18,200,000       360            354
GC-017    Pima                     Retail                                  17,300,000       360            353
GC-018    Oakland                  Office                                  14,800,000       360            354               LOC
GC-019    El Paso                  Office                                  14,650,000       360            355
GC-020    St. Louis                Retail                                  13,500,000       360            358
GC-021    Yavapai                  Mobile Home Park                        12,400,000       360            358
GC-022    Harris                   Mixed Use                               12,150,000       360            358
GC-023    Orange                   Mixed Use                               12,114,000       360            341
GC-024    Montgomery               Office                                  11,950,000       300            300
GC-025    Hennepin                 Multifamily                             11,175,000       360            353
GC-026    Broward                  Retail                                  11,200,000       360            350
GC-027    Cook                     Retail                                  11,000,000       180            180
GC-028    Los Angeles              Retail                                  10,700,000       360            352
GC-029    Bucks                    Multifamily                             10,600,000       360            360               LOC
GC-030    Lee                      Industrial                              10,000,000       360            355
GC-031    Maricopa                 Retail                                  10,000,000       360            354
GC-032    Litchfield               Retail                                  10,000,000       360            351
GC-033    Middlesex                Office                                  10,000,000       360            348               LOC
GC-034    Hartford                 Retail                                   9,600,000       360            352
GC-035    Richmond                 Office                                   9,524,000       360            352
GC-036    Allegheny                Retail                                   9,400,000       360            359               LOC
GC-037    Riverside                Office                                   9,300,000       360            359               LOC
GC-038    Greene                   Hospitality                              9,000,000       240            240
GC-039    San Francisco            Self Storage                             9,039,000       300            294
GC-040    Butler                   Retail                                   8,700,000       360            353               LOC
GC-041    Napa                     Industrial                               8,200,000       360            350
GC-042    Montgomery               Mixed Use                                7,750,000       300            300
GC-043    Los Angeles              Retail                                   7,500,000       360            356
GC-044    Norfolk                  Office                                   7,263,000       360            352
GC-045    San Diego                Mixed Use                                7,210,000       360            357               LOC
GC-046    Orange                   Retail                                   6,850,000       360            353
GC-047    Johnson                  Retail                                   6,800,000       360            359
GC-048    Pima                     Office                                   6,560,000       360            354               LOC
GC-049    St. Tammany              Office                                   6,500,000       360            358
GC-050    Harris                   Mixed Use                                6,431,000       360            358
GC-051    Virginia Beach           Retail                                   6,400,000       360            360
GC-052    Palm Beach               Self Storage                             6,434,000       360            351
GC-053    Hillsborough             Office                                   6,100,000       360            358
GC-054    Douglas                  Retail                                   6,100,000       360            358
GC-055    Arapahoe                 Mixed Use                                5,820,000       360            359
GC-056    Los Angeles              Office                                   5,842,000       300            293
GC-057    Costa                    Office                                   5,500,000       360            354
GC-058    Wood                     Mobile Home Park                         5,350,000       360            360
GC-059    Duval                    Multifamily                              5,370,000       360            352
GC-060    Los Angeles              Office                                   5,280,000       360            352
GC-061    Maricopa                 Office                                   5,080,000       360            355
GC-062    San Bernardino           Retail                                   4,900,000       360            355
GC-063    Orange                   Industrial                               4,900,000       360            344
GC-064    Camden                   Retail                                   4,800,000       360            353
GC-065    Will                     Multifamily                              4,500,000       360            355
GC-066    Los Angeles              Multifamily                              4,400,000       360            359
GC-067    Cook                     Office                                   4,400,000       360            351               LOC
GC-068    Santa Clara              Retail                                   4,200,000       360            354
GC-069    Isabella                 Multifamily                              4,191,000       360            355               LOC
GC-070    Miami/Dade               Retail                                   4,150,000       360            356
GC-071    Harrison                 Retail                                   4,050,000       360            359
GC-072    San Joaquin              Self Storage                             4,000,000       300            299
GC-073    Oakland                  Office                                   4,000,000       300            297
GC-074                                                                      3,700,000       360            360
GC-075    Baltimore                Retail                                   3,940,000       360            359
GC-076    Norfolk                  Industrial                               3,900,000       360            351
GC-077    Horry                    Industrial                               3,861,500       330            329
GC-078    Fulton                   Multifamily                              3,800,000       360            355
GC-079    Bernalillo               Retail                                   3,675,000       360            353
GC-080    Pima                     Mobile Home Park                         3,550,000       360            356
GC-081    Clark                    Retail                                   3,550,000       360            353
GC-082    Maricopa                 Retail                                   3,500,000       360            353
GC-083    Clark                    Office                                   3,475,000       360            357
GC-084    Jefferson                Office                                   3,400,000       360            357
GC-085    Rensselaer               Retail                                   3,400,000       360            356
GC-086    Hendricks                Retail                     10.2100%      3,315,000       360            356
GC-087    Pierce                   Multifamily                              3,250,000       360            357
GC-088    Clark                    Self Storage                             3,000,000       360            357
GC-089    Lee                      Retail                                   3,000,000       300            291
GC-090    San Diego                Retail                                   2,950,000       360            354
GC-091    Travis                   Retail                                   3,000,000       180            172
GC-092    Miami/Dade               Retail                                   2,900,000       360            356
GC-093    Los Angeles              Retail                                   2,825,000       360            357
GC-094    Jefferson                Retail                                   2,800,000       360            354
GC-095    Sedgwick                 Retail                                   2,675,000       360            350
GC-096    Tarrant                  Retail                                   1,790,000       360            354
GC-097    Tarrant                  Retail                                    700,000        360            354
GC-098    De Soto                  Retail                                   2,460,500       360            353
GC-099    Providence               Office                                   2,200,000       360            358
GC-100    Clark                    Office                                   2,205,000       360            345
GC-101    Weber                    Retail                                   2,000,000       360            350
GC-102    Dallas                   Office                                   1,912,500       360            349
GC-103    Dekalb                   Retail                                   1,850,000       300            295
GC-104    Orange                   Office                                   1,750,000       360            356
GC-105    Douglas                  Office                                   1,650,000       360            355
GC-106    Davis                    Retail                                   1,400,000       360            352
GC-107    Clinton                  Multifamily                              1,401,500       300            292
GC-108    Montgomery               Retail                                   1,200,000       240            236
GC-109    Orange                   Multifamily                              1,150,000       300            293
GC-110    Natchitoches Parish      Multifamily                              1,112,000       360            353
GC-111    Porter                   Retail                                   1,100,000       360            353


                                                                                                   MONTHLY
                       TAX ESCROW        MONTHLY TAX                           INSURANCE          INSURANCE           INSURANCE
       LOAN ID            FLAG             PAYMENT         TAX BALANCE        ESCROW FLAG          PAYMENT             BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
       GC-001        2,335,000.00        778,333.33      3,113,333.33        272,907.94           136,453.96           409,361.89
       GC-002          771,470.00        110,210.00        453,094.64         15,800.38            15,800.39            31,675.70
       GC-003           48,077.73         12,637.00         60,775.33        142,832.08            34,316.42           177,328.40
       GC-004          296,987.85         74,243.63        224,136.04         35,098.98             5,961.50            40,786.65
       GC-005          211,307.70        105,653.85        317,256.82        123,658.16            20,188.85           144,019.81
       GC-006          399,476.53         49,018.17        274,104.41         34,456.98             6,665.33            47,871.94
       GC-007          431,860.40         93,277.55        431,860.40        590,790.00            49,232.50           590,790.00
       GC-008          108,981.89         54,518.84        218,019.57         48,659.00             3,743.00            56,145.00
       GC-009           41,384.25         13,794.75         55,179.00         43,306.50             4,811.83            48,118.32
       GC-010                   -                 -                 -                 -                    -                    -
       GC-011          142,624.16         37,759.83        142,624.16         17,707.25            17,707.25            17,707.25
       GC-012          210,000.00         35,000.00        210,000.00         21,360.00             2,373.33            21,360.00
       GC-013          400,187.83         67,275.14        289,526.72         24,500.00             4,416.44             5,814.05
       GC-014           67,399.53         22,466.51         67,399.53            749.50               749.50               749.50
       GC-015          158,877.52         27,255.68         57,523.13         32,501.70             2,708.48            35,210.17
       GC-016           50,754.02         12,156.03         38,925.63         54,854.80             3,722.83            24,802.72
       GC-017           56,086.16         22,418.28         45,819.81         19,164.21             1,899.08            37,981.60
       GC-018          164,177.08         32,835.42        122,673.70          7,000.00             3,500.00            28,000.00
       GC-019           30,806.84         15,403.42         92,420.52         25,600.00             2,133.33               (97.68)
       GC-020          318,998.98         28,999.91        377,614.99          6,088.67             3,044.33            12,177.33
       GC-021            7,421.33          1,236.83          2,480.31          4,117.00             1,297.80             6,712.60
       GC-022          210,963.03         21,096.20        253,154.43         51,864.92             4,660.81            61,294.92
       GC-023           31,096.00          7,844.68         59,349.14          2,466.00             1,905.42            20,959.62
       GC-024          115,875.00         19,312.50        135,187.50         21,590.00             1,545.00            23,135.00
       GC-025           52,484.00         26,242.00         78,724.90         22,258.33             6,635.86            11,087.52
       GC-026           67,506.32         26,627.49        300,778.18         72,393.33            14,963.65            66,124.27
       GC-027          161,995.20         40,498.80        161,995.20          2,666.67             2,666.67             2,666.67
       GC-028           38,416.00          9,604.00         57,935.42         37,980.00             3,690.00            14,434.00
       GC-029           61,912.96         15,787.75         61,912.96         35,540.78                    -            35,540.78
       GC-030          118,989.00         13,221.00         13,221.00          7,439.00             1,488.00            14,879.00
       GC-031           38,289.00         12,763.00         50,659.73         14,532.00             2,076.00            26,988.00
       GC-032                   -                 -                 -                 -                    -                    -
       GC-033           19,792.00          7,567.80         15,241.46         20,484.00             3,826.92            53,576.88
       GC-034           55,287.48         16,780.71         87,369.48         16,892.00             2,618.00            37,836.00
       GC-035          133,641.38         12,150.00         77,867.88          7,041.25             2,432.00            24,537.25
       GC-036          118,453.43         23,000.67        141,639.63          4,853.36             2,426.68            35,552.04
       GC-037           78,426.00          8,714.00         34,856.35          3,747.00             1,439.00             5,194.00
       GC-038                   -                 -                 -          5,150.00             2,575.00             5,150.00
       GC-039           39,327.05          4,916.00         38,925.44         33,961.00             7,581.00            79,447.00
       GC-040           39,165.00          7,833.00         52,823.16         12,975.69             1,853.67            25,951.38
       GC-041            8,922.90          9,808.84         48,173.21          9,529.17               313.17            12,088.44
       GC-042            6,530.00          3,265.00          6,530.00          2,500.00             1,250.00             2,500.00
       GC-043           57,360.00         10,162.98         35,225.09          2,950.00             2,950.00            11,800.00
       GC-044                   -          7,622.96          4,055.01         12,685.81             1,812.26            27,183.89
       GC-045           50,701.21          7,243.03         30,336.10          4,757.49             1,585.83             9,514.98
       GC-046           22,364.00          4,671.00         27,920.04         20,151.00             2,239.00             1,887.00
       GC-047           82,760.38         13,793.40         13,915.48         18,506.25             2,056.25            20,562.50
       GC-048                   -                 -                 -                 -                    -                    -
       GC-049           52,490.90          4,771.90         62,034.70         16,836.60             1,530.60            19,897.80
       GC-050          108,750.06          9,507.15         26,017.11         21,905.39             2,020.34             4,950.48
       GC-051            7,747.51          7,747.51          7,747.51          2,791.64               778.77             2,791.64
       GC-052           38,193.94          9,777.51         30,012.23         43,750.00             2,344.94            83,125.00
       GC-053           65,200.00          8,150.00         81,500.00         39,540.00             3,060.00            33,660.00
       GC-054          136,606.90         27,321.48        191,249.66          8,686.50               723.88            10,858.14
       GC-055           37,173.64          9,293.41         46,467.05          3,637.00             1,212.33             4,849.33
       GC-056           24,252.00          6,063.00         31,729.14          8,925.00             1,275.00            17,850.00
       GC-057           31,472.00          4,496.00         31,501.78         24,782.00             3,527.00            16,830.75
       GC-058           55,055.85         11,011.17         55,055.85          3,278.15             1,639.07             3,278.15
       GC-059           74,070.00         12,345.00         74,073.61         17,699.00             5,866.00            64,627.00
       GC-060           24,383.25         12,191.63         49,493.16          2,909.33             1,454.67            14,546.69
       GC-061           29,229.31          7,307.33         28,108.09          6,745.90               963.70            12,528.10
       GC-062           83,810.00         16,762.00        117,417.00          5,828.00             1,289.00             9,023.00
       GC-063           22,770.00          5,527.61         15,892.86         11,950.00             1,229.58            14,754.96
       GC-064            7,035.00          7,035.00          7,480.75          8,193.51             2,731.17            27,311.70
       GC-065           53,455.00         10,684.73         42,801.73         52,505.00            10,020.66            12,370.50
       GC-066           17,856.00          5,952.00          1,658.07          4,488.00               408.00             4,896.00
       GC-067           23,645.35         18,101.28         79,538.03         12,048.40             1,721.20            27,539.20
       GC-068           15,181.83          5,060.61         15,324.45          4,076.50               815.30             8,968.30
       GC-069           67,507.23          9,786.93         45,561.63          9,032.26             2,883.07            23,447.61
       GC-070                   -                 -                 -          4,238.72             1,730.45            11,160.52
       GC-071           39,741.48          3,974.15         43,715.63         22,250.55             1,854.21            24,104.76
       GC-072                   -            841.24            843.58          4,098.35               819.67             4,918.02
       GC-073           27,245.27          6,811.32         47,774.79                 -                    -                    -
       GC-074           20,646.09          5,303.83         20,646.09         20,211.53                    -            20,211.53
       GC-075           19,824.25          3,964.85         23,789.10          7,007.14               700.79             7,708.71
       GC-076           40,414.17          6,506.61         10,851.32          5,838.25             2,613.11            29,574.84
       GC-077                   -          3,666.67            325.15         20,763.34             3,596.67            24,360.01
       GC-078           47,135.83          4,713.58          8,905.21         35,750.00             2,500.00            25,000.00
       GC-079                   -                 -                 -                 -                    -                    -
       GC-080           20,452.00          5,113.00         27,084.67          8,151.00             1,127.00             3,884.00
       GC-081                   -                 -                 -                 -                    -                    -
       GC-082           13,642.86          6,496.88         24,879.10          6,027.12               599.92             3,599.52
       GC-083           13,225.40          3,306.35          3,306.45          1,884.75               628.25             3,769.50
       GC-084           39,012.00          6,502.00         52,016.00          4,398.00               733.00             5,864.00
       GC-085                   -                 -                 -                 -                    -                    -
       GC-086                   -                 -                 -                 -                    -                    -
       GC-087           36,108.00          5,638.98         20,332.74         22,140.00             2,214.00            28,782.00
       GC-088           11,120.00          3,706.66             (0.02)         9,083.65             1,092.16            13,485.13
       GC-089           33,591.12          5,598.52         15,774.05          9,820.52             1,716.60            18,279.92
       GC-090           18,240.00          2,010.00          6,283.48          2,485.00               497.00             4,970.00
       GC-091                   -                 -                 -                 -                    -                    -
       GC-092           29,684.20          2,968.42          6,845.01          8,506.92             1,580.31             6,257.16
       GC-093                   -                 -                 -                 -                    -                    -
       GC-094                   -                 -                 -                 -                    -                    -
       GC-095                   -                 -                 -                 -                    -                    -
       GC-096           40,132.29         10,033.07        110,363.78         25,590.40             2,132.53            16,475.58
       GC-097                   -                 -                 -                 -                    -                    -
       GC-098                   -                 -                 -                 -                    -                    -
       GC-099            9,390.76          9,390.76         28,172.28         10,557.42               959.77            12,476.96
       GC-100            6,915.00          1,342.04          4,823.08          6,200.00               743.26             4,932.57
       GC-101           19,392.50          3,878.50         32,339.58          2,546.04               424.34             5,320.94
       GC-102           10,533.27          3,511.09          2,025.41          2,673.36               640.58             2,786.14
       GC-103           11,088.73          1,386.09         18,019.18          1,802.06               600.69             4,805.51
       GC-104            6,264.15          1,252.83         10,022.64          6,969.50               580.80             3,937.90
       GC-105           21,889.98          3,648.33         40,131.63            548.66               274.33             1,920.31
       GC-106           14,937.30          2,133.90          6,379.87          3,025.08               252.09             1,872.80
       GC-107           29,614.46          4,089.92          8,182.64          9,178.40             1,147.30             1,583.30
       GC-108           13,115.80          1,311.58          5,011.53          4,416.75               339.75             1,560.91
       GC-109           19,206.72          2,400.84          8,128.59          4,503.17               643.31               555.59
       GC-110            4,907.43            981.49         10,019.85          2,234.05               558.51             5,990.76
       GC-111            2,769.86          1,384.93          4,159.08          2,218.08               184.84             1,083.96


                                                                                                  REPLACEMENT
                       MONTHLY                                                  REPLACEMENT          RESERVE
                      INSURANCE           INSURANCE       REPLACEMENT             RESERVE            CURRENT            TILC ESCROW
       LOAN I          PAYMENT             BALANCE        RESERVE FLAG         ANNUAL DEPOSIT        BALANCE                FLAG
-----------------------------------------------------------------------------------------------------------------------------------
       GC-001        136,453.96           409,361.89                 -            256,200.00         21,350.00         1,052,831.34
       GC-002         15,800.39            31,675.70          6,418.03             77,016.36         25,704.49         1,000,000.00
       GC-003         34,316.42           177,328.40                 -             43,200.00          3,600.00                    -
       GC-004          5,961.50            40,786.65                 -            121,049.04         50,437.10         3,000,000.00
       GC-005         20,188.85           144,019.81        660,000.00             75,360.00        667,202.26           650,000.00
       GC-006          6,665.33            47,871.94          4,585.78             51,530.52         13,188.12                    -
       GC-007         49,232.50           590,790.00                 -          1,422,140.04                 -                    -
       GC-008          3,743.00            56,145.00                 -             54,076.68          9,016.48           250,000.00
       GC-009          4,811.83            48,118.32         14,400.00             86,400.00         14,400.00                    -
       GC-010                 -                    -                 -                     -                 -                    -
       GC-011         17,707.25            17,707.25                 -            165,399.96                 -                    -
       GC-012          2,373.33            21,360.00          3,349.64             40,195.68          3,349.64            17,242.75
       GC-013          4,416.44             5,814.05                 -             34,463.28         12,299.64           350,000.00
       GC-014            749.50               749.50          3,199.82             19,198.92          3,199.82            13,070.62
       GC-015          2,708.48            35,210.17                 -             15,774.00          1,314.50                    -
       GC-016          3,722.83            24,802.72         32,705.00                     -         32,863.90            29,925.00
       GC-017          1,899.08            37,981.60          2,239.30             26,871.60         17,966.96             6,758.21
       GC-018          3,500.00            28,000.00                 -             24,223.44         12,111.78           250,000.00
       GC-019          2,133.33               (97.68)                -             20,016.24          6,675.42           372,300.00
       GC-020          3,044.33            12,177.33                 -             28,056.00          4,678.05           586,345.00
       GC-021          1,297.80             6,712.60          1,316.67                     -          2,647.04                    -
       GC-022          4,660.81            61,294.92                 -             20,666.40          3,463.02           150,000.00
       GC-023          1,905.42            20,959.62          2,350.00             14,100.00         24,882.68           375,000.00
       GC-024          1,545.00            23,135.00                 -             31,368.12          2,614.01                    -
       GC-025          6,635.86            11,087.52         61,938.41             68,499.96         24,017.75                    -
       GC-026         14,963.65            66,124.27         15,831.00             37,716.00         47,629.56             5,643.00
       GC-027          2,666.67             2,666.67                 -             13,630.08                 -                    -
       GC-028          3,690.00            14,434.00          1,658.50              9,951.00          8,323.49            15,586.23
       GC-029                 -            35,540.78          1,562.50             18,750.00          1,562.50                    -
       GC-030          1,488.00            14,879.00          2,510.00             30,120.00         15,106.59           550,000.00
       GC-031          2,076.00            26,988.00                 -             12,044.88          6,035.19             1,666.00
       GC-032                 -                    -                 -             14,908.08         11,220.31                    -
       GC-033          3,826.92            53,576.88                 -              9,351.96          9,395.26                    -
       GC-034          2,618.00            37,836.00          4,131.00             21,816.00         18,714.22                    -
       GC-035          2,432.00            24,537.25          3,653.00             43,836.00         27,544.06           120,000.00
       GC-036          2,426.68            35,552.04                 -             11,062.80            922.00           150,000.00
       GC-037          1,439.00             5,194.00          1,422.75              8,536.56          2,135.96                    -
       GC-038          2,575.00             5,150.00        109,416.00            218,832.00        109,416.00                    -
       GC-039          7,581.00            79,447.00          2,000.00              7,884.00          5,969.35                    -
       GC-040          1,853.67            25,951.38          6,266.40             25,065.60         20,888.00             4,856.46
       GC-041            313.17            12,088.44          2,437.00             29,244.00         26,971.40             3,777.00
       GC-042          1,250.00             2,500.00          1,268.33             15,219.96          1,268.33             5,308.60
       GC-043          2,950.00            11,800.00         33,882.00             11,292.00         13,295.48             8,726.00
       GC-044          1,812.26            27,183.89                 -              8,340.00          5,576.25                    -
       GC-045          1,585.83             9,514.98                 -              6,590.04          2,750.07            65,087.26
       GC-046          2,239.00             1,887.00          2,562.34             15,374.04         11,568.80             4,152.42
       GC-047          2,056.25            20,562.50                 -             21,277.68          1,773.14                    -
       GC-048                 -                    -          1,620.90              9,725.40          5,681.12                    -
       GC-049          1,530.60            19,897.80          2,330.06             13,980.36          4,665.32             6,740.58
       GC-050          2,020.34             4,950.48          3,207.18             12,108.72          5,045.30            18,000.00
       GC-051            778.77             2,791.64                 -              8,972.28                 -           300,000.00
       GC-052          2,344.94            83,125.00          1,401.00             16,812.00         14,091.47                    -
       GC-053          3,060.00            33,660.00          1,021.00             12,252.00          3,063.00             9,768.53
       GC-054            723.88            10,858.14                 -              7,451.04          1,241.84           250,000.00
       GC-055          1,212.33             4,849.33            906.00             10,872.00          1,812.00             2,594.33
       GC-056          1,275.00            17,850.00         13,200.00             22,381.20         17,988.66            17,557.81
       GC-057          3,527.00            16,830.75         25,500.00             15,000.00         30,301.18             5,506.00
       GC-058          1,639.07             3,278.15                 -             16,500.00                 -                    -
       GC-059          5,866.00            64,627.00          8,784.00             52,704.00         44,080.38                    -
       GC-060          1,454.67            14,546.69         35,000.00             18,492.00          3,234.58            70,000.00
       GC-061            963.70            12,528.10          4,138.00             24,828.00         16,587.60           100,000.00
       GC-062          1,289.00             9,023.00          3,833.34             23,000.04         13,451.73             4,123.83
       GC-063          1,229.58            14,754.96          3,446.78             20,680.68         31,241.73             2,921.16
       GC-064          2,731.17            27,311.70         20,000.00             29,214.96         37,208.74                    -
       GC-065         10,020.66            12,370.50          3,910.50                     -              0.54                    -
       GC-066            408.00             4,896.00            895.80              5,374.80          1,345.08                    -
       GC-067          1,721.20            27,539.20         13,858.00                     -         13,858.00           300,000.00
       GC-068            815.30             8,968.30            569.82              3,418.92          2,285.73             3,132.00
       GC-069          2,883.07            23,447.61                 -             59,150.04         24,686.94                    -
       GC-070          1,730.45            11,160.52                 -              1,503.84         13,339.89                    -
       GC-071          1,854.21            24,104.76                 -              7,622.04            635.17                    -
       GC-072            819.67             4,918.02          1,974.88             11,849.28          2,962.32                    -
       GC-073                 -                    -                 -              7,294.80          1,825.10                    -
       GC-074                 -            20,211.53          1,802.50             21,630.00          1,802.50                    -
       GC-075            700.79             7,708.71            866.71             10,400.52          1,734.82             1,733.42
       GC-076          2,613.11            29,574.84        130,000.00             23,447.04        148,640.45                    -
       GC-077          3,596.67            24,360.01                 -             13,336.92          1,111.41                    -
       GC-078          2,500.00            25,000.00                 -             40,960.08         17,110.90                    -
       GC-079                 -                    -            378.00              2,268.00          1,706.76                    -
       GC-080          1,127.00             3,884.00          1,775.00             10,650.00          5,335.99                    -
       GC-081                 -                    -                 -              4,536.00          1,706.59             1,516.34
       GC-082            599.92             3,599.52            707.08              4,242.48          3,192.39             2,284.60
       GC-083            628.25             3,769.50          3,358.89             13,435.56          3,592.78            16,254.72
       GC-084            733.00             5,864.00        168,125.00                     -        168,247.66           150,000.00
       GC-085                 -                    -                 -                     -                 -                    -
       GC-086                 -                    -                 -              2,173.56            725.42                    -
       GC-087          2,214.00            28,782.00        172,890.63             40,845.72        183,650.88                    -
       GC-088          1,092.16            13,485.13          1,039.00             12,468.00          4,162.62                    -
       GC-089          1,716.60            18,279.92          2,786.67             11,146.68         11,146.68             2,487.83
       GC-090            497.00             4,970.00            320.84              1,925.04          1,126.70             1,844.17
       GC-091                 -                    -                 -                     -                 -                    -
       GC-092          1,580.31             6,257.16                 -              1,080.00            362.52                    -
       GC-093                 -                    -            247.36              1,484.16            619.53                    -
       GC-094                 -                    -                 -                     -                 -                    -
       GC-095                 -                    -            252.00              1,512.00          1,392.93                    -
       GC-096          2,132.53            16,475.58                 -             16,751.16          8,393.17                    -
       GC-097                 -                    -                 -                     -                 -                    -
       GC-098                 -                    -            242.00              1,452.00          1,092.78                    -
       GC-099            959.77            12,476.96                 -              6,923.76          1,159.85                    -
       GC-100            743.26             4,932.57            260.50              3,126.00          4,193.66            30,522.42
       GC-101            424.34             5,320.94          1,551.39              6,205.56          6,722.69             1,311.35
       GC-102            640.58             2,786.14          2,398.95              9,595.80         11,195.10             4,229.94
       GC-103            600.69             4,805.51                 -              4,140.00          1,727.82                    -
       GC-104            580.80             3,937.90            826.00              4,956.00          2,066.90             8,750.68
       GC-105            274.33             1,920.31            854.49              3,417.96          2,278.64            68,058.31
       GC-106            252.09             1,872.80          1,477.80              5,911.20          5,418.60             1,333.44
       GC-107          1,147.30             1,583.30                 -             20,000.04          7,508.77                    -
       GC-108            339.75             1,560.91            453.06              1,812.24          1,057.14            17,952.00
       GC-109            643.31               555.59          3,750.00             15,000.00          5,352.73                    -
       GC-110            558.51             5,990.76                 -             15,060.00          8,816.33                    -
       GC-111            184.84             1,083.96            540.00              2,160.00          1,800.00               546.75


                                                        DEFERRED
                                         TILC         MAINTENANCE      DEFERRED                ENVIRONMENTAL    ENVIRONMENTAL
                       TILC             CURRENT         ANNUAL       MAINTENANCE              RESERVE ANNUAL      RESERVE
                  ANNUAL DEPOSIT        BALANCE         DEPOSIT        BALANCE                   DEPOSIT          BALANCE
        ----------------------------------------------------------------------------------------------------------------------
       GC-001      1,599,996.00      1,487,323.61                      184,800.00                    -                    -
       GC-002                 -      1,002,549.59                               -                    -                    -
       GC-003                 -                 -                               -                    -                    -
       GC-004        242,097.00      3,025,459.98                               -                    -                    -
       GC-005        290,004.00        675,075.28                       80,084.25                    -                    -
       GC-006                 -                 -                      224,427.41                    -                    -
       GC-007                 -                 -                      165,900.00                    -           385,000.00
       GC-008         70,008.00        262,213.96                        7,015.15                    -           150,324.69
       GC-009                 -                 -                               -                    -                    -
       GC-010                 -                 -                               -                    -                    -
       GC-011                 -                 -                      111,676.00                    -                    -
       GC-012        206,913.00         17,242.75                               -                    -                    -
       GC-013        300,000.00        370,963.85                               -                    -                    -
       GC-014         78,423.72         13,070.62                               -                    -                    -
       GC-015         73,611.96          6,134.33                      175,312.50                    -                    -
       GC-016                 -             17.26                        5,024.29                    -                    -
       GC-017         81,098.52         54,224.25                               -                    -                    -
       GC-018                 -        250,000.00                               -                    -                    -
       GC-019                 -        373,277.77                               -                    -                    -
       GC-020         24,000.00        504,938.00                        2,003.61                    -                    -
       GC-021                 -                 -                               -                    -                    -
       GC-022                 -        150,212.25                               -                    -                    -
       GC-023         94,044.00        337,993.88                               -                    -                    -
       GC-024        156,840.96         13,070.08                      361,406.00                    -                    -
       GC-025                 -                 -                            2.32                    -                    -
       GC-026         67,716.00         62,317.32                               -                    -                    -
       GC-027                 -                 -                               -                    -                    -
       GC-028         38,877.96         32,382.69                               -                    -                    -
       GC-029                 -                 -                               -                    -                    -
       GC-030                 -        261,368.10                               -                    -                    -
       GC-031          9,996.00          6,683.02                               -                    -                    -
       GC-032                 -                 -                               -                    -                    -
       GC-033        126,720.00        127,217.19                               -                    -                    -
       GC-034                 -                 -                               -                    -                    -
       GC-035        171,780.00        229,736.78                        6,112.92                    -                    -
       GC-036                 -        150,180.83                               -                    -                    -
       GC-037                 -                 -                               -                    -                    -
       GC-038                 -                 -                       28,750.00                    -                    -
       GC-039                 -                 -                        3,767.52                    -                    -
       GC-040         58,277.52         30,271.68                               -                    -                    -
       GC-041         45,324.00         41,711.64                               -                    -                    -
       GC-042         63,703.20          5,308.60                          625.00                    -                    -
       GC-043         52,356.00         26,192.70                      291,156.51                    -                    -
       GC-044         68,969.04         46,113.89                               -                    -                    -
       GC-045         30,523.56         72,890.64                               -                    -                    -
       GC-046         49,829.04         33,317.92                               -                    -                    -
       GC-047        106,388.28          8,865.69                               -                    -                    -
       GC-048         45,169.68         18,842.73                               -                    -                    -
       GC-049         80,886.96         20,239.83                               -                    -                    -
       GC-050         47,592.60         25,932.10                               -                    -                    -
       GC-051         29,907.48        300,000.00                      189,000.00                    -                    -
       GC-052                 -                 -                               -                    -                    -
       GC-053        117,222.36         29,305.59                               -                    -                    -
       GC-054         37,254.00        256,209.00                               -                    -                    -
       GC-055         31,131.96          5,188.66                               -                    -                    -
       GC-056        105,346.80         73,923.48                               -                    -                    -
       GC-057         66,072.00         38,628.48                      100,298.77                    -                    -
       GC-058                 -                 -                               -                    -                    -
       GC-059                 -                 -                       31,459.49                    -                    -
       GC-060         90,516.00        117,493.78                               -                    -                    -
       GC-061        111,732.00        156,383.45                        3,272.06                    -                    -
       GC-062         49,485.96         24,798.28                        8,162.48                    -                    -
       GC-063         17,526.96         26,477.48                               -                    -                    -
       GC-064         32,460.00         18,981.03                               -                    -                    -
       GC-065                 -                 -                               -                    -                    -
       GC-066                 -                 -                               -                    -                    -
       GC-067                 -        300,000.00                               -                    -                    -
       GC-068         18,792.00            963.54                               -                    -                    -
       GC-069                 -                 -                       18,834.38                    -                    -
       GC-070                 -                 -                               -                    -                    -
       GC-071         25,415.40          2,117.25                       15,938.00                    -                    -
       GC-072                 -                 -                               -                    -                    -
       GC-073         43,421.28         10,863.65                               -                    -                    -
       GC-074                 -                 -                       10,625.00                    -             1,250.00
       GC-075         20,801.04          3,469.63                      127,428.52                    -                    -
       GC-076         33,960.00         25,554.14                       13,543.89                    -                    -
       GC-077                 -                 -                               -                    -                    -
       GC-078                 -                 -                       19,359.46                    -                    -
       GC-079                 -                 -                               -                    -                    -
       GC-080                 -                 -                               -                    -                    -
       GC-081                 -                 -                               -                    -                    -
       GC-082         13,707.60         10,314.74                               -                    -                    -
       GC-083         32,509.44          4,156.02                               -                    -                    -
       GC-084                 -        150,108.36                       23,013.61                    -                    -
       GC-085                 -                 -                               -                    -                    -
       GC-086          3,720.00          1,241.53                               -                    -                    -
       GC-087                 -                 -                               -                    -                    -
       GC-088                 -                 -                               -                    -                    -
       GC-089         29,853.96         24,878.30                               -                    -                    -
       GC-090         11,064.96          6,476.20                               -                    -                    -
       GC-091                 -                 -                               -                    -                    -
       GC-092                 -                 -                               -                    -                    -
       GC-093                 -                 -                               -                    -                    -
       GC-094                 -                 -                        1,256.78                    -                    -
       GC-095                 -                 -                               -                    -                    -
       GC-096                 -        176,004.24                       27,154.95                    -                    -
       GC-097                 -                 -                               -                    -                    -
       GC-098                 -                 -                               -                    -                    -
       GC-099         33,222.84          5,565.08                               -                    -                    -
       GC-100         14,069.04         32,191.18                               -                    -                    -
       GC-101         15,736.20         14,424.85                               -                    -                    -
       GC-102         50,759.28         50,759.28                               -                    -                    -
       GC-103         13,770.00          5,746.89                               -                    -                    -
       GC-104         16,504.08         12,890.03                               -                    -                    -
       GC-105                 -         68,058.31                               -                    -                    -
       GC-106         16,001.28         12,000.96                               -                    -                    -
       GC-107                 -                 -                               -                    -                    -
       GC-108          7,581.12         20,479.04                               -                    -                    -
       GC-109                 -                 -                               -                    -                    -
       GC-110                 -                 -                        7,208.90                    -                    -
       GC-111          6,561.00          4,374.00                               -                    -                    -


               DEBT SERVICE       DEBT SERVICE
                 RESERVE            RESERVE      OTHER RESERVE
     LOAN ID  ANNUAL DEPOSIT        BALANCE         BALANCE                       OTHER RESERVE DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
       GC-001     -                    -         1,600,000.00       facade work
       GC-002     -                    -                    -       None
       GC-003     -                    -         1,853,130.52       $1,840,630.52 remain 4mm-Buildout for QEOC space/$12,500 is a ground lease impound.
       GC-004     -                    -                    -       None
       GC-005     -                    -            57,788.46       UEZ debt service reserve ($16,538.46) and Value City Roof
                                                                      repair reserve ($41,250.00). UEZ reserve capped at $215,000;
                                                                      Value City reserve capped at $343,750.
       GC-006     -                    -            51,466.42       Operating Expense Reserve, ($20,804.82 Solona) ($25,161.77
                                                                      Murphy) ($5,499.83 Azusa)
       GC-007     -                    -                    -       Seasonality Reserve (custom funding: $100,000 in July,
                                                                      Aug & Sept)
       GC-008     -                    -            22,077.23       Rollover Leasing Reserve
       GC-009     -                    -            64,075.23       Operating Expense Reserve
       GC-010     -                    -                    -       None
       GC-011     -                    -           650,000.00       Seasonality reserve
       GC-012     -                    -            30,900.00       Terrorism Insurance
       GC-013     -                    -                    -       None
       GC-014     -                    -           350,000.00       Holdback for Hooters CofO
       GC-015     -                    -                    -       None
       GC-016     -                    -                    -       None
       GC-017     -                    -                    -       None
       GC-018     -                    -                    -       None
       GC-019     -                    -                    -
       GC-020     -                    -                    -       None
       GC-021     -                    -                    -       None
       GC-022     -                    -                    -       None
       GC-023     -                    -             6,500.00       None
       GC-024     -                    -                    -
       GC-025     -                    -                    -       None
       GC-026     -                    -                    -       Rent-A-Center
       GC-027     -                    -                    -       None
       GC-028     -                    -                 9.49       Economic Holdback
       GC-029     -                    -                    -       None
       GC-030     -                    -                    -
       GC-031     -                    -                    -       None
       GC-032     -                    -                    -       None
       GC-033     -                    -                    -       None
       GC-034     -                    -                    -       None
       GC-035     -                    -                    -       Reserved Loan Amount
       GC-036     -                    -            68,272.00       Ins premium, rotelli holdback, terror ins premium
       GC-037     -                    -                    -       None
       GC-038     -                    -                    -
       GC-039     -                    -            30,140.18       Prepaid Rent
       GC-040     -                    -                    -
       GC-041     -                    -            30,726.10       Rent Reserve Fund
       GC-042     -                    -             6,458.78       Ground lease escrow
       GC-043     -                    -                    -       None
       GC-044     -                    -                    -       None
       GC-045     -                    -                    -       None
       GC-046     -                    -                    -       None
       GC-047     -                    -                    -       None
       GC-048     -                    -                    -       None
       GC-049     -                    -                    -       None
       GC-050     -                    -                    -
       GC-051     -                    -                    -       None
       GC-052     -                    -                    -
       GC-053     -                    -           402,287.00       Short Term TI & Rent
       GC-054     -                    -                    -       None
       GC-055     -                    -                    -
       GC-056     -                    -                    -       None
       GC-057     -                    -                    -
       GC-058     -                    -                    -       None
       GC-059     -                    -                    -       None
       GC-060     -                    -                    -
       GC-061     -                    -                    -       None
       GC-062     -                    -                    -       None
       GC-063     -                    -                    -       None
       GC-064     -                    -                    -       None
       GC-065     -                    -                    -       None
       GC-066     -                    -                    -       None
       GC-067     -                    -                    -       Reserves are LOC
       GC-068     -                    -                    -       None
       GC-069     -                    -                    -       None
       GC-070     -                    -                    -       None
       GC-071     -                    -                    -       None
       GC-072     -                    -                    -       None
       GC-073     -                    -                    -       None
       GC-074     -                    -                    -       None
       GC-075     -                    -                    -
       GC-076     -                    -                    -       None
       GC-077     -                    -                    -       None
       GC-078     -                    -                    -       None
       GC-079     -                    -                    -       None
       GC-080     -                    -                    -       None
       GC-081     -                    -                    -       None
       GC-082     -                    -                    -       None
       GC-083     -                    -                    -
       GC-084     -                    -                    -       None
       GC-085     -                    -                    -       None
       GC-086     -                    -                    -       None
       GC-087     -                    -                    -       None
       GC-088     -                    -                    -
       GC-089     -                    -                    -
       GC-090     -                    -                    -       None
       GC-091     -                    -                    -       None
       GC-092     -                    -                    -       None
       GC-093     -                    -                    -       None
       GC-094     -                    -                    -       None
       GC-095     -                    -                    -       None
       GC-096     -                    -                    -       None
       GC-097     -                    -                    -       None
       GC-098     -                    -                    -       None
       GC-099     -                    -                    -       None
       GC-100     -                    -           115,929.14       Cash Flow Reserve
       GC-101     -                    -                    -
       GC-102     -                    -                    -
       GC-103     -                    -                    -       None
       GC-104     -                    -                    -       None
       GC-105     -                    -                    -
       GC-106     -                    -                    -
       GC-107     -                    -                    -       None
       GC-108     -                    -                    -
       GC-109     -                    -                    -
       GC-110     -                    -                    -       None
       GC-111     -                    -                    -


               DEFAULT                                                                                            UNITS
                GRACE      LATE PAYMENT    ENVIRONMENTAL                             CASH                          OF
      LOAN ID  PERIOD      GRACE PERIOD     INSURANCE         O&M         LOCKBOX  MANAGEMENT      SIZE          MEASURE
---------------------------------------------------------------------------------------------------------------------------
       GC-001     0             0                                          Hard    Springing     1,281,000          SF
       GC-002     0             0                                          Hard    In Place       513,442           SF
       GC-003     0             0                                          Hard    Springing      371,459           SF
       GC-004     0             0                                          Hard    In Place       496,924           SF
       GC-005     0             0                             ACM          Hard    Springing      504,447           SF
       GC-006     0             0              Yes                         Hard    In Place        4,345           Units
       GC-007     0             0                             ACM          Hard    In Place        2,126           Rooms
       GC-008     0             0                             ACM          Hard    In Place       264,818           SF
       GC-009     0             0                                          Soft    In Place         576            Units
       GC-010     0             0                                          Hard    In Place       612,130           SF
       GC-011     0             0                                          Soft    In Place        3,304           Pads
       GC-012     0             0                                           NAP    NAP            227,586           SF
       GC-013     0             0                                          Hard    Springing      183,618           SF
       GC-014     0             0                                           NAP    NAP            127,992           SF
       GC-015     0             0                             ACM          Soft    Springing      105,160           SF
       GC-016     0             0                             ACM          Hard    Springing      188,801           SF
       GC-017     5             5                                           NAP    NAP            134,361           SF
       GC-018     0             0                                          Hard    Springing      121,694           SF
       GC-019     0             0                                           NAP    NAP            100,081           SF
       GC-020     0             0                                          Hard    Springing      187,090           SF
       GC-021     0             0                                           NAP    NAP              315            Pads
       GC-022     0             0                                           NAP    NAP            206,664           SF
       GC-023     0             0              Yes                          NAP    NAP             94,099           SF
       GC-024     0             0                                           NAP    NAP            156,840           SF
       GC-025     0             0                             ACM           NAP    NAP              274            Units
       GC-026     5             5                             ACM           NAP    NAP            154,361           SF
       GC-027     0             0                                          Hard    Springing       90,867           SF
       GC-028     0             0                                           NAP    NAP             72,800           SF
       GC-029     0             0                                           NAP    NAP               75            Units
       GC-030     0             0                                           NAP    NAP            200,637           SF
       GC-031     0             0                                           NAP    NAP             80,299           SF
       GC-032     5             5                                           NAP    NAP            200,203           SF
       GC-033     5             5                                          Hard    Springing       93,519           SF
       GC-034     5             5                             ACM          Hard    Springing      109,053           SF
       GC-035     7             7                             ACM           NAP    NAP            163,207           SF
       GC-036     0             0                                           NAP    NAP             73,752           SF
       GC-037     0             0                                           NAP    NAP             85,372           SF
       GC-038     0             0                                           NAP    NAP              266            Rooms
       GC-039     0             0                                           NAP    NAP             1,127           Units
       GC-040     5             5                                           NAP    NAP            125,328           SF
       GC-041     5             5                                          Hard    In Place       194,930           SF
       GC-042     0             0                                           NAP    NAP             76,098           SF
       GC-043     0             0                                           NAP    NAP             56,068           SF
       GC-044     5             5                                           NAP    NAP             80,666           SF
       GC-045     0             0                                           NAP    NAP             32,950           SF
       GC-046     0             0                                           NAP    NAP             76,872           SF
       GC-047     0             0                             ACM          Hard    Springing      144,101           SF
       GC-048     0             0                             ACM           NAP    NAP             50,000           SF
       GC-049     0             0                                           NAP    NAP             69,905           SF
       GC-050     0             0                                           NAP    NAP             48,435           SF
       GC-051     0             0                             ACM           NAP    NAP             59,815           SF
       GC-052     5             5                                           NAP    NAP            111,429           SF
       GC-053     0             0                                          Hard    In Place        61,260           SF
       GC-054     0             0                                           NAP    NAP             49,672           SF
       GC-055     0             0                             ACM           NAP    NAP             49,416           SF
       GC-056     0             0                                           NAP    NAP             89,525           SF
       GC-057     0             0                                           NAP    NAP             56,530           SF
       GC-058     0             0                                           NAP    NAP              330            Pads
       GC-059     5             5                             ACM           NAP    NAP              208            Units
       GC-060     5             5                             ACM           NAP    NAP             73,937           SF
       GC-061     0             0                             ACM           NAP    NAP             99,413           SF
       GC-062     0             0                                           NAP    NAP            100,136           SF
       GC-063     5             5                                           NAP    NAP             89,916           SF
       GC-064     5             5                             ACM          Soft    Springing       64,922           SF
       GC-065     0             0                             ACM           NAP    NAP              158            Units
       GC-066     0             0                                           NAP    NAP               14            Units
       GC-067     5             5                             ACM           NAP    NAP             69,589           SF
       GC-068     0             0                                           NAP    NAP             17,385           SF
       GC-069     0             0                             ACM           NAP    NAP              169            Units
       GC-070     0             0                                          Hard    Springing       7,519            SF
       GC-071     0             0                                           NAP    NAP             50,815           SF
       GC-072     0             0                                           NAP    NAP              717            Units
       GC-073     0             0                             ACM           NAP    NAP             34,737           SF
       GC-074     0             0                             ACM           NAP    NAP               83            Units
       GC-075     0             0                             ACM           NAP    NAP             41,644           SF
       GC-076     5             5                                           NAP    NAP            102,386           SF
       GC-077     0             0                                          Hard    Springing       88,000           SF
       GC-078     0             0                             ACM           NAP    NAP              128            Units
       GC-079     5             5                                           NAP    NAP             15,120           SF
       GC-080     0             0                             ACM           NAP    NAP              213            Units
       GC-081     0             0                                           NAP    NAP             15,120           SF
       GC-082     5             5                                           NAP    NAP             28,283           SF
       GC-083     0             0                                           NAP    NAP             35,357           SF
       GC-084     0             0                             ACM           NAP    NAP             79,418           SF
       GC-085     0             0                                          Hard    Springing       48,500           SF
       GC-086     0             0                                          Hard    In Place        14,490           SF
       GC-087     0             0                             ACM           NAP    NAP              144            Units
       GC-088     0             0                                           NAP    NAP              918            Units
       GC-089     5             5                          LBP, ACM         NAP    NAP             51,936           SF
       GC-090     0             0                                           NAP    NAP             12,830           SF
       GC-091     0             0                             ACM           NAP    NAP             66,273           SF
       GC-092     0             0                                          Hard    Springing       5,400            SF
       GC-093     0             0                                           NAP    NAP             14,841           SF
       GC-094     0             0                                           NAP    NAP             14,490           SF
       GC-095     5             5                                           NAP    NAP             15,120           SF
       GC-096     0             0                                           NAP    NAP             63,440           SF
       GC-097     0             0                                           NAP    NAP             23,646           SF
       GC-098     0             0                                           NAP    NAP             14,490           SF
       GC-099     0             0                             ACM           NAP    NAP             34,619           SF
       GC-100     5             5                                           NAP    NAP             15,644           SF
       GC-101     5             5                                           NAP    NAP             31,000           SF
       GC-102     5             5                                           NAP    NAP             38,383           SF
       GC-103     0             0                                           NAP    NAP             27,540           SF
       GC-104     0             0                                           NAP    NAP             11,270           SF
       GC-105     0             0                                           NAP    NAP             13,672           SF
       GC-106     0             0                                           NAP    NAP             29,556           SF
       GC-107     5             5                             ACM           NAP    NAP               80            Units
       GC-108     0             0                                           NAP    NAP             9,061            SF
       GC-109     0             0                                           NAP    NAP               60            Units
       GC-110     0             0                             ACM           NAP    NAP               60            Units
       GC-111     0             0                                           NAP    NAP             10,800           SF


LOAN ID        INDEMNITOR
----------------------------------------------------------------------------------------------------------------------------------
 GC-001        Walton Street Real Estate Fund III, L.P.
 GC-002        Shurl & Kay Curci
 GC-003        Joseph Mattone, Sr.; Carl Mattone; Michael Mattone
 GC-004        Ryan Companies US, Inc
 GC-005        Pan American Associates, LP
 GC-006         La Mirada Centers; Price Self Storage Walnut Creek
 GC-007        Humphrey Hospitality Trust, Inc.
 GC-008        Ronald S Haft
 GC-009        SNK Realty Corporation
 GC-010         General Electric Capital Corporation
 GC-011        EMB/NHC, LLC; David Napp; Colleen Edwards; Lehman Brothers
 GC-012        Presidential Investors, L.P.
 GC-013        Leslie I. Pime
 GC-014        Daniel T. and Pamela M. Adams; Gregory G. and Sandra L. Sizemore; Ronald Newburg
 GC-015        Steven G. Fischer; Richard D. Kaufman
 GC-016        Paul Bedrin; Gerald Bedrin
 GC-017        Barclay Group Dev. Holdings LLLP; Scott & Carol Archer; Daniel L & Karen J. Vietto, David S. Coia
 GC-018        Mark B. Churella
 GC-019        Gary Perryman
 GC-020        Andrew S. Love
 GC-021        James David Jennett
 GC-022        Essex Real Estate Investors, L.P.
 GC-023        Parley J. and Joanne Livingston; Glenn W. and Yvonne Nielson
 GC-024        Danis Properties Co. Inc.
 GC-025        Alan J. Spaulding; Michael Cashill
 GC-026        Angel Ham; Angela Ham; Stanley Yu; Winnie Yu
 GC-027        Dominick DiMatteo Irrevocable Trust FBO Mary Ellen DiMatteo; Dominick DiMatteo Irrevocable Trust FBO
 GC-028        Michael and Cheryl Todd; Richard and Virginia Boureston; Dutch Angelo Trading Company
 GC-029        Heritage Partners, Heritage Building Group,Shepherd Investment Group, II (PA Trust); Richard R. Caro
 GC-030        Joanne H. McGarvey
 GC-031        William D. and Heide Stiteler
 GC-032        Roland G. LaBonte; Scott LaBonte
 GC-033        Spaulding and Slye LLC
 GC-034        Neil Goldberg; Michael Goldberg; Steven Goldberg
 GC-035        Russell A. Hitt; Brett R. Hitt; James E. Millar Jr.; Patrick J. Kearney
 GC-036        Joseph Bonar; Gerald Bonar
 GC-037        Mark M. Gordon; Brett Wilson
 GC-038        Mr. David A. Meyers
 GC-039        Gray Cardiff & Co.; Gray & Linda  Cardiff
 GC-040        Alvine J. Levine; Irvin J. Tessler
 GC-041        Peter T. Stravinski; Thomas H. Buske
 GC-042        Robert L. Pack; Timothy K. Bell; William F. Pack
 GC-043        Jerry L. Preston; Stella A. Preston
 GC-044        James H. Mitchell
 GC-045        Osias G. Goren
 GC-046        Howard (Buck) Jones; Craig Jones; Louis Miramontes
 GC-047        Ralph W. Varnum; Kirby V. Deeter
 GC-048        Don Bourn; Lou Sherman; Kevin and Patrica Kiernan
 GC-049        James E. Maurin
 GC-050        John T. and Virginia S. Eckley
 GC-051        Klaff Realty, LP; Lubert Adler Capital Real Estate Fund II, L.P. ; Lubert Adler Real Estate Fund II,
 GC-052        John A. Grant, Jr.; Joan K. Grant
 GC-053        Gregory L. Hughes
 GC-054        Don Weaver; Tom Moughon; Frank Fulco
 GC-055        David S. Cronk
 GC-056        Joseph C. Dunn; Jodu, Inc.; Richard C. Dunn; Richley, Inc.
 GC-057        David O. Malin; Melinda V. Malin
 GC-058        Uniprop, Inc.; Uniprop AM, LLC
 GC-059        James Rosenwald III
 GC-060        Linda Collins
 GC-061        Robert L. and Frances E. Mariash; Harry L.and Mary D. Schroeder
 GC-062        Sarkis Sarkissian and Gayana Sarkissian
 GC-063        William B. Burke; Ninos I, L.P
 GC-064        Judith Brahin; Lee Brahin; Jeffrey Britz
 GC-065        Robert C. Stewart; William L. Stewart; James R. Stewart
 GC-066        Fritz Hoelscher
 GC-067        Howard Conant, Jr.
 GC-068        Lawrence K.C. Lam and Lina Tan-Mei Lam
 GC-069        Matthew Lester; Arthur Weiss; Gary Schiffman; Schiffman Fund II
 GC-070        Michael Comras
 GC-071        Hugo Verhaeghe; Thomas Mathew
 GC-072        David Lazares; Ronald Tate; John Tomasello; John D'Arcy
 GC-073        Uniprop, Inc.
 GC-074        Heritage Partners, Heritage Building Group, Shepherd Investment Group, II (PA Trust); Richard R. Car
 GC-075        Gary D. Rappoport
 GC-076        Stuart W. Pratt
 GC-077        Gregory A. Fowler; Darla Flanagan
 GC-078        Clarence T. Cummings
 GC-079        Floyd and Aida Medlock
 GC-080        Larry E. and Maxine L. Freeman of the Freeman Living Trust; Dana S. Austin of The Austin Family Trust
 GC-081        Daniel A. Mainini; Stephen L. Shapiro
 GC-082        Kevin and Robin Deighan; David and Anne Mudgett
 GC-083        Jerome Shapiro; Kent Clifford
 GC-084        Donald Fleisher; Clark Smyth
 GC-085        Gary Juster
 GC-086        Helen M. Truby; Larry J. Bischoff; Carol A. Bischoff
 GC-087        Park Place Capital Ltd.
 GC-088        Dale R. Marquardt
 GC-089        Elmer W. Tabor; Gail L. Tabor; Jennifer T. Moore
 GC-090        Marc and Elsa Lantzman; Peterson Family Trust Dated 4/14/92
 GC-091        Westenfield Development Company, Inc.
 GC-092        Michael Comras
 GC-093        Louis A. Miramontes; Muirfield Properties, Inc.; Muirfield Properties LLC
 GC-094        Lupe Compean
 GC-095        Joseph McConnell
 GC-096        Kerala Holdings, Inc.; Dr. Jacob Danial; Mary Danial
 GC-097        Kerala Holdings, Inc.; Dr. Jacob Danial; Mary Danial
 GC-098        John S. & Jennifer R. Tuschman; James Sidney Tuschman Trust; James S. Tuschman
 GC-099        Elizabeth Procaccianti; RIP Management Company, Inc.; The ETJ 1995 Irrevocable Trust
 GC-100        Robert E Braden; Cindy L. Braden
 GC-101        W. Scott Kjar; Steven E. Smoot
 GC-102        Timothy J. Dorsey; Thomas C. Self
 GC-103        Tahsin Issa; Bassam Issa; Bassim Issa
 GC-104        Scott T. Archer, Carol E. Archer, Daniel L Vietto, Karen J. Vietto, David S. Coia
 GC-105        James R. and B. Kay Belk; Jay D. Belk; Robert L. Hier; JDD Associates, LLC
 GC-106        John H. May, W.Scott Kjar, and Steven E. Smoot
 GC-107        H. William Walter
 GC-108        S&G Francklow, Stephen D. Francklow, David G. Edgar, & David P. Ikeler
 GC-109        Mark T. Koivu
 GC-110        Bobby R. Collins
 GC-111        Paul S. Gold; Christopher P. White

                                   EXHIBIT A-1

               FORM OF CLASS [A-1] [A-2] [A-3] [A-4] CERTIFICATES


                        COMMERCIAL MORTGAGE TRUST 2002-C1
   CLASS [A-1] [A-2] [A-3] [A-4] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans") and one additional mortgage loan that will not be included in the Mortgage Pool, such pool being formed and sold by

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.

Pass-Through Rate:  [___]%                 Initial Certificate Principal Balance of
                                           this Certificate as of the Closing Date:
                                           $_____________

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class
December 30, 2002                          [A-1] [A-2] [A-3] [A-4] Certificates as
                                           of the Closing Date:
                                           $_____________

Cut-off Date:  December 1, 2002            Aggregate unpaid principal balance of
                                           the Mortgage Pool as of the Cut-off
Closing Date:  December 30, 2002           Date, after deducting payments of
                                           principal due on or before such date:
                                           $1,162,873,450

First Distribution Date:  January 13, 2003

Master Servicer: Wachovia Bank, National   Trustee: LaSalle Bank National
Association                                Association

Special Servicer:  Lennar Partners, Inc.   Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No.  [A-1] [A-2] [A-3]         CUSIP No.:  _____________
[A-4]-___

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR A MATERIALLY SIMILAR PROVISION ("SIMILAR LAW") OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE OR A SIMILAR LAW OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in January 2003. During any given month, the payment date will be the 11th day of the month, or if such 11th day is not a Business Day, then the Business Day immediately following such 11th day, provided that the payment date will be at least 4 Business Days following the Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) ( in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                  as Trustee


                                  By:
                                     ------------------------------------
                                     Authorized Officer


                          CERTIFICATE OF AUTHENTICATION


            This is one of the Class [A-1] [A-2] [A-3] [A-4] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________



                                  LASALLE BANK NATIONAL ASSOCIATION,
                                  as Certificate Registrar


                                  By:
                                     ------------------------------------
                                     Authorized Officer

                                   ASSIGNMENT


      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

      I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________

Dated:



                                   ____________________________________________
                                   Signature by or on behalf of Assignor

                                   _____________________________________________
                                   Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


            The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _____________________________________________________________

            Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to .

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT A-2

                    FORM OF CLASS [XPB] [XP] [XC]CERTIFICATE


                        COMMERCIAL MORTGAGE TRUST 2002-C1
       CLASS [XPB] [XP] [XC] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans") and one additional mortgage loan that will not be included in the Mortgage Pool, such pool being formed and sold by

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.


Pass-Through Rate:  [____]% Variable        Initial Certificate Notional Amount of
                                            this Certificate as of the Closing Date:
                                            $____________


Date of Pooling and Servicing Agreement:    Class Notional Amount of all the Class
December 30, 2002                           [XPB] [XP] [XC]Certificates as of the
                                            Closing Date:
                                            $____________

Cut-off Date:  December 1, 2002             Aggregate unpaid principal balance of the
                                            Mortgage Pool as of the Cut-off Date,
Closing Date:  December 30, 2002            after deducting payments of principal due
                                            on or before such date:  $1,162,873,450
First Distribution Date:  January 13, 2003

Master Servicer:  Wachovia Bank, National   Trustee:  LaSalle Bank National
Association                                 Association

Special Servicer:  Lennar Partners, Inc.    Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No.  [XPB] [XP] [XC]-___        CUSIP No.:  _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE") THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE

SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in January 2003. During any given month, the payment date will be the 11th day of the month, or if such 11th day is not a Business Day, then the Business Day immediately following such 11th day, provided that the payment date will be at least 4 Business Days following the Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with a Transfer of a Global Certificate for any Class of Book-Entry Non Registered Certificates to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            Except as discussed below, an interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a Rule 144A Global Certificate, a Transferee of an interest herein that takes delivery for a Class of Book-Entry Non-Registered Certificates shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

            Any interest in a Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Certificates and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions, provided that no Regulation S Restricted Certificate may be transferred to a Person who wishes to take delivery under Regulation S. A Regulation S Restricted Certificate is any Certificate that is not rated in one of the four highest generic ratings categories by a Rating Agency.

            Also notwithstanding the second preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of Section 5.02(b) of the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

            Except as provided in the next paragraph no beneficial interest in a Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D to the Agreement certifying that such Transferee is not a United States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream. The Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository, provided that no Regulation S Restricted Certificate may be transferred to a Person who wishes to take delivery under Regulation S.

            Notwithstanding the preceding paragraph, after the Release Date, any interest in a Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Certificates being transferred and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., Credit Suisse First Boston Corporation and Greenwich Capital Markets, Inc. the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent, the Tax Administrator, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I ERISA, Section 4975 of the Code or any materially similar provision ("Similar Law") of applicable federal, state or local law (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code or any similar violation of Similar Law. Except in connection with Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee (and in any event any owner of a Book-Entry Certificate that is not an Investment Grade Certificate) shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code (or similar violation of Similar Law). Any Transferee of a Book-Entry Certificate that is an Investment Grade Certificate that is being acquired by or on behalf of a Plan in reliance on the Prohibited Transaction Exemption shall be deemed to have represented and warranted that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, and
(Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Trustee


                                     By:
                                        ------------------------------------
                                        Authorized Officer

                          CERTIFICATE OF AUTHENTICATION


            This is one of the Class [XPB] [XP] [XC] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________



                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Certificate Registrar


                                    By:
                                       ------------------------------------
                                       Authorized Officer

                                   ASSIGNMENT


      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________

Dated:
                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________ for the account of _____________________________________________________________

            Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to .

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT A-3

                       FORM OF CLASS [B] [C] CERTIFICATES


                        COMMERCIAL MORTGAGE TRUST 2002-C1
           CLASS [B] [C] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans") and one additional mortgage loan that will not be included in the Mortgage Pool, such pool being formed and sold by

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.

Pass-Through Rate:  [____]% Subject to the  Initial Certificate Principal Balance of
Weighted Average Net Mortgage Rate          this Certificate as of the Closing Date:
                                            $_______________

Date of Pooling and Servicing Agreement:    Class Principal Balance of all the Class
December 30, 2002                           [B] [C] Certificates as of the Closing
                                            Date:
                                            $_______________


Cut-off Date:  December 1, 2002             Aggregate unpaid principal balance of the
                                            Mortgage Pool as of the Cut-off Date,
Closing Date:  December 30, 2002            after deducting payments of principal due
                                            on or before such date:  $1,162,873,450

First Distribution Date:  January 13, 2003

Master Servicer:  Wachovia Bank, National   Trustee: LaSalle Bank National
Association                                 Association

Special Servicer:  Lennar Partners, Inc.    Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No. [B] [C] -___                CUSIP No.:  _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR A MATERIALLY SIMILAR PROVISION ("SIMILAR LAW") OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE OR A SIMILAR LAW OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in January 2003. During any given month, the payment date will be the 11th day of the month, or if such 11th day is not a Business Day, then the Business Day immediately following such 11th day, provided that the payment date will be at least 4 Business Days following the Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



                                     LASALLE BANK NATIONAL ASSOCIATION,
                                     as Trustee


                                     By:
                                        ------------------------------------
                                        Authorized Officer

                          CERTIFICATE OF AUTHENTICATION


            This is one of the Class [B] [C] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________



                                     LASALLE BANK NATIONAL ASSOCIATION,
                                     as Certificate Registrar


                                     By:
                                        ------------------------------------
                                        Authorized Officer

                                   ASSIGNMENT


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
 (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________

Dated:



                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_________________________________ for the account of______________________________________________________________

            Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to_______________________________________________________________________

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT A-4

           FORM OF CLASS [D] [E] [F] [G] [H] [J] [SWD-B] CERTIFICATES


                        COMMERCIAL MORTGAGE TRUST 2002-C1
           CLASS [D] [E] [F] [G] [H] [J] [SWD-B] COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans") and one additional mortgage loan that will not be included in the Mortgage Pool, such pool being formed and sold by

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.

Pass-Through Rate: [____]% [With respect   Initial Certificate Principal Balance
of to the Class [D] [E] [F] [G] [H] [J]    this Certificate as of the Closing Date:
Subject to the Weighted Average Net        $_______________
Mortgage Rate]

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class
December 30, 2002                          [D] [E] [F] [G] [H] [J] [SWD-B]
                                           Certificates as of the Closing Date:
                                           $________________

Cut-off Date:  December 1, 2002            Aggregate unpaid principal balance of
                                           the Mortgage Pool as of the Cut-off
Closing Date:  December 30, 2002           Date, after deducting payments of
                                           principal due on or before such date:
                                           $1,162,873,450

First Distribution Date:  January 13, 2003

Master Servicer:  Wachovia Bank, National Trustee: LaSalle Bank National
Association

Special Servicer:  Lennar Partners, Inc.   Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No. [D][E][F][G][H][J][SWD-B]  CUSIP No.:  _____________


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE") THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in January 2003. During any given month, the payment date will be the 11th day of the month, or if such 11th day is not a Business Day, then the Business Day immediately following such 11th day, provided that the payment date will be at least 4 Business Days following the Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with a Transfer of a Global Certificate for any Class of Book-Entry Non-Registered Certificates to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            Except as discussed below, an interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a Rule 144A Global Certificate, a Transferee of an interest herein that takes delivery for a Class of Book-Entry Non-Registered Certificates shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

            Any interest in a Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Certificates and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions, provided that no Regulation S Restricted Certificate may be transferred to a Person who wishes to take delivery under Regulation S. A Regulation S Restricted Certificate is any Certificate that is not rated in one of the four highest generic ratings categories by a Rating Agency.

            Also notwithstanding the second preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of Section 5.02(b) of the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

            Except as provided in the next paragraph no beneficial interest in a Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D to the Agreement certifying that such Transferee is not a United States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream. The Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository, provided that no Regulation S Restricted Certificate may be transferred to a Person who wishes to take delivery under Regulation S.

      Notwithstanding the preceding paragraph, after the Release Date, any interest in a Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Certificates being transferred and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

      None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., Credit Suisse First Boston Corporation and Greenwich Capital Markets Inc. the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent, the Tax Administrator, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I ERISA, Section 4975 of the Code or any materially similar provision ("Similar Law") of applicable federal, state or local law (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code or any similar violation of Similar Law. Except in connection with Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee (and in any event any owner of a Book-Entry Certificate that is not an Investment Grade Certificate) shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code (or similar violation of Similar Law). Any Transferee of a Book-Entry Certificate that is an Investment Grade Certificate that is being acquired by or on behalf of a Plan in reliance on the Prohibited Transaction Exemption shall be deemed to have represented and warranted that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, and
(Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer

                          CERTIFICATE OF AUTHENTICATION


            This is one of the Class[D][E][F][G][H][J][SWD-B] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________



                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as Certificate Registrar


                                       By:
                                          ------------------------------------
                                          Authorized Officer

                                   ASSIGNMENT


       FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
 (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________


Dated:



                                          ______________________________________
                                          Signature by or on behalf of Assignor



                                          ______________________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_________________________________ for the account of______________________________________________________________

            Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to_______________________________________________________________________

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT A-5

             FORM OF CLASS [K] [L] [M] [N] [O] [P] [Q] CERTIFICATES


                        COMMERCIAL MORTGAGE TRUST 2002-C1
 CLASS [K] [L] [M] [N] [O] [P] [Q] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans") and one additional mortgage loan that will not be included in the Mortgage Pool, such pool being formed and sold by

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.


Pass-Through Rate:  [____]% Subject to     Initial Certificate Principal Balance of
the Weighted Average Net Mortgage Rate     this Certificate as of the Closing Date:
                                           $________________

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class
December 30, 2002                          [K] [L] [M] [N] [O] [P] [Q] Certificates
                                           as of the Closing Date:
                                           $_________________

Cut-off Date:  December 1, 2002            Aggregate unpaid principal balance of
                                           the Mortgage Pool as of the Cut-off
Closing Date:  December 30, 2002           Date, after deducting payments of
                                           principal due on or before such date:
                                           $1,162,873,450

First Distribution Date:  January 13, 2003

Master Servicer:  Wachovia Bank, National  Trustee:  LaSalle Bank National
Association                                Association

Special Servicer:  Lennar Partners, Inc.   Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No. [K][L][M][N][O][P][Q]      CUSIP No.:  _____________


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in January 2003. During any given month, the payment date will be the 11th day of the month, or if such 11th day is not a Business Day, then the Business Day immediately following such 11th day, provided that the payment date will be at least 4 Business Days following the Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with a Transfer of a Global Certificate for any Class of Book-Entry Non-Registered Certificates to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            Except as discussed below, an interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a Rule 144A Global Certificate, a Transferee of an interest herein that takes delivery for a Class of Book-Entry Non-Registered Certificates shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

            Also notwithstanding the second preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of Section 5.02(b) of the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., Credit Suisse First Boston Corporation and Greenwich Capital Markets Inc. the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent, the Tax Administrator, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I ERISA, Section 4975 of the Code or any materially similar provision ("Similar Law") of applicable federal, state or local law (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code or any similar violation of Similar Law. Except in connection with Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee (and in any event any owner of a Book-Entry Certificate that is not an Investment Grade Certificate) shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code (or similar violation of Similar Law). Any Transferee of a Book-Entry Certificate that is an Investment Grade Certificate that is being acquired by or on behalf of a Plan in reliance on the Prohibited Transaction Exemption shall be deemed to have represented and warranted that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, and
(Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          as Trustee


                                          By:
                                             -----------------------------------
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION


            This is one of the Class[K][L][M][N][O][P][Q] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________



                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar


                                          By:
                                             ----------------------------------
                                             Authorized Officer

                                   ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
 (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                          ______________________________________
                                          Signature by or on behalf of Assignor

                                          ______________________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_________________________________ for the account of _____________________________________________________________

            Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to .

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT A-6

                     FORM OF CLASS [R-I] [R-II] CERTIFICATES


                        COMMERCIAL MORTGAGE TRUST 2002-C1
        CLASS [R-I] [R-II] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans") and one additional mortgage loan that will not be included in the Mortgage Pool, such pool being formed and sold by

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.




Date of Pooling and Servicing Agreement:    Percentage Interest evidenced by this
December 30, 2002                           Certificate in the related Class:  ___%

Cut-off Date:  December 1, 2002             Aggregate unpaid principal balance of the
                                            Mortgage Pool as of the Cut-off Date,
Closing Date:  December 30, 2002            after deducting payments of principal due
                                            on or before such date:  $1,162,873,450

First Distribution Date:  January 13, 2003

Master Servicer:  Wachovia Bank, National   Trustee: LaSalle Bank National Association
Association

Special Servicer:  Lennar Partners, Inc.    Fiscal Agent:  ABN AMRO Bank N.V.
Certificate No.  [R-I] [R-II]-___           CUSIP No.:  _____________


THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in January 2003. During any given month, the payment date will be the 11th day of the month, or if such 11th day is not a Business Day, then the Business Day immediately following such 11th day, provided that the payment date will be at least 4 Business Days following the Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If a Transfer of this Certificate is to be made without registration under the Securities Act, then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., Credit Suisse First Boston Corporation and Greenwich Capital Markets Inc., the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent, the Tax Administrator, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I ERISA, Section 4975 of the Code or any materially similar provision ("Similar Law") of applicable federal, state or local law (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code or any similar violation of Similar Law. The Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the Tax Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee. In addition, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to Transfer its Ownership Interest herein and (y) not to Transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the Tax Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax Administrator the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and
(b) an opinion of counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, to the effect that such modification of, addition to or elimination of such provisions will not (i) cause either REMIC Pool to (A) cease to qualify as a REMIC or (B) be subject to an entity-level tax caused by the Transfer of a Residual Interest Certificate to a Person which is not a Permitted Transferee, or (ii) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee that is not (i) a Disqualified Organization, (ii) any Person as to whom the transfer of this Certificate may cause either REMIC Pool to fail to qualify as a REMIC, (iii) a Disqualified Non-United States Tax Person, (iv) a Disqualified Partnership or
(v) a United States Tax Person with respect to whom income is attributable to, a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

            A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in Section 1381 of the Code and (iv) any other Person so designated by the Trustee or Tax Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Disqualified Non-United States Tax Person" is, with respect to any Residual Interest Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual Interest Certificate and, for purposes of Treasury regulation section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulation section 1.860E-1(c)(4)(ii), as a Holder of such Residual Interest Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Interest Certificate and intends to pay taxes associated with holding such Residual Interest Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Interest Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such Transfer of such Residual Interest Certificate will not be disregarded for United States federal income tax purposes.

            A "Disqualified Partnership" is any domestic entity classified as a partnership under the Code, if any of its beneficial owners are Disqualified Non-United States Tax Persons.

            A "Non-United States Tax Person" is any Person other than a United States Tax Person. A "United States Tax Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States Person), all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          as Trustee


                                          By:
                                             ----------------------------------
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION


            This is one of the Class [R-I] [R-II] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________



                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar


                                          By:
                                             ----------------------------------
                                                Authorized Officer

                                   ASSIGNMENT


   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
     (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________


Dated:



                                         _______________________________________
                                         Signature by or on behalf of Assignor


                                         _______________________________________
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_________________________________ for the account of_____________________________________________________________.

            Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to______________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT A-7

                          FORM OF CLASS V CERTIFICATES


                        COMMERCIAL MORTGAGE TRUST 2002-C1
              CLASS V COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans") and one additional mortgage loan that will not be included in the Mortgage Pool, such pool being formed and sold by

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.


Date of Pooling and Servicing Agreement:    Percentage Interest evidenced by this
December 30, 2002                           Certificate in the related Class:  ___%

Cut-off Date:  December 1, 2002             Aggregate unpaid principal balance of the
                                            Mortgage Pool as of the Cut-off Date,
Closing Date:  December 30, 2002            after deducting payments of principal due
                                            on or before such date:  $1,162,873,450
First Distribution Date:  January 13, 2003

Master Servicer:  Wachovia Bank, National   Trustee: LaSalle Bank National Association
Association

Special Servicer:  Lennar Partners, Inc.    Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No.  V-___                      CUSIP No.:  _____________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD LOANS SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            This certifies that ________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Class V Certificates. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in January 2003. During any given month, the payment date will be the 11th day of the month, or if such 11th day is not a Business Day, then the Business Day immediately following such 11th day, provided that the payment date will be at least 4 Business Days following the Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If a Transfer of this Certificate is to be made without registration under the Securities Act, then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., Credit Suisse First Boston Corporation and Greenwich Capital Markets Inc., the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent, the Tax Administrator, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I ERISA, Section 4975 of the Code or any materially similar provision ("Similar Law") of applicable federal, state or local law (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code or any similar violation of Similar Law. The Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



                                     LASALLE BANK NATIONAL ASSOCIATION,
                                     as Trustee


                                     By:
                                        ------------------------------------
                                        Authorized Officer

                          CERTIFICATE OF AUTHENTICATION


            This is one of the Class V Certificates referred to in the within-mentioned Agreement.

Dated:  _____________



                                     LASALLE BANK NATIONAL ASSOCIATION,
                                     as Certificate Registrar


                                     By:
                                        ------------------------------------
                                        Authorized Officer

                                   ASSIGNMENT


      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                          ______________________________________
                                          Signature by or on behalf of Assignor

                                          ______________________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_________________________________ for the account of_____________________________________________________________.


            Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to______________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT B

                      FORM OF DISTRIBUTION DATE STATEMENT



ABN AMRO                                     GREENWICH CAPITAL COMMERCIAL FUNDING CORP.,                Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
135 S. LaSalle Street  Suite 1625                            SERIES 2002-C1                             Prior Payment:
Chicago, IL 60603                                                                                       Next Payment:
                                                                                                        Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                          Analyst:
                                                    REPORTING PACKAGE TABLE OF CONTENTS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    Page(s)
Issue Id:               GCCF02C1          REMIC Certificate Report                                      Closing Date:
Monthly Data File Name:                   Bond Interest Reconciliation                                  First Payment Date:
          GCCF02C1_YYYYMM_3.zip           Cash Reconciliation Summary                                   Assumed Final Payment Date:
                                          15 Month Historical Loan Status Summary
                                          15 Month Historical Payoff/Loss Summary
                                          Historical Collateral Level Prepayment Report
                                          Delinquent Loan Detail
                                          Mortgage Loan Characteristics
                                          Loan Level Detail
                                          Specially Serviced Report
                                          Modified Loan Detail
                                          Realized Loss Detail
                                          Appraisal Reduction Detail
------------------------------------------------------------------------------------------------------------------------------------
                                                        CONTACT INFORMATION
                                        DEPOSITOR: Greenwich Capital Commercial Funding Corp.
             UNDERWRITER: Greenwich Capital Markets, Inc.,Credit Suisse First Boston Corporation, Lehman Brothers, Inc.
                                                MASTER SERVICER: Wachovia Bank, N.A.
                                               SPECIAL SERVICER: Lennar Partners, Inc.
                    RATING AGENCY: Moody's Investors Service, Inc./Standard & Poor's Ratings Services/Fitch, Inc

------------------------------------------------------------------------------------------------------------------------------------
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                         -------------------------------------------------------------------------------
                           LaSalle Web Site Servicer Website LaSalle Factor Line      www.etrustee.net
                                                                                      www.midlandls.com
                                                                                      (800) 246-5761
------------------------------------------------------------------------------------------------------------------------------------
11/25/2002 - 19:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                     GREENWICH CAPITAL COMMERCIAL FUNDING CORP.,                Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                             SERIES 2002-C1                             Prior Payment:
                                                                                                        Next Payment:
                                                                                                        Record Date:
WAC:                                                ABN AMRO ACCT: XX-XXXX-XX-X
WA Life Term:
WA Amort Term:
Current Index:
Next Index:                                           REMIC CERTIFICATE REPORT

------------------------------------------------------------------------------------------------------------------------------------
           ORIGINAL       OPENING    PRINCIPAL    PRINCIPAL      NEGATIVE       CLOSING     INTEREST      INTEREST     PASS-THROUGH
CLASS   FACE VALUE (1)    BALANCE     PAYMENT   ADJ. OR LOSS   AMORTIZATION     BALANCE      PAYMENT     ADJUSTMENT      RATE (2)
CUSIP      Per 1,000     Per 1,000   Per 1,000    Per 1,000      Per 1,000     Per 1,000    Per 1,000    Per 1,000     Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
              0.00                0.00       0.00          0.00            0.00       0.00            0.00         0.00
------------------------------------------------------------------------------------------------------------------------------------
                                                                         Total P&I Payment            0.00
------------------------------------------------------------------------------------------------------------------------------------
Notes: (1) N denotes notional balance not included in total (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual (3) Estimated

11/25/2002 - 19:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                     GREENWICH CAPITAL COMMERCIAL FUNDING CORP.,                Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                             SERIES 2002-C1                             Prior Payment:
                                                                                                        Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                         Record Date:

                                                    BOND INTEREST RECONCILIATION
-----------------------------------------------------------------------------------------------------------------------
                                                  Deductions                               Additions
                                 --------------------------------------------------------------------------------------
         Accrual      Accrued                  Add.     Deferred &               Prior      Prepay-     Other
       -----------  Certificate  Allocable    Trust     Accretion   Interest  Int. Short-    Ment      Interest
Class  Method Days    Interest     PPIS     Expense(1)   Interest    Losses    Falls Due   Penalties  Proceeds(2)
-----------------------------------------------------------------------------------------------------------------------










-----------------------------------------------------------------------------------------------------------------------
                         0.00       0.00       0.00         0.00        0.00       0.00       0.00        0.00
-----------------------------------------------------------------------------------------------------------------------

Table Continued


--------------------------------------------------------------------

                                 Remaining
       Distributable  Interest  Outstanding        Credit Support
        Certificate    Payment    Interest      --------------------
Class    Interest       Amount   Shortfalls     Original  Current(3)
--------------------------------------------------------------------










--------------------------------------------------------------------
             0.00        0.00       0.00
--------------------------------------------------------------------

(1)   Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.

(2)   Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.

(3)   Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
      (ii) the ending balance of all classes which are not subordinate to the class divided by (A).


11/25/2002 - 19:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.



ABN AMRO                                     GREENWICH CAPITAL COMMERCIAL FUNDING CORP.,                Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                             SERIES 2002-C1                             Prior Payment:
                                                                                                        Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                         Record Date:

                                                    CASH RECONCILIATION SUMMARY
--------------------------------------    ------------------------------------------------------------------------------------------
INTEREST SUMMARY                          SERVICING FEE SUMMARY                         PRINCIPAL SUMMARY
--------------------------------------    ------------------------------------------------------------------------------------------
Current Scheduled Interest                Current Servicing Fees                        SCHEDULED PRINCIPAL:
Less Deferred Interest                    Plus Fees Advanced for PPIS                   -------------------
Plus Advance Interest                     Less Reduction for PPIS                       Current Scheduled Principal
Plus Unscheduled Interest                 Plus Unscheduled Servicing Fees               Advanced Scheduled Principal
PPIS Reducing Scheduled Interest          Total Servicing Fees Paid                     --------------------------------------------
Less Total Fees Paid To Servicer          --------------------------------------        Scheduled Principal Distribution
Plus Fees Advanced for PPIS               PPIS SUMMARY                                  --------------------------------------------
Less Fee Strips Paid by Servicer          --------------------------------------        UNSCHEDULED PRINCIPAL:
Less Misc. Fees & Expenses                Gross PPIS                                    --------------------------------------------
Less Non Recoverable Advances             Reduced by PPIE                               Curtailments
--------------------------------------    Reduced by Shortfalls in Fees                 Prepayments in Full
Interest Due Trust                        Reduced by Other Amounts                      Liquidation Proceeds
--------------------------------------    PPIS Reducing Scheduled Interest              Repurchase Proceeds
Less Trustee Fee                          PPIS Reducing Servicing Fee                   Other Principal Proceeds
Less Fee Strips Paid by Trust             PPIS Due Certificate                          --------------------------------------------
Less Misc. Fees Paid by Trust                                                           Unscheduled Principal Distribution
--------------------------------------                                                  --------------------------------------------
Remittance Interest                                                                     Remittance Principal
--------------------------------------    --------------------------------------        --------------------------------------------
                                          POOL BALANCE SUMMARY                          Servicer Wire Amount
                                          --------------------------------------        --------------------------------------------
                                                            Balance        Count
                                          --------------------------------------
                                          Beginning Pool
                                          Scheduled Principal Distribution
                                          Unscheduled Principal Distribution
                                          Deferred Interest
                                          Liquidations
                                          Repurchases
                                          Ending Pool

------------------------------------------------------------------------------------------------------------------------------------
                                                        ADVANCES

       PRIOR OUTSTANDING             CURRENT PERIOD                   RECOVERED                  ENDING OUTSTANDING
      Principal   Interest        Principal   Interest           Principal  Interest          Principal        Interest
------------------------------------------------------------------------------------------------------------------------------------

11/25/2002 - 19:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                     GREENWICH CAPITAL COMMERCIAL FUNDING CORP.,                Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                             SERIES 2002-C1                             Prior Payment:
                                                                                                        Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                         Record Date:

                                    ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                     DELINQUENCY AGING CATEGORIES                                     Special Event Categories (1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Specially
Distribution  Delinq 1 Month   Delinq 2 Months  Delinq 3+ Months  Foreclosure       REO       Modifications    Serviced   Bankruptcy
   Date        #    Balance     #     Balance     #    Balance    #   Balance   #   Balance    #   Balance   #   Balance  #  Balance
------------------------------------------------------------------------------------------------------------------------------------
01/00/00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
(1)   Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

11/25/2002 - 19:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                     GREENWICH CAPITAL COMMERCIAL FUNDING CORP.,                Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                             SERIES 2002-C1                             Prior Payment:
                                                                                                        Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                         Record Date:

                                    ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                              Appraisal      Liquidations    Realized      Remaining       Curr
              Ending Pool (1)    Payoffs (2)   Penalties      Reduct. (2)        (2)         Losses (2)       Term     Weighted Avg.
Distribution  ----------------------------------------------------------------------------------------------------------------------
    Date      #    Balance     #    Balance  #     Amount    #    Balance    #    Balance   #     Amount  Life  Amort. Coupon  Remit
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                 (1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.

11/25/2002 - 19:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                     GREENWICH CAPITAL COMMERCIAL FUNDING CORP.,                Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                             SERIES 2002-C1                             Prior Payment:
                                                                                                        Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                         Record Date:

                                           HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           Remaining Term
Disclosure  Distribution  Initial          Payoff   Penalty   Prepayment   Maturity   Property           --------------------   Note
 Control #     Date       Balance   Code   Amount   Amount       Date        Date        Type    State   DSCR   Life   Amort.   Rate
------------------------------------------------------------------------------------------------------------------------------------




                                           ----------------
                                CUMULATIVE      0        0
                                           ----------------


11/25/2002 - 19:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                     GREENWICH CAPITAL COMMERCIAL FUNDING CORP.,                Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                             SERIES 2002-C1                             Prior Payment:
                                                                                                        Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                         Record Date:

                                                       DELINQUENT LOAN DETAIL
------------------------------------------------------------------------------------------------------------------------------------
                   Paid       Current   Outstanding    Out. Property                      Special
Disclosure Doc     Thru         P&I        P&I           Protection      Advance          Servicer     Foreclosure  Bankruptcy  REO
Control #          Date       Advance    Advances**      Advances      Description (1)  Transfer Date      Date       Date      Date
------------------------------------------------------------------------------------------------------------------------------------













------------------------------------------------------------------------------------------------------------------------------------
A. P&I Advance - Loan in Grace Period                   1. P&I Advance - Loan delinquent 1 month    3. P&I Advance - Loan delinquent
                                                                                                       3 months or More
b. P&I Advance - Late Payment but < one month delinq    2. P&I Advance - Loan delinquent 2 months   4. Matured Balloon/Assumed
                                                                                                       Scheduled Payment
------------------------------------------------------------------------------------------------------------------------------------
** Outstanding P&I Advances include the current period P&I Advance

11/25/2002 - 19:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                     GREENWICH CAPITAL COMMERCIAL FUNDING CORP.,                Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                             SERIES 2002-C1                             Prior Payment:
                                                                                                        Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                         Record Date:

                                                   MORTGAGE LOAN CHARACTERISTICS

              DISTRIBUTION OF PRINCIPAL BALANCES                              DISTRIBUTION OF MORTGAGE INTEREST RATES
--------------------------------------------------------------   -------------------------------------------------------------------
 Current                                                            Current
Scheduled    # of    Scheduled    % of      Weighted Average        Mortgage    # of    Scheduled     % of       Weighted Average
Balances    Loans     Balance    Balance  Term   Coupon   DSCR   Interest Rate  Loans    Balance     Balance   Term   Coupon   DSCR
--------------------------------------------------------------   -------------------------------------------------------------------
















                                                                 ------------------------------------------
                                                                                   0           0      0.00%
                                                                 ------------------------------------------
                                                                 Minimum Mortgage Interest Rate    10.0000%
                                                                 Maximum Mortgage Interest Rate    10.0000%


------------------------------------------
               0          0        0.00%
------------------------------------------
Average Scheduled Balance                                               DISTRIBUTION OF REMAINING TERM (BALLOON)
Maximum Scheduled Balance                                        -------------------------------------------------------------------
Minimum Scheduled Balance                                         Balloon
                                                                  Mortgage      # of    Scheduled     % of        Weighted Average
DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)                  Loans        Loans    Balance     Balance   Term    Coupon   DSCR
--------------------------------------------------------------    ------------------------------------------------------------------
  Fully                                                             0 to  60
Amortizing                                                         61 to 120
 Mortgage    # of    Scheduled    % of     Weighted Average       121 to 180
   Loans     Loans     Balance   Balance  Term  Coupon  DSCR      181 to 240
--------------------------------------------------------------    241 to 360







--------------------------------------------------------------   -------------------------------------------------------------------
                0           0      0.00%                                           0          0        0.00%
--------------------------------------------------------------   -------------------------------------------------------------------
                               Minimum Remaining Term            Minimum Remaining Term     0
                               Maximum Remaining Term            Maximum Remaining Term     0

11/25/2002 - 19:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                     GREENWICH CAPITAL COMMERCIAL FUNDING CORP.,                Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                             SERIES 2002-C1                             Prior Payment:
                                                                                                        Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                         Record Date:

                                                   MORTGAGE LOAN CHARACTERISTICS

              DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
----------------------------------------------------------------   -----------------------------------------------------------------
Debt Service     # of    Scheduled   % of                                             # of    Scheduled    % of
Coverage Ratio   Loans    Balance   Balance   WAMM   WAC    DSCR       State         Loans     Balance    Balance  WAMM   WAC   DSCR
----------------------------------------------------------------   -----------------------------------------------------------------




----------------------------------------------------------------
                   0          0      0.00%
----------------------------------------------------------------
Maximum DSCR
Minimum DSCR


                    DISTRIBUTION OF DSCR (CUTOFF)
----------------------------------------------------------------
Debt Service
  Coverage       # of    Scheduled   % of
   Ratio         Loans    Balance   Balance   WAMM   WAC   DSCR
----------------------------------------------------------------







----------------------------------------------------------------   -----------------------------------------------------------------
                   0            0    0.00%                                              0                   0.00%

----------------------------------------------------------------   -----------------------------------------------------------------
Maximum DSCR 0.00
Minimum DSCR 0.00

11/25/2002 - 19:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                     GREENWICH CAPITAL COMMERCIAL FUNDING CORP.,                Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                             SERIES 2002-C1                             Prior Payment:
                                                                                                        Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                         Record Date:

                                                   MORTGAGE LOAN CHARACTERISTICS

               DISTRIBUTION OF PROPERTY TYPES                                        DISTRIBUTION OF LOAN SEASONING
----------------------------------------------------------------   -----------------------------------------------------------------
Property    # of     Scheduled      % of                            Number of      # of     Scheduled    % of
  Types     Loans     Balance      Balance   WAMM   WAC    DSCR       Years        Loans     Balance    Balance    WAMM   WAC   DSCR
----------------------------------------------------------------   -----------------------------------------------------------------









----------------------------------------------------------------   -----------------------------------------------------------------
               0            0        0.00%                                           0            0      0.00%
----------------------------------------------------------------   -----------------------------------------------------------------

                          DISTRIBUTION OF AMORTIZATION TYPE                             DISTRIBUTION OF YEAR LOANS MATURING
----------------------------------------------------------------   -----------------------------------------------------------------
 Current
Scheduled      # of    Scheduled     % of                                         # of     Scheduled     % of
 Balances     Loans     Balance    Balance     WAMM   WAC   DSCR      YEAR        Loans     Balance     Balance    WAMM   WAC   DSCR
----------------------------------------------------------------   -----------------------------------------------------------------

                                                                   1998
                                                                   1999
                                                                   2000
                                                                   2001
                                                                   2002
                                                                   2003
                                                                   2004
                                                                   2005
                                                                   2006
                                                                   2007
                                                                   2008
                                                                   2009 & Longer
----------------------------------------------------------------   -----------------------------------------------------------------
                                                                                     0           0        0.00%
----------------------------------------------------------------   -----------------------------------------------------------------

11/25/2002 - 19:40 (MXXX-MXXX)(C) 2000 LaSalle Bank N.A.

ABN AMRO                                     GREENWICH CAPITAL COMMERCIAL FUNDING CORP.,                Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                             SERIES 2002-C1                             Prior Payment:
                                                                                                        Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                         Record Date:

                                                         LOAN LEVEL DETAIL
------------------------------------------------------------------------------------------------------------------------------------
                                                                OPERATING                   ENDING
Disclosure              Property                                Statement     Maturity     Principal     Note     Scheduled     Mod.
Control #       Grp       Type      State      DSCR     NOI       Date          Date        Balance      Rate        P&I        Flag
------------------------------------------------------------------------------------------------------------------------------------








------------------------------------------------------------------------------------------------------------------------------------
                                   W/Avg      0.00        0                                       0                     0
------------------------------------------------------------------------------------------------------------------------------------

Table Continued


                                LOAN LEVEL DETAIL
-----------------------------------------------------------------------
                   Spec.              Loan              Prepayment
Disclosure         Serv      Aser     Status      ---------------------
Control #          Flag      Flag     Code(1)     Amount  Penalty  Date
-----------------------------------------------------------------------








-----------------------------------------------------------------------
                                                       0        0
-----------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
*     NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:  A. P&I Adv - in Grace Period     1. P&I Adv - delinquent 1 month   3. P&I Adv delinquent 3+ months   5. Prepaid in Full
             B. P&I Adv - < one month delinq  2. P&I Adv - delinquent 2 months  4. Mat. Balloon/Assumed P&I
                                              6. Specially Serviced             8. Bankruptcy                    10. DPO
                                              7. Foreclosure                    9. REO                           11. Modification
------------------------------------------------------------------------------------------------------------------------------------
11/25/2002 - 19:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.
------------------------------------------------------------------------------------------------------------------------------------

ABN AMRO                                     GREENWICH CAPITAL COMMERCIAL FUNDING CORP.,                Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                             SERIES 2002-C1                             Prior Payment:
                                                                                                        Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                         Record Date:

                                             SPECIALLY SERVICED (PART I) - LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                 Balance                               Remaining Term
Disclosure     Transfer    --------------------    Note     Maturity   ---------------  Property                                NOI
Control #      Date        Scheduled     Actual    Rate       Date      Life   Amort.     Type       State     NOI     DSCR     Date
------------------------------------------------------------------------------------------------------------------------------------






------------------------------------------------------------------------------------------------------------------------------------
11/25/2002 - 19:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                     GREENWICH CAPITAL COMMERCIAL FUNDING CORP.,                Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                             SERIES 2002-C1                             Prior Payment:
                                                                                                        Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                         Record Date:

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

------------------------------------------------------------------------------------------------------------------------------------
Disclosure                 Resolution
 Control #                  Strategy                                                 Comments
------------------------------------------------------------------------------------------------------------------------------------










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11/25/2002 - 19:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                     GREENWICH CAPITAL COMMERCIAL FUNDING CORP.,                Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                             SERIES 2002-C1                             Prior Payment:
                                                                                                        Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                         Record Date:

                                                        MODIFIED LOAN DETAIL
------------------------------------------------------------------------------------------------------------------------------------
Disclosure     Modification   Modification                                   Modification
Control #          Date           Code                                       Description
------------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------------
11/25/2002 - 19:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                     GREENWICH CAPITAL COMMERCIAL FUNDING CORP.,                Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                             SERIES 2002-C1                             Prior Payment:
                                                                                                        Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                         Record Date:

                                                        REALIZED LOSS DETAIL
------------------------------------------------------------------------------------------------------------------------------------
                                                                            Gross                                  Net
                                                                           Proceeds                              Proceeds
                                                     Beginning             as a % of   Aggregate        Net      as a % of
Distribution    Disclosure   Appraisal   Appraisal   Scheduled     Gross     Sched    Liquidation   Liquidation    Sched.   Realized
   Period       Control #       Date       Value      Balance    Proceeds  Principal    Expenses*     Proceeds    Balance     Loss
------------------------------------------------------------------------------------------------------------------------------------







------------------------------------------------------------------------------------------------------------------------------------
Current Total                                           0.00       0.00                   0.00            0.00                 0.00
Cumulative                                              0.00       0.00                   0.00            0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
    * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

11/25/2002 - 19:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                     GREENWICH CAPITAL COMMERCIAL FUNDING CORP.,                    Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   Payment Date:
                                                             SERIES 2002-C1                                 Prior Payment:
                                                                                                            Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                             Record Date:

                                                     APPRAISAL REDUCTION DETAIL
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Remaining Term                                      Appraisal
Disclosure    Appraisal  Scheduled  Reduction    Note     Maturity   --------------     Property                        ------------
Control #     Red. Date  Balance      Amount     Rate       Date     Life    Amort.      Type         State     DSCR    Value   Date
------------------------------------------------------------------------------------------------------------------------------------










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11/25/2002 - 19:40 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                                    EXHIBIT C

                         FORM OF CUSTODIAL CERTIFICATION


To the parties listed on the attached Schedule A

  Re:   Greenwich Capital Commercial Funding Corp., Commercial
        Mortgage Trust 2002-C1
        Commercial Mortgage Pass Through Certificates, Series 2002-C1 (the "Certificates")
        -------------------------------------------------------------

Ladies and Gentlemen:

            Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of December 30, 2002, relating to the above-referenced Certificates (the "Agreement"), LaSalle Bank National Association, in its capacity as trustee (the "Trustee"), hereby certifies as to each Mortgage Loan subject as of the date hereof to the Agreement (except as identified in the exception report attached hereto) that: (i) all documents specified in clauses (a)(i) through
(a)(v), (a)(vii) and (a)(viii) (without regard to the second parenthetical in such clause (a)(viii)) of the definition of "Mortgage File", are in its possession or the possession of a Custodian on its behalf; (ii) the recordation/filing contemplated by Section 2.01(c) of the Agreement has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) of the Agreement and in this Certification and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (v) and (vi)(B) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File.

            Neither the Trustee nor any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, neither the Trustee nor any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. In performing the review contemplated herein, the Trustee or any Custodian may rely on the Depositor as to the purported genuineness of any such document and any signature thereon.

            Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.



                                          Respectfully,

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          as Trustee


                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                   SCHEDULE A


Greenwich Capital Commercial Funding Corp.
Greenwich Capital Financial Products, Inc.
Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, CT  06830

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, NY 10010

Lehman Brothers Inc.
745 Seventh Ave.
New York, NY 10019

Fitch, Inc.
One State St. Plaza, 31st Floor
New York, NY  10004

Moody's Investors Service, Inc.
99 Church Street, 8th Floor
New York, NY 10007

Standard & Poor's Rating Services,
   a division of The McGraw-Hill Companies, Inc.
55 Water Street, 41st Floor
New York, NY 10041-0003

Wachovia Bank, National Association
Structured Products Servicing
8739 Research Drive - URP4
Charlotte, NC 28288-1075

Lennar Partners, Inc.
1601 Washington Avenue
Miami Beach, FL  33139


-------------------------

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE


                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Asset-Backed Securities Trust Services Group--
            Greenwich Capital Commercial Funding Corp.,
            Commercial Mortgage Trust 2002-C1

            Re: Greenwich Capital Commercial Funding Corp., Commercial Mortgage
                Trust 2002-C1, Commercial Mortgage Pass-Through Certificates, Series 2002-C1

            In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Pooling and Servicing Agreement dated as of December 30, 2002 (the "Pooling and Servicing Agreement"), by and among Greenwich Capital Commercial Funding Corp. as depositor, the undersigned as master servicer (the "Master Servicer"), Lennar Partners, Inc. as special servicer (the "Special Servicer"), you as trustee (the "Trustee") and ABN AMRO Bank N.V. as fiscal agent, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

            Property Name: _____________________________________________________
            Address: ___________________________________________________________

            Control No.: _______________________________________________________

            If only particular documents in the Mortgage File are requested, please specify which:

________________________________________________________________________________
________________________________________________________________________________

Reason for requesting file (or portion thereof):

      ______    1.      Mortgage Loan paid in full. The undersigned hereby
                        certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Custodial Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

      ______    2.      Other.  (Describe)______________________________________
                           _____________________________________________________
                           _____________________________________________________

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.



                                          WACHOVIA BANK, NATIONAL ASSOCIATION


                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE


                                   -----------


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Asset-Backed Securities Trust Services Group--
            Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1

            Re: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage Pass-Through Certificates, Series 2002-C1
                  -------------------------------------------------------------

      In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Pooling and Servicing Agreement dated as of December 30, 2002 (the "Pooling and Servicing Agreement"), by and among Greenwich Capital Commercial Funding Corp. as depositor, Wachovia Bank, National Association as master servicer (the "Master Servicer"), the undersigned as special servicer (the "Special Servicer"), you as trustee (the "Trustee") and ABN AMRO Bank N.V. as fiscal agent, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

            Property Name: _____________________________________________________

            Address: ___________________________________________________________

            Control No.: _______________________________________________________

            If only particular documents in the Mortgage File are requested, please specify which:


Reason for requesting file (or portion thereof):

      ______    1.      Mortgage Loan paid in full. The undersigned hereby
                        certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Custodial Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

      ______    2.      Other.  (Describe)
                                            ------------------------------------


            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof (or within such longer period as we have indicated as part of our reason for the request), unless the Mortgage Loan has been paid in full or otherwise liquidated, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.



                                     LENNAR PARTNERS, INC.


                                     By:
                                        ------------------------------------
                                        Name:
                                        Title:

                                                              EXHIBIT E

                                               FORM OF LOAN PAYOFF NOTIFICATION REPORT


                                                  LOAN PAYMENT NOTIFICATION REPORT
                                                     AS OF _____________________

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        SERVICER ESTIMATED
     S4         S55        S61     S58      P7       P8       P10        P11      P93          P97         INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
           SHORT NAME                  SCHEDULED  PAID                        PRECEDING                         EXPECTED  EXPECTED
PRESPECTUS   (WHEN      PROPERTY         LOAN     THRU   CURRENT     MATURITY FISCAL YR. MOST RECENT   YIELD    PAYMENT   DISTRI-
    ID     APPROPRIATE)  TYPE    STATE  BALANCE   DATE  INTEREST RATE  DATE    DSCR NCR    DSCR NCF  MAINTENANCE DATE   BUTION DATE
------------------------------------------------------------------------------------------------------------------------------------
SCHEDULED PAYMENTS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
UNSCHEDULED PAYMENT
------------------------------------------------------------------------------------------------------------------------------------
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TOTAL:                                  $
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

THE BORROWER HAS ONLY REQUESTED THE INFORMATION TO PAY-OFF. THIS DOES NOT INDICATE A DEFINITE PAYMENT.

                                   EXHIBIT F-1

                         FORM OF TRANSFEROR CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES


                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Asset-Backed Securities Trust Services Group--
            Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1

      Re: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage Pass-Through Certificates, Series 2002-C1, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of December 30, 2002 (the "Closing Date") of $__________] [representing a ____% Percentage Interest in the subject Class]

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 30, 2002, between Greenwich Capital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                          Very truly yours,

                                          _____________________________________
                                          (Transferor)


                                          By:__________________________________
                                          Name:
                                          Title:

                                  EXHIBIT F-2A

                        FORM I OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES


                                     [Date]


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Asset-Backed Securities Trust Services Group--
            Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1

            Re: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage Pass-Through Certificates, Series 2002-C1, Class ___, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of December 30, 2002 (the "Closing Date") of $__________] [representing a ____% Percentage Interest in the subject Class]

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ____________________________ (the "Transferor") to______________________________
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 30, 2002, among Greenwich Capital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgement below.



                                          Very truly yours,

                                          --------------------------------------
                                          (Transferee)


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:



                                          NOMINEE ACKNOWLEDGEMENT
                                          -----------------------

            The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.



                                          --------------------------------------
                                          (Nominee)


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                         ANNEX 1 TO EXHIBIT F-2A
                                                         -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]



            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________1 in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      _____ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      _____ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      _____ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and

__________________________
1 Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

      _____ loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      _____ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

      _____ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      _____ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      _____ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      _____ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

      _____ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      _____ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1)_____________________________
                  ______________________________________________________________
                  _____________________________________________________________.

            3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            ___ ___   Will the Transferee be purchasing the Transferred
            Yes No    Certificates only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

            8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.



                                          --------------------------------------
                                          Print Name of Transferee


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:
                                              Date:

                                                         ANNEX 2 TO EXHIBIT F-2A
                                                         -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]


            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ______ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ______ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            _____ _____  Will the Transferee be purchasing the Transferred
            Yes   No     Certificates only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

            8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.



                                          --------------------------------------
                                          Print Name of Transferee or Adviser

                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:
                                             Date:



                                          IF AN ADVISER:

                                          --------------------------------------
                                          Print Name of Transferee


                                          Date:
                                                ________________________________

                                  EXHIBIT F-2B

                        FORM II OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES


                                     [Date]


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Asset-Backed Securities Trust Services Group--
            Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1

            Re: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage Pass-Through Certificates, Series 2002-C1, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of December 30, 2002 (the "Closing Date") of $__________] [representing a ____% Percentage Interest in the subject Class]

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 30, 2002, between Greenwich Capital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

            1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and (c) neither a Transferred Certificate nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received: (A) a certification from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Pooling and Servicing Agreement and a certification from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit F-2A to the Pooling and Servicing Agreement or as Exhibit F-2B to the Pooling and Servicing Agreement; or
      (B) an opinion of counsel satisfactory to the Trustee with respect to, among other things, the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION
            5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

            5. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

            6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

            7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgement below.



                                          Very truly yours,

                                          --------------------------------------
                                          (Transferee)

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                             Nominee Acknowledgement
                             -----------------------

            The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                          --------------------------------------
                                          (Nominee)


                                          By:
                                             -----------------------------------
                                             Name
                                             Title:

                                  EXHIBIT F-2C

                         FORM OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES


                                     [Date]


[TRANSFEROR]

            Re: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage Pass-Through Certificates, Series 2002-C1, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of December 30, 2002 (the "Closing Date") of $__________

Ladies and Gentlemen:

            This letter is delivered to you in connection with the Transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 30, 2002, between Greenwich Capital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer.

            2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates and (c) no interest in the Transferred Certificates may be resold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) such interest is sold or transferred in a transaction which is exempt from such registration and qualification and the Transferor desiring to effect such transfer has received (A) a certificate from such Certificate Owner's prospective transferee substantially in the form attached as Exhibit F-2C to the Pooling and Servicing Agreement or (B) an opinion of counsel to the effect that, among other things, such prospective transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act.

            3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION
            5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            4. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.



                                          Very truly yours,

                                          --------------------------------------
                                          (Transferee)

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                         ANNEX 1 TO EXHIBIT F-2C


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]


            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Greenwich Capital Commercial Funding Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $____________2 in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      _____ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      _____ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      _____ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

--------------------
1 Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

      ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

      ___         QIB Subsidiary. All of the Transferee's equity owners are
                 "qualified institutional buyers" within the meaning of Rule
                  144A.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

            3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

            ___   ___    Will the Transferee be acquiring interests in the
            Yes   No     Transferred Certificates only for the Transferee's own
                         account?

            6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

            8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                          --------------------------------------
                                          (Transferee)


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:
                                             Date:

                                                         ANNEX 2 TO EXHIBIT F-2C
                                                         -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]


            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Greenwich Capital Commercial Funding Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquired interests the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

            ___   ___     Will the Transferee be acquiring interests in the
            Yes   No      Transferred Certificates only for the Transferee's own
                          account?

            6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

            8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                            ------------------------------------
                                            (Transferee or Adviser)


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:
                                               Date:



                                            IF AN ADVISER:


                                            Print Name of Transferee

                                            ------------------------------------
                                            Date:

                                  EXHIBIT F-2D

                         FORM OF TRANSFEREE CERTIFICATE
         FOR TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES


                                     [Date]


[TRANSFEROR]

            Re: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage Pass-Through Certificates, Series 2002-C1, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of December 30, 2002 (the "Closing Date") of $__________

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 30, 2002, between Greenwich Capital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the Transferee is not a United States Securities Person.

            For purposes of this certification, "United States Securities Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States Securities Person, (v) any agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a)) under the United

States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

            We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:  __________, _____



                                    By:
                                       -----------------------------------------
                                       As, or agent for, the beneficial owner(s)
                                       of the Certificates to which this
                                       certificate relates.

                                    EXHIBIT G

                        FORM I OF TRANSFEREE CERTIFICATE
        IN CONNECTION WITH ERISA (DEFINITIVE NON-REGISTERED CERTIFICATES)


                                     [Date]


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Asset-Backed Securities Trust Services Group--
            Greenwich Capital Commercial Funding Corp., Series 2002-C1

            Re: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage Pass-Through Certificates, Series 2002-C1, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of December 30, 2002 (the "Issue Date") of $__________

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 30, 2002, between Greenwich Capital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

1. The Transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such a Plan or Plans and the application of Department of Labor Regulation ss. 2510.3-101), other than, except in the case of a Residual Interest Certificate or the Class V Certificate, an insurance company using the assets of its general account under circumstances whereby the purchase and holding of Privately Offered Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

2. Except in the case of the Residual Interest Certificates or the Class V Certificates, which may not be transferred to a Plan or any person acting on behalf of or using the assets of a Plan, the Transferee understands that if the Transferee is a Person referred to in 1(a) or (b) above, such Transferee is required to provide to the Certificate Registrar an opinion of counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such Transferee or transferee will not result in the assets of the Trust Fund being deemed to be plan assets (by reason of the application of Department of Labor Regulation ss. 2510.3-101) and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law, will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Initial Purchaser or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Initial Purchaser, the Certificate Registrar or the Trust Fund.

IN WITNESS WHEREOF, the Transferee hereby executes this ERISA representation letter on the ___ day of [______________], 20[__].


                                       Very truly yours,



                                       _________________________________________
                                                   [The Transferee]


                                       By:______________________________________
                                          Name:
                                          Title:

                                   EXHIBIT H-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                    REGARDING RESIDUAL INTEREST CERTIFICATES


TRANSFER AFFIDAVIT PURSUANT TO
SECTIONS 860D(A)(6)(A) AND 860E(E)(4) OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED


            Re: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage Pass-Through Certificates, Series 2002-C1 (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 30, 2002, among Greenwich Capital Commercial Funding Corp. as Depositor, Wachovia Bank, National Association as Master Servicer, Lennar Partners, Inc. as Special Servicer, LaSalle Bank National Association as Trustee and ABN AMRO Bank N.V. as Fiscal Agent


STATE OF        )
                )  ss.:  ____________________
COUNTY OF       )

            I, _________________________, under penalties of perjury, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete, and being first sworn, depose and say that:

            1.    I am a _______________ of _____________________  (the
"Purchaser"), on behalf of which I have the authority to make this affidavit.

            2. The Purchaser is acquiring [Class R-I] [Class R-II] Certificates representing ________% of the residual interest in [each of] the real estate mortgage investment conduit[s] ([each,] a "REMIC") designated as ["REMIC I"] ["REMIC II"], [respectively], relating to the Certificates for which an election is to be made under Section 860D of the Internal Revenue Code of 1986 (the "Code").

            3. The Purchaser is not a "Disqualified Organization" (as defined below), and that the Purchaser is not acquiring the [Class R-I] [Class R-II] Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the Code, or
(viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax (except for the Federal Home Loan Mortgage Corporation) and a majority of its board of directors is not selected by such governmental unit. The terms "United States" and "international organization" shall have the meanings set forth in
Section 7701 of the Code.

            4. The Purchaser is not a foreign permanent establishment or a fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

            5. The Purchaser will not cause the income from the [Class R-I] [Class R-II] Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

            6. The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any [Class R-I] [Class R-II] Certificates to a Disqualified Organization.

            7.    No purpose of the acquisition of the [Class R-I]
[Class R-II]  Certificates  is to impede the assessment or collection of tax.

            8.    [Check the statement that applies]

o If the Transferor requires the safe harbor under Treasury regulation section 1.860E-1 to apply:

            a) In accordance with Treasury regulation section 1.860E-1, the Purchaser (i) is an "eligible corporation" as defined in Section 1.860E-1(c)(6)(i) of the Treasury regulations, as to which the income of [Class R-I] [Class R-II] Certificates will only be subject to taxation in the United States, (ii) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the Purchaser within the meaning of
      Section 1.860E-1(c)(6)(ii) of the Treasury regulations or any other assets if a principal purpose for holding or acquiring such asset is to satisfy this condition) in excess of $100 million and net assets of $10 million, and (iii) hereby agrees only to transfer the Certificate to another corporation meeting the criteria set forth in Treasury regulation section
      1.860E-1;............................................................. |_|

            or

            b) The Purchaser is a United States Person and the consideration paid to the Purchaser for accepting the [Class R-I] [Class R-II] Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the "Federal short-term rate" prescribed by
      Section 1274 of the Code as of the date hereof and the compounding period
      used by the Purchaser. ................ |_|

o If the Transferor does not require the safe harbor under Treasury regulation section 1.860E-1 to apply:

            a) The Purchaser is a "United States person" as defined in Section 7701(a) of the Code and the regulations promulgated thereunder (the Purchaser's U.S. taxpayer identification number is __________). The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons);...|_|

            or

            b)    The Purchaser is not a United States person.  However, the
                  Purchaser:

                  (a) conducts a trade or business within the United States and, for purposes of Treasury regulation section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code;

                  (b) understands that, for purposes of Treasury regulation
            section 1.860E-1(c)(4)(ii), as a holder of a [Class R-I] [Class R-II] Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such [Class R-I] [Class R-II] Certificate;

                  (c) intends to pay the taxes associated with holding a [Class R-I] [Class R-II]Certificate;

                  (d) is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners either satisfy clauses
            (a), (b) and (c) of this sentence or are United States persons); and

                  (e) has furnished the Transferor and the Trustee with an
            effective IRS Form W-8ECI or successor form and will update such form as may be required under the applicable Treasury regulations.
            ..............................................................|_|

                  9. The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the [Class R-I] [Class R-II] Certificates as they become due.

                  10. The Purchaser understands that it may incur tax liabilities with respect to the [Class R-I] [Class R-II] Certificates in excess of any cash flows generated by such Certificates.

                  11. The Purchaser will not transfer the [Class R-I] [Class R-II] Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 3, 4, 5, 7 or 9 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer) satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the
      Code).

                  12. The Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the prohibition against transferring the [Class R-I] [Class R-II] Certificates to a Disqualified Organization, an agent thereof or a person that does not satisfy the requirements of paragraphs 7 and 9.

                  13. The Purchaser consents to the designation of the Trustee as the agent of the Tax Matters Person of [REMIC I] [REMIC II] pursuant to
      Section 10.01(d) of the Pooling and Servicing Agreement.

            Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this ___ day of
__________________.



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:



            Personally appeared before me ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a_______________________ of the Purchaser, and acknowledged to me that he/she executed the same as his/her free act and deed and as the free act and deed of the Purchaser.



                                          Subscribed and sworn before me this
                                          ____ day of _______________.


                                          ______________________________________
                                          Notary Public

                              EXHIBIT H-2

                         FORM OF TRANSFEROR CERTIFICATE
                    REGARDING RESIDUAL INTEREST CERTIFICATES


                                     [Date]


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Asset-Backed Securities Trust Services Group--
            Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1

            Re: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage Pass-Through Certificates, Series 2002-C1 (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
[Class R-I] [Class R-II] Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates"). The Certificates, including the Residual Interest Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of December 30, 2002 (the "Pooling and Servicing Agreement"), among Greenwich Capital Commercial Funding Corp., as depositor, Wachovia Bank, National Association as master servicer, Lennar Partners, Inc. as special servicer, LaSalle Bank National Association as trustee and ABN AMRO Bank N.V. as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

                  2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

                  3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if it is classified as a partnership under the Code) as contemplated by Treasury regulation section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.



                                          Very truly yours,

                                          ------------------------------------
                                          (Transferee)

                                          By:
                                              --------------------------------
                                              Name:
                                              Title:

                              EXHIBIT I-1

                       FORM OF NOTICE AND ACKNOWLEDGEMENT


                                     [Date]


Standard & Poor's Ratings Services
   a division of The McGraw-Hill Companies, Inc.
55 Water Street, 41st  Floor
New York, New York  10041
Attention:  Commercial Surveillance Department

Fitch, Inc.
One State Street Plaza
New York, New York 10004

Moody's Investors Service, Inc.
99 Church Street, 8th Floor
New York, NY 10007

Ladies and Gentlemen:

            This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of December 30, 2002 and relating to Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage Pass-Through Certificates, Series 2002-C1 (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

            Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated ________________ to serve as the Special Servicer under the Agreement.

            The designation of __________________ as Special Servicer will become final if certain conditions are met and you deliver to _________________, the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the Special Servicer were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned by you to one or more Classes of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.

            Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.



                                          Very truly yours,

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          as Trustee


                                          By:
                                              ______________________________
                                              Name:
                                              Title:

Receipt acknowledged:

STANDARD & POOR'S RATINGS SERVICES


By:  ________________________________
Name:
Title:
Date:

FITCH, INC.


By:  ________________________________
Name:
Title:
Date:

MOODY'S INVESTORS SERVICE, INC.


By:  ________________________________
Name:
Title:
Date:

                                   EXHIBIT I-2

              FORM OF ACKNOWLEDGEMENT OF PROPOSED SPECIAL SERVICER


                                     [Date]


[TRUSTEE]
[MASTER SERVICER]
[DEPOSITOR]
[FISCAL AGENT]

            Re: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage
                  Pass-Through Certificates, Series 2002-C1

Ladies and Gentlemen:

            Pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of December 30, 2002, relating to Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage Pass-Through Certificates, Series 2002-C1 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.24 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.





                                          ______________________________________


                                          By:___________________________________

                                                Name:
                                                Title:

                                    EXHIBIT J

                        FORM OF UCC-1 FINANCING STATEMENT

                                                                      SCHEDULE 1
                                                                      ----------

            This Schedule 1 is attached to and incorporated in a financing statement pertaining to Greenwich Capital Commercial Funding Corp. as depositor (referred to as the "Debtor" for the purpose of this financing statement only), and LaSalle Bank National Association as trustee for the holders of the Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage Pass-Through Certificates, Series 2002-C1 (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing Agreement, dated as of December 30, 2002 (the "Pooling and Servicing Agreement"), among the Debtor as depositor, the Secured Party as trustee (the "Trustee"), Wachovia Bank, National Association as master servicer (the "Master Servicer"), Lennar Partners, Inc. as special servicer (the "Special Servicer") and ABN AMRO Bank N.V. as fiscal agent, relating to the issuance of the Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage Pass-Through Certificates, Series 2002-C1 (the "Series 2002-C1 Certificates"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

            The attached financing statement covers all of the Debtor's right (including the power to convey title thereto), title and interest in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, consisting of the following:

            (1) the mortgage loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A (the "Mortgage Loans");

            (2) the note or other evidence of indebtedness of the related borrower under each Mortgage Loan (the "Mortgage Note"), the related mortgage, deed of trust or other similar instrument securing such Mortgage Note (the "Mortgage") and each other legal, credit and servicing document related to such Mortgage Loan (collectively with the related Mortgage Note and Mortgage, the "Mortgage Loan Documents");

            (3) (a) the Custodial Accounts and the Defeasance Deposit Account required to be maintained by the Master Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Custodial Accounts and the Defeasance Deposit Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

            (4)   all REO Property acquired in respect of defaulted Mortgage
                  Loans;

            (5) (a) the REO Accounts required to be maintained by the Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the REO Accounts, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

            (6) (a) the Servicing Accounts and the Reserve Accounts required to be maintained by the Master Servicer and/or the Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Servicing Accounts and the Reserve Accounts, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

            (7) (a) the Interest Reserve Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Interest Reserve Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

            (8) (a) the Distribution Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Distribution Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and
(d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

            (9) all insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Mortgage Loan Documents and the Pooling and Servicing Agreement, transferred to the Trust and to be serviced by the Master Servicer or Special Servicer pursuant to the Pooling and Servicing Agreement;

            (10) any and all general intangibles (as defined in the Uniform Commercial Code) consisting of, arising from or relating to any of the foregoing; and

            (11) any and all income, payments, proceeds and products of any of the foregoing.

THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF ALL THE DEBTOR'S RIGHT, TITLE AND INTEREST IN, TO AND UNDER THE MORTGAGE LOANS, THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE OTHER RELATED MORTGAGE LOAN DOCUMENTS EVIDENCED BY THE SERIES 2002-C1 CERTIFICATES, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, OR THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY WITH RESPECT TO THE MORTGAGE LOANS OR IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER MORTGAGE LOAN DOCUMENT. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND OTHER OBLIGATIONS SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION IS NOT AN INSTRUMENT, A CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD THIS FINANCING STATEMENT BE CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN THE CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE THE RELATED PAYMENT OBLIGATIONS, ARISING FROM OR UNDER ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION. WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

                             EXHIBIT A TO SCHEDULE 1


                    (See Schedule I- Mortgage Loan Schedule)

                                    EXHIBIT K

        SUB-SERVICERS IN RESPECT OF WHICH SUB-SERVICING AGREEMENTS ARE IN
                EFFECT OR BEING NEGOTIATED AS OF THE CLOSING DATE


            Continental Wingate Associates, Inc.

            GMAC Commercial Mortgage Corporation

            Bernard Financial Corporation

            Holliday Fenoglio Fowler, LP

            CBA Conduit Inc.

            Midland Loan Services, Inc.

            Northmarq Capital, Inc.

                                    EXHIBIT L

                        FORM OF DEFEASANCE CERTIFICATION

                        FORM OF NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN



   For loans (a) having a balance of $20,000,000 or less or a balance of less than 5% of outstanding pool balance, whichever is less) or (b) that are not then one of the ten largest (measured by unpaid principal balance) in the mortgage pool


To:   Standard & Poor's Ratings Services
      55 Water Street
      New York, New York 10041
      Attn:  Commercial Mortgage Surveillance


From: _____________________________________, in its capacity as master servicer
      (the "Master Servicer") under the Pooling and Servicing Agreement dated as of December 30, 2002 (the "Pooling and Servicing Agreement"), among Greenwich Capital Commercial Funding Corp. as Depositor, the Master Servicer, Lennar Partners, Inc. as special servicer, LaSalle Bank National Association as trustee (the "Trustee"), and ABN AMRO Bank N.V. as fiscal agent.


Date: _________, 20___

            Re: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage Pass-Through Certificates Series 2002-C1

            Mortgage loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged [Property] [Properties] identified on the Mortgage Loan Schedule by the following name[s]:

Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

As Master Servicer under the Pooling and Servicing Agreement, we hereby:

            1. Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

            ____ a full defeasance of the payments scheduled to be due in respect of the entire unpaid principal balance of the Mortgage Loan; or

            ____ a partial defeasance of the payments scheduled to be due in respect of a portion of the unpaid principal balance of the Mortgage Loan that represents ___% of the entire unpaid principal balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $____________ or _______% of the entire unpaid principal balance;

            2. Certify as to each of the following, and any additional explanatory notes set forth on Exhibit A hereto:

                  a. The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

                  b.    The defeasance was consummated on __________, 20__.

                  c. The defeasance collateral consists of securities that (i) constitute "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80a-1), (ii) are listed as "Qualified Investments for `AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated `AAA' by Standard & Poor's, (iv) if they include a principal obligation, provide for a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, and (v) are not subject to prepayment, call or early redemption. Such securities have the characteristics set forth below:

       CUSIP            RATE            MAT          PAY DATES        ISSUED
       -----            ----            ---          ---------        ------

                  d. The Master Servicer received an opinion of counsel (from counsel approved by Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

                  e. The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") as to which one of the statements checked below is true:

            ____ the related Mortgagor was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loan included in the pool.

            ____ the related Mortgagor designated a Single-Purpose Entity (as defined in the S&P Criteria) to own the defeasance collateral; or

            ____ the Master Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

                  f. The Master Servicer received a broker or similar confirmation of the credit, or the accountant's letter described below contained statements that it reviewed a broker or similar confirmation of the credit, of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by the Trustee acting as a securities intermediary.

                  g. As securities intermediary, the Trustee is obligated to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the "Scheduled Payments").

                  h. The Master Servicer received from the Mortgagor written confirmation from a firm of independent certified public accountants, who were approved by the Master Servicer in accordance with the Servicing Standard, stating that (i) revenues from principal and interest payments made on the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date or on the date when any open prepayment period set forth in the related Mortgage Loan documents commences), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

                  i. The Master Servicer received opinions from counsel, who were approved by the Master Servicer in accordance with the Servicing Standard, that (i) the agreements executed by the Mortgagor and/or the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (ii) the Trustee will have a perfected, first priority security interest in the defeasance collateral described above.

                  j. The agreements executed in connection with the defeasance
      (i) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (ii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor or the Mortgagor only after the Mortgage Loan has been paid in full, if any such release is permitted, (iii) prohibit any subordinate liens against the defeasance collateral, and (iv) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

                  k. The entire unpaid principal balance of the Mortgage Loan as of the date of defeasance was $___________. Such Mortgage Loan (a) has a balance of $20,000,000 or less or a balance of less than 5% of outstanding pool balance or (b) is not then one of the ten largest (measured by unpaid principal balance) in the mortgage pool, in each such case, as of the date of the most recent Distribution Date Statement received by us (the "Current Report").

            3. The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the aggregate unpaid principal balance of the Mortgage Pool as of the date of the Current Report.

            4. Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance described above and that originals or copies of such agreements, instruments and opinions have been transmitted to the Trustee for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the Master Servicer as part of the Master Servicer's servicing file.

            5. Certify and confirm that the determinations and certifications described above were rendered in accordance with the Servicing Standard set forth in, and the other applicable terms and conditions of, the Pooling and Servicing Agreement; and

            6. Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

            7. Agree to provide copies of all items listed in Exhibit B to you upon request.

            IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.



                                          [MASTER SERVICER]


                                          By:  ________________________________
                                          Name:
                                          Title:

                                    EXHIBIT M

              FORM OF CERTIFICATION TO BE PROVIDED TO THE DEPOSITOR
              -----------------------------------------------------

      Re: Greenwich Capital Commercial Funding Corp. (the "Depositor"), Commercial Mortgage Trust 2002-C1 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2002-C1
            -------------------------------------------------------------


I, [identify the certifying individual], a[n] [title] of [identify name of company] on behalf of [identify name of company], as [Trustee/Master Servicer/Special Servicer] certify to [identify the individual signing the Sarbanes Oxley Certification], the Depositor and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the pooling and servicing agreement dated as of December 30, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Wachovia Bank, National Association, as initial master servicer (Wachovia Bank, National Association or any successor master servicer under the Pooling and Servicing Agreement is herein referred to as the "Master Servicer"), Lennar Partners, Inc., as initial special servicer (Lennar Partners, Inc., or any successor special servicer under the Pooling and Servicing Agreement is herein referred to as the "Special Servicer"), LaSalle Bank National Association, as initial trustee (LaSalle Bank National Association or any successor trustee under the Pooling and Servicing Agreement is herein referred to as the "Trustee") and ABN AMRO Bank N.V., as fiscal agent and with the knowledge and intent that they will rely upon this certification, that:

      1. [To be certified by the Trustee] [I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by that annual report, of the Trust;]

      2. [To be certified by the Trustee] [To the best of my knowledge, the information in these reports, to the extent prepared by the Trustee (but not including any information provided to the Trustee by the Master Servicer or Special Servicer under the Pooling and Servicing Agreement, other than to the extent that such information has been aggregated or manipulated by Trustee), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;]

      3. [To be certified by the Trustee] [To the best of my knowledge, the servicing information provided to the Trustee by the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement is included in these reports;]

      4. [To be certified by the Master Servicer] [I am responsible for reviewing the activities performed by the Master Servicer under the Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in the Annual Performance Certification delivered by the Master Servicer pursuant to Section 3.13 of the Pooling and Servicing Agreement, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement, including the provision of all reports required to be submitted to the Trustee thereunder, and that, to the knowledge of the Master Servicer, based upon the review required under the Pooling and Servicing Agreement with respect to the Master Servicer and assuming the reports provided by the Special Servicer to the Master Servicer and the information provided by borrowers to the Master Servicer do not contain any material misstatements or omissions, such reports do not contain any material misstatements or omissions; and]

      5. [To be certified by the Master Servicer] [I have disclosed to the Master Servicer's certified public accountants all significant deficiencies relating to the compliance of the Master Servicer under the Pooling and Servicing Agreement with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.]

      6. [To be certified by the Special Servicer] I am responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in the Annual Performance Certification delivered by the Special Servicer pursuant to Section 3.13 of the Pooling and Servicing Agreement, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement, including the provision of all reports required to be submitted to the Trustee, the Master Servicer and the paying agent thereunder, and that, to the knowledge of the Special Servicer, such reports do not contain any material misstatements or omissions; and

      7. [To be certified by the Special Servicer] I have disclosed to the Special Servicer's certified public accountants and the Master Servicer's certified public accountants all significant deficiencies relating to the compliance of the Special Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.


Date: _________________________

[NAME OF COMPANY]

_______________________________
[Signature]
[Title]

                                    EXHIBIT N

              AMENDMENT TO THE COTTONWOOD CORNERS SC MORTGAGE LOAN

                                    AGREEMENT


      THIS AGREEMENT (this "AGREEMENT") is made as of December ____, 2002, by and among COTTONWOOD CORNERS PARTNERS, L.P., a Delaware limited partnership ("BORROWER"), PAUL BEDRIN ("PB"), GERALD BEDRIN ("GB"; together, PB and GB are referred to herein as "GUARANTORS") and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation ("LENDER").

                                    RECITALS

      A. Lender previously made a loan (the "LOAN") to Borrower in the original principal amount of $18,200,000.00. The Loan is evidenced by a Promissory Note dated June 6, 2002, made by Borrower to Lender. The Loan is secured by, among other things, a certain Mortgage, Assignment of Rents and Security Agreement dated as of June 6, 2002, by Borrower to Lender (the "MORTGAGE"). Pursuant to a certain Exceptions to Non-Recourse Guaranty dated as of June 6, 2002, by Guarantors for the benefit of Lender (the "GUARANTY"), Guarantors guaranteed certain obligations of Borrower with respect to the Loan. The Note, Mortgage, Guaranty and all other documents and instruments evidencing, governing or securing the Loan or delivered to Lender in connection with the closing of the Loan are referred to herein collectively as the "LOAN DOCUMENTS".

      B. The parties hereto desire to set forth their agreement with respect to, among other things, the proper effective date of the Loan Documents.

                                    AGREEMENT

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. The foregoing Recitals are incorporated herein and expressly made a part hereof.

      2. Notwithstanding anything to the contrary contained in the Loan Documents, the effective date of each of the Loan Documents shall be May 29, 2002, and all references to "June 6, 2002" or any variant thereof (including, without limitation, "June 6th, 2002, and "the 6th day of June, 2002") in the Loan Documents are hereby deleted and replaced with "May 29, 2002" (or an appropriate variant thereof). The date of disbursement of the Loan shall be deemed to be May 29, 2002, and the interest and principal amortization schedule for the Loan shall be as if the Loan had been funded on May 29, 2002.

      3. Notwithstanding anything to the contrary contained in any Loan Document, the "Maturity Date" (as defined in the Note) shall be the Payment Date or the New Payment Date (as such terms are defined in the Note) occurring in June 2012, and the reference to "July 2012" in the paragraph of the Note entitled "PAYMENTS OF PRINCIPAL AND INTEREST" is hereby deleted and replaced with "June 2012".

      4. Concurrently with the execution of this Agreement, Borrower shall pay to Lender $14,841.17 in immediately available funds (the "CATCHUP PAYMENT"). The Catchup Payment represents the difference in the principal amortization balance after the payment of principal and interest on the Payment Date (as such term is defined in the Note) occurring in December 2002 had the first principal amortization payment been made on July 1, 2002, as opposed to August 1, 2002. Borrower's failure to make a principal amortization payment in July 2002 is not and shall not be deemed to be a default or event of default under any Loan Document as of the date hereof or at any time prior to the date hereof, and upon Lender's receipt of the Catchup Payment, Borrower will be deemed to have timely made such July amortization payment. The Catchup Payment shall not be deemed to be a prepayment of a portion of the principal balance of the Note.

      5. Notwithstanding anything to the contrary contained in the Note or any other Loan Document, no interest on the Loan shall be due or payable by Borrower for any day during the period between May 29, 2002 and June 5, 2002, inclusive (the "SUBJECT PERIOD"), and Lender hereby waives Borrower's obligation to pay any interest which may have accrued for such Subject Period.

      6. Each of Borrower, PB and GB hereby consents to the execution of this Amendment and hereby agrees that each Loan Document, as amended by this Agreement, executed by such person or entity remains in full force and effect in accordance with the previously existing terms thereof, as amended by this Agreement.

      7. As used in the Loan Documents, the definition of "Loan Documents" includes this Agreement. Each of the Loan Documents, as amended by this Agreement, from and after the date hereof shall be read as a single, integrated document incorporating the changes effected by this Agreement, and all references in the Loan Documents or any one of them shall be deemed to mean such Loan Document(s), as modified by this Agreement. Except as specifically amended hereby, all terms and provisions of the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

            8. Time is hereby declared to be of the essence of this Agreement and of every part hereof.

      9. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


                            [EXECUTION PAGE FOLLOWS]

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                          BORROWER:

                                          COTTONWOOD CORNERS PARTNERS, L.P.,
                                              a Delaware limited partnership

                                          By: Cottonwood GP, Inc., a Delaware
                                              corporation, its sole general
                                              partner


                                              By:
                                                 -------------------------------
                                              Name:
                                              Its:



                                          PB:


                                          --------------------------------------
                                          PAUL BEDRIN



                                          GB:


                                          --------------------------------------
                                          GERALD BEDRIN



                                          LENDER:


                                          GREENWICH CAPITAL FINANCIAL PRODUCTS,
                                              INC., a Delaware corporation


                                          By:
                                              ----------------------------------
                                              Name:
                                              Its: